                                                    Filed Pursuant to Rule 424B5
                                             Registration File No. 333-118975-03

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 2, 2005)

                          $1,458,190,000 (APPROXIMATE)

            [JPMORGAN CHASE LOGO OMITTED]J.P. MORGAN CHASE COMMERCIAL
                            MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CIBC11

                            JPMORGAN CHASE BANK, N.A.
                                    CIBC INC.
                              MORTGAGE LOAN SELLERS

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2005-CIBC11 Commercial Mortgage Pass-Through Certificates,
which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 145 fixed rate mortgage loans secured by first liens on
169 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2005-CIBC11 certificates. The Series 2005-CIBC11 certificates are not obligations of J.P.
Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2005-CIBC11 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                     INITIAL CLASS
                      CERTIFICATE                                               ASSUMED
                        BALANCE           INITIAL APPROX.   PASS-THROUGH         FINAL              EXPECTED         RATED FINAL
                      OR NOTIONAL           PASS-THROUGH        RATE          DISTRIBUTION          RATINGS         DISTRIBUTION
                       AMOUNT (1)               RATE         DESCRIPTION        DATE (3)       (S&P/MOODY'S) (5)      DATE (3)
----------------------------------------------------------------------------------------------------------------------------------

Class A-1 ....     $     74,490,000              4.5200%   Fixed          December 12, 2009         AAA/Aaa       August 12, 2037
Class A-2 ....     $    171,978,000              5.0160%   Fixed             April 12, 2010         AAA/Aaa       August 12, 2037
Class A-3 ....     $    146,634,000              5.1970%   Fixed             April 12, 2012         AAA/Aaa       August 12, 2037
Class A-4 ....     $    727,260,000              5.3350%   Fixed(6)          March 12, 2015         AAA/Aaa       August 12, 2037
Class A-SB....     $    108,204,000              5.2010%   Fixed(6)           July 12, 2014         AAA/Aaa       August 12, 2037
Class A-J ....     $     67,063,000              5.4568%   Variable(7)       March 12, 2015         AAA/Aaa       August 12, 2037
Class A-JFL...     $     50,000,000(8)     LIBOR+0.1900%   Floating(9)       March 12, 2015        AAA/Aaa(10)    August 12, 2037
Class X-2 ....     $  1,755,407,000(11)          0.2396%   Variable(12)      March 12, 2012         AAA/Aaa       August 12, 2037
Class B ......     $     45,025,000              5.5068%   Variable(7)       April 12, 2015          AA/Aa2       August 12, 2037
Class C ......     $     18,009,000              5.5378%   Variable(7)       April 12, 2015         AA-/Aa3       August 12, 2037
Class D ......     $     27,015,000              5.5438%   Variable(13)   December 12, 2016           A/A2        August 12, 2037
Class E ......     $     22,512,000              5.5438%   Variable(13)       June 12, 2018          A-/A3        August 12, 2037

----------
(Footnotes to table on page S-7)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-33 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT
APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE
COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., CIBC WORLD MARKETS CORP.,
CREDIT SUISSE FIRST BOSTON LLC AND WACHOVIA CAPITAL MARKETS, LLC WILL PURCHASE
THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES
CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN
CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES
INC. AND CIBC WORLD MARKETS CORP. ARE ACTING AS CO-LEAD MANAGERS FOR THIS
OFFERING. CREDIT SUISSE FIRST BOSTON LLC AND WACHOVIA CAPITAL MARKETS, LLC ARE
ACTING AS CO-MANAGERS FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING
AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS
IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY
IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR
BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW
YORK, NEW YORK ON OR ABOUT MARCH 30, 2005. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY 101.1% OF THE INITIAL AGGREGATE PRINCIPAL BALANCE OF THE
OFFERED CERTIFICATES, PLUS (EXCEPT WITH RESPECT TO THE CLASS A-JFL CERTIFICATES)
ACCRUED INTEREST FROM MARCH 1, 2005, BEFORE DEDUCTING EXPENSES PAYABLE BY US.

JPMORGAN                                                      CIBC WORLD MARKETS
CREDIT SUISSE FIRST BOSTON                                   WACHOVIA SECURITIES

MARCH 23, 2005

[JPMORGAN CHASE LOGO OMITTED]
              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURTIES CORP.

       Commercial Mortgage Pass-Through Certificates, Series 2005-CIBC 11

                  [MAP OF THE UNITED STATES OF AMERICA OMITTED]

NEW YORK                                HAWAII
14 properties                           1 property
$161,827,517                            $110,000,000
9.0% of total                           6.1% of total

MASSACHUSETTS                           ARIZONA
1 property                              9 properties
$8,480,060                              $74,552,647
0.5% of total                           4.1% of total

NEW JERSEY                              NEVADA
4 properties                            3 properties
$72,007,063                             $45,915,798
4.0% of total                           2.5% of total

DELAWARE                                CALIFORNIA
2 properties                            14 properties
$26,264,045                             $179,704,201
1.5% of total                           10.0% of total

MARYLAND                                OREGON
2 properties                            2 properties
$7,054,699                              $26,976,270
0.4% of total                           1.5% of total

VIRGINIA                                WASHINGTON
1 property                              2 properties
$4,800,000                              $17,084,877
0.3% of total                           0.9% of total

NORTH CAROLINA                          IDAHO
4 properties                            1 property
$35,991,609                             $3,903,561
2.0% of total                           0.2% of total

SOUTH CAROLINA                          UTAH
2 properties                            1 property
$8,931,814                              $1,169,479
0.5% of total                           0.1% of total

GEORGIA                                 MISSOURI
3 properties                            2 properties
$16,088,092                             $3,590,894
0.9% of total                           0.2% of total

FLORIDA                                 MINNESOTA
9 properties                            1 property
$177,085,920                            $3,089,768
9.8% of total                           0.2% of total

TENNESSEE                               WISCONSIN
2 properties                            4 properties
$12,000,000                             $150,736,811
0.7% of total                           8.4% of total

MISSISSIPPI                             ILLINOIS
1 property                              5 properties
$3,992,655                              $32,038,410
0.2% of total                           1.8% of total

ARKANSAS                                KENTUCKY
1 property                              4 properties
$2,596,243                              $30,999,502
0.1% of total                           1.7% of total

LOUISIANA                               INDIANA
6 properties                            4 properties
$97,882,224                             $34,000,000
5.4% of total                           1.9% of total

TEXAS                                   MICHIGAN
29 properties                           4 properties
$210,372,285                            $42,599,092
11.7% of total                          2.4% of total

NEW MEXICO                              OHIO
1 property                              14 properties
$7,300,000                              $59,184,347
0.4% of total                           3.3% of total

COLORADO                                PENNSYLVANIA
1 property                              15 properties
$7,000,000                              $125,748,781
0.4% of total                           7.0% of total
                                       -----------------------------------------
                                        [ ] < 1.0% of Cut-off Date Balance
                                        [ ] 1.0% - 5.0% of Cut-off Date Balance
                                        [ ] 5.1% - 10.0% of Cut-off Date Balance
                                        [ ] > 10.0% of Cut-off Date Balance
                                       -----------------------------------------

                       [2 PHOTOS OF DRA PORTFOLIO OMITTED]

DRA Portfolio                                                            Various

                      [2 PHOTOS OF SOUTHRIDGE MALL OMITTED]

Southridge Mall                                                    Greendale, WI

[PHOTO OF AIRPORT INDUSTRIAL PARK OMITTED]  [PHOTO OF PALM SPRINGS MILE OMITTED]

Airport Industrial Park      Honolulu, HI   Palm Springs Mile        Hialeah, FL

[PHOTO OF MEMORIAL OFFICE PORTFOLIO OMITTED]  [PHOTO OF 90 FIFTH AVENUE OMITTED]

Memorial Office Portfolio      Houston, TX     90 Fifth Avenue      New York, NY

                                     [PHOTO OF THE PINNACLE IN KIERLAND OMITTED]

                                      The Pinnacle in Kierland    Scottsdale, AZ

[PHOTO OF POYDRAS PLAZA OMITTED]             [PHOTO OF SOUTHMONT CENTER OMITTED]

Poydras Plaza   New Orleans, LA               Southmont Center     Bethlehem, PA

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH
INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT
AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS
ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the Series 2005-CIBC11 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the
Series 2005-CIBC11 certificates;

     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2005-CIBC11 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-33 of this prospectus supplement, which describe risks that apply to the Series 2005-CIBC11 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" commencing on page S-182 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page
107 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                      S-3

                                                                          PAGE
                                                                          ----

   Risks to the Mortgaged Properties Relating to Terrorist Attacks

   Borrower May Be Unable to Repay Remaining Principal Balance on
      Maturity Date or Anticipated Repayment Date .....................   S-40
   Commercial and Multifamily Lending Is Dependent Upon Net Operating

   Mortgaged Properties Leased to Borrowers or Borrower Affiliated

   Risks Relating to Affiliation with a Franchise or Hotel Management

   Some Mortgaged Properties May Not Be Readily Convertible to
      Alternative Uses ................................................   S-52
   Property Value May Be Adversely Affected Even When Current
      Operating Income Is Not .........................................   S-53
   Mortgage Loans Secured by Leasehold Interests May Expose Investors

   Optional Early Termination of the Trust Fund May Result in an

   Mortgage Loan Sellers May Not Be Able to Make a Required
      Repurchase or Substitution of a Defective Mortgage Loan .........   S-61
   Risks Relating to Enforceability of Yield Maintenance Charges,
      Prepayment Premiums or Defeasance Provisions ....................   S-61
   Risks Relating to Borrower Default .................................   S-62
   Risks Relating to Interest on Advances and Special Servicing
      Compensation.....................................................   S-62
   Risks of Limited Liquidity and Market Value ........................   S-62
   Different Timing of Mortgage Loan Amortization Poses Certain

                                      S-4

                                                                         PAGE
                                                                         -----

   Zoning Compliance and Use Restrictions May Adversely Affect
      Property Value ................................................    S-68
   Risks Relating to Costs of Compliance with Applicable Laws and
      Regulations ...................................................    S-68
   No Reunderwriting of the Mortgage Loans ..........................    S-69
   Litigation or Other Legal Proceedings Could Adversely Affect the

   Repurchase or Substitution of Cross-Collateralized Mortgage

   Certain Matters Regarding the Master Servicer, the Special

                                      S-5

SCHEDULE I      CLASS X REFERENCE RATES

SCHEDULE II     CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

ANNEX A-1       CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                PROPERTIES

ANNEX A-2       CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                PROPERTIES

ANNEX A-3       DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

ANNEX B         CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED
                HOUSING LOANS

ANNEX C         STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX D         FORM OF REPORT TO CERTIFICATEHOLDERS

                                      S-6

                            SUMMARY OF CERTIFICATES

                     INITIAL CLASS       APPROXIMATE     PASS-THROUGH
                CERTIFICATE BALANCE OR      CREDIT           RATE
     CLASS        NOTIONAL AMOUNT(1)      SUPPORT(2)     DESCRIPTION
-----------------------------------------------------------------------

Offered Certificates
A-1               $     74,490,000      20.000%             Fixed
A-2               $    171,978,000      20.000%             Fixed
A-3               $    146,634,000      20.000%             Fixed
A-4               $    727,260,000      20.000%            Fixed(6)
A-SB              $    108,204,000      20.000%            Fixed(6)
A-J               $     67,063,000      13.500%          Variable(7)
A-JFL             $     50,000,000(8)   13.500%        Floating(6),(9)
X-2               $  1,755,407,000(11)      N/A          Variable(12)
B                 $     45,025,000      11.000%          Variable(7)
C                 $     18,009,000      10.000%          Variable(7)
D                 $     27,015,000       8.500%          Variable(13)
E                 $     22,512,000       7.250%          Variable(13)

Non-Offered Certificates
X-1               $  1,800,968,663(14)      N/A          Variable(15)
A-1A              $    212,208,000      20.000%          Variable(7)
F                 $     24,763,000       5.875%          Variable(13)
G                 $     18,010,000       4.875%          Variable(13)
H                 $     24,763,000       3.500%          Variable(13)
J                 $      6,754,000       3.125%            Fixed(6)
K                 $      9,005,000       2.625%            Fixed(6)
L                 $      6,753,000       2.250%            Fixed(6)
M                 $      4,503,000       2.000%            Fixed(6)
N                 $      4,502,000       1.750%            Fixed(6)
P                 $      6,754,000       1.375%            Fixed(6)
NR                $     24,763,663          N/A            Fixed(6)

                                        INITIAL
                                        APPROX.        WEIGHTED     EXPECTED
                  ASSUMED FINAL          PASS-         AVERAGE       RATINGS
                   DISTRIBUTION         THROUGH          LIFE         (S&P/       PRINCIPAL
     CLASS           DATE(3)              RATE        (YRS.)(4)    MOODY'S)(5)    WINDOW(4)
---------------------------------------------------------------------------------------------

Offered Certificates
A-1            December 12, 2009   4.5200%              2.66         AAA/Aaa     4/05 -12/09
A-2              April 12, 2010    5.0160%              4.81         AAA/Aaa     1/10 - 4/10
A-3              April 12, 2012    5.1970%              7.00         AAA/Aaa    12/11 - 4/12
A-4              March 12, 2015    5.3350%              9.82         AAA/Aaa     7/14 - 3/15
A-SB             July 12, 2014     5.2010%              7.08         AAA/Aaa    12/09 - 7/14
A-J              March 12, 2015    5.4568%              9.95         AAA/Aaa     3/15 - 3/15
A-JFL            March 12, 2015    LIBOR + 0.1900%      9.95       AAA/Aaa(10)   3/15 - 3/15
X-2              March 12, 2012    0.2396%               N/A         AAA/Aaa         N/A
B                April 12, 2015    5.5068%             10.00         AA/Aa2      3/15 - 4/15
C                April 12, 2015    5.5378%             10.03         AA-/Aa3     4/15 - 4/15
D              December 12, 2016   5.5438%             10.53          A/A2       4/15 -12/16
E                June 12, 2018     5.5438%             12.07          A-/A3     12/16 - 6/18

Non-Offered Certificates
X-1                   N/A          0.0390%               N/A         AAA/Aaa         N/A
A-1A                  N/A          5.3558%               N/A         AAA/Aaa         N/A
F                     N/A          5.5438%               N/A        BBB+/Baa1        N/A
G                     N/A          5.5438%               N/A        BBB/Baa2         N/A
H                     N/A          5.5438%               N/A        BBB-/Baa3        N/A
J                     N/A          5.1310%               N/A         BB+/Ba1         N/A
K                     N/A          5.1310%               N/A         BB/Ba2          N/A
L                     N/A          5.1310%               N/A         BB-/Ba3         N/A
M                     N/A          5.1310%               N/A          B+/B1          N/A
N                     N/A          5.1310%               N/A          B/B2           N/A
P                     N/A          5.1310%               N/A          B-/B3          N/A
NR                    N/A          5.1310%               N/A          NR/NR          N/A

---------

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for the Class A-1, Class A-2,
     Class A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for the Class A-J and Class A-JFL certificates are represented in the aggregate.

(3)  The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated
     Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is August 12, 2037. See
     "Description of the Certificates--Assumed Final Distribution Date; Rated
     Final Distribution Date" in this prospectus supplement.

(4)  The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations-- Weighted Average Life" in
     this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)  Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

(6)  For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of Class A-4, Class A-SB, Class J, Class K, Class L, Class M, Class N,
     Class P and Class NR certificates and the Class A-JFL regular interest with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans.

(7)  The pass-through rates applicable to the Class A-1A, Class A-J, Class B and
     Class C certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a
     360-day year consisting of twelve 30-day months), minus 0.188%, 0.087%,
     0.037% and 0.006%, respectively.

(8)  The certificate balance of the Class A-JFL certificates will be equal to the certificate balance of the Class A-JFL regular interest. See
     "Description of the Swap Contract" in this prospectus supplement.

(9)  The pass-through rate applicable to the Class A-JFL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.1900%;
     provided that interest payments on the Class A-JFL certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of interest payments calculated on the principal balance of the
     Class A-JFL certificates at 5.3350% per annum over interest payments calculated at a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-JFL certificates may convert to a fixed rate equal to 5.3350% per annum, subject to a maximum

                                      S-7

     pass-through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). The initial LIBOR rate will be determined on March 30, 2005, and subsequent
     LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See "Description of the Swap
     Contract--The Swap Contract" and "Description of the
     Certificates--Distributions" in this prospectus supplement.

(10) The ratings assigned to the Class A-JFL certificates only reflect the receipt of a fixed rate of interest at a rate equal to 5.3350% per annum, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
     30-day months). See "Ratings" in this prospectus supplement.

(11) The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(12) The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class
     X-2 certificates. See "Description of the Certificates--Distributions" in
     this prospectus supplement.

(13) The pass-through rate applicable to the Class D, Class E, Class F, Class G and Class H certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a
     360-day year consisting of twelve 30-day months).

(14) The Class X-1 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(15) The pass-through rate on the Class X-1 certificates will be based on the weighted average interest strip rates of the components of the Class X-1 certificates. See "Description of the Certificates--Distributions" in this prospectus supplement.

     The Class S, Class R and Class LR certificates are not offered by this prospectus supplement and are not represented in this table.

                                      S-8

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                           RELEVANT PARTIES AND DATES

Depositor....................   J.P. Morgan Chase Commercial Mortgage
                                Securities Corp., a wholly-owned subsidiary of
                                JPMorgan Chase Bank, N.A., a banking association
                                organized under the laws of the United States,
                                which is a wholly-owned subsidiary of JPMorgan
                                Chase & Co., a Delaware corporation. The
                                depositor's address is 270 Park Avenue, New
                                York, New York 10017, and its telephone number
                                is (212) 834-9271. See "The Depositor" in the
                                prospectus.

Mortgage Loan Sellers........   JPMorgan Chase Bank, N.A., a banking
                                association organized under the laws of the
                                United States, and CIBC Inc., a Delaware
                                corporation. JPMorgan Chase Bank, N.A. is the
                                swap counterparty and an affiliate of the
                                depositor and J.P. Morgan Securities Inc., one
                                of the underwriters. CIBC Inc. is an affiliate
                                of CIBC World Markets Corp., one of the
                                underwriters. See "Description of the Mortgage
                                Pool--The Mortgage Loan Sellers" in this
                                prospectus supplement.

                                SELLERS OF THE MORTGAGE LOANS
                                                 AGGREGATE                  % OF      % OF
                                                 PRINCIPAL        % OF    INITIAL    INITIAL
                                  NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                                   MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
             SELLER                 LOANS          LOANS        BALANCE   BALANCE    BALANCE
-------------------------------- ----------- ----------------- --------- --------- ----------

  JPMorgan Chase Bank, N.A. ....      61      $  937,655,936      52.1%     55.6%      25.7%
  CIBC Inc. ....................      84         863,312,728      47.9      44.4       74.3
                                      --      --------------     -----     -----      -----
  Total ........................     145      $1,800,968,663     100.0%    100.0%     100.0%
                                     ===      ==============     =====     =====      =====

Master Servicer..............   GMAC Commercial Mortgage Corporation, a
                                California corporation. The master servicer's
                                principal servicing offices are located at 200
                                Witmer Road, Horsham, Pennsylvania 19044. See
                                "Servicing of the Mortgage Loans--The Master
                                Servicer" in this prospectus supplement.

Special Servicer.............   J.E. Robert Company, Inc., a Virginia
                                corporation, will act as special servicer with
                                respect to the mortgage loans and will be
                                primarily responsible for making decisions and
                                performing certain servicing functions with
                                respect to the mortgage loans that, in general,
                                are in default or as to which default is
                                imminent. The primary servicing offices of J.E.
                                Robert Company, Inc. are located at 1650 Tysons
                                Boulevard, Suite 1600, McLean, Virginia 22102.
                                We anticipate that the initial controlling class
                                representative will be JER Investors Trust Inc.,
                                an affiliate of the special servicer. The
                                special servicer may be

                                      S-9

                                removed without cause under certain
                                circumstances described in this prospectus
                                supplement. See "Servicing of the Mortgage
                                Loans--The Special Servicer" in this prospectus
                                supplement.

Trustee and Paying Agent.....   Wells Fargo Bank, N.A., a national banking
                                association. The corporate trust office of the
                                trustee and the paying agent is located at 9062
                                Old Annapolis Road, Columbia, Maryland 21045,
                                Attention: Corporate Trust Services (CMBS), J.P.
                                Morgan Chase Commercial Mortgage Securities
                                Corp., Commercial Mortgage Pass-Through
                                Certificates, Series 2005-CIBC11 and its
                                telephone number is (410) 884-2000. See
                                "Description of the Certificates--The Trustee
                                and Paying Agent" in this prospectus supplement.
                                Following the transfer of the mortgage loans
                                into the trust, the trustee, on behalf of the
                                trust, will become the mortgagee of record under
                                each mortgage loan.

Cut-off Date.................   With respect to each mortgage loan, the
                                related due date of that mortgage loan in March
                                2005 or, with respect to those mortgage loans
                                that were originated in February 2005 and have
                                their first payment date in April 2005, March 1,
                                2005, or, with respect to those mortgage loans
                                that were originated in March 2005 and have
                                their first payment date in either April or May
                                2005, the origination date.

Closing Date.................   On or about March 30, 2005.

Distribution Date............   The 12th day of each month or, if the 12th day
                                is not a business day, on the next succeeding
                                business day, beginning in April 2005.

Interest Accrual Period......   Interest will accrue on the offered
                                certificates (other than with respect to the
                                Class A-JFL certificates) and the Class A-JFL
                                regular interest during the calendar month prior
                                to the related distribution date. With respect
                                to the Class A-JFL certificates, the interest
                                accrual period will be the period from and
                                including the distribution date in the month
                                preceding the month in which the related
                                distribution date occurs (or, in the case of the
                                first distribution date, the closing date) to,
                                but excluding, the related distribution date.
                                Except with respect to the Class A-JFL
                                certificates, interest will be calculated on the
                                offered certificates assuming that each month
                                has 30 days and each year has 360 days. With
                                respect to the Class A-JFL certificates,
                                interest will be calculated based upon the
                                actual number of days in the related interest
                                accrual period and a year consisting of 360
                                days.

Due Period...................   For any mortgage loan and any distribution
                                date, the period commencing on the day
                                immediately following the due date for the
                                mortgage loan in the month preceding the month
                                in which that distribution date occurs and
                                ending on and including the due date for the
                                mortgage loan in the month

                                      S-10

                                in which that distribution date occurs.
                                However, in the event that the last day of a
                                due period (or applicable grace period) is not
                                a business day, any periodic payments received
                                with respect to the mortgage loans relating to
                                that due period on the business day immediately
                                following that last day will be deemed to have
                                been received during that due period and not
                                during any other due period.

Determination Date...........   For any distribution date, the fourth business
                                day prior to the distribution date.

Swap Contract................   The trust will have the benefit of an interest
                                rate swap contract relating to the Class A-JFL
                                certificates. The swap contract will be issued
                                by JPMorgan Chase Bank, N.A., which has a
                                long-term certificates of deposit rating of
                                "AA-" by Standard & Poor's Ratings Services, a
                                division of The McGraw-Hill Companies, Inc. and
                                "Aa2" by Moody's Investors Service, Inc. The
                                initial notional amount of the interest rate
                                contract will be equal to the aggregate initial
                                certificate balance of the Class A-JFL regular
                                interest (and correspondingly, the Class A-JFL
                                certificates). The notional amount of the swap
                                contract will decrease to the extent of any
                                decrease in the certificate balance of the Class
                                A-JFL regular interest (and correspondingly, the
                                Class A-JFL certificates). The swap contract
                                will have a maturity date of August 12, 2037
                                (the same date as the rated final distribution
                                date of the Class A-JFL certificates). Under the
                                swap contract, the master servicer will
                                generally be obligated to pay to the swap
                                counterparty one business day prior to each
                                distribution date an amount equal to the sum of
                                (i) any yield maintenance charges distributable
                                to the Class A-JFL regular interest and (ii) the
                                product of (A) the notional amount of the swap
                                contract and (B) the pass-through rate on the
                                Class A-JFL regular interest, which is 5.3350%
                                per annum. The swap counterparty will generally
                                be obligated to pay to the trust one business
                                day prior to each distribution date an amount
                                equal to the product of (i) the notional amount
                                of the swap contract and (ii) LIBOR plus 0.1900%
                                per annum. If the pass-through rate on the Class
                                A-JFL regular interest is reduced below 5.3350%
                                per annum or if there is an interest shortfall
                                with respect to the Class A-JFL regular
                                interest, there will be a corresponding
                                dollar-for-dollar reduction in the interest
                                payment made by the swap counterparty to the
                                trust and, ultimately, a corresponding decrease
                                in the effective pass-through rate on the Class
                                A-JFL certificates for such distribution date.
                                See "Risk Factors--Risks Relating to the Swap
                                Contract" and "Description of the Swap Contract"
                                in this prospectus supplement.

                                      S-11

                               OFFERED SECURITIES

General......................   We are offering the following 12 classes of
                                commercial mortgage pass-through certificates as
                                part of Series 2005-CIBC11:

                                 o Class A-1

                                 o Class A-2

                                 o Class A-3

                                 o Class A-4

                                 o Class A-SB

                                 o Class A-J

                                 o Class A-JFL

                                 o Class X-2

                                 o Class B

                                 o Class C

                                 o Class D

                                 o Class E

                                Series 2005-CIBC11 will consist of the above
                                classes and the following classes that are not
                                being offered through this prospectus
                                supplement and the accompanying prospectus:
                                Class A-1A, Class X-1, Class F, Class G, Class
                                H, Class J, Class K, Class L, Class M, Class N,
                                Class P, Class NR, Class S, Class R and Class
                                LR.

                                The Series 2005-CIBC11 certificates will
                                collectively represent beneficial ownership
                                interests in a trust created by J.P. Morgan
                                Chase Commercial Mortgage Securities Corp. The
                                trust's assets will primarily be 145 mortgage
                                loans secured by first liens on 169 commercial,
                                multifamily and manufactured housing community
                                properties.

Certificate Balances.........   Your certificates will have the approximate
                                aggregate initial certificate balance or
                                notional amount set forth below, subject to a
                                variance of plus or minus 10%:

                                   Class A-1 ............   $   74,490,000
                                   Class A-2 ............   $  171,978,000
                                   Class A-3 ............   $  146,634,000
                                   Class A-4 ............   $  727,260,000
                                   Class A-SB ...........   $  108,204,000
                                   Class A-J ............   $   67,063,000
                                   Class A-JFL ..........   $   50,000,000
                                   Class X-2 ............   $1,755,407,000
                                   Class B ..............   $   45,025,000
                                   Class C ..............   $   18,009,000
                                   Class D ..............   $   27,015,000
                                   Class E ..............   $   22,512,000

                                      S-12

                                The Class A-JFL regular interest will, at all
                                times, have a certificate balance equal to the
                                certificate balance of the Class A-JFL
                                certificates.

PASS-THROUGH RATES

A. Offered Certificates......   Your certificates will accrue interest at an
                                annual rate called a pass-through rate, which is
                                set forth below for each class:

                                 Class A-1 ...........   4.5200%
                                 Class A-2 ...........   5.0160%
                                 Class A-3 ...........   5.1970%
                                 Class A-4 ...........   5.3350%(1)
                                 Class A-SB ..........   5.2010%(1)
                                 Class A-J ...........   5.4568%(4)
                                 Class A-JFL .........   LIBOR + 0.1900%(1),(2)
                                 Class X-2 ...........   0.2396%(3)
                                 Class B .............   5.5068%(4)
                                 Class C .............   5.5378%(4)
                                 Class D .............   5.5438%(5)
                                 Class E .............   5.5438%(5)

                                ----------
                                (1)   For any distribution date, if the
                                      weighted average of the net interest
                                      rates on the mortgage loans (in each case
                                      adjusted, if necessary, to accrue on the
                                      basis of a 360-day year consisting of
                                      twelve 30-day months) as of the first day
                                      of the related due period is less than
                                      the rate specified for any of the Class
                                      A-4 and the Class A-SB certificates or
                                      the Class A-JFL regular interest with
                                      respect to the distribution date, then
                                      the pass-through rate for that class of
                                      certificates on that distribution date
                                      will equal the weighted average of the
                                      net interest rates on the mortgage loans.

                                (2)   The pass-through rate applicable to the
                                      Class A-JFL certificates on each
                                      distribution date will be a per annum
                                      rate equal to LIBOR plus 0.1900%,
                                      provided that interest payments on the
                                      Class A-JFL certificates will be reduced
                                      on each distribution date by an amount
                                      corresponding to the excess, if any, of
                                      interest payments calculated on the
                                      principal balance of the Class A-JFL
                                      certificates at 5.3350% per annum over
                                      interest payments calculated at the
                                      weighted average of the net interest
                                      rates on the mortgage loans (in each case
                                      adjusted, if necessary, to accrue on the
                                      basis of a 360-day year consisting of
                                      twelve 30-day months). In addition, under
                                      certain circumstances described in this
                                      prospectus supplement, the pass-through
                                      rate applicable to the Class A-JFL
                                      certificates may convert to a fixed rate
                                      equal to 5.3350% per annum, subject to a
                                      maximum pass-through rate equal to the
                                      weighted average of the net interest
                                      rates on the mortgage loans (in each case
                                      adjusted, if necessary, to accrue on the
                                      basis of a 360-day year consisting of
                                      twelve 30-day months). The initial LIBOR
                                      rate will be determined on March 30,
                                      2005, and subsequent LIBOR rates will be
                                      determined 2 LIBOR business days before
                                      the start of the related interest accrual
                                      period. See "Description of the Swap
                                      Contract--The Swap Contract" in this
                                      prospectus supplement.

                                (3)   The interest accrual amount on the Class
                                      X-2 certificates will be calculated by
                                      reference to a notional amount equal to
                                      the aggregate of the certificate balances
                                      of all or some of the other classes of
                                      certificates or portions thereof. The
                                      pass-through rate on the Class X-2
                                      certificates will be based on the
                                      weighted average of the interest strip
                                      rates of the components of the Class X-2
                                      certificates, which will be based on the
                                      net mortgage rates applicable to the
                                      mortgage loans as of the preceding
                                      distribution date minus the pass-through
                                      rates of such components. See

                                      S-13

                                      "Description of the Certificates--
                                      Distributions" in this prospectus
                                      supplement.

                                (4)   The pass-through rates applicable to the
                                      Class A-J, Class B and Class C
                                      certificates on each distribution date
                                      will be a per annum rate equal to the
                                      weighted average of the net mortgage
                                      rates on the mortgage loans (in each case
                                      adjusted, if necessary, to accrue on the
                                      basis of a 360-day year consisting of
                                      twelve 30-day months) minus 0.087%,
                                      0.037% and 0.006%, respectively.

                                (5)   The pass-through rate applicable to the
                                      Class D and Class E certificates on each
                                      distribution date will be a per annum
                                      rate equal to the weighted average of the
                                      net mortgage rates on the mortgage loans
                                      (in each case adjusted, if necessary, to
                                      accrue on the basis of a 360-day year
                                      consisting of twelve 30-day months).

B.  Interest Rate Calculation
    Convention................  Interest on your certificates (other than the
                                Class A-JFL certificates) and the Class A-JFL
                                regular interest will be calculated based on a
                                360-day year consisting of twelve 30-day months,
                                or a "30/360 basis." Interest on the Class A-JFL
                                certificates will be calculated based on the
                                actual number of days in each interest accrual
                                period and a 360-day year, or an "actual/360
                                basis".

                                For purposes of calculating the pass-through
                                rates on the Class A-4, Class A-SB, Class A-J,
                                Class X-2, Class B, Class C, Class D and Class
                                E certificates, the Class A-JFL regular
                                interest (and correspondingly, the Class A-JFL
                                certificates) and each other class of the
                                certificates with a pass-through rate that is
                                based on, limited by or equal to, the weighted
                                average of the net mortgage rates on the
                                mortgage loans, the mortgage loan interest
                                rates will not reflect any default interest
                                rate, any rate increase occurring after an
                                anticipated repayment date, any mortgage loan
                                term modifications agreed to by the special
                                servicer or any modifications resulting from a
                                borrower's bankruptcy or insolvency.

                                For purposes of calculating the pass-through
                                rates on the certificates and the Class A-JFL
                                regular interest (and correspondingly, the
                                Class A-JFL certificates), the interest rate
                                for each mortgage loan that accrues interest
                                based on the actual number of days in each
                                month and assuming a 360-day year, or an
                                "actual/360 basis," will be recalculated, if
                                necessary, so that the amount of interest that
                                would accrue at that recalculated rate in the
                                applicable month, calculated on a 30/360 basis,
                                will equal the amount of interest that is
                                required to be paid on that mortgage loan in
                                that month, subject to certain adjustments as
                                described in "Description of the
                                Certificates--Distributions--Pass-Through
                                Rates" in this prospectus supplement. See also
                                "Description of the
                                Certificates--Distributions--Interest
                                Distribution Amount" in this prospectus
                                supplement.

                                      S-14

DISTRIBUTIONS

A.  Amount and Order of
    Distributions.............  On each distribution date, funds available for distribution from the mortgage loans, net of
                                specified trust fees, reimbursements and
                                expenses, will be distributed in the following
                                amounts and order of priority:

                                First/Class A-1, Class A-2, Class A-3, Class
                                A-4, Class A-SB, Class A-1A, Class X-1 and
                                Class X-2 certificates: To pay interest
                                concurrently, (a) on the Class A-1, Class A-2,
                                Class A-3, Class A-4 and Class A-SB
                                certificates, pro rata, from the portion of the
                                funds available for distribution attributable
                                to the mortgage loans in loan group 1, (b) on
                                the Class A-1A certificates from the portion of
                                the funds available for distribution
                                attributable to the mortgage loans in loan
                                group 2 and (c) on the Class X-1 and Class X-2
                                certificates from the funds available for
                                distribution attributable to all mortgage
                                loans, without regard to loan groups, in each
                                case in accordance with their interest
                                entitlements. However, if, on any distribution
                                date, the funds available for distribution (or
                                applicable portion) are insufficient to pay in
                                full the total amount of interest to be paid to
                                any of the classes described above, the funds
                                available for distribution will be allocated
                                among all those classes, pro rata, without
                                regard to loan groups, in accordance with their
                                interest entitlements for that distribution
                                date.

                                Second/Class A-1, Class A-2, Class A-3, Class
                                A-4, Class A-SB and Class A-1A certificates: To
                                the extent of funds allocated to principal and
                                available for distribution, (a)(1) first, to
                                the Class A-SB certificates, available
                                principal received from loan group 1 and, after
                                the Class A-1A certificates have been reduced
                                to zero, funds attributed to principal received
                                from loan group 2 remaining after payments
                                specified in clause (b) below have been made,
                                until the certificate balance of the Class A-SB
                                certificates is reduced to the planned
                                principal balance set forth in Schedule II to
                                this prospectus supplement; (2) then to
                                principal on the Class A-1, Class A-2, Class
                                A-3, Class A-4 and Class A-SB certificates, in
                                that order, in an amount equal to the funds
                                attributable to mortgage loans in loan group 1
                                remaining after the payments specified in
                                clause (a)(1) above have been made and, after
                                the Class A-1A certificates have been reduced
                                to zero, the funds attributable to mortgage
                                loans in loan group 2, until the certificate
                                balances of the Class A-1, Class A-2, Class
                                A-3, Class A-4 and Class A-SB certificates have
                                been reduced to zero and (b) to the Class A-1A
                                certificates, in an amount equal to the funds
                                attributable to mortgage loans in loan group 2
                                and, after the Class A-4 and the Class A-SB
                                certificates have been reduced to zero, the
                                funds attributable to mortgage loans in loan
                                group 1 remaining after the payments specified
                                in clause (a)(1) have been made, until the
                                certificate balance of the Class A-1A
                                certificates has been

                                      S-15

                                reduced to zero. If the certificate balance of
                                each and every class of certificates other than
                                the Class A-1, Class A-2, Class A-3, Class A-4,
                                Class A-SB and Class A-1A certificates has been
                                reduced to zero as a result of the allocation
                                of mortgage loan losses to those certificates,
                                funds available for distributions of principal
                                will be distributed to the Class A-1, Class
                                A-2, Class A-3, Class A-4, Class A-SB and Class
                                A-1A certificates, pro rata, rather than
                                sequentially, without regard to loan groups or
                                the planned balance of the Class A-SB
                                certificates.

                                Third/Class A-1, Class A-2, Class A-3, Class
                                A-4, Class A-SB and Class A-1A certificates: To
                                reimburse the Class A-1, Class A-2, Class A-3,
                                Class A-4, Class A-SB and Class A-1A
                                certificates, pro rata, for any previously
                                unreimbursed losses on the mortgage loans
                                allocable to principal that were previously
                                borne by those classes, without regard to loan
                                groups.

                                Fourth/Class A-J certificates and Class A-JFL
                                regular interest: To the Class A-J certificates
                                and the Class A-JFL regular interest as
                                follows: (a) first, to interest on the Class
                                A-J certificates and the Class A-JFL regular
                                interest, pro rata, in the amount of their
                                respective interest entitlements; (b) second,
                                to the extent of funds allocated to principal
                                and available for distribution remaining after
                                distributions in respect of principal to each
                                class with a higher priority (in this case, the
                                Class A-1, Class A-2, Class A-3, Class A-4,
                                Class A-SB and Class A-1A certificates), to
                                principal on the Class A-J certificates and the
                                Class A-JFL regular interest, pro rata, until
                                the certificate balances of the Class A-J
                                certificates and the Class A-JFL regular
                                interest have been reduced to zero; and (c)
                                third, to reimburse the Class A-J certificates
                                and the Class A-JFL regular interest, pro rata,
                                for any previously unreimbursed losses on the
                                mortgage loans allocable to principal that were
                                previously borne by each such class.

                                Fifth/Class B certificates: To the Class B
                                certificates in a manner analogous to the Class
                                A-J certificates' allocations (without regard
                                to the Class A-JFL regular interest) of
                                priority Fourth above.

                                Sixth/Class C certificates: To the Class C
                                certificates in a manner analogous to the Class
                                A-J certificates' allocations (without regard
                                to the Class A-JFL regular interest) of
                                priority Fourth above.

                                Seventh/Class D certificates: To the Class D
                                certificates in a manner analogous to the Class
                                A-J certificates' allocations (without regard
                                to the Class A-JFL regular interest) of
                                priority Fourth above.

                                Eighth/Class E certificates: To the Class E
                                certificates in a manner analogous to the Class
                                A-J certificates' allocations (without regard
                                to the Class A-JFL regular interest) of
                                priority Fourth above.

                                      S-16

                                Ninth/Non-offered certificates (other than the
                                Class A-1A, Class S and Class X-1
                                certificates): In the amounts and order of
                                priority described in "Description of the
                                Certificates-- Distributions--Priority" in this
                                prospectus supplement.

                                For purposes of making distributions to the
                                Class A-1, Class A-2, Class A-3, Class A-4,
                                Class A-SB and Class A-1A certificates, except
                                in the event of insufficient funds, as
                                described above, the pool of mortgage loans
                                will be deemed to consist of two distinct
                                groups, loan group 1 and loan group 2. Loan
                                group 1 will consist of 120 mortgage loans,
                                representing approximately 88.2% of the
                                aggregate principal balance of all the mortgage
                                loans as of the cut-off date and loan group 2
                                will consist of 25 mortgage loans, representing
                                approximately 11.8% of the aggregate principal
                                balance of all the mortgage loans as of the
                                cut-off date. Loan group 2 will include
                                approximately 99.1% of all the mortgage loans
                                secured by multifamily properties as a
                                percentage of the aggregate principal balance
                                of all the mortgage loans as of the cut-off
                                date. Annex A-1 to this prospectus supplement
                                will set forth the loan group designation with
                                respect to each mortgage loan.

                                On each distribution date, funds available for
                                distribution on the Class A-JFL certificates
                                will be distributed in the following amounts
                                and order of priority: (a) first, to interest
                                on the Class A-JFL certificates, in the amount
                                of its interest entitlement; (b) second, to the
                                extent of funds allocated to principal in
                                respect of the Class A-JFL regular interest, to
                                principal on the Class A-JFL certificates until
                                the certificate balance of the Class A-JFL
                                certificates has been reduced to zero; and (c)
                                third, to reimburse the Class A-JFL
                                certificates for any previously unreimbursed
                                losses on the mortgage loans allocable to
                                principal that were previously borne by such
                                class.

B.  Interest and Principal
    Entitlements..............  A description of the interest entitlement of each class of certificates and the Class A-JFL
                                regular interest can be found in "Description of
                                the Certificates--Distributions--Interest
                                Distribution Amount" in this prospectus
                                supplement.

                                A description of the amount of principal
                                required to be distributed to each class of
                                certificates and the Class A-JFL regular
                                interest entitled to principal on a particular
                                distribution date also can be found in
                                "Description of the
                                Certificates--Distributions--Principal
                                Distribution Amount" in this prospectus
                                supplement.
C. Yield Maintenance
   Charges....................  Yield maintenance charges with respect to the mortgage loans will be allocated to the offered
                                certificates (other than the Class X-2 and Class
                                A-JFL certificates) and the Class A-JFL regular
                                interest as described in "Description of the

                                      S-17

                                Certificates--Allocation of Yield Maintenance
                                Charges and Prepayment Premiums" in this
                                prospectus supplement. For so long as the swap
                                contract is in effect, any yield maintenance
                                charges distributable in respect of the Class
                                A-JFL regular interest will be payable to the
                                swap counterparty pursuant to the terms of the
                                swap contract. If the swap contract is no
                                longer in effect, any yield maintenance charges
                                allocable to the Class A-JFL regular interest
                                will be paid to the holders of the Class A-JFL
                                certificates.

                                For an explanation of the calculation of yield
                                maintenance charges, see "Description of the
                                Mortgage Pool--Certain Terms and Conditions of
                                the Mortgage Loans--Prepayment Provisions" in
                                this prospectus supplement.

D. General...................   The chart below describes the manner in which
                                the payment rights of certain classes of
                                certificates and the Class A-JFL regular
                                interest will be senior or subordinate, as the
                                case may be, to the payment rights of other
                                classes of certificates and the Class A-JFL
                                regular interest. The chart shows the
                                entitlement to receive principal and/or interest
                                of certain classes of certificates and the Class
                                A-JFL regular interest (other than excess
                                interest that accrues on the mortgage loans that
                                have anticipated repayment dates) on any
                                distribution date in descending order (beginning
                                with the Class A-1, Class A-2, Class A-3, Class
                                A-4, Class A-SB, Class A-1A, Class X-1 and Class
                                X-2 certificates). It also shows the manner in
                                which mortgage loan losses are allocated to
                                certain classes of certificates and the Class
                                A-JFL regular interest in ascending order
                                (beginning with the other classes of
                                certificates (other than the Class S, Class R
                                and Class LR certificates) that are not being
                                offered by this prospectus supplement). No
                                principal payments or mortgage loan losses will
                                be allocated to the Class S, Class R, Class LR,
                                Class X-1 or Class X-2 certificates, although
                                principal payments and mortgage loan losses may
                                reduce the notional amount of the Class X-1
                                and/or Class X-2 certificates and, therefore,
                                the amount of interest they accrue. In addition,
                                while mortgage loan losses and available funds
                                shortfalls will not be directly allocated to the
                                Class A-JFL certificates, mortgage loan losses
                                and available funds shortfalls may be allocated
                                to the Class A-JFL regular interest in reduction
                                of the certificate balance of the Class A-JFL
                                regular interest and the amount of its interest
                                entitlement, respectively. Any decrease in the
                                certificate balance of the Class A-JFL regular
                                interest will result in a corresponding decrease
                                in the certificate balance of the Class A-JFL
                                certificates, and any interest shortfalls
                                suffered by the Class A-JFL regular interest
                                will reduce the amount of interest distributed
                                on the Class A-JFL certificates to the extent
                                described in this prospectus supplement. The
                                chart below includes the Class A-JFL regular
                                interest but does

                                      S-18

                                not depict the corresponding effects on the
                                Class A-JFL certificates.

                                  ---------------------------------------------
                                   Class A-1, Class A-2, Class A-3, Class A-4,
                                     Class A-SB, Class A-1A*, Class X-1 and
                                            Class X-2* certificates
                                  ---------------------------------------------

                                      ---------------------------------------
                                           Class A-J certificates and
                                          Class A-JFL regular interest
                                      ---------------------------------------

                                      ---------------------------------------
                                              Class B certificates
                                      ---------------------------------------

                                      ---------------------------------------
                                              Class C certificates
                                      ---------------------------------------

                                      ---------------------------------------
                                              Class D certificates
                                      ---------------------------------------

                                      ---------------------------------------
                                              Class E certificates
                                      ---------------------------------------

                                      ---------------------------------------
                                                  Non-offered
                                                 certificates**
                                      ---------------------------------------

                                ----------
                                *     The Class X-1 and Class X-2 certificates
                                      are interest-only certificates, and the
                                      Class A-1A and Class X-1 certificates are
                                      not offered by this prospectus
                                      supplement.

                                **    Excluding the Class A-1A and Class X-1
                                      certificates.

                                No other form of credit enhancement will be
                                available for the benefit of the holders of the
                                offered certificates.

                                Principal losses on mortgage loans that are
                                allocated to a class of certificates or the
                                Class A-JFL regular interest will reduce the
                                certificate balance of that class of
                                certificates or the Class A-JFL regular
                                interest (and correspondingly the Class A-JFL
                                certificates), respectively.

                                See "Description of the Certificates" in this
                                prospectus supplement.

E. Shortfalls in
   Available Funds............  The following types of shortfalls in available funds will reduce distributions to the classes
                                of certificates or the Class A-JFL regular
                                interest with the lowest payment priorities:
                                shortfalls resulting from the payment of special
                                servicing fees and other additional compensation
                                that the special servicer is entitled to
                                receive; shortfalls resulting from

                                      S-19

                                interest on advances made by the master
                                servicer, the special servicer or the trustee
                                (to the extent not covered by late payment
                                charges or default interest paid by the related
                                borrower); shortfalls resulting from
                                extraordinary expenses of the trust; and
                                shortfalls resulting from a modification of a
                                mortgage loan's interest rate or principal
                                balance or from other unanticipated or
                                default-related expenses of the trust.
                                Reductions in distributions to the Class A-JFL
                                regular interest will cause a corresponding
                                reduction in distributions to the Class A-JFL
                                certificates to the extent described in this
                                prospectus supplement. In addition, prepayment
                                interest shortfalls that are not covered by
                                certain compensating interest payments made by
                                the master servicer are required to be
                                allocated to the certificates and the Class
                                A-JFL regular interest (and thus to the Class
                                A-JFL certificates to the extent described in
                                this prospectus supplement), on a pro rata
                                basis, to reduce the amount of interest payable
                                on the certificates and the Class A-JFL regular
                                interest (and thus to the Class A-JFL
                                certificates to the extent described in this
                                prospectus supplement). See "Description of the
                                Certificates--Distributions--Priority" in this
                                prospectus supplement.

ADVANCES

A. P&I Advances..............   The master servicer is required to advance a
                                delinquent periodic mortgage loan payment unless
                                it (or the special servicer or the trustee)
                                determines that the advance would be
                                non-recoverable. The master servicer will not be
                                required to advance balloon payments due at
                                maturity in excess of the regular periodic
                                payment, interest in excess of a mortgage loan's
                                regular interest rate, default interest or
                                prepayment premiums or yield maintenance
                                charges. The amount of the interest portion of
                                any advance will be subject to reduction to the
                                extent that an appraisal reduction of the
                                related mortgage loan has occurred. See
                                "Description of the Certificates--Advances" in
                                this prospectus supplement. There may be other
                                circumstances in which the master servicer will
                                not be required to advance one full month of
                                principal and/or interest. If the master
                                servicer fails to make a required advance, the
                                trustee will be required to make the advance.
                                Neither the master servicer nor the trustee is
                                required to advance amounts determined to be
                                non-recoverable. See "Description of the
                                Certificates--Advances" in this prospectus
                                supplement. If an interest advance is made by
                                the master servicer, the master servicer will
                                not advance its servicing fee, but will advance
                                the trustee's fee.

B. Property Protection
   Advances...................  The master servicer may be required, and the special servicer may be permitted, to make
                                advances to pay delinquent real estate taxes,
                                assessments and hazard insurance premiums and
                                similar expenses necessary to:

                                 o protect and maintain the related mortgaged
                                   property;

                                      S-20

                                 o maintain the lien on the related mortgaged
                                   property; or

                                 o enforce the related mortgage loan documents.

                                If the master servicer fails to make a required
                                advance of this type, the trustee is required
                                to make this advance. None of the master
                                servicer, the special servicer or the trustee
                                is required to advance amounts determined to be
                                non-recoverable. See "Description of the
                                Certificates-- Advances" in this prospectus
                                supplement.

C. Interest on Advances......   The master servicer, the special servicer and
                                the trustee, as applicable, will be entitled to
                                interest on the above described advances at the
                                "Prime Rate" as published in The Wall Street
                                Journal, as described in this prospectus
                                supplement. Interest accrued on outstanding
                                advances may result in reductions in amounts
                                otherwise payable on the certificates. Neither
                                the master servicer nor the trustee will be
                                entitled to interest on advances made with
                                respect to principal and interest due on a
                                mortgage loan until the related due date has
                                passed and any grace period for late payments
                                applicable to the mortgage loan has expired. See
                                "Description of the Certificates--Advances" and
                                "--Subordination; Allocation of Collateral
                                Support Deficit" in this prospectus supplement
                                and "Description of the Certificates--Advances
                                in Respect of Delinquencies" and "Description of
                                the Pooling Agreements--Certificate Account" in
                                the prospectus.

THE MORTGAGE LOANS

The Mortgage Pool............   The trust's primary assets will be 145 fixed
                                rate mortgage loans, each evidenced by one or
                                more promissory notes secured by first
                                mortgages, deeds of trust or similar security
                                instruments on the fee and/or leasehold estate
                                of the related borrower in 169 commercial,
                                multifamily and manufactured housing community
                                mortgaged properties.

                                The aggregate principal balance of the mortgage
                                loans as of the cut-off date will be
                                approximately $1,800,968,663.

                                6 mortgage loans (referred to in this
                                prospectus supplement as the AB mortgage loans)
                                are each evidenced by the senior of two notes
                                secured by a single mortgage on the related
                                mortgaged property and a single assignment of a
                                lease, with the subordinate companion loan not
                                being part of the trust fund. The AB mortgage
                                loans are each secured by the mortgaged
                                properties identified on Annex A-1 to this
                                prospectus supplement as Poydras Plaza, 1110
                                South Avenue, Mountain Valley Apartments,
                                Cambridge Park, Presidential Estates and La
                                Ventana Apartments representing in the
                                aggregate approximately 5.4% of the aggregate
                                principal balance of the pool of mortgage loans
                                as of the cut-off date (2 mortgage loans in
                                loan group 1, representing approximately 4.9%
                                of the aggregate principal balance of

                                      S-21

                                the mortgage loans in loan group 1 as of the
                                cut-off date and 4 mortgage loans in loan group
                                2, representing approximately 9.8% of the
                                aggregate principal balance of the pool of
                                mortgage loans in loan group 2 as of the
                                cut-off date).

                                The mortgage loan secured by the mortgaged
                                property identified on Annex A-1 as Poydras
                                Plaza represents approximately 3.8% of the
                                aggregate principal balance of the mortgage
                                loans in loan group 1. The mortgage loan
                                secured by the mortgaged property identified on
                                Annex A-1 as 1110 South Avenue represents
                                approximately 1.1% of the aggregate principal
                                balance of the mortgage loans in loan group 1.
                                The mortgage loan secured by the mortgaged
                                property identified on Annex A-1 as Mountain
                                Valley Apartments represents approximately 4.1%
                                of the aggregate principal balance of the
                                mortgage loans in loan group 2. The mortgage
                                loan secured by the mortgaged property
                                identified on Annex A-1 as Cambridge Park
                                represents approximately 2.8% of the aggregate
                                principal balance of the mortgage loans in loan
                                group 2. The mortgage loan secured by the
                                mortgaged property identified on Annex A-1 as
                                Presidential Estates represents approximately
                                1.7% of the aggregate principal balance of the
                                mortgage loans in loan group 2. The mortgage
                                loan secured by the mortgaged property
                                identified on Annex A-1 as La Ventana
                                Apartments represents approximately 1.2% of the
                                aggregate principal balance of the mortgage
                                loans in loan group 2.

                                Each AB mortgage loan and its related
                                subordinate companion loan are subject to an
                                intercreditor agreement. The intercreditor
                                agreement generally allocates collections in
                                respect of the related mortgage loan prior to a
                                monetary event of default, or material
                                non-monetary event of default to the mortgage
                                loan in the trust fund and the related
                                subordinate companion loan on a pro rata basis.
                                After a monetary event of default or material
                                non-monetary event of default, the
                                intercreditor agreement generally allocates
                                collections in respect of such mortgage loans
                                first to the mortgage loan in the trust and
                                second to the related subordinate companion
                                loan. The servicer and the special servicer
                                will service and administer each AB mortgage
                                loan and its subordinate companion loan
                                pursuant to the pooling and servicing agreement
                                and the related intercreditor agreement so long
                                as such AB mortgage loan is part of the trust
                                fund. Amounts attributable to each subordinate
                                companion loan will not be assets of the trust,
                                and will be beneficially owned by the holder of
                                the subordinate companion loan. See
                                "Description of the Mortgage Pool--AB Mortgage
                                Loan Pairs" in this prospectus supplement.

                                The holder of each subordinate companion loan
                                will have the right to purchase the related AB
                                mortgage loan under certain

                                      S-22

                                limited circumstances. In addition, the holder
                                of certain of the subordinate companion loans
                                will have the right to approve certain
                                modifications to the related senior loan under
                                certain circumstances. See "Description of the
                                Mortgage Pool--AB Mortgage Loan Pairs" in this
                                prospectus supplement.

                                The following tables set forth certain
                                anticipated characteristics of the mortgage
                                loans as of the cut-off date (unless otherwise
                                indicated). Except as specifically provided in
                                this prospectus supplement, information
                                presented in this prospectus supplement
                                (including loan-to-value ratios and debt
                                service coverage ratios) with respect to a
                                mortgage loan with a subordinate companion loan
                                is calculated without regard to the related
                                subordinate companion loan. The sum of the
                                numerical data in any column may not equal the
                                indicated total due to rounding. Unless
                                otherwise indicated, all figures presented in
                                this "Summary of Terms" are calculated as
                                described under "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information" in
                                this prospectus supplement and all percentages
                                represent the indicated percentage of the
                                aggregate principal balance of the pool of
                                mortgage loans, the mortgage loans in loan
                                group 1 or the mortgage loans in loan group 2,
                                in each case, as of the cut-off date. The
                                principal balance of each mortgage loan as of
                                the cut-off date assumes the timely receipt of
                                principal scheduled to be paid on or before the
                                cut-off date and no defaults, delinquencies or
                                prepayments on any mortgage loan on or prior to
                                the cut-off date.

                                      S-23

                                The mortgage loans will have the following
                                approximate characteristics as of the cut-off
                                date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                            ALL MORTGAGE LOANS                LOAN GROUP 1                   LOAN GROUP 2
                                      --------------------------        --------------------------        -------------------------

Aggregate outstanding
 principal balance(1) ...............             $1,800,968,663                    $1,588,760,307                     $212,208,356
Number of mortgage loans ............                        145                               120                               25
Number of mortgaged
 properties .........................                        169                               131                               38
Number of crossed loan pools ........                          2                                 2                                0
Crossed loan pools as a
 percentage of the aggregate
 outstanding principal
 balance ............................                       0.7%                              0.8%                             0.0%
Range of mortgage loan
 principal balances ................. $1,169,479 to $147,720,000        $1,169,479 to $147,720,000        $2,015,000 to $30,500,000
Average mortgage loan
 principal balance ..................               $ 12,420,474                      $ 13,239,669                      $ 8,488,334
Range of mortgage rates .............         4.5000% to 6.7300%                4.6936% to 6.7300%               4.5000% to 5.8800%
Weighted average mortgage
 rate ...............................                    5.4041%                           5.4245%                          5.2510%
Range of original terms to
 maturity(2) ........................    60 months to 240 months           60 months to 240 months          60 months to 180 months
Weighted average original term
 to maturity(2) .....................                 117 months                        117 months                       117 months
Range of remaining terms to
 maturity(2) ........................    57 months to 240 months           58 months to 240 months          57 months to 178 months
Weighted average remaining
 term to maturity(2) ................                 116 months                        116 months                       114 months
Range of original amortization
 terms(3) ...........................   180 months to 360 months          180 months to 360 months         330 months to 360 months
Weighted average original
 amortization term(3) ...............                 352 months                        351 months                       358 months
Range of remaining
 amortization terms(3) ..............   178 months to 360 months          178 months to 360 months         330 months to 360 months
Weighted average remaining
 amortization term(3) ...............                 351 months                        350 months                       357 months
Range of loan-to-value ratios(4).....             20.9% to 80.0%                    20.9% to 80.0%                   61.5% to 80.0%
Weighted average
 loan-to-value ratio(4)(5) ..........                      72.9%                             72.9%                            73.5%
Range of loan-to-value ratios as
 of the maturity date(2)(5)(6) ......             36.9% to 80.0%                    36.9% to 80.0%                   53.4% to 72.6%
Weighted average
 loan-to-value ratio as of the
 maturity date(2)(5)(6) .............                      63.9%                             63.9%                            63.6%
Range of debt service coverage
 ratios .............................             1.20x to 3.78x                    1.20x to 3.78x                   1.20x to 1.59x
Weighted average debt service
 coverage ratio .....................                      1.46x                             1.48x                            1.33x
Percentage of aggregate
 outstanding principal balance
 consisting of:
Balloon mortgage loans (other
 than ARD loans) ....................                      45.1%                             45.2%                            43.7%
 Partial Interest Only ..............                      37.1%                             34.5%                            56.3%
 Interest Only ......................                      15.1%                             17.1%                             0.0%
ARD Loans ...........................                       0.7%                              0.8%                             0.0%
Fully Amortizing Loans ..............                       2.1%                              2.3%                             0.0%

----------
(1)   Subject to a permitted variance of plus or minus 10%.
(2)   In the case of the mortgage loan with an anticipated repayment date
      (identified as Loan No. 32 on Annex A-1 to this prospectus supplement), as of the related anticipated repayment date.
(3)   Excludes the mortgage loans that pay interest-only to maturity.
(4)   In the case of 1 mortgage loan (identified as Loan No. 14 on Annex A-1 to this prospectus supplement) in loan group 1, for purposes of calculating cut-off date loan-to-value ratios in this prospectus supplement, including Annex A-2, the loan-to-value ratio for such mortgage loan of approximately 80.0% was calculated based on a loan balance that excludes
      $2,240,000 of the original principal balance that is currently being held back from the related borrower. The cut-off date loan-to-value ratio inclusive of such holdback amount is approximately 87.9%.
(5)   In the case of 3 mortgage loans (identified as Loan Nos. 24, 65 and 77 on
      Annex A-1 to this prospectus supplement), the loan-to-value ratios were based upon the stabilized values as defined in the related appraisal.
(6)   Excludes the fully amortizing mortgage loans.

                                      S-24

                                The mortgage loans accrue interest based on the
                                following conventions:

                             INTEREST ACCRUAL BASIS

                                    AGGREGATE                  % OF       % OF
                                    PRINCIPAL        % OF    INITIAL    INITIAL
                     NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
      INTEREST        MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
   ACCRUAL BASIS       LOANS          LOANS        BALANCE   BALANCE    BALANCE
------------------- ----------- ----------------- --------- --------- -----------

  Actual/360 ......     140      $1,755,431,211      97.5%     97.1%      100.0%
  30/360 ..........       5          45,537,453       2.5       2.9         0.0
                        ---      --------------     -----     -----       -----
  Total ...........     145      $1,800,968,663     100.0%    100.0%      100.0%
                        ===      ==============     =====     =====       =====

                                See "Description of the Mortgage Pool--Certain
                                Terms and Conditions of the Mortgage Loans" in
                                this prospectus supplement.

                                 AMORTIZATION TYPES

                                        AGGREGATE                  % OF      % OF
                                        PRINCIPAL        % OF    INITIAL    INITIAL
                         NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
        TYPE OF           MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
      AMORTIZATION         LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------------- ----------- ----------------- --------- --------- ----------

  Balloon Loans .......
    Balloon
    Loans(1) ..........      92      $  824,446,211      45.8%     46.1%      43.7%
  Partial Interest-
    Only ..............      44         667,705,000      37.1      34.5       56.3
    Interest Only .....       2         271,720,000      15.1      17.1        0.0
                             --      --------------     -----     -----      -----
  Subtotal ............     138      $1,763,871,211      97.9%     97.7%     100.0%
  Fully Amortizing
    Loans .............       7          37,097,453       2.1       2.3        0.0
                            ---      --------------     -----     -----      -----
  Total ...............     145      $1,800,968,663     100.0%    100.0%     100.0%
                            ===      ==============     =====     =====      =====

                                ----------
                                (1)   Includes 1 amortizing ARD loan
                                      representing approximately 0.7% of the
                                      aggregate principal balance of the pool
                                      of mortgage loans as of the cut-off date
                                      (representing approximately 0.8% of the
                                      aggregate principal balance of the
                                      mortgage loans in loan group 1 as of the
                                      cut-off date).

                                1 mortgage loan, representing approximately
                                0.7% of the aggregate principal balance of the
                                pool of mortgage loans as of the cut-off date
                                (representing approximately 0.8% of the
                                aggregate principal balance of the mortgage
                                loans in loan group 1 as of the cut-off date),
                                provides for an increase in the related
                                interest rate after a certain date, referred to
                                as the anticipated repayment date. The interest
                                accrued in excess of the original rate,
                                together with any interest on that accrued
                                interest, will be deferred and will not be paid
                                until the principal balance of the related
                                mortgage loan has been paid, at which time the
                                deferred interest will be paid to the Class S
                                certificates. In addition, after the
                                anticipated repayment date, cash flow in excess
                                of that required for debt service and certain
                                budgeted expenses with respect to the related
                                mortgaged property will be applied towards the
                                payment of principal (without payment of a
                                yield maintenance charge) of the related
                                mortgage loan until its principal balance has
                                been reduced to zero. A substantial

                                      S-25

                                principal payment would be required to pay off
                                this mortgage loan on its anticipated repayment
                                date. The amortization term for this mortgage
                                loan is significantly longer than the period up
                                to the related mortgage loan's anticipated
                                repayment date. See "Description of the
                                Mortgage Pool--ARD Loans" in this prospectus
                                supplement.

                                See "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information" and
                                "--Certain Terms and Conditions of the Mortgage
                                Loans" in this prospectus supplement.

                                The following table contains general
                                information regarding the prepayment provisions
                                of the mortgage loans:

                         OVERVIEW OF PREPAYMENT PROTECTION

                                       AGGREGATE                  % OF       % OF
                                       PRINCIPAL        % OF    INITIAL    INITIAL
                        NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
      PREPAYMENT         MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
      PROTECTION          LOANS          LOANS        BALANCE   BALANCE    BALANCE
---------------------- ----------- ----------------- --------- --------- -----------

  Lockout followed
    by Defeasance.....     141      $1,778,851,789      98.8%     98.6%      100.0%
  Lockout followed
    by Yield
    Maintenance ......       4          22,116,875       1.2       1.4         0.0
                           ---      --------------     -----     -----       -----
  Total ..............     145      $1,800,968,663     100.0%    100.0%      100.0%
                           ===      ==============     =====     =====       =====

                                Defeasance permits the related borrower to
                                substitute direct non-callable U.S. Treasury
                                obligations or, in certain cases, other
                                government securities for the related mortgaged
                                property as collateral for the related mortgage
                                loan.

                                The mortgage loans generally permit voluntary
                                prepayment without payment of a yield
                                maintenance charge or any prepayment premium
                                during a limited "open period" immediately
                                prior to and including the stated maturity date
                                or anticipated repayment date as follows:

                           PREPAYMENT OPEN PERIODS

                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
   OPEN PERIODS     MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    (PAYMENTS)       LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------- ----------- ----------------- --------- --------- ----------

  2 .............       5      $  229,920,325      12.8%     14.0%       3.3%
  3 .............       4         152,984,347       8.5       8.5        8.7
  4 .............     128       1,380,145,864      76.6      75.1       88.0
  5 .............       2           9,800,000       0.5       0.6        0.0
  13 ............       4          24,188,649       1.3       1.5        0.0
  25 ............       2           3,929,479       0.2       0.2        0.0
                      ---      --------------     -----     -----      -----
  Total .........     145      $1,800,968,663     100.0%    100.0%     100.0%
                      ===      ==============     =====     =====      =====

                                See "Description of the Mortgage Pool--
                                Additional Mortgage Loan Information" and
                                "--Certain Terms and Conditions of the Mortgage
                                Loans--Defeasance; Collateral Substitution;
                                Property Releases" in this prospectus

                                      S-26

                                supplement.

                   CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                      AGGREGATE                  % OF      % OF
                                      PRINCIPAL        % OF    INITIAL    INITIAL
                       NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                       MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
     CURRENT USE      PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
-------------------- ------------ ----------------- --------- --------- ----------

  Retail ...........       73      $  893,300,094      49.6%     56.2%       0.0%
  Office ...........       26         392,389,346      21.8      24.7        0.0
  Multifamily ......       39         228,155,617      12.7       1.0      100.0
  Industrial .......       19         208,283,370      11.6      13.1        0.0
  Mixed-Use ........        4          28,295,009       1.6       1.8        0.0
  Manufactured
    Housing
    Community ......        5          27,145,701       1.5       1.7        0.0
  Hotel ............        2          19,406,872       1.1       1.2        0.0
  Self Storage .....        1           3,992,655       0.2       0.3        0.0
                           --      --------------     -----     -----      -----
  Total ............      169      $1,800,968,663     100.0%    100.0%     100.0%
                          ===      ==============     =====     =====      =====

                                ----------
                                (1)   Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                                The mortgaged properties are located in 34
                                states. The following tables list the states
                                that have concentrations of mortgaged
                                properties of 5% or more of the aggregate
                                principal balance of the pool of mortgage loans
                                or related loan group, as applicable, as of the
                                cut-off date:

                  GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                             AGGREGATE
                                             PRINCIPAL
                             NUMBER OF       BALANCE OF
                             MORTGAGED        MORTGAGE       % OF INITIAL
          STATE             PROPERTIES         LOANS         POOL BALANCE
------------------------   ------------   ---------------   -------------

  Texas ................        29         $210,372,285          11.7%
  California ...........        14         $179,704,201          10.0%
  Florida ..............         9         $177,085,920           9.8%
  New York .............        14         $161,827,517           9.0%
  Wisconsin ............         4         $150,736,811           8.4%
  Pennsylvania .........        15         $125,748,781           7.0%
  Hawaii ...............         1         $110,000,000           6.1%
  Louisiana ............         6         $ 97,882,224           5.4%

                                ------------
                                (1)   Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                                      S-27

                GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                             AGGREGATE
                                             PRINCIPAL
                             NUMBER OF       BALANCE OF      % OF INITIAL
                             MORTGAGED        MORTGAGE       LOAN GROUP 1
          STATE             PROPERTIES         LOANS           BALANCE
------------------------   ------------   ---------------   -------------

  Florida ..............         8         $171,885,920          10.8%
  Texas ................        19         $166,988,492          10.5%
  New York .............        12         $156,292,517           9.8%
  California ...........        13         $149,204,201           9.4%
  Wisconsin ............         3         $142,236,811           9.0%
  Pennsylvania .........        14         $119,258,092           7.5%
  Hawaii ...............         1         $110,000,000           6.9%
  Louisiana ............         6         $ 97,882,224           6.2%

                                ------------
                                (1)   Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                 GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                               AGGREGATE
                                               PRINCIPAL
                               NUMBER OF      BALANCE OF      % OF INITIAL
                               MORTGAGED       MORTGAGE       LOAN GROUP 2
           STATE              PROPERTIES         LOANS          BALANCE
--------------------------   ------------   --------------   -------------

  Texas ..................        10         $43,383,793          20.4%
  California .............         1         $30,500,000          14.4%
  North Carolina .........         2         $27,000,000          12.7%
  Oregon .................         1         $20,000,000           9.4%
  Delaware ...............         1         $18,400,000           8.7%
  Ohio ...................        11         $11,500,000           5.4%

                                ------------
                                (1)   Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                                      S-28

                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations................   The offered certificates (other than the Class
                                X-2 certificates) will be offered in minimum
                                denominations of $10,000 initial certificate
                                balance. Investments in excess of the minimum
                                denominations may be made in multiples of $1.
                                The Class X-2 certificates will be issued,
                                maintained and transferred only in minimum
                                denominations of authorized initial notional
                                amount of not less than $1,000,000, and in
                                integral multiples of $1 in excess thereof.

Registration, Clearance and
 Settlement..................   Each class of offered certificates will be
                                registered in the name of Cede & Co., as nominee
                                of The Depository Trust Company, or DTC.

                                You may hold your offered certificates through:
                                (1) DTC in the United States; or (2)
                                Clearstream Banking, societe anonyme or
                                Euroclear Bank, as operator of the Euroclear
                                System. Transfers within DTC, Clearstream
                                Banking, societe anonyme or Euroclear Bank, as
                                operator of the Euroclear System, will be made
                                in accordance with the usual rules and
                                operating procedures of those systems.

                                We may elect to terminate the book-entry system
                                through DTC (with the consent of the DTC
                                participants), Clearstream Banking, societe
                                anonyme or Euroclear Bank, as operator of the
                                Euroclear System, with respect to all or any
                                portion of any class of the offered
                                certificates.

                                See "Description of the
                                Certificates--Book-Entry Registration and
                                Definitive Certificates" in this prospectus
                                supplement and in the prospectus.

Information Available to
 Certificateholders..........   On each distribution date, the paying agent
                                will prepare and make available to each
                                certificateholder of record, initially expected
                                to be Cede & Co., a statement as to the
                                distributions being made on that date.
                                Additionally, under certain circumstances,
                                certificateholders of record may be entitled to
                                certain other information regarding the trust.
                                See "Description of the Certificates--Reports to
                                Certificateholders; Certain Available
                                Information" in this prospectus supplement.

Deal Information/Analytics...   Certain information concerning the mortgage
                                loans and the offered certificates may be
                                available to subscribers through the following
                                services:

                                 o Bloomberg, L.P., Trepp, LLC and Intex
                                   Solutions, Inc.; and

                                 o the paying agent's website initially located
                                   at www.ctslink.com/cmbs.

                                      S-29

Optional Termination.........   On any distribution date on which the
                                aggregate principal balance of the pool of
                                mortgage loans remaining in the trust is less
                                than 1% of the aggregate principal balance of
                                the mortgage loans as of the cut-off date,
                                certain entities specified in this prospectus
                                supplement will have the option to purchase all
                                of the remaining mortgage loans (and all
                                property acquired through exercise of remedies
                                in respect of any mortgage loan) at the price
                                specified in this prospectus supplement.
                                Exercise of this option will terminate the trust
                                and retire the then outstanding certificates.
                                The trust may also be terminated in connection
                                with a voluntary exchange of all the then
                                outstanding certificates (other than the Class
                                S, Class R and Class LR certificates), including
                                the Class X-1 and Class X-2 certificates
                                (provided, however, that the offered
                                certificates are no longer outstanding and there
                                is only one holder of the outstanding
                                certificates), for the mortgage loans remaining
                                in the trust.

                                See "Description of the Certificates--
                                Termination; Retirement of Certificates" in this
                                prospectus supplement and "Description of the
                                Certificates--Termination" in the prospectus.

Tax Status...................   Elections will be made to treat a portion of
                                the trust (exclusive of the Class A-JFL regular
                                interest, the swap contract, the floating rate
                                account and the interest that is deferred after
                                the anticipated repayment date on the mortgage
                                loans that have anticipated repayment dates and
                                the related distribution account for this
                                deferred interest) as two separate REMICs--a
                                lower-tier REMIC and an upper-tier REMIC--for
                                federal income tax purposes. The portion of the
                                trust representing the deferred interest
                                described above will be treated as a grantor
                                trust for federal income tax purposes. The
                                grantor trust also will hold the Class A-JFL
                                regular interest, the swap contract and the
                                floating rate account, and the Class A-JFL
                                certificates will represent an undivided
                                beneficial interest in those assets. In the
                                opinion of counsel, the portions of the trust
                                referred to above will qualify for this
                                treatment.

                                Pertinent federal income tax consequences of an
                                investment in the offered certificates include:

                                 o Each class of offered certificates (other
                                   than the Class A-JFL certificates) and the
                                   Class A-JFL regular interest will represent
                                   "regular interests" in the upper-tier REMIC.

                                 o The Class A-JFL certificates will represent
                                   an undivided interest in a portion of the
                                   trust fund that is treated as a grantor
                                   trust for federal income tax purposes, which
                                   portion includes the Class A-JFL regular
                                   interest, the floating rate account and the
                                   beneficial interest of such class in the
                                   swap contract.

                                      S-30

                                 o The regular interests will be treated as
                                   newly originated debt instruments for
                                   federal income tax purposes.

                                 o You will be required to report income on the
                                   regular interests represented by your
                                   certificates using the accrual method of
                                   accounting.

                                 o It is anticipated that the offered
                                   certificates, other than the Class X-2,
                                   Class A-JFL and Class E certificates, and
                                   the Class A-JFL regular interest, will be
                                   issued at a premium, that the Class E
                                   certificates will be issued with a de
                                   minimis amount of original issue discount
                                   and that the Class X-2 certificates will be
                                   issued with original issue discount for
                                   federal income tax purposes.

                                See "Certain Federal Income Tax Consequences"
                                in this prospectus supplement and in the
                                prospectus.

Certain ERISA
Considerations...............   Subject to important considerations described
                                under "Certain ERISA Considerations" in this
                                prospectus supplement and in the prospectus, the
                                offered certificates are eligible for purchase
                                by persons investing assets of employee benefit
                                plans or individual retirement accounts. In
                                particular, fiduciaries of plans contemplating
                                purchase of the Class A-JFL certificates should
                                review the additional requirements for purchases
                                of Class A-JFL certificates by plans, as
                                discussed under "Certain ERISA Considerations"
                                in this prospectus supplement.

Legal Investment...........     The offered certificates will not constitute
                                "mortgage related securities" for purposes of
                                the Secondary Mortgage Market Enhancement Act of
                                1984, as amended. If your investment activities
                                are subject to legal investment laws and
                                regulations, regulatory capital requirements, or
                                review by regulatory authorities, then you may
                                be subject to restrictions on investment in the
                                offered certificates. You should consult your
                                own legal advisors for assistance in determining
                                the suitability of and consequences to you of
                                the purchase, ownership and sale of the offered
                                certificates.

                                See "Legal Investment" in this prospectus
                                supplement and in the prospectus.

Ratings......................   The offered certificates will not be issued
                                unless each of the offered classes receives the
                                following ratings from Standard & Poor's Ratings
                                Services, a division of The McGraw-Hill
                                Companies, Inc. and Moody's Investors Service,
                                Inc.:

                                                             S&P    Moody's
                                                             ---    -------
                                    Class A-1 ............   AAA      Aaa
                                    Class A-2 ............   AAA      Aaa
                                    Class A-3 ............   AAA      Aaa
                                    Class A-4 ............   AAA      Aaa
                                    Class A-SB ...........   AAA      Aaa
                                    Class A-J ............   AAA      Aaa
                                    Class A-JFL ..........   AAA      Aaa
                                    Class X-2 ............   AAA      Aaa
                                    Class B ..............    AA      Aa2
                                    Class C ..............   AA-      Aa3
                                    Class D ..............    A       A2
                                    Class E ..............    A-      A3

                                      S-31

                                A rating agency may downgrade, qualify or
                                withdraw a security rating at any time. A
                                rating agency not requested to rate the offered
                                certificates may nonetheless issue a rating
                                and, if one does, it may be lower than those
                                stated above. The security ratings do not
                                address the frequency of prepayments (whether
                                voluntary or involuntary) of mortgage loans,
                                the degree to which prepayments might differ
                                from those originally anticipated, the
                                likelihood of collection of excess interest,
                                default interest or yield maintenance charges,
                                or the tax treatment of the certificates. The
                                ratings of Standard & Poor's Ratings Services,
                                a division of The McGraw-Hill Companies, Inc.,
                                do not address the application of net aggregate
                                prepayment interest shortfalls to the
                                certificates. Also, the security ratings do not
                                represent any assessment of the yield to
                                maturity that investors may experience or the
                                possibility that the Class X-2
                                certificateholders might not fully recover
                                their investments in the event of rapid
                                prepayments of the mortgage loans (including
                                both voluntary and involuntary prepayments). In
                                addition, a security rating of the Class A-JFL
                                certificates does not represent any assessment
                                as to whether the floating interest rate on
                                such certificates will convert to a fixed rate.
                                With respect to the Class A-JFL certificates,
                                Moody's Investors Service, Inc. and Standard &
                                Poor's Ratings Services, a division of The
                                McGraw-Hill Companies, Inc. are only rating the
                                receipt of interest up to the fixed per annum
                                rate applicable to the Class A-JFL regular
                                interest. The ratings of Standard & Poor's
                                Ratings Services, a division of The McGraw-Hill
                                Companies, Inc., do not address any shortfalls
                                or delays in payment that investors in the
                                Class A-JFL certificates may experience as a
                                result of the conversion of the pass-through
                                rate on the Class A-JFL certificates from a
                                floating interest rate to a fixed rate. See
                                "Yield and Maturity Considerations," "Risk
                                Factors" and "Description of the Certificates--
                                Advances" in this prospectus supplement and
                                "Yield and Maturity Considerations" in the
                                prospectus.

                                See "Ratings" in this prospectus supplement and
                                "Rating" in the prospectus for a discussion of
                                the basis upon which ratings are given and the
                                conclusions that may not be drawn from a
                                rating.

                                      S-32

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Texas, California, Florida, New York,
Wisconsin, Pennsylvania, Hawaii and Louisiana secure mortgage loans representing approximately 11.7%, 10.0%, 9.8%, 9.0%, 8.4%, 7.0%, 6.1% and 5.4%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in Florida, Texas, New York, California,
Wisconsin, Pennsylvania, Hawaii and Louisiana secure mortgage loans representing approximately 10.8%, 10.5%, 9.8%, 9.4%, 9.0%, 7.5%, 6.9% and 6.2%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in Texas, California, North Carolina, Oregon,
Delaware and Ohio secure mortgage loans representing approximately 20.4%, 14.4%,
12.7%, 9.4%, 8.7% and 5.4%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 10 of the mortgaged properties securing mortgage loans representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount are in southern California, and 4 of the mortgaged properties securing mortgage loans representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgaged properties securing mortgage loans in loan group 1, representing approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgaged property securing a mortgage loan in loan group 2, representing approximately 14.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount are in northern
California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns.
Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.
Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental

                                      S-33

rules or fiscal policies--also may adversely affect the mortgaged properties.
For example, mortgaged properties located in California or Florida may be more susceptible to certain hazards (such as earthquakes or hurricanes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o   The largest mortgage loan represents approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 9.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 14.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o   The 3 largest mortgage loans represent, in the aggregate, approximately
         21.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 24.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 32.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o   The 10 largest mortgage loans represent, in the aggregate, approximately 44.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 50.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 69.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     See "Description of the Mortgage Pool--Top Ten Mortgage Loans" in this prospectus supplement.

                                      S-34

     Each of the other mortgage loans represents no more than 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than
9.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 14.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of
5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                          AGGREGATE
                                          PRINCIPAL
                          NUMBER OF       BALANCE OF                       % OF INITIAL     % OF INITIAL
                          MORTGAGED        MORTGAGE       % OF INITIAL     LOAN GROUP 1     LOAN GROUP 2
    PROPERTY TYPE        PROPERTIES         LOANS         POOL BALANCE        BALANCE         BALANCE
---------------------   ------------   ---------------   --------------   --------------   -------------

Retail ..............          73        $893,300,094          49.6%            56.2%            0.0%
Office ..............          26        $392,389,346          21.8%            24.7%            0.0%
Multifamily .........          39        $228,155,617          12.7%             1.0%          100.0%
Industrial ..........          19        $208,283,370          11.6%            13.1%            0.0%

----------
(1)   Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o   12 groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
         (approximately 3.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 27.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o   2 groups of mortgage loans (comprised of 4 mortgage loans), are cross-collateralized and cross-defaulted, and represent, in the aggregate, approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). See "--Risks Relating to Enforceability of
         Cross-Collateralization" below.

     o   7 mortgage loans representing approximately 19.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
         (5 mortgage loans in loan group 1 representing approximately 20.0% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 12.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o   have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

                                      S-35

     o   have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and in Annex A-1 to this prospectus supplement, the mortgage loans in 2 groups of mortgage loans (comprised of 4 mortgage loans representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are cross-collateralized and cross-defaulted with each other.
Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o   the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o   the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o   subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o   recover payments made under that mortgage loan; or

     o   take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we

                                      S-36

cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 3 mortgage loans, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

     o   operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o   individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus.

     With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants in common, including, among other mortgage loans, the mortgage loans identified as Loan Nos. 12, 80, 92, 94, 100,
107, 114, 119, 129 and 136 on Annex A-1 to this prospectus supplement, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). See "Description of the Mortgage Pool--Top Ten Mortgage Loans" in this prospectus supplement. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the

                                      S-37

need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     6 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund.
The AB mortgage loans are each secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Poydras Plaza, 1110 South Avenue,
Mountain Valley Apartments, Cambridge Park, Presidential Estates and La Ventana
Apartments, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 4.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 9.8% of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date).
In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust. The second loan in each case is a subordinate companion loan and is not included in the trust. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of certain of the subordinate companion loans will have the right to approve certain modifications to the related senior loans under certain circumstances.
In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See "Description of the Mortgage
Pool--Additional Debt--AB Mortgage Loans" in this prospectus supplement.

     Although the subordinate companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these notes. As a result, the trust fund is subject to additional risks, including:

     o   the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

     o   the risk that it may be more difficult for the related borrower to refinance the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the related AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt" and
"--AB Mortgage Loan Pairs" in this prospectus supplement and "Certain Legal
Aspects of Mortgage Loans-- Subordinate Financing" in the prospectus.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt and provisions in the mortgage loan documents

                                      S-38

with respect certain of the mortgage loans that allow the related borrower to incur additional debt that is secured by the related mortgaged property in the future. The mortgage loan documents with respect to 3 mortgage loans, representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.2% of the aggregate principal balance of the mortgage loans in loan group 1) specifically permit the incurrence of secured subordinate debt under certain circumstances. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. See "Description of the Mortgage Pool--Additional Debt--Unsecured Subordinate Indebtedness" in
this prospectus supplement. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See
"Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower.
Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer.
Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity
May Cause Special Risks" above. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

     o   With respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 9.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

     o   In the case of 16 mortgage loans (identified as Loan Nos. 2, 5, 12, 13,
         33, 41, 49, 50, 53, 76, 79, 108, 120, 124, 144 and 145 on Annex A-1 to
         this prospectus supplement), representing approximately 18.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 20.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or

                                      S-39

becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o   the availability of, and competition for, credit for commercial real estate projects;

     o   the prevailing interest rates;

     o   the fair market value of the related mortgaged property;

     o   the borrower's equity in the related mortgaged property;

     o   the borrower's financial condition;

     o   the operating history and occupancy level of the mortgaged property;

     o   reductions in applicable government assistance/rent subsidy programs;

     o   the tax laws; and

     o   the prevailing general and regional economic conditions.

     138 of the mortgage loans, representing approximately 97.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (113 mortgage loans in loan group 1, representing approximately 97.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 25 mortgage loans in loan group 2, representing 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 44 mortgage loans, representing approximately 37.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (34 mortgage loans in loan group 1, representing approximately 34.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 10 mortgage loans in loan group 2, representing approximately
56.3% of the principal balance of the mortgage loans in loan group 2 as of the cut-off date), all of which pay

                                      S-40

interest-only for the first 12 to 60 months of their respective terms and 2 mortgage loans, representing approximately 15.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
17.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), which are interest-only until their respective maturity dates.

     106 of the mortgage loans, representing approximately 61.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (89 mortgage loans in loan group 1, representing approximately 62.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 17 mortgage loans in loan group 2, representing approximately
54.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2015.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o   the age, design and construction quality of the properties;

     o   perceptions regarding the safety, convenience and attractiveness of the properties;

     o   the proximity and attractiveness of competing properties;

     o   the adequacy of the property's management and maintenance;

     o   increases in operating expenses at the mortgaged property and in relation to competing properties;

     o   an increase in the capital expenditures needed to maintain the properties or make improvements;

     o   dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o   a decline in the financial condition of a major tenant;

     o   an increase in vacancy rates; and

     o   a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o   national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

                                      S-41

     o   local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

     o   demographic factors;

     o   consumer confidence;

     o   consumer tastes and preferences;

     o   retroactive changes in building codes;

     o   changes or continued weakness in specific industry segments; and

     o   the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o   the length of tenant leases;

     o   the creditworthiness of tenants;

     o   tenant defaults;

     o   in the case of rental properties, the rate at which new rentals occur;
         and

     o   the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases.
This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space;
and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 22 mortgage loans, representing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant. With respect to certain of these mortgage loans that are leased to a single tenant, leases at the mortgaged properties will expire prior to, or soon after, the maturity dates of the mortgage loans. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. We cannot assure you that the tenant with respect to each of those mortgaged properties will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will

                                      S-42

not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail
Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o   space in the mortgaged properties could not be leased or re-leased;

     o   leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o   substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o   tenants were unwilling or unable to meet their lease obligations;

     o   a significant tenant were to become a debtor in a bankruptcy case; or

     o   rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations.
Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.
Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans, including certain of the mortgage loans described under "Description of the Mortgage Pool--Top Ten Mortgage
Loans" in this prospectus supplement. With respect to the mortgage loans described above and certain other mortgage loans in the trust, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for several years. However, there can be no assurance that any such lease extensions will be exercised or that the amount of any such reserves will be adequate to mitigate these rollovers.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may

                                      S-43

terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.
Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

     Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). For example, with respect to 1 mortgage loan (identified as Loan
No. 3 on Annex A-1 to this prospectus supplement), representing approximately
6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the second largest tenant, Hawaiian Airlines, occupying approximately 13.0% of the rentable square footage of the related mortgaged property, previously filed for bankruptcy and has yet to emerge from such bankruptcy. We cannot assure you that such tenant will not be more likely than other tenants to utilize its rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

                                      S-44

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 68 mortgage loans representing approximately
49.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 56.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o   an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o   termination of an anchor tenant's or shadow anchor tenant's lease; or
         if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o   the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o   the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     47 of the mortgaged properties, securing mortgage loans representing approximately 42.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 47.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 14 of the mortgaged properties, securing mortgage loans representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 12 of the mortgaged properties, securing mortgage loans representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 3.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have

                                      S-45

co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks"
and "--Certain Additional Risks Relating to Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks;
internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail properties have theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.
See "--Tenant Bankruptcy Entails Risks" above. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 21 mortgage loans representing approximately
21.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 24.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o   the quality of an office building's tenants;

     o   an economic decline in the business operated by the tenants;

     o   the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o   the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o   the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o   the desirability of the area as a business location;

     o   the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

     o   an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

                                      S-46

     o   in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.
See "--Risks Relating to Mortgage Loan Concentrations" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 26 mortgage loans representing approximately
12.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately
1.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 25 mortgage loans in loan group 2, representing 100%
of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o   the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o   the location of the property, for example, a change in the neighborhood over time;

     o   the ability of management to provide adequate maintenance and insurance;

     o   the types of services or amenities that the property provides;

     o   the property's reputation;

     o   the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o   the presence of competing properties;

     o   the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o   in the case of student housing facilities (identified as Loan Nos. 58 and 82 on Annex A-1 to this prospectus supplement), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o   dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o   adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o   state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
         and

     o   government assistance/rent subsidy programs.

                                      S-47

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.
For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     13 of the mortgaged properties, securing 3 mortgage loans representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8
Tenant-Based Assistance Rental Certificate Program of the United States
Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that such programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower or investors in such borrower to receive the subsidies or assistance in the future or for the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. See "Description of the Mortgage Pool--Assistance
Programs" in this prospectus supplement.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 19 of the mortgage loans representing approximately 11.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 13.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o   the quality of tenants;

     o   reduced demand for industrial space because of a decline in a particular industry segment;

                                      S-48

     o   property becoming functionally obsolete;

     o   building design and adaptability;

     o   unavailability of labor sources;

     o   changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o   changes in proximity of supply sources;

     o   the expenses of converting a previously adapted space to general use;
         and

     o   the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 4 mortgage loans representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)
by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o   other manufactured housing community properties;

     o   apartment buildings; and

     o   site-built single family homes.

                                      S-49

     Other factors may also include:

     o   the physical attributes of the community, including its age and appearance;

     o   location of the manufactured housing community property;

     o   the ability of management to provide adequate maintenance and insurance;

     o   the types of services or amenities it provides;

     o   the property's reputation; and

     o   state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose"
properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

     Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 2 mortgage loans representing approximately 1.1%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

     o   adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o   the construction of competing hotels or resorts;

     o   continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o   a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o   changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.
Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the
Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts"
above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

                                      S-50

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     2 of the hotel properties that secure the mortgage loans are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o   the continued existence and financial strength of the franchisor or hotel management company;

     o   the public perception of the franchise or hotel chain service mark; and

     o   the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     Self storage properties secure 1 mortgage loan representing approximately
0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

     Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

                                      S-51

     In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o   responding to changes in the local market;

     o   planning and implementing the rental structure;

     o   operating the property and providing building services;

     o   managing operating expenses; and

     o   assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates.
Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of 10 mortgaged properties, representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9 mortgage loans in loan group 1, representing approximately 6.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately
3.1% of the aggregate principal balance of the mortgage loans in loan group 2), which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.
Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Community Properties Have Special Risks" above.

                                      S-52

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o   the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o   potential environmental legislation or liabilities or other legal liabilities;

     o   the availability of refinancing; and

     o   changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     2 mortgage loans, representing approximately 7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 8.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are secured by a first mortgage lien on a leasehold interest on the related mortgaged property. In addition, 1 mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loan as of the cut-off date (approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) is secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right.
If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C.  Section  363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C.  Section  363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation

                                      S-53

for the value of its leasehold interest, typically from the sale proceeds.
While there are certain circumstances under which a "free and clear" sale under
Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2005-CIBC11 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. JER Investors Trust Inc., which we anticipate will be the initial controlling class

                                      S-54

representative, is an affiliate of the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2005-CIBC11 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2005-CIBC11 non-offered certificates. See "--Special Servicer May Be
Directed to Take Actions" below.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust.
Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--
Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and is an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., the
depositor, and J.P. Morgan Securities Inc., one of the underwriters.

     CIBC Inc. is one of the mortgage loan sellers and is an affiliate of CIBC
World Markets Corp., one of the underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o   a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o   these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o   affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     6 mortgage loans, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1 representing approximately 4.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 9.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The subordinate companion loan, in each case, will not be included as an asset of the trust

                                      S-55

fund. However, each such subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of a subordinate companion loan will also have certain rights with respect to the related senior loan, and the related mortgaged property as described under "Description of the Mortgage Pool--AB Mortgage Loan
Pairs" in this prospectus supplement. In exercising such rights, the holders of the subordinate companion loans do not have any obligation to consider the interests of, or the impact of the exercise of such rights on, the trust or the certificateholders.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder or the holder of a subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates.
However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General," "--The
Special Servicer" and "--The Directing Certificateholder" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
(subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can

                                      S-56

be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R.
325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for
the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. For example, a principal of the borrower under 1 mortgage loan (identified as Loan No. 15 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), was involved in bankruptcy filings in the last 10 years. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1,
Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class A-4, Class A-SB, Class A-J, Class A-JFL,
Class B, Class C, Class D and Class E certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate equal to, based upon, or limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See "Yield and Maturity Considerations" in this prospectus supplement.

     The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L
certificates and the Class A-JFL regular interest as described under
"Description of the Certificates--General" in this prospectus supplement, the yield to maturity on the Class X-2 certificates will be extremely sensitive to the rate and timing of

                                      S-57

prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-2 certificates. Investors in the Class
X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 8 mortgage loans, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 4 months to 24 months prior to the stated maturity date.
Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of
the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o   the terms of the mortgage loans;

     o   the length of any prepayment lockout period;

     o   the level of prevailing interest rates;

     o   the availability of mortgage credit;

     o   the applicable yield maintenance charges and prepayment premiums;

     o   the master servicer's or special servicer's ability to enforce those charges or premiums;

     o   the failure to meet certain requirements for the release of escrows;

     o   the occurrence of casualties or natural disasters; and

     o   economic, demographic, tax, legal or other factors.

                                      S-58

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions"
below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. Additionally, mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

   (i)        will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

   (ii)       if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term.

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON
YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--
Termination; Retirement of Certificates" in this prospectus supplement.

                                      S-59

SENSITIVITY TO LIBOR AND YIELD CONSIDERATIONS

     The yield to investors in the Class A-JFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-JFL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the Class A-JFL certificates.

     In addition, because interest payments on the Class A-JFL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-JFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-JFL certificates.
As a result, the effect on such investor's yield to maturity of a level of
LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-JFL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate and/or the reduction of interest payments resulting from payment of interest to the Class A-JFL regular interest based on a pass-through rate below
5.3350% per annum would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the
Class A-JFL certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

RISKS RELATING TO THE SWAP CONTRACT

     The trust will have the benefit of a swap contract relating to the Class
A-JFL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-JFL regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, the ability of the holders of the Class A-JFL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the Swap
Contract--The Swap Counterparty" in this prospectus supplement.

     If the swap counterparty's long-term or short-term ratings fall below its current ratings by any rating agency, the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee (or the paying agent on its behalf) will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-JFL certificates, to enforce the rights of the trust under the swap contract as may be permitted by the terms of the swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-JFL certificates. There can be no assurance that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

     During the occurrence of a rating agency trigger event and in the event that a replacement swap counterparty is not found, the Class A-JFL certificate pass-through rate will convert to a fixed interest rate, subject to a maximum pass-through rate equal to the weighted average of the

                                      S-60

net interest rates on the mortgage loans. Any such conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-JFL certificates if notice of the resulting change in payment terms of the Class A-JFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

     Distributions on the Class A-JFL regular interest will be subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. If this weighted average drops below the fixed rate on the Class A-JFL regular interest, the amount paid to the swap counterparty will be reduced and interest payments by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if such weighted average had not dropped below such fixed rate. This will result in a corresponding reduction in the amounts paid by the swap counterparty pursuant to the swap contract, which will result in a reduced interest payment on the Class A-JFL certificates.

     In addition, if the funds allocated to payment of interest distributions on the Class A-JFL regular interest are insufficient to make all required interest payments on the Class A-JFL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-JFL regular interest had been sufficient to make all required interest payments on the Class A-JFL regular interest. As a result, the holders of the Class A-JFL certificates may experience an interest shortfall. See "Description of the Swap Contract" in this prospectus supplement.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A.
in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage
Loan Sellers" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement and "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court

                                      S-61

would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o   the aggregate amount of distributions on the offered certificates;

     o   their yield to maturity;

     o   their rate of principal payments; and

     o   their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no

                                      S-62

secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority.
This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB or Class X-2
certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and to the Class A-1A and Class X-1 certificates.

     See "Description of the Certificates--Distributions--Priority" and
"Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

                                      S-63

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o   that will be remediated or abated in all material respects by the closing date;

     o   for which an escrow for the remediation was established;

     o   for which an environmental insurance policy was obtained from a third party insurer;

     o   for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o   for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o   for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o   as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

     o   that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage
Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with
Environmental Law May Result in Additional Losses" and "Certain Legal Aspects
of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate
(currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to

                                      S-64

certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in the prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the

                                      S-65

tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 11.7%, 10.0% and
9.8% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.5%, 9.4% and 10.8%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 20.4%, 14.4% and 2.5%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in Texas, California and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance.
Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the
Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance
Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department established procedures for the
Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk
Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

                                      S-66

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance
Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005.
There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration. New legislation was introduced in June 2004 and reintroduced in February 2005 to extend the Terrorism Insurance Program for an additional 2 years beyond
December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. However, there can be no assurance that such proposal will be enacted into law.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer, as applicable, has determined, based on inquiry consistent with the servicing standards and after consultation with the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related

                                      S-67

mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for

                                      S-68

example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See
"Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached.
See "Description of the Mortgage Pool--Representations and Warranties;
Repurchases and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates.
In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-69

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 145 fixed rate mortgage loans secured by 169 commercial, multifamily and manufactured housing community Mortgaged
Properties with an aggregate principal balance of approximately $1,800,968,663 as of the Cut-off Date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans or Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool
Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A
Certificates. Loan Group 1 will consist of 120 mortgage loans, representing approximately 88.2% of the Initial Pool Balance (the "Initial Loan Group 1
Balance"). Loan Group 2 will consist of 25 mortgage loans, representing approximately 11.8% of the Initial Pool Balance (the "Initial Loan Group 2
Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by a mortgage, deed of trust or other similar security instrument
(a "Mortgage") that creates a first mortgage lien:

         (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

         (2) with respect to 1 mortgage loan (identified as Loan No. 104 on
     Annex A-1 to this prospectus supplement), representing approximately 0.2%
     of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1
     Balance), on the fee simple estate and a separate leasehold estate in an adjacent portion of the commercial property; or

         (3) with respect to 2 mortgage loans (identified as Loan Nos. 3 and 17 on Annex A-1 to this prospectus supplement), representing approximately
     7.2% of the Initial Pool Balance (approximately 8.2% of the Initial Loan
     Group 1 Balance), on a leasehold estate in a commercial property (each of clauses (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

     On or about March 30, 2005 (the "Closing Date"), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank, N.A. and CIBC Inc. (collectively, the
"Mortgage Loan Sellers") pursuant to a separate mortgage loan purchase agreement with each Mortgage Loan Seller (collectively, the "Purchase
Agreements"), each between the Depositor and the applicable Mortgage Loan
Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (in such capacity, the
"Trustee"), for the benefit of the holders of the Certificates (the
"Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the
prospectus. In addition, on the Closing Date, the applicable Mortgage Loan
Sellers will be required to remit to

                                      S-70

Wells Fargo Bank, N.A., as paying agent (in such capacity, the "Paying Agent")
an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until May 2005. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

     The mortgage loans were originated in the period between March 2004 and
March 2005.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ASSISTANCE PROGRAMS

     With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

     13 of the Mortgaged Properties, securing 3 mortgage loans representing approximately 1.0% of the Initial Pool Balance (approximately 8.8% of the
Initial Loan Group 2 Balance), are secured by Mortgaged Properties that are eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental
Certificate Program of the United States Department of Housing and Urban
Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the
Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. We can give you no assurance that any government or other assistance programs will be continued in their present forms during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related Mortgage Loan
Seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related Mortgaged Property could reduce the market value of the related Mortgaged Property.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

                                      S-71

     AB Mortgage Loans. 6 mortgage loans (each, an "AB Mortgage Loan")
(identified as Loan Nos. 7, 23, 44, 71, 113 and 135 on Annex A-1 to this prospectus supplement), representing approximately 5.4% of the Initial Pool
Balance (2 mortgage loans in Loan Group 1, representing approximately 4.9% of the Initial Loan Group 1 Balance and 4 mortgage loans in Loan Group 2, representing approximately 9.8% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the "Subordinate Companion Loan" and, together with the related AB Mortgage Loan, an "AB Mortgage Loan Pair"). No
Subordinate Companion Loan is an asset of the trust. Each such AB Mortgage Loan
Pair is evidenced by two promissory notes that are both secured by a single mortgage instrument on the related Mortgaged Property.

     The first such AB Mortgage Loan (the "Poydras Plaza AB Mortgage Loan")
(identified as Loan No. 7 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $59,867,953. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $3,000,000.

     The second such AB Mortgage Loan (the "1110 South Avenue AB Mortgage
Loan") (identified as Loan No. 23 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $17,400,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,135,000.

     The third such AB Mortgage Loan (the "Mountain Valley Apartments AB
Mortgage Loan") (identified as Loan No. 44 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $8,752,788. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $550,000.

     The fourth such AB Mortgage Loan (the "Cambridge Park AB Mortgage Loan")
(identified as Loan No. 71 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $6,000,000. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $380,000.

     The fifth such AB Mortgage Loan (the "Presidential Estates AB Mortgage
Loan") (identified as Loan No. 113 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $3,520,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $220,000.

     The sixth such AB Mortgage Loan (the "La Ventana Apartments AB Mortgage
Loan") (identified as Loan No. 135 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $2,533,688. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $170,000.

     The Poydras Plaza AB Mortgage Loan, 1110 South Avenue AB Mortgage Loan,
the Mountain Valley Apartments AB Mortgage Loan, the Cambridge Park AB Mortgage
Loan, the Presidential Estates AB Mortgage Loan and the La Ventana Apartments
AB Mortgage Loan are collectively referred to in this prospectus supplement as the "Mezz Cap AB Mortgage Loans" (and each, individually, a "Mezz Cap AB
Mortgage Loan"), and the related AB Mortgage Loan Pairs are collectively referred to in this prospectus supplement as the "Mezz Cap Loan Pairs" (and each, individually, a "Mezz Cap Loan Pair").

     The holders of the Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan as described under "--AB Mortgage
Loan Pairs" below.

     The following table sets forth for each of the AB Mortgage Loans the DSCR and LTV Ratios without taking into account the related Subordinate Companion
Loan and the combined DSCR and LTV Ratios taking into account the related
Subordinate Companion Loan.

                                      S-72

                                                          AB MORTGAGE                     AB MORTGAGE
                                                           LOAN PAIR   MORTGAGE LOAN       LOAN PAIR
                                       LOAN    MORTGAGE    COMBINED     CUT-OFF DATE      CUT-OFF DATE
        AB MORTGAGE LOAN PAIR         GROUP   LOAN DSCR      DSCR        LTV RATIO     COMBINED LTV RATIO
------------------------------------ ------- ----------- ------------ --------------- -------------------

Poydras Plaza ......................      1      1.36x        1.24x         77.3%             81.2%
1110 South Avenue ..................      1      1.32x        1.18x         76.7%             81.6%
Mountain Valley Apartments .........      2      1.20x        1.07x         70.6%             75.0%
Cambridge Park .....................      2      1.24x        1.11x         78.9%             83.9%
Presidential Estates ...............      2      1.21x        1.08x         80.0%             85.0%
La Ventana Apartments ..............      2      1.22x        1.09x         74.5%             79.5%

     Other Secured Subordinate Indebtedness. In addition to the outstanding secured indebtedness discussed above, with respect to 2 mortgage loans
(identified as Loan Nos. 101 and 123 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance
(approximately 0.4% of the Initial Loan Group 1 Balance), the borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain conditions in the mortgage loan.

     With respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-2 to this prospectus supplement), representing approximately 6.9% of the Initial
Pool Balance (approximately 7.8% of the Initial Loan Group 1 Balance), the borrower may incur secured indebtedness of equal priority (pari passu) with the debt of the mortgage loan in the future, subject to, among other things, confirmation from each Rating Agency that the incurrence of such additional indebtedness will not result in a downgrade, withdrawal or qualification of the ratings on the certificates and no incurrence of any additional mezzanine debt by the owners of direct interests in the borrower.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower. As of the Cut-off Date, the applicable Mortgage Loan
Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

     o   In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 8.2% of the
         Initial Pool Balance (approximately 9.3% of the Initial Loan Group 1
         Balance), a mezzanine loan with a principal balance of $30,600,000 as of the date of the origination of the related mortgage loan has been made to the owner of the equity interests in 8 borrower affiliates, 6 of which are borrowers under mortgage loans included in the trust. The mezzanine lender and the mortgage lender have entered into an intercreditor agreement whereby the mezzanine lender (i) acknowledges that it is not entitled to payment under the mezzanine loan documents until all current debt service on the mortgage loan, reserves for anticipated expenses and property operating expenses then due and payable have been paid in full and (ii) agrees that for so long as the mortgage loan is outstanding, the mezzanine lender has no right to foreclose or otherwise realize on the equity interests in the

                                      S-73

         mortgage loan borrower pledged to the mezzanine lender without confirmation from each Rating Agency that such action will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the outstanding Certificates unless the transferee is the mezzanine lender or an affiliate of the mezzanine lender and the property will be managed by a qualified property manager.

     o   In the case of 16 mortgage loans (identified as Loan Nos. 2, 5, 12, 13,
         33, 41, 49, 50, 53, 76, 79, 108, 120, 124, 144 and 145 on Annex A-1 to
         this prospectus supplement), representing approximately 18.1% of the
         Initial Pool Balance (approximately 20.6% of the Initial Loan Group 1
         Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio and debt service coverage ratio tests.

     Unsecured Subordinate Indebtedness. 4 mortgage loans, representing in the aggregate approximately 2.6% of the Initial Pool Balance, allow the related borrowers to maintain existing or incur future additional unsecured indebtedness. The applicable mortgage loan seller is aware of the following unsecured debt with respect to each mortgage loan.

     o   In the case of 1 mortgage loan (identified as Loan No. 13 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the
         Initial Pool Balance (approximately 1.6% of the Initial Loan Group 1
         Balance), the borrower is permitted to obtain future unsecured debt in an amount not to exceed 10% of the original principal balance of such mortgage loan, so long as the combined loan-to-value ratio does not exceed 85% and the combined debt service coverage ratio is at least
         1.10x.

     o   In the case of 1 mortgage loan (identified as Loan No. 43 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the
         Initial Pool Balance (approximately 0.6% of the Initial Loan Group 1
         Balance), the borrower is permitted to obtain future unsecured debt from its principals, so long as, among other things, the combined loan-to-value ratio does not exceed 80% and the combined debt service coverage ratio is at least 1.07x.

     o   In the case of 1 mortgage loan (identified as Loan No. 55 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the
         Initial Pool Balance (approximately 0.5% of the Initial Loan Group 1
         Balance), the borrower has incurred unsecured secondary financing in the form of unsecured affiliate debt subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan.

     o   In the case of 1 mortgage loan (identified as Loan No. 70 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the
         Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1
         Balance), the borrower is permitted to obtain future unsecured debt from its principals, so long as, among other things, the principals deliver to the holder of the mortgage loan a subordination and standstill agreement meeting the requirements set forth in the related mortgage loan documents, and payments on such debt are due only to the extent the borrower has net cash flow that would be distributable to the borrower's principals.

     In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in
this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.

                                      S-74

AB MORTGAGE LOAN PAIRS

     General.

     Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single Mortgage and a single assignment of leases and rents. The
Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the second of the two notes, will not be part of the trust.

     Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related Subordinate Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an "Intercreditor Agreement"). Under the terms of each
Intercreditor Agreement, the holder of the related Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB
Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

     The AB Mortgage Loans and the related Mortgaged Properties will be serviced and administered by the Master Servicer and, if necessary, the Special
Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under "Servicing of the Mortgage Loans" in this prospectus supplement. In servicing an AB Mortgage Loan Pair, the Servicing Standards set
forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the
Certificateholders and the holder of the related Subordinate Companion Loans as a collective whole. The Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB Mortgage Loan Pairs.

     Amounts payable to the trust as holder of an AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available
Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related
Subordinate Companion Loan will be distributed to such holder net of fees and expenses on the related Subordinate Companion Loan.

     Mezz Cap AB Mortgage Loans

     Servicing Provisions of the Mezz Cap Loan Pairs Intercreditor
Agreements. The Master Servicer and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related Subordinate Companion
Loan pursuant to the Pooling and Servicing Agreement and the related
Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related Mortgage Loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related Subordinate Companion Loan (which may or may not be the Master Servicer or the sub-servicer with respect to such Mezz Cap AB
Mortgage Loan) will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of any Mezz Cap AB Mortgage Loan or the related Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related
Subordinate Companion Loan in a material manner without the consent of the holder of the related Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires.
See "Servicing of the Mortgage Loans--The Directing Certificateholder" in this prospectus supplement.

     Application of Payments on the Mezz Cap Loan Pairs. Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB

                                      S-75

Mortgage Loan or the related Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related Subordinate
Companion Loan. Any escrow and reserve payments required in respect of any Mezz
Cap AB Mortgage Loan or the related Subordinate Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related Subordinate
Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the related Subordinate Companion Loan to purchase the related
Mezz Cap AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz Cap AB Mortgage Loan and the related Subordinate
Companion Loan will be paid:

     First, to the Master Servicer, Special Servicer, Trustee or Paying Agent,
up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related Subordinate Companion
Loan;

     Third, to the trust, in an amount equal to interest due with respect to the Mezz Cap AB Mortgage Loan (excluding any default interest);

     Fourth, to the trust, in an amount equal to the principal balance of the
Mezz Cap AB Mortgage Loan until paid in full;

     Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

     Sixth, to the holder of the related Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related
Subordinate Companion Loan;

     Seventh, to the holder of the related Subordinate Companion Loan, in an amount equal to interest due with respect to the related Subordinate Companion
Loan (excluding any default interest);

     Eighth, to the holder of the related Subordinate Companion Loan, in an amount equal to the principal balance of the related Subordinate Companion Loan until paid in full;

     Ninth, to the holder of the related Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Companion Loan;

     Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related Subordinate Companion Loan in an amount equal to default interest accrued on the related Subordinate Companion Loan;

     Eleventh, to the trust and the holder of the related Subordinate Companion
Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the
Master Servicer, the Special Servicer or the Trustee; and

     Twelfth, any excess, to the trust as holder of the Mezz Cap AB Mortgage
Loan and the holder of the related Subordinate Companion Loan, pro rata, based upon the outstanding principal balances.

                                      S-76

     Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB
Mortgage Loans. Amounts payable to the trust as holder of the Mezz Cap AB
Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related Subordinate Companion Loans will be distributed to such holders net of fees and expenses on the related Subordinate Companion Loans.

     Purchase Options. In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related Subordinate Companion
Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz
Cap AB Mortgage Loan or its related Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or
(v) any other event where the cash flow payment under the related Subordinate
Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a notice from the Master Servicer or Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the related
Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on such Mezz Cap AB Mortgage Loan (other than default interest at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap AB Mortgage
Loan is responsible. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB Mortgage Loan.

TOP TEN MORTGAGE LOANS

     The following table shows certain information regarding the ten largest mortgage loans by Cut-off Date Balance:

                                                      % OF
                                                    INITIAL                             CUT-OFF
                              LOAN   CUT-OFF DATE     POOL     LOAN PER                   LTV      PROPERTY
         LOAN NAME           GROUP      BALANCE     BALANCE      UNIT     UW DSCR(1)     RATIO       TYPE
--------------------------- ------- -------------- ---------  ---------- ------------ ---------- ------------

DRA Portfolio .............    1     $147,720,000      8.2%    $   162        1.67x       80.0%  Retail
Southridge Mall ...........    1      124,000,000      6.9%    $   201        1.78x       69.1%  Retail
Airport Industrial Park ...    1      110,000,000      6.1%    $   133        1.35x       69.3%  Industrial
Palm Springs Mile .........    1      107,000,000      5.9%    $    91        1.43x       63.7%  Retail
Memorial Office
 Portfolio ................    1       80,000,000      4.4%    $    74        1.91x       59.3%  Office
90 Fifth Avenue ...........    1       67,000,000      3.7%    $   518        1.26x       79.8%  Office
Poydras Plaza .............    1       59,867,953      3.3%    $    63        1.36x       77.3%  Office
The Pinnacle in Kierland...    1       43,500,000      2.4%    $   165        1.58x       76.7%  Office
Southmont Center ..........    1       36,913,909      2.0%    $   162        1.25x       78.2%  Retail
Capitol Tower .............    2       30,500,000      1.7%    $74,755        1.31x       61.5%  Multifamily
                                     ------------     ----                    ----        ----
Total/Weighted Average.....          $806,501,862     44.8%                   1.54x       71.5%
                                     ============     ====                    ====        ====

----------
(1)   The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

                                      S-77

     For more information regarding the ten largest mortgage loans, as well as the next five largest mortgage loans and related Mortgaged Properties, see
Annex A-3 to this prospectus supplement.

ARD LOANS

     1 mortgage loan (the "ARD Loan"), representing approximately 0.7% of the
Initial Pool Balance (approximately 0.8% of the Initial Loan Group 1 Balance), provides that, if after a certain date (the "Anticipated Repayment Date"), the borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the
"Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The
Anticipated Repayment Date for the ARD loan is generally 10 years after origination. The Revised Rate for the ARD Loan is generally equal to the
Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum. After the Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the ARD Loan.
While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD
Loan will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the
Class S Certificates.

     Additionally, an account was established at the origination of the ARD
Loan into which the related borrower, property manager and/or tenants is required to deposit rents or other revenues from the related Mortgaged
Property. In certain instances, the lockbox structure does not come into effect
(i.e., spring) until immediately prior to, or on, the Anticipated Repayment
Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about the Anticipated Repayment Date.
However, we cannot assure you that the ARD Loan will be prepaid on its
Anticipated Repayment Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                             OVERVIEW OF DUE DATES

                                      AGGREGATE
                    NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
    DUE DATE     MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
--------------- ---------------- ------------------- ------------------- ------------------- ------------------

1st ...........           145       $1,800,968,663          100%                100%                100%
                          ---       --------------          ---                 ---                 ---
Total .........           145       $1,800,968,663          100%                100%                100%
                          ===       ==============          ===                 ===                 ===

                                      S-78

   The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS

                                        AGGREGATE
                      NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
   GRACE PERIOD    MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
----------------- ---------------- ------------------- ------------------- ------------------- ------------------

0 days ..........          5          $  528,720,000           29.4%               33.3%                  0%
5 days ..........          2              53,984,877            3.0                 3.4                 0.0
7 days ..........        129           1,135,579,547           63.1                60.8                80.2
10 days .........          6              55,192,630            3.1                 2.0                11.1
15 days .........          3              27,491,609            1.5                 0.6                 8.7
                         ---          --------------          -----               -----               -----
Total ...........        145          $1,800,968,663          100.0%              100.0%              100.0%
                         ===          ==============          =====               =====               =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360
Basis"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS

                                               AGGREGATE
                             NUMBER OF     PRINCIPAL BALANCE   % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
 INTEREST ACCRUAL BASIS   MORTGAGE LOANS   OF MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
------------------------ ---------------- ------------------- ------------------- ------------------- ------------------

Actual/360 .............        140          $1,755,431,211           97.5%               97.1%              100.0%
30/360. ................          5              45,537,453            2.5                 2.9                 0.0
                                ---          --------------          -----               -----               -----
Total ..................        145          $1,800,968,663          100.0%              100.0%              100.0%
                                ===          ==============          =====               =====               =====

     The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES

                              NUMBER OF       AGGREGATE
                               MORTGAGE   PRINCIPAL BALANCE   % OF INITIAL   % OF INITIAL LOAN   % OF INITIAL LOAN
    TYPE OF AMORTIZATION        LOANS     OF MORTGAGE LOANS   POOL BALANCE    GROUP 1 BALANCE     GROUP 2 BALANCE
---------------------------- ----------- ------------------- -------------- ------------------- ------------------

Balloon Loans
 Balloon Loans(1) ..........      92        $  824,446,211         45.8%            46.1%               43.7%
 Partial Interest Only .....      44           667,705,000         37.1             34.5                56.3
 Interest Only .............       2           271,720,000         15.1             17.1                 0.0
                                  --        --------------        -----            -----               -----
Subtotal ...................     138        $1,763,871,211         97.9%            97.7%              100.0%
Fully Amortizing Loans .....       7            37,097,453          2.1              2.3                 0.0
                                 ---        --------------        -----            -----               -----
Total ......................     145        $1,800,968,663        100.0%           100.0%              100.0%
                                 ===        ==============        =====            =====               =====

----------
(1)   Includes 1 amortizing ARD loan representing approximately 0.7% of the
      Initial Pool Balance (approximately 0.8% of the Initial Loan Group 1
      Balance).

                                      S-79

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or
Defeasance for a specified period of time after its date of origination (a
"Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                       OVERVIEW OF PREPAYMENT PROTECTION

                           NUMBER OF         AGGREGATE
                            MORTGAGE     PRINCIPAL BALANCE     % OF INITIAL     % OF INITIAL LOAN     % OF INITIAL LOAN
 PREPAYMENT PROTECTION       LOANS       OF MORTGAGE LOANS     POOL BALANCE      GROUP 1 BALANCE       GROUP 2 BALANCE
-----------------------   -----------   -------------------   --------------   -------------------   ------------------

Lockout period with
 defeasance ...........       141       $1,778,851,789              98.8%              98.6%                100.0%
Lockout period
 followed by yield
 maintenance ..........         4           22,116,875               1.2                1.4                   0.0
                              ---       --------------             -----              -----                 -----
Total .................       145       $1,800,968,663             100.0%             100.0%                100.0%
                              ===       ==============             =====              =====                 =====

     "Yield Maintenance Charge" will generally, subject to variations, be equal to either (or the greater) of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of a series of payments equal to the Payment Differential and payable on each payment date over the remaining original term of the mortgage loan, each such payment discounted at the Discount Rate. The term "Payment Differential" generally means an amount equal to (in no event less than zero): (i) the stated mortgage rate of such mortgage loan less the Discount Rate divided by (ii) twelve and multiplied by (iii) the principal amount being prepaid. The term "Discount
Rate" generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, or in some cases, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield.

     Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under "Description of the
Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."

                                      S-80

     The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or
Anticipated Repayment Date set forth in the following table:

                            PREPAYMENT OPEN PERIODS

                            NUMBER OF         AGGREGATE
                             MORTGAGE     PRINCIPAL BALANCE     % OF INITIAL     % OF INITIAL LOAN     % OF INITIAL LOAN
 OPEN PERIOD (PAYMENTS)       LOANS       OF MORTGAGE LOANS     POOL BALANCE      GROUP 1 BALANCE       GROUP 2 BALANCE
------------------------   -----------   -------------------   --------------   -------------------   ------------------

2 ......................         5       $  229,920,325              12.8%              14.0%                  3.3%
3 ......................         4          152,984,347               8.5                8.5                   8.7
4 ......................       128        1,380,145,864              76.6               75.1                  88.0
5 ......................         2            9,800,000               0.5                0.6                   0.0
13 .....................         4           24,188,649               1.3                1.5                   0.0
25 .....................         2            3,929,479               0.2                0.2                   0.0
                               ---       --------------             -----              -----                 -----
Total ..................       145       $1,800,968,663             100.0%             100.0%                100.0%
                               ===       ==============             =====              =====                 =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged
Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The
Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield
Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to
Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance
Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or
Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and
Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Such application of the holdback may require a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid. Furthermore, the enforceability, under the laws of a number

                                      S-81

of states, of provisions providing for payments comparable to the Yield
Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See
"Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on
Prepayments" in the prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 141 of the mortgage loans, representing approximately 98.8% of the Initial Pool
Balance (116 mortgage loans in Loan Group 1, representing approximately 98.6%
of the Initial Loan Group 1 Balance and 25 mortgage loans in Loan Group 2, approximately 100.0% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance
Lockout Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities
(a "Defeasance"). The Defeasance Lockout Period is at least two years from the
Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

         (a) pays or delivers to the Master Servicer on any due date (the
     "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments
     (x) on or prior to all successive scheduled payment dates from the Release
     Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment
     Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date
     (or, in some cases, the first day of the open period for such ARD Loan) and
     (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and
     (4) any costs and expenses incurred in connection with the purchase of the
     U.S. government obligations; and

         (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such
Mortgaged Properties by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related
Mortgaged Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2)
certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the
Defeasance.

     In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 8.2% of the Initial
Pool Balance (approximately 9.3% of the Initial Loan Group 1 Balance), the borrower may release the liens encumbering an individual property, subject to certain requirements in the loan agreement, including but not limited to: (i)
prior to the release of a related Mortgaged Property, 110% of the allocated loan amount for the Mortgaged Property be defeased, (ii) no event of default has occurred and is continuing, (iii) rating agency confirmation that the certificates will not be downgraded, qualified or withdrawn, (iv) after the release, the debt service coverage ratio on the remaining Mortgaged Properties is at least equal to 1.62x, and (v) after the release, the LTV on the remaining
Mortgaged Properties is not greater than 80%.

                                      S-82

     In the case of the 2 mortgage loans (identified as Loan Nos. 101 and 123 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance (approximately 0.4% of the Initial Loan Group 1
Balance), each secured by a Mortgaged Property, the related borrower may release the liens encumbering each of the Mortgaged Properties, subject to certain requirements in the loan agreement, including but not limited to: (i)
prior to the release of a related Mortgaged Property, 105% of the allocated loan amount for the Mortgaged Property being defeased (or 100% of the allocated loan amount if both properties are to be released simultaneously), (ii) rating agency confirmation that the certificates will not be downgraded, qualified or withdrawn, (iii) delivery of an opinion of counsel to the effect that partial defeasance would not cause any adverse consequences to the loan status as a
REMIC, (iv) the other Mortgaged Property has a debt service coverage ratio of not less than 1.40x for the 12 months prior to the release date and a projected debt service coverage ratio of not less than 1.40x for the 12 subsequent to the release date, and (vi) the LTV of the other Mortgaged Property as of the release date is not more than 65%.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged
Property will be released from the lien of the mortgage loan and the pledged
U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 8.2% of the Initial
Pool Balance (approximately 9.3% of the Initial Loan Group 1 Balance), the borrower may obtain a release of 1 or more of the corresponding Mortgaged
Properties from the related mortgage lien by substituting another retail property of a like kind and quality owned or acquired by the borrower upon the satisfaction of certain requirements in the loan agreement, including, but not limited to: (i) rating agency confirmation that the certificates will not be downgraded, qualified or withdrawn, (ii) after the substitution, the loan-to-value ratio with respect to the remaining Mortgaged Properties is not greater than the loan-to-value ratio of the Mortgaged Properties immediately prior to the substitution, (iii) after the substitution, the debt service coverage ratio on the remaining Mortgaged Properties is equal to or greater than the debt service coverage ratio of the Mortgaged Properties immediately prior to the substitution, and (iv) lender receiving a Phase I environmental report dated no more than 180 days before the substitution, and a Phase II if recommended by the Phase I.

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

                                      S-83

     In the case of 1 mortgage loan (identified as Loan No. 13 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the Initial
Pool Balance (approximately 1.6% of the Initial Loan Group 1 Balance), the borrower may release the liens encumbering the release parcel of the related
Mortgaged Property upon the satisfaction of certain requirements in the
Mortgage, including but not limited to: (i) after the release, the remaining
Mortgaged Property complies with all applicable zoning requirements, (ii)
rating agency confirmation that the certificates will not be downgraded, qualified or withdrawn, and (iii) the delivery of certain covenants, conditions, and restrictions encumbering the release parcel, which prohibit the construction of any improvements and the occupancy by any tenant on such parcel that would violate the provisions of any leases on the remaining Mortgaged
Property.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a special purpose entity.
Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above and "Risk
Factors--Multifamily Properties Have Special Risks" in this prospectus supplement.

     The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i)
with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer
has obtained the prior written consent (or deemed consent) of the Special
Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and
(iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating
Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the
Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the
Special Servicer, with respect to Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided, that with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Master Servicer or

                                      S-84

Special Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding
Certificates if such mortgage loan (1) has an outstanding principal balance
(together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans
(provided, however, if the mortgage loan is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans, but less than
$5,000,000, a confirmation from each Rating Agency will not be required) or (2)
has a loan-to-value Ratio greater than 85% (including any proposed debt) or (3)
has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or
Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the
prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of
(a) the outstanding principal balance of the related mortgage loan and (b) 100%
of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.
Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related
Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100%
of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by
Mortgaged Properties located in California) do not require earthquake insurance. 18 of the Mortgaged Properties, securing mortgage loans representing approximately 11.9% of the Initial Pool Balance (15 of the Mortgaged
Properties, securing mortgage loans in Loan Group 1, representing approximately
9.9% of the Initial Loan Group 1 Balance and 3 of the Mortgaged Properties,
securing mortgage loans in Loan Group 2, representing approximately 26.9% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada and Tennessee. No Mortgaged Property has a
probable maximum loss ("PML") in excess of 20%.

     Generally, such environmental insurance policy obtained in lieu of a Phase
I environmental site assessment is a blanket policy covering the Mortgage Loan
Seller's mortgage loans for which

                                      S-85

such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged
Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged
Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged
Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1)
all scheduled principal and/or interest payments due on or before the Cut-off
Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the
Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of
Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged
Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and loan-to-value ratios assumes that the debt service coverage ratio and loan-to-value ratio with respect to each Mortgaged
Property is the debt service coverage ratio or loan-to-value ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numerical and statistical information presented in this prospectus supplement, including Cut-off Date Balances, loan-to-value ratios and debt service coverages with respect to each AB Mortgage Loan is calculated without regard to the related Subordinate Companion Loan.

                                      S-86

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for
all partial interest-only loans were calculated based on the first principal and interest payment required to be made into the trust during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio
is the ratio of the Underwritten Cash Flow calculated for the Mortgaged
Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group.
"Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related
Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged
Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating
Income" or "NOI," for a Mortgaged Property equals the operating revenues
(consisting principally of rental and related revenue) for that Mortgaged
Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged
Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the
Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and
Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on
Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The

                                      S-87

Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements.
These adjustments were principally for real estate tax and insurance expenses
(e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property.
However, such adjustments were subjective in nature and may not have been made in a uniform manner.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or
Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 3 mortgage loans (identified as Loan Nos. 24, 65 and 77 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance (approximately 1.8%
of the Initial Loan Group 1 Balance), the stabilized appraised value was used as defined in the related appraisal. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV
Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated
Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated
Repayment Date, as the case may be (not including the balloon payment), are made. In the case of 1 mortgage loan (identified as Loan No. 14 on Annex A-1 to this prospectus supplement) in Loan Group 1, for purposes of calculating loan-to-value ratios in this prospectus supplement, including Annex A-2, the
LTV Ratio for such mortgage loan of approximately 80.0% was calculated based on a loan balance that excludes $2,240,000 of the original principal balance that is currently being held back from the related borrower. The LTV Ratio inclusive of such holdback amount is approximately 87.9%. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, in Annex A-1 and in
Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and
"Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, N.A. and CIBC Inc.
JPMorgan Chase Bank, N.A. is an affiliate of the depositor and J.P. Morgan
Securities Inc., one of the Underwriters. CIBC Inc. is an affiliate of CIBC
World Markets Corp., one of the Underwriters.

                                      S-88

JPMORGAN CHASE BANK, N.A.

     JPMorgan Chase Bank, N.A., is a wholly-owned bank subsidiary of JPMorgan
Chase & Co., a Delaware corporation. JPMorgan Chase Bank, N.A., is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the
Currency, a bureau of the United States Department of the Treasury. It is a
member of the Federal Reserve System and its deposits are insured by the
Federal Deposit Insurance Corporation.

     Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan
Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

     Prior to November 13, 2004, JPMorgan Chase Bank, N.A., was in the legal form of a banking corporation organized under the laws of the State of New York and was named JPMorgan Chase Bank. On that date, it became a national banking association and its name was changed to JPMorgan Chase Bank, National
Association (the "Conversion"). Immediately after the Conversion, Bank One,
N.A. (Chicago) and Bank One, N.A. (Columbus) merged into JPMorgan Chase Bank,
N.A.

     JPMorgan Chase Bank, N.A., is also the Swap Counterparty and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the
Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an Underwriter for this transaction.

CIBC INC.

     CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings
Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings
Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a
Delaware corporation, which is a subsidiary of Canadian Imperial Bank of
Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank
Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC Inc. is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third party lenders. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, Salt Lake City, San Francisco,
Los Angeles and New York.

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

                                      S-89

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in
this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, the Mortgage Loan Sellers may also obtain a value on a stabilized basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an
ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the
ESA identifies such violations, the related Mortgage Loan Seller requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, or to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to provide an indemnity agreement with respect to such condition, or to receive appropriate assurances that significant remediation activities are not necessary or required.

     Certain of the mortgage loans may also have secured creditor or other environmental policies. See "--Certain Terms and Conditions of the Mortgage
Loans--Hazard, Liability and Other Insurance" above.

     Physical Assessment Report. Prior to origination, the related Mortgage
Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged
Property prepared by a qualified structural engineering firm. The related
Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan
Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

                                      S-90

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and
(e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2)
an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan
Seller may require based on the specific characteristics of the Mortgaged
Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage
Loan Seller as of the Closing Date, or as of another date specifically in the representation and warranty, among other things, that:

         (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

         (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

         (c) the Mortgage, together with any separate security agreement, UCC
     Financing Statement or similar agreement, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing
     Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

         (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

         (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy, other than permitted encumbrances;

         (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

         (g) the Mortgaged Property is covered by a title insurance policy insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

         (h) at the time of the assignment of the mortgage loan to the
     Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of

                                      S-91

     any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

         (i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

         (j) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors'
     rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

         (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors'
     rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

         (l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

         (m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

         (n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

         (o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

         (p) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the
     Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable zoning law, except to the extent any material non-compliance therewith is insured by the title insurance policy (or binding commitment therefor) or law and ordinance insurance coverage has been obtained;

         (q) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
     (ii) no condemnation proceedings are pending;

         (r) as of the date of origination of the mortgage loan and as of the
     Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

                                      S-92

         (s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

         (t) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged
     Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related
Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the "Initial Resolution
Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial
Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of
(1) the outstanding principal balance of the mortgage loan (or related REO
Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special
Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master
Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation
Fees, if any, payable with respect to the affected mortgage loan or (b) within
2 years following the Closing Date, substitute a Qualified Substitute Mortgage
Loan and pay any shortfall amount equal to the difference between the Purchase
Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage
Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating
Agency, the Master Servicer, the Special Servicer, the Trustee and the
Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period.
Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the
Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the
Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage
Loans" below.

                                      S-93

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage
Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio equal to the lesser of the deleted mortgage loan as of the Closing Date or 75%, in each case using a
"value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio equal to the greater of the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and 1.25x; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan
Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final
Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating
Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage
Loan Seller); (n) have been approved by the Directing Certificateholder; (o)
prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and
Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through
(p), except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage
Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC
Rate) of any class of Certificates having a principal balance then outstanding.
When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and
(ii) such Qualified Substitute Mortgage Loan will become a part of the same
Loan Group as the deleted mortgage loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the

                                      S-94

applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the
Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower;
provided, further, that in the event any such costs and expenses exceed
$10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the
Depositor, and none of the Depositor, the Master Servicer, the Special
Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the
Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan
Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the
Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan
Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and
Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such
Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed
Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in "--Representations and
Warranties; Repurchases and Substitutions". The Mortgage Loan Seller may (in
its discretion) repurchase or substitute for only the affected mortgage loan if
(i) the weighted average debt service coverage ratio for all the remaining
Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75%. Notwithstanding the foregoing, the related Mortgage Loan Seller may, at its option, repurchase or substitute for all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related
Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the
Primary Collateral securing mortgage loans still held by

                                      S-95

the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related
Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary
Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

LOCKBOX ACCOUNTS

     With respect to 87 mortgage loans (the "Lockbox Loans"), representing approximately 80.7% of the Initial Pool Balance (77 mortgage loans in Loan
Group 1, representing approximately 84.5% of the Initial Loan Group 1 Balance and 10 mortgage loans in Loan Group 2, representing approximately 52.1% of the
Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox
Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 5 Lockbox Loans, representing approximately 4.9% of the Initial Pool Balance (approximately 5.6%
of the Initial Loan Group 1 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain
Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 13 Lockbox Loans, representing approximately
32.6% of the Initial Pool Balance (approximately 37.0% of the Initial Loan
Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 69 Lockbox Loans, representing approximately 43.1% of the Initial
Pool Balance (59 mortgage loans in Loan Group 1, representing approximately
41.9% of the Initial Loan Group 1 Balance and 10 mortgage loans in Loan Group
2, representing approximately 52.1% of the Initial Loan Group 2 Balance), the
related mortgage loan documents provide for the establishment of a Lockbox
Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the
Anticipated Repayment Date or (iii) the related Anticipated Repayment Date).
Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either
REMIC.

                                      S-96

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Paying Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2)
any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Floating Rate
Account, the Excess Interest Distribution Account, the Gain on Sale Reserve
Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each
Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and
(6) certain rights under the Swap Contract.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2005-CIBC11 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class
A-1A Certificates (collectively, the "Class A Certificates"), the Class X-1 and
Class X-2 Certificates (collectively, the "Class X Certificates"), and the
Class A-J, Class A-JFL, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class
S, Class R and Class LR Certificates. The Class A Certificates and the Class X
Certificates are referred to collectively in this prospectus supplement as the
"Senior Certificates." The Class A-J, Class A-JFL, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class A-J, Class
A-JFL, Class B, Class C, Class D and Class E Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class
R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class
A-J, Class A-JFL, Class X-2, Class B, Class C, Class D, and Class E
Certificates are offered hereby (collectively, the "Offered Certificates"). The
Class A-1A, Class X-1, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates
(collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

     On the Closing Date, the "Class A-JFL Regular Interest" will also be issued by the trust as an uncertificated regular interest in one of the REMICs.
The Class A-JFL Regular Interest is not offered by this prospectus supplement.
The Depositor will transfer the Class A-JFL Regular Interest to the Trust in exchange for the Class A-JFL Certificates. The Class A-JFL Certificates are
offered by this prospectus supplement. The Class A-JFL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-JFL Regular Interest, the Floating Rate Account
and the Swap Contract.

     The "Certificate Balance" of any Class of Certificates (other than the
Class S Certificates, Class X Certificates and Residual Certificates) and the
Class A-JFL Regular Interest (and correspondingly, the Class A-JFL
Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates
(other than the Class S Certificates, Class X Certificates and Residual
Certificates) and the Class A-JFL Regular Interest (and correspondingly, the
Class A-JFL Certificates) will be reduced by any distributions of principal actually made on,

                                      S-97

and any Collateral Support Deficit actually allocated to, that Class of
Certificates (other than the Class S Certificates, Class X Certificates and
Residual Certificates) and the Class A-JFL Regular Interest (and
correspondingly, the Class A-JFL Certificates) on that Distribution Date. With respect to any Class of Certificates that has unreimbursed Collateral Support
Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under "--Distributions--
Priority" below. The Certificate Balance of the Class A-JFL Certificates will be reduced on each Distribution Date in an amount corresponding to any such reduction in the Certificate Balance of the Class A-JFL Regular Interest. The
initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The initial Certificate Balance of the Class A-JFL Regular Interest will be equal to the initial Certificate Balance of the Class A-JFL Certificates, which is expected to be the balance set forth on the cover of this prospectus supplement. The Class S Certificates, the Class X-1 Certificates, the Class X-2
Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a
"Notional Amount"). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates
(other than the Class A-JFL, Class X-1, Class X-2, Class S, Class R and Class
LR Certificates) (the "Principal Balance Certificates") and the Class A-JFL
Regular Interest outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $1,800,968,663.

     The Notional Amount of the Class X-2 Certificates will equal:

         (1) up to and including the Distribution Date in September 2005, the sum of (a) the lesser of $69,950,000 and the Certificate Balance of the
     Class A-1 Certificates, (b) the lesser of $211,709,000 and the Certificate
     Balance of the Class A-1A Certificates and (c) the aggregate of the
     Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-SB,
     Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
     Class J, Class K and Class L Certificates and the Class A-JFL Regular
     Interest;

         (2) after the Distribution Date in September 2005 through and including the Distribution Date in March 2006, the sum of (a) the lesser of
     $55,588,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $211,009,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate of the Certificate Balances of the Class
     A-2, Class A-3, Class A-4, Class A-SB, Class A-J, Class B, Class C, Class
     D, Class E, Class F, Class G, Class H, Class J, Class K and Class L
     Certificates and the Class A-JFL Regular Interest;

         (3) after the Distribution Date in March 2006 through and including the
     Distribution Date in September 2006, the sum of (a) the lesser of
     $23,567,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $206,666,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate of the Certificate Balances of the Class
     A-2, Class A-3, Class A-4, Class A-SB, Class A-J, Class B, Class C, Class
     D, Class E, Class F, Class G, Class H, Class J, Class K and Class L
     Certificates and the Class A-JFL Regular Interest;

         (4) after the Distribution Date in September 2006 through and including the Distribution Date in March 2007, the sum of (a) the lesser of
     $154,754,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $201,810,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate of the Certificate Balances of the Class
     A-3, Class A-4, Class A-SB, Class A-J, Class B, Class C, Class D, Class E,
     Class F, Class G, Class H, Class J, Class K and Class L Certificates and
     the Class A-JFL Regular Interest;

         (5) after the Distribution Date in March 2007 through and including the
     Distribution Date in September 2007, the sum of (a) the lesser of
     $112,052,000 and the Certificate Balance

                                      S-98

     of the Class A-2 Certificates, (b) the lesser of $197,025,000 and the
     Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class A-SB, Class
     A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and
     Class J Certificates and the Class A-JFL Regular Interest and (d) the
     lesser of $3,749,000 and the Certificate Balance of the Class K
     Certificates;

         (6) after the Distribution Date in September 2007 through and including the Distribution Date in March 2008, the sum of (a) the lesser of
     $77,109,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $192,408,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-3, Class A-4, Class A-SB, Class A-J, Class B, Class C, Class D, Class E,
     Class F and Class G Certificates and the Class A-JFL Regular Interest and
     (d) the lesser of $17,972,000 and the Certificate Balance of the Class H
     Certificates;

         (7) after the Distribution Date in March 2008 through and including the
     Distribution Date in September 2008, the sum of (a) the lesser of
     $42,331,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $187,542,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-3, Class A-4, Class A-SB, Class A-J, Class B, Class C, Class D, Class E,
     Class F and Class G Certificates and the Class A-JFL Regular Interest and
     (d) the lesser of $1,365,000 and the Certificate Balance of the Class H
     Certificates;

         (8) after the Distribution Date in September 2008 through and including the Distribution Date in March 2009, the sum of (a) the lesser of
     $8,885,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $182,845,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-3, Class A-4, Class A-SB, Class A-J, Class B, Class C, Class D, Class E
     and Class F Certificates and the Class A-JFL Regular Interest and (d) the
     lesser of $3,388,000 and the Certificate Balance of the Class G
     Certificates;

         (9) after the Distribution Date in March 2009 through and including the
     Distribution Date in September 2009, the sum of (a) the lesser of
     $122,626,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $178,220,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-4, Class A-SB, Class A-J, Class B, Class C, Class D and Class E
     Certificates and the Class A-JFL Regular Interest and (d) the lesser of
     $12,737,000 and the Certificate Balance of the Class F Certificates;

         (10) after the Distribution Date in September 2009 through and including the Distribution Date in March 2010, the sum of (a) the lesser of
     $686,488,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $104,992,000 and the Certificate Balance of the Class A-SB
     Certificates, (c) the lesser of $168,752,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-J, Class B, Class C and Class D Certificates and the Class
     A-JFL Regular Interest and (d) the lesser of $20,636,000 and the
     Certificate Balance of the Class E Certificates;

         (11) after the Distribution Date in March 2010 through and including the Distribution Date in September 2010, the sum of (a) the lesser of
     $668,902,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $93,838,000 and the Certificate Balance of the Class A-SB
     Certificates, (c) the lesser of $164,451,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-J, Class B, Class C and Class D Certificates and the Class
     A-JFL Regular Interest and (e) the lesser of $7,777,000 and the Certificate
     Balance of the Class E Certificates;

         (12) after the Distribution Date in September 2010 through and including the Distribution Date in March 2011, the sum of (a) the lesser of
     $652,393,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $82,798,000 and the Certificate Balance of the Class A-SB
     Certificates,(c) the lesser of $147,033,000 and the Certificate Balance of the

                                      S-99

     Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-J, Class B and Class C Certificates and the Class A-JFL Regular
     Interest and (e) the lesser of $22,461,000 and the Certificate Balance of the Class D Certificates;

         (13) after the Distribution Date in March 2011 through and including the Distribution Date in September 2011, the sum of (a) the lesser of
     $637,144,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $70,899,000 and the Certificate Balance of the Class A-SB
     Certificates, (c) the lesser of $143,295,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-J, Class B and Class C Certificates and the Class A-JFL
     Regular Interest and (e) the lesser of $10,694,000 and the Certificate
     Balance of the Class D Certificates;

         (14) after the Distribution Date in September 2011 through and including the Distribution Date in March 2012, the sum of (a) the lesser of
     $528,796,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $59,267,000 and the Certificate Balance of the Class A-SB
     Certificates, (c) the lesser of $127,877,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-J and Class B Certificates and the Class A-JFL Regular
     Interest and (e) the lesser of $17,457,000 and the Certificate Balance of the Class C Certificates; and

         (15) after the Distribution Date in March 2012, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $1,755,407,000.

     The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $342,778,663.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

     The Offered Certificates (other than the Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of
$10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof.
The "Percentage Interest" evidenced by any Certificate (other than the Residual
Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to
which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered
Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under
"--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the
Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations
(together with Clearstream Banking, societe anonyme ("Clearstream") and
Euroclear Bank, as operator of the Euroclear System ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the
Offered Certificates will refer to payments, notices, reports and statements to
DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Until definitive certificates are issued, interests in any Class of
Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

                                     S-100

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants in that system, or indirectly through organizations that are
Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct
Participants"). Indirect access to the DTC system also is available to others
(such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, Euroclear or
Clearstream, as the case may be, will then deliver instructions to the
Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear
Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a
Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect
Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate
Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.
Except as otherwise provided under "--Reports to Certificateholders; Certain
Available Information" below, Certificate Owners will not be recognized by the
Trustee, the Paying Agent, the Special Servicer or the Master Servicer as
holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect
Participants.

                                     S-101

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.
Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the
Offered Certificates, the Rules provide a mechanism by which Certificate
Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered
Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special
Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or
Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered
Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or
Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master
Servicer will recognize the holders of those definitive certificates as
Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

                                     S-102

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in April 2005 (each, a "Distribution
Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the
Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the
"Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the
Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of
Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The amount allocated to the Class A-JFL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate
Account on such date, less the portion of such amount, if any, due to the Swap
Counterparty under the Swap Contract with respect to such Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap
Contract with respect to the Distribution Date will be deposited into the
Floating Rate Account. See "Description of the Swap Contract" in this prospectus supplement.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the
"Certificate Account") as described in the Pooling and Servicing Agreement. The
Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off date and other amounts received or advanced with respect to the mortgage loans
(including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged
Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation
Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.
Notwithstanding the foregoing, the collections on the AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related Intercreditor
Agreement.

     The Paying Agent is required to establish and maintain accounts (the
"Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account",
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the
Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the
Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

                                     S-103

     The Paying Agent is required to establish and maintain an "Interest
Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master
Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis
(collectively, the "Withheld Loans"), in an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic
Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld
Amounts"). On the Master Servicer Remittance Date occurring each March, the
Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable)
and February, if any, and deposit that amount into the Lower-Tier Distribution
Account.

     The Paying Agent is required to establish and maintain an "Excess Interest
Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S
Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest
Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the
"Gain on Sale Reserve Account"), which may be a sub-account of the Distribution
Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the
Certificates, such gains will be held and applied to offset future Collateral
Support Deficits, if any.

     The Paying Agent is required to establish and maintain a "Floating Rate
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-JFL Certificates.
Promptly upon receipt of any payment or other receipt in respect of the Class
A-JFL Regular Interest or the Swap Contract, the Paying Agent will be required to deposit the same into the Floating Rate Account. See "Description of the
Swap Contract" in this prospectus supplement.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating
Agencies ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master
Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Interest Reserve Account, the Gain on Sale Reserve Account and the Excess
Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders
(other than the holders of the Class A-JFL and Class S Certificates) and the
Class A-JFL Regular Interest (and thus to the holders of the Class A-JFL
Certificates to the extent described in this prospectus supplement) on each
Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

         (x) the total amount of all cash received on the mortgage loans and any
     REO Properties that is on deposit in the Certificate Account, the
     Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

                                     S-104

               (1) all scheduled payments of principal and/or interest (the
         "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

               (2) all unscheduled payments of principal (including
         prepayments), unscheduled interest, Liquidation Proceeds, Insurance and
         Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

               (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges;

               (7) all amounts deposited in the Certificate Account, the
         Lower-Tier Distribution Account and, without duplication, the REO
         Account in error; and

               (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

         (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders).
     See "Description of the Pooling Agreements--Certificate Account" in the
     prospectus; and

         (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier
     Distribution Account pursuant to the Pooling and Servicing Agreement.

     The aggregate amount available for distributions to the holders of the
Class A-JFL Certificates on each Distribution Date (the "Class A-JFL Available
Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-JFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for such Distribution
Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date. See "Description of the Swap Contract" in this prospectus supplement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due
Period with respect to any mortgage loan with its first due date in April 2005 will begin on the Cut-off Date of such mortgage loan and the first Due Period with respect to any mortgage loan with its first due date in May 2005 will begin on April 1, 2005.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic
Payments received with respect to the mortgage loans relating to the related
Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances or Notional Amounts of the Certificates or the Class A-JFL Regular
Interest have not been reduced to zero, the

                                     S-105

Paying Agent is required to apply amounts on deposit in the Upper-Tier
Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1, Class A-2,
Class A-3, Class A-4 and Class A-SB Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest
Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class
X-1 and Class X-2 Certificates, pro rata, from the Available Distribution
Amount for such Distribution Date up to an amount equal to the aggregate
Interest Distribution Amount for those Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that
Distribution Date; provided, however, on any Distribution Date where the
Available Distribution Amount (or applicable portion of the Available
Distribution Amount) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution
Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of
Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution
Amounts in respect of each such Class of Certificates for such Distribution
Date;

     Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and
Class A-1A Certificates, in reduction of the Certificate Balances of those
Classes, concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution
Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount for such
Distribution Date remaining after payments specified in clause (ii) below on such Distribution Date, until the Certificate Balance of the Class A-SB
Certificates is reduced to the Class A-SB Planned Principal Balance, (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal
Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above) for such Distribution Date and, after the Certificate
Balance of the Class A-1A Certificates has been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments specified in clause
(i)(A) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero,
(C) to the Class A-2 Certificates, in an amount equal to the Group 1 Principal
Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above) for such Distribution Date and, after the
Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such
Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero, (D) to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above) for such Distribution
Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the
Class A-3 Certificates is reduced to zero, (E) to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D)
above) for such Distribution Date and, after the Certificate Balance of the
Class A-1A Certificates has been reduced to zero, the Group 2 Principal
Distribution Amount remaining after payments specified in clauses (i)(A), (B),
(C) and (D) above and clause (ii) below have been made on such Distribution
Date, until the Certificate Balance of the Class A-4 Certificates is reduced to zero and (F) to the Class A-SB Certificates, in an amount equal to the Group 1
Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above) for such Distribution
Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2

                                     S-106

Principal Distribution Amount remaining after payments specified in clauses
(i)(A), (B), (C), (D) and (E) above and clause (ii) below have been made on such Distribution Date, until the Class A-SB Certificates are reduced to zero;
and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2
Principal Distribution Amount and, after the Certificate Balance of the Class
A-SB Certificates has been reduced to zero, the Group 1 Principal Distribution
Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E)
and (F) above have been made on such Distribution Date, until the Class A-1A
Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and
Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed
Collateral Support Deficit allocated to each Class), until all amounts of
Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class A-J Certificates and the Class A-JFL Regular
Interest, pro rata, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for the Class A-J Certificates and the
Class A-JFL Regular Interest;

     Fifth, following reduction of the Certificate Balances of the Class A
Certificates to zero, to the Class A-J Certificates and the Class A-JFL Regular
Interest, pro rata, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the
Certificate Balances of the Class A-J Certificates and the Class A-JFL Regular
Interest are reduced to zero;

     Sixth, to the Class A-J Certificates and the Class A-JFL Regular Interest,
pro rata, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates and the Class A-JFL Regular Interest, but not
previously reimbursed, have been reimbursed in full;

     Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates and the Class A-JFL Regular Interest to
zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class A-J
Certificates and the Class A-JFL Regular Interest on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Ninth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest and Class B
Certificates to zero, to the Class C Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class A-JFL Regular Interest and Class B Certificates
on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twelfth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

                                     S-107

     Fifteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates and Class D Certificates to zero, to the
Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class
A-JFL Regular Interest, Class B Certificates, Class C Certificates and Class D
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Eighteenth, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates and Class E
Certificates to zero, to the Class F Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates,
Class C Certificates, Class D Certificates and Class E Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-first, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates
and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates
and Class F Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates and Class G Certificates to zero, to the Class H
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class A-JFL
Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates and Class G
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

                                     S-108

     Twenty-seventh, to the Class H Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class
A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates
and Class H Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Thirtieth, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the
Class A Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates
and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates and Class J
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Thirty-third, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-sixth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-eighth, following reduction of the Certificate Balances of the
Class A Certificates, Class A-J Certificates, Class A-J Regular Interest, Class
B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J

                                     S-109

Certificates, Class K Certificates and Class L Certificates to zero, to the
Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class
A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates, Class K Certificates and Class L
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Thirty-ninth, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates and Class M
Certificates to zero, to the Class N Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates,
Class C Certificates, Class D Certificates, Class E Certificates, Class F
Certificates, Class G Certificates, Class H Certificates, Class J Certificates,
Class K Certificates, Class L Certificates and Class M Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-second, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates
and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A
Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates
and Class N Certificates on that Distribution Date), until the Certificate
Balance of that Class is reduced to zero;

     Forty-fifth, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-sixth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-seventh, following reduction of the Certificate Balances of the
Class A Certificates, Class A-J Certificates, Class A-JFL Regular Interest,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates, Class L Certificates, Class M
Certificates, Class N Certificates and Class P Certificates to zero, to the
Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class
A-JFL Regular Interest, Class B

                                     S-110

Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates,
Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-eighth, to the Class NR Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-ninth, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier
Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or
Class A-JFL Regular Interest in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the
Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates and the Class A-JFL
Regular Interest (that date, the "Cross-Over Date"), the Principal Distribution
Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
Certificates without regard to the priorities set forth above and without regard to Loan Groups or the Class A-SB Planned Principal Balance.

     Distributions on the Class A-JFL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-JFL Certificates has not
been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-JFL Available Funds, in the following order of priority:

     First, to the Class A-JFL Certificates in respect of interest, up to an amount equal to the Class A-JFL Interest Distribution Amount;

     Second, to the Class A-JFL Certificates in respect of principal, the Class
A-JFL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

     Third, to the Class A-JFL Certificates until all amounts of Collateral
Support Deficit previously allocated to the Class A-JFL Certificates, but not previously reimbursed, have been reimbursed in full. See "Description of the
Swap Contract" in this prospectus supplement.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates and the Class A-JFL Regular Interest (other than the Class S and the Residual Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 4.5200%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 5.0160%.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 5.1970%.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 5.3350%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to 5.2010%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to the WAC Rate minus 0.188%.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to the WAC Rate minus 0.087%.

                                     S-111

     The Pass-Through Rate on the Class A-JFL Regular Interest is a per annum rate equal to 5.3350%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-JFL Certificates is a per annum rate equal to LIBOR plus 0.190%; provided, however, under certain circumstances described under "Description of the Swap Contract--The Swap Contract" in this prospectus supplement, the Pass-Through Rate on the Class A-JFL Certificates
may be effectively reduced or may convert to a per annum rate equal to the
Pass-Through Rate on the Class A-JFL Regular Interest.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate minus 0.037%.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate minus 0.006%.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 5.1310%, subject to a maximum rate equal to the WAC Rate.

     The term "LIBOR" means, with respect to the Class A-JFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related
LIBOR Determination Date. If such rate does not appear on Dow Jones Market
Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the
Paying Agent to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will request the principal London office of any four major reference banks in the London interbank market selected by the
Paying Agent to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest
Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Paying Agent, at approximately

                                     S-112

11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination
Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will determine LIBOR for each Interest Accrual
Period and the determination of LIBOR by the Paying Agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-JFL Certificates is (i)
with respect to the initial Interest Accrual Period, the date that is two LIBOR
Business Days prior to the Closing Date, and (ii) with respect to each Interest
Accrual Period thereafter, the date that is two LIBOR Business Days prior to the related Interest Accrual Period. A "LIBOR Business Day" is any day on which commercial banks are open for international business (including dealings in
U.S. Dollar deposits) in London, England and New York, New York.

     The Pass-Through Rates applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately 0.0390%
and 0.2396% per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates or the Class A-JFL Regular Interest. In general, the Certificate
Balance of each Class of Principal Balance Certificates or the Class A-JFL
Regular Interest will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of
Principal Balance Certificates or the Class A-JFL Regular Interest is
identified under "--General" above as being part of the Notional Amount of the
Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate
Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each
Distribution Date through and including the Distribution Date in March 2012, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

         (a) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates or the Class A-JFL
     Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
     (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the
     Class A-1A, Class A-J, Class B and Class C Certificates, the sum of (i) the
     Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates and (y) for each other Class of
     Principal Balance Certificates and the Class A-JFL Regular Interest, the
     greater of (i) the reference rate specified on Schedule I for such
     Distribution Date and (ii) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates or the Class A-JFL Regular Interest;

         (b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates or the Class A-JFL Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1
     Strip Rate will equal the excess, if any, of (a) the WAC Rate for the
     Distribution Date, over (b)(x) with respect to the Class A-1A, Class A-J,
     Class B and Class C Certificates, the sum of (i) the Class X-2 Strip Rate
     for the applicable Class X-2 Component and (ii) the Pass-Through

                                     S-113

     Rate in effect for the Distribution Date for the applicable Class of
     Principal Balance Certificates and (y) for each other Class of Principal
     Balance Certificates and the Class A-JFL Regular Interest, the greater of
     (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-JFL
     Regular Interest;

         (c) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates or the Class A-JFL
     Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the
     Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates or the Class A-JFL Regular
     Interest; and

         (d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates or the Class A-JFL Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-2
     Component immediately prior to the Distribution Date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates or the Class A-JFL Regular Interest.

     For each Distribution Date after the Distribution Date in March 2012, the
Certificate Balance of each Class of Principal Balance Certificates and the
Class A-JFL Regular Interest will constitute one or more separate Class X-1
Components, and the applicable Class X-1 Strip Rate with respect to each such
Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance
Certificates and the Class A-JFL Regular Interest whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each
Distribution Date through and including the Distribution Date in March 2012, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a
"Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date).
Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates and the Class A-JFL Regular Interest. If all or a designated portion of the
Certificate Balance of any Class of Principal Balance Certificates and the
Class A-JFL Regular Interest is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2
Components for purposes of calculating the Pass-Through Rate of the Class X-2
Certificates. For each Distribution Date through and including the Distribution
Date in March 2012, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

         (x) with respect to the Class A-1A, Class A-J, Class B and Class C
     Certificates, the lesser of:

               (a) the Class X-2 Fixed Strip Rate (as defined in the table below), and

               (b) the WAC Rate for such Distribution Date less the Pass-Through
         Rate in effect on such Distribution Date for the Class of Principal
         Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component, and

         (y) with respect to each other Class of Principal Balance Certificates and the Class A-JFL Regular Interest, the excess, if any, of:

               (a) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution
         Date, over

                                     S-114

               (b) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates and the Class A-JFL Regular
         Interest whose Certificate Balance, or a designated portion of that
         Certificate Balance, comprises such Class X-2 Component.

     After the Distribution Date in March 2012, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

                                                                                    CLASS X-2
 CLASS X-2 COMPONENT RELATING TO THE FOLLOWING PRINCIPAL BALANCE CERTIFICATE     FIXED STRIP RATE
-----------------------------------------------------------------------------   -----------------

Class A-1A ..................................................................          0.158%
Class A-J ...................................................................          0.057%
Class B .....................................................................          0.000%
Class C .....................................................................          0.000%

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement. The Pass-Through Rate on the Class A-JFL Regular Interest for the
first Distribution Date is expected to be a per annum rate equal to 5.3350%, subject to a maximum Pass-Through Rate equal to the WAC Rate.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the
Closing Date, in the case of the first Distribution Date, or, for all other
Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the
Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related
Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in
January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related
Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class S Certificates and Residual Certificates)
and the Class A-JFL Regular Interest during the related Interest Accrual
Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Class A-JFL Certificates, Class S Certificates and Residual
Certificates) or the

                                     S-115

Class A-JFL Regular Interest for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that Class of Certificates or the Class A-JFL Regular Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates. The "Class A-JFL
Interest Distribution Amount" will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-JFL Certificates on the
Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-JFL Certificates for all previous Distribution Dates, less (c) the excess if any, of (i) the product of
(A) 1/12th, (B) 5.3350% and (C) the Certificate Balance of the Class A-JFL
Certificates, over (ii) the product of (A) 1/12th, (B) the WAC Rate and (C) the
Certificate Balance of the Class A-JFL Certificates. See "Description of the
Swap Contract" in this prospectus supplement.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S Certificates, Residual Certificates and the Class A-JFL
Certificates) and the Class A-JFL Regular Interest for each Distribution Date will be the calendar month prior to the calendar month in which that
Distribution Date occurs. With respect to the Class A-JFL Certificates, the
Interest Accrual Period will be the period from and including the Distribution
Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date. Except with respect to the Class
A-JFL Certificates, interest will be calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-JFL Certificates, the Interest Accrual Period will be calculated on the basis of the actual number of days in the related interest accrual period and assuming each year has 360 days. See "Description of the Swap Contract" in this prospectus supplement.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class A-JFL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-JFL Regular Interest for each
Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-JFL Regular Interest,
respectively, for that Distribution Date accrued for the related Interest
Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced
(other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates' or Class A-JFL Regular Interest's, as the case may be, allocable share (calculated as described below) of the aggregate of any
Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the
Master Servicer's Compensating Interest Payment for the related Distribution
Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment
Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class A-JFL Certificates, the Class S Certificates, the Residual
Certificates and the Class X Certificates) and the Class A-JFL Regular Interest
will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall,
multiplied by (b) a fraction, the numerator of which is equal to the Interest
Distribution Amount in respect of that Class of Certificates or the Class A-JFL
Regular Interest, respectively, as the case may be, for the related
Distribution Date, and the denominator of which is equal to the aggregate
Interest Distribution Amount in respect of all Classes of Certificates (other than the Class A-JFL Certificates, the Class S Certificates, the Residual
Certificates and the Class X Certificates) for the related Distribution Date.
Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class
A-JFL Regular Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-JFL
Certificateholders "Description of the Swap Contract" in this prospectus supplement.

     Principal Distribution Amount. So long as (i) either the Class A-4 or the
Class A-SB Certificates and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either (i) each of the Class A-4 and Class

                                     S-116

A-SB Certificates or (ii) the Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for any Distribution Date
is an amount equal to the sum of (a) the Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for that
Distribution Date and (c) the Unscheduled Principal Distribution Amount for
that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of
(i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and
(ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution
Amount for such Distribution Date (provided, that in the case of clause (i) and
(ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 1 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 1 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the
Group 1 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution
Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II) of the definition of "Group 2 Principal Distribution
Amount", such recovery will be applied to increase the Group 1 Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in
Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution
Amount up to such amounts and then to increase the Group 2 Principal
Distribution Amount).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is
an amount equal to the sum of (a) the Group 2 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 2 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be

                                     S-117

reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the
Group 2 Principal Distribution Amount for that Distribution Date, (ii)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the
Group 2 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution
Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of "Group 1 Principal Distribution
Amount", such recovery will be applied to increase the Group 2 Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in
Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution
Amount up to such amounts and then to increase the Group 1 Principal
Distribution Amount).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to
Certificateholders on a preceding Distribution Date, prior to the related Due
Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination
Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master
Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal
Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the
Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer
Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties subsequent to the related Determination Date whether in the form of Liquidation Proceeds,
Insurance and Condemnation Proceeds, net income, rents, and profits from REO
Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan;
provided, that all such Liquidation Proceeds and Insurance and Condemnation
Proceeds shall be reduced by any unpaid Special Servicing Fees,

                                     S-118

Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b)
interest on the Stated Principal Balance of that mortgage loan at its Mortgage
Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the
Class A-JFL Regular Interest on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB
Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB
Certificates on the preceding Distribution Date. There will be no Group 1
Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     The "Class A-SB Planned Principal Balance" for any Distribution Date is
the balance shown for such Distribution Date in the table set forth in Schedule
II to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See "Yield and
Maturity Considerations--Weighted Average Life" in this prospectus supplement.
Based on such assumptions, the Certificate Balance of the Class A-SB
Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class
A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the
Certificate Balances of the Class A-1A, Class A-1, Class A-2, Class A-3 and
Class A-4 Certificates have been reduced to zero, any portion of the Group 2
Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as
applicable, remaining on any Distribution Date, will be distributed on the
Class A-SB Certificates until the Certificate Balance of the Class A-SB
Certificates is reduced to zero.

     With respect to any Distribution Date, the amount of principal distributions to the Class A-JFL Certificates will be equal to the amount of principal distributions to the Class A-JFL Regular Interest as described under
"--Distributions on the Class A-JFL Certificates" above.

     With respect to any Distribution Date, the "Class A-JFL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated in respect of the Class A-JFL Regular

                                     S-119

Interest on such Distribution Date. See "Description of the Certificates--
Distributions--Priority" and "Description of the Swap Contract" in this prospectus supplement.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain
Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal
Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of,
Collateral Support Deficit to the Certificates or the Class A-JFL Regular
Interest, as well as for purposes of calculating the Servicing Fee and Trustee
Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO
Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the
Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered
Certificates (excluding the Class A-JFL and Class X-2 Certificates), the Class
A-JFL Regular Interest and the Class A-1A, Class F, Class G and Class H
Certificates in the following manner: the holders of each Class of Offered
Certificates (excluding the Class A-JFL and Class X-2 Certificates), the Class
A-JFL Regular Interest and the Class A-1A, Class F, Class G and Class H
Certificates will be entitled to receive, with respect to the related Loan
Group, as applicable, on each Distribution Date an amount of Yield Maintenance
Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the
Certificates representing principal payments in respect of mortgage loans in
Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the
Base Interest Fraction for the related principal prepayment and such Class of
Certificates or the Class A-JFL Regular Interest, as applicable, and (c) the
Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the
Class A-JFL Regular Interest entitled to distributions of principal with respect to the related

                                     S-120

Loan Group, as applicable, on any particular Distribution Date on which Yield
Maintenance Charges are distributable, the aggregate amount of such Yield
Maintenance Charges will be allocated among all such Classes of Certificates and the Class A-JFL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     On any Distribution Date, for so long as the Swap Contract is in effect,
Yield Maintenance Charges distributable in respect of the Class A-JFL Regular
Interest will be payable to the Swap Counterparty and on any Distribution Date
on which the Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-JFL Regular Interest will be distributable to the holders of the Class A-JFL Certificates. See "Description of the Swap Contract" in this prospectus supplement.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-SB, Class A-1A, Class B, Class C, Class D, Class
E, Class F, Class G and Class H Certificates and the Class A-JFL Regular
Interest is a fraction (A) whose numerator is the greater of (x) zero and (y)
the difference between (i) the Pass-Through Rate on such Class of Certificates or the Class A-JFL Regular Interest, as applicable, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage
Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base
Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate
Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

                                     S-121

  CLASS DESIGNATION      ASSUMED FINAL DISTRIBUTION DATE
---------------------   ---------------------------------
Class A-1 ...........          December 12, 2009
Class A-2 ...........            April 12, 2010
Class A-3 ...........            April 12, 2012
Class A-4 ...........            March 12, 2015
Class A-SB ..........            July 12, 2014
Class A-J ...........            March 12, 2015
Class A-JFL .........            March 12, 2015
Class X-2 ...........            March 12, 2012
Class B .............            April 12, 2015
Class C .............            April 12, 2015
Class D .............          December 12, 2016
Class E .............            June 12, 2018

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the
Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The Rated Final Distribution Date for each Class of Offered Certificates will be August 12, 2037. See "Ratings" in this prospectus supplement.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o   the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

     o   the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N
         Certificates,

     o   the rights of the holders of the Class N, Class P and Class NR
         Certificates will be subordinated to the rights of the holders of the
         Class M Certificates,

     o   the rights of the holders of the Class M, Class N, Class P and Class NR
         Certificates will be subordinated to the rights of the holders of the
         Class L Certificates,

     o   the rights of the holders of the Class L, Class M, Class N, Class P and
         Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o   the rights of the holders of the Class K, Class L, Class M, Class N,
         Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

                                     S-122

     o   the rights of the holders of the Class J, Class K, Class L, Class M,
         Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o   the rights of the holders of the Class H, Class J, Class K, Class L,
         Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o   the rights of the holders of the Class G, Class H, Class J, Class K,
         Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o   the rights of the holders of the Class F, Class G, Class H, Class J,
         Class K, Class L, Class M, Class N, Class P and Class NR Certificates
         will be subordinated to the rights of the holders of the Class E
         Certificates,

     o   the rights of the holders of the Class E, Class F, Class G, Class H,
         Class J, Class K, Class L, Class M, Class N, Class P and Class NR
         Certificates will be subordinated to the rights of the holders of the
         Class D Certificates,

     o   the rights of the holders of the Class D, Class E, Class F, Class G,
         Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class
         NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o   the rights of the holders of the Class C, Class D, Class E, Class F,
         Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
         and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o   the rights of the holders of the Class B, Class C, Class D, Class E,
         Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
         Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J and Class A-JFL Certificates, and

     o   the rights of the holders of the Class A-J, Class A-JFL, Class B, Class
         C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
         L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Class A-J and Class A-JFL Certificates, the holders of the Class B
Certificates, the holders of the Class C Certificates, the holders of the Class
D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of that Class of Certificates on each
Distribution Date, and the ultimate receipt by the holders of the Class A-J and
Class A-JFL Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to the entire
Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C
Certificates by the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B
Certificates by the subordination of the Class C, Class D and Class E
Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J and Class A-JFL Certificates by the subordination of the Class B,
Class C, Class D and Class E Certificates and the Non-Offered Subordinate
Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate

                                     S-123

Certificates will be accomplished by the application of the Available
Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of
Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered
Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class
A-1A Certificates that are still outstanding, pro rata, without regard to Loan
Groups or the Class A-SB Planned Principal Balance, until their Certificate
Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class
A-SB Certificates until their Certificate Balances have been reduced to the
Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, third, to the Class A-2 Certificates until their Certificate
Balances have been reduced to zero, fourth, to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, fifth, to the Class A-4
Certificates until their Certificate Balances have been reduced to zero, sixth, to the Class A-SB Certificates until their Certificate Balances have been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and (ii) with respect to Loan Group 2, to the Class
A-1A Certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3, Class A-4 and Class
A-SB Certificates are still outstanding, first to the Class A-SB Certificates until their Certificate Balances have been reduced to the Class A-SB Planned
Principal Balance, second, to the Class A-1 Certificates until their
Certificate Balances have been reduced to zero, third, to the Class A-2
Certificates until their Certificate Balances have been reduced to zero, fourth, to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, fifth, to the Class A-4 Certificates until their
Certificate Balances have been reduced to zero and sixth, to the Class A-SB
Certificates until their Certificate Balances have been reduced to zero.

     Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB
and Class A-1A Certificates, for so long as they are outstanding, of the entire
Principal Distribution Amount (remaining after allocation of principal to the
Class A-SB Certificates until the Class A-SB Certificates are reduced to the
Class A-SB Planned Principal Balance, as applicable) with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-SB and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class
A-1A Certificates, the percentage interest in the trust evidenced by the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates
will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-SB and Class A-1A Certificates, the successive allocation on each
Distribution Date of the remaining Principal Distribution Amount (i) to the
Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, and (ii)
then to the Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates and the Non-Offered Certificates (other than the Class X-1 and Class S Certificates and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, and the Class B Certificates, Class C Certificates, Class D Certificates and
Class E Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the
Class X Certificates and the Residual Certificates) with later sequential designations.

                                     S-124

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special
Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S and Class X Certificates and the
Residual Certificates) and Class A-JFL Regular Interest after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral
Support Deficit"). The Paying Agent will be required to allocate any Collateral
Support Deficit among the respective Classes of Certificates and the Class
A-JFL Regular Interest as follows: to the Class NR, Class P, Class N, Class M,
Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C
and Class B Certificates in that order, and then to the Class A-J Certificates and the Class A-JFL Regular Interest, pro rata, and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates or the Class A-JFL Regular Interest, as the case may be, has been reduced to zero.
Following the reduction of the Certificate Balances of all Classes of
Subordinate Certificates and the Class A-JFL Regular Interest to zero, the
Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class
A-1A Certificates, pro rata, without regard to Loan Groups or the Class A-SB
Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-SB and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates (or, in the case of the Class A-JFL Certificates, a reduction in Certificate Balance corresponding to any Collateral Support Deficit allocated to the Class A-JFL
Regular Interest) will be allocated among the respective Certificates of such
Class in proportion to the Percentage Interests evidenced by the respective
Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the
Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits, and any
Collateral Support Deficit allocated in reduction of the Certificate Balance of the Class A-JFL Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class A-JFL Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Paying
Agent as described under "Description of the Certificates--The Trustee and
Paying Agent" below, certain reimbursements to the Master Servicer and the
Depositor as described under "Description of the Pooling Agreements--Certain
Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxes That

                                     S-125

May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated
Collateral Support Deficits are required thereafter to be made to a Class of
Offered Certificates or the Class A-JFL Regular Interest in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances
(each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the
Available Distribution Amount for that Distribution Date, in an amount equal to
(but subject to reduction as described below) the aggregate of: (1) all
Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO Loan during the related Due Period and not received as of the business day preceding the Master
Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance
Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment.
The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the
Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I
Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I
Advance for default interest, Yield Maintenance Charges, prepayment premiums or
Excess Interest or with respect to a Subordinate Companion Loan.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related
Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related
Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated
Principal Balance of that mortgage loan immediately prior to the related
Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related
Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement), to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other

                                     S-126

unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or
REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged
Property. To the extent that the Master Servicer fails to make a Servicing
Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a
Servicing Advance made with respect to an AB Mortgage Loan in accordance with the related Intercreditor Agreement, the related Subordinate Companion Loan), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation
Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan
("Related Proceeds"). Notwithstanding the foregoing, none of the Master
Servicer, the Special Servicer or the Trustee will be obligated to make any
Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a
"Nonrecoverable Advance"). Each of the Master Servicer, the Special Servicer
and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special Servicer. If the funds in the Certificate
Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer shall be deemed to be in accordance with the servicing standard; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Master Servicer, the Special Servicer and the
Trustee will be entitled to recover any Advance (together with interest on that
Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such
Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections on the mortgage loans in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable
Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest

                                     S-127

collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group
(after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee; however, the Special Servicer shall have no such option to make an affirmative determination that any P&I Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an
Advance is non-recoverable, each such decision will remain with the Master
Servicer. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is"
or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the
Certificateholders, the Master Servicer and the Trustee. The Master Servicer
will be entitled to rely conclusively on any non-recoverability determination of the Special Servicer and the Trustee shall be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special
Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the Master
Servicer or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any Subordinate Companion Loan.
No Servicing Advances will be made with respect to any Subordinate Companion
Loan if the related AB Mortgage Loan is no longer part of the trust. Any requirement of the Master Servicer, Special Servicer or Trustee to make an
Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the Certificates--Advances in
Respect of Delinquencies" and "Description of the Pooling
Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master
Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the
Certificate Account, interest at the Prime Rate (the "Reimbursement Rate")
accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this prospectus supplement and "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

                                     S-128

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An "Appraisal
Reduction Event" will occur on the earliest of:

         (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

         (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special
     Servicer;

         (3) the date on which a receiver has been appointed;

         (4) 60 days after a borrower declares bankruptcy;

         (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

         (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

         (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer, as of the first Determination Date that is at least ten business days following the date the Special Servicer receives and delivers to the Master Servicer such appraisal equal to the excess of (a) the
Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan
(together with any other mortgage loan cross-collateralized with such loan)
with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all
Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and
(z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth business day following delivery to the Master Servicer of the MAI appraisal or the completion of the valuation, the Master Servicer will be required to calculate and report to the
Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Master Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event
(or, in the case of an appraisal in connection with an Appraisal Reduction
Event described in clauses (1) and (6) of the third preceding

                                     S-129

paragraph, within 120 days after the initial delinquency for the related
Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB
Mortgage Loan and the related Subordinate Companion Loan, and all resulting
Appraisal Reductions will be allocated to the related Subordinate Companion
Loan prior to being allocated to the AB Mortgage Loan.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of
Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the
Class M Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates and then to the Class A-J Certificates and the Class A-JFL Regular
Interest, pro rata, and then to the Class A Certificates, pro rata). See
"--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive
Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal
(which may be an update of a prior appraisal), the cost of which will be a trust expense, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Master Servicer is required to redetermine and report to the Special Servicer, the Trustee and the Paying Agent, the
recalculated amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged
Property within the 12-month period prior to the occurrence of the Appraisal
Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, each
Rating Agency, the Swap Counterparty, the Trustee and certain assignees of the
Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any,
a statement (a "Statement to Certificateholders") based upon information by the
Master Servicer in accordance with the Commercial Mortgage Securities
Association (or any successor organization reasonably acceptable to the Master
Servicer and the Paying Agent) guidelines setting forth, among other things:

         (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate
     Balance of the Certificates;

                                     S-130

         (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable
     Certificate Interest or the Class A-JFL Interest Distribution Amount, and
     with respect to the Class A-JFL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-JFL Regular Interest, which amount is being paid as a result of a Swap Default;

         (3) the aggregate amount of P&I Advances made in respect of the
     Distribution Date;

         (4) the aggregate amount of compensation paid to the Trustee and the
     Paying Agent and servicing compensation paid to the Master Servicer and the
     Special Servicer with respect to the Due Period for the Distribution Date;

         (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the
     Distribution Date;

         (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

         (7) the number and aggregate principal balance of mortgage loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO
     Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

         (8) the value of any REO Property included in the trust fund as of the
     Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

         (9) the Available Distribution Amount and the Class A-JFL Available
     Funds for the Distribution Date;

         (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance
     Charges;

         (11) the Pass-Through Rate for each Class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

         (12) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date;

         (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

         (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional
     Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

         (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal
     Reduction effected in connection with such Distribution Date;

         (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

         (17) the amount of any remaining unpaid interest shortfalls for each
     Class of Certificates as of the Distribution Date;

         (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

                                     S-131

         (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date);

         (20) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Master Servicer Remittance Date;

         (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral
     Support Deficit;

         (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

         (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

         (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing
     Standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

         (25) the aggregate amount of interest on P&I Advances paid to the
     Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

         (26) the aggregate amount of interest on Servicing Advances paid to the
     Master Servicer, the Special Servicer and the Trustee since the previous
     Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

         (27) the original and then-current credit support levels for each Class of Certificates;

         (28) the original and then-current ratings for each Class of
     Certificates;

         (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

         (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution
     Date, as of the Cut-off Date);

         (31) LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

         (32) the amounts received and paid in respect of the Swap Contract;

         (33) identification of any Rating Agency Trigger Event or Swap Default
     as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

         (34) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event; and

         (35) the amount of and identification of any payments on the Class
     A-JFL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the
     Swap Contract.

                                     S-132

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.ctslink.com/cmbs. In addition, the Paying Agent may make certain other information and reports
(including the collection of reports specified by The Commercial Mortgage
Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) known as the "CMSA Investor Reporting
Package") related to the mortgage loans available, to the extent that the
Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the
Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing
Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10)
above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg,
L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual Operating Statements and occupancy rates, to the extent it has received the information from the Master
Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the
Special Servicer, the Master Servicer, the Directing Certificateholder, each
Rating Agency, any designee of the Depositor or any other person to whom the
Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

         (1) the Pooling and Servicing Agreement and any amendments to that agreement;

         (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

         (3) all officer's certificates delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

         (4) all accountants' reports delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

         (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying
     Agent in respect of each Mortgaged Property;

                                     S-133

         (6) copies of the mortgage loan documents;

         (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

         (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the
Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer
will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating
Statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Master
Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any
Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate
Owner or any prospective investor so identified by a Certificate Owner or an
Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants.
Conveyance of notices and other communications by DTC to Participants, and by
Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master
Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor
are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the
Certificate Registrar. The initial registered holder of the Offered
Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and
Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the
Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all
Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or Class LR
Certificates will be entitled to any Voting Rights. For purposes of determining
Voting Rights, the Certificate Balance of each Class (other than the Class S
Certificates) will not be reduced by the amount allocated to that Class of any
Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds
or

                                     S-134

other final payment have not yet been received. Voting Rights allocated to a
Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective
Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting
Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement;
provided, however, that the restrictions will not apply to the exercise of the
Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject to the
Pooling and Servicing Agreement, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates)
for the mortgage loans remaining in the trust (provided, however, that (a) the
Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates (other than the Class S and the Residual
Certificates) and (c) the Master Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or
the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate
Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master
Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2)
the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the
Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out of pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the
Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated
Principal Balance of the pool of mortgage loans be less than 1% of the Initial
Pool Balance. The voluntary exchange of Certificates, including the Class X
Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one
Certificateholder who must voluntarily participate and the Master Servicer must consent to the exchange.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the
holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the
Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

                                     S-135

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the Master Servicer or the holders of the Class LR
Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE AND PAYING AGENT

     Wells Fargo Bank, N.A., a national banking association, will act as
Trustee on behalf of the Certificateholders. The corporate trust office of the
Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn:
Corporate Trust Services (CMBS)-J.P. Morgan Chase Commercial Mortgage
Securities Corp., Series 2005-CIBC11. In addition, Wells Fargo Bank, N.A., will initially serve as certificate registrar (in that capacity, the "Certificate
Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the
Certificates (in that capacity, the "Authenticating Agent"). As compensation for the performance of its routine duties, the Trustee, Paying Agent,
Certificate Registrar and Authenticating Agent will be paid a fee (the "Trustee
Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to
0.0012% per annum (the "Trustee Fee Rate") and the Stated Principal Balance of
the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee, Paying Agent, Certificate Registrar and
Authenticating Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and
Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See
"Description of the Pooling Agreements--The Trustee," "--Duties of the
Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the prospectus.

     The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent
and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the
Pooling and Servicing Agreement, the Certificates and the mortgage loans.

                       DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-JFL Regular
Interest to the trust in exchange for the Class A-JFL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-JFL Regular Interest, the Swap Contract and the Floating Rate
Account.

     The Trustee, on behalf of the trust, will enter into an interest rate swap agreement (the "Swap Contract"), related to the Class A-JFL Regular Interest, with JPMorgan Chase Bank, N.A. (the "Swap Counterparty"). The Swap Contract
will have a maturity date of the Distribution Date in August 12, 2037 (the same date as the Rated Final Distribution Date of the Class A-JFL Certificates). The
Paying Agent will make available to the Swap Counterparty the Statement to
Certificateholders, which statement will include LIBOR applicable to the related Interest Accrual Period. See "Description of the
Certificates--Distributions" in this Prospectus Supplement. The Paying Agent will also calculate the amounts, if any, due from or payable to the Swap
Counterparty under the Swap Contract.

                                     S-136

     The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-JFL
Certificates the Class A-JFL Available Funds for any Distribution Date; (ii) to
withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (vi) to clear and terminate the account pursuant to the terms of the Pooling and Servicing
Agreement.

THE SWAP CONTRACT

     The Swap Contract will provide that, so long as the Swap Contract is in effect, on the business day before each Distribution Date, commencing in April
2005, (a) the Master Servicer will pay or cause to be paid to the Swap
Counterparty (i) any Yield Maintenance Charges in respect of the Class A-JFL
Regular Interest for the related Distribution Date and (ii) one month's interest at the Pass-Through Rate applicable to the Class A-JFL Regular
Interest accrued for the related Interest Accrual Period on the Certificate
Balance of the Class A-JFL Certificates, and (b) the Swap Counterparty will pay to the Paying Agent, for the benefit of the Class A-JFL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-JFL
Certificates accrued for the related Interest Accrual Period on the Certificate
Balance of the Class A-JFL Certificates. Such payments will be made on a net basis.

     On any Distribution Date for which the funds allocated to payment of the
Interest Distribution Amount of the Class A-JFL Regular Interest are
insufficient to pay all amounts due to the Swap Counterparty under the Swap
Contract for such Distribution Date, the amounts payable by the Swap
Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the
Class A-JFL Certificates will experience a shortfall in their anticipated yield.

     If the Swap Counterparty's long-term rating is not at least "A3" by
Moody's Investors Service, Inc. or "A--" by Standard & Poor's Ratings Services,
a division of The McGraw-Hill Companies, Inc. (a "Rating Agency Trigger
Event"), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another Rating Agency
Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, fails to make a payment to the trust required under the Swap Contract or an early termination date is designated under the Swap Contract in accordance with its terms (each such event, a "Swap Default"), then the Trustee (or the Paying Agent on its behalf)
will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-JFL Certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms of the Swap Contract and use any termination fees received from the Swap
Counterparty (as described in this prospectus supplement) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-JFL
Certificates.

     Any conversion to distributions equal to distributions on the Class A-JFL
Regular Interest pursuant to a Swap Default will become permanent following the determination by either the Paying Agent or the holders of 25% of the Class
A-JFL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-JFL
Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-JFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-JFL Regular
Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-JFL Certificates if notice of the resulting change in payment terms of the Class A-JFL Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

                                     S-137

     The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the
Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-JFL Regular Interest for such
Distribution Date is actually received by the Paying Agent.

TERMINATION FEES

     In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for such a replacement swap contract, then such termination fee will be distributed to the Class A-JFL Certificateholders.

THE SWAP COUNTERPARTY

     JPMorgan Chase Bank, N.A. is the Swap Counterparty under the Swap
Contract. JPMorgan Chase Bank, N.A. is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan Securities Inc., which is an
Underwriter.

     JPMorgan Chase Bank, N.A. is a wholly-owned bank subsidiary of JPMorgan
Chase & Co., a Delaware corporation. JPMorgan Chase Bank, N.A., is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the
Currency, a bureau of the United States Department of the Treasury. It is a
member of the Federal Reserve System and its deposits are insured by the
Federal Deposit Insurance Corporation.

     The long-term certificates of deposit of JPMorgan Chase Bank, N.A. are rated "AA-" and "Aa2" by S&P and Moody's, respectively.

     JPMorgan Chase & Co. files reports with the Securities and Exchange
Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap
Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

                                     S-138

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties.
The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing
Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the
Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans). Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special
Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer will be required to service and administer the mortgage loans for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling and Servicing Agreement on behalf of the trust and in the best interests of and for the benefit of
Certificateholders (as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the
Pooling and Servicing Agreement and the terms of the respective mortgage loan documents (and in the case of a mezzanine loan or a Subordinate Companion Loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

         (A) any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

         (B) the ownership of any Certificate or, if applicable, mezzanine loan or Subordinate Companion Loan, by the Master Servicer or any of its
     affiliates, as the case may be;

         (C) the Master Servicer's obligation to make Advances; and

         (D) the right of the Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the
     "Master Servicer Servicing Standards").

     The Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, with a view to the maximization of recovery of

                                     S-139

principal and interest on a net present value basis on the mortgage loans or
Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each AB Mortgage Loan, the holder of the related Subordinate Companion Loan (as a collective whole)), but without regard to:

         (A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing
     Agreement;

         (B) the ownership of any Certificate or, if applicable, mezzanine loan or Subordinate Companion Loan, by the Special Servicer or any of its
     affiliates;

         (C) the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

         (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and

         (E) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards").

     "Servicing Standards" means (i) with respect to the Master Servicer, the
Master Servicer Servicing Standards and (ii) with respect to the Special
Servicer, the Special Servicer Servicing Standards.

     Except as otherwise described under "--Inspections; Collection of
Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans
(including each AB Mortgage Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and any related Subordinate Companion Loan):

         (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date;

         (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of each AB Mortgage Loan, the holder of the related Subordinate
     Companion Loan cures such delinquency);

         (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

         (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged
     Property;

         (5) as to which, in the judgment of the Master Servicer or Special
     Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

         (6) as to which a default of which the Master Servicer has notice
     (other than a failure by the related borrower to pay principal or interest)
     and which the Master Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the
     Certificateholders (or, with respect to each AB Mortgage Loan, the interest of the holder of the related Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

                                     S-140

         (7) as to which the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder)
     determines that (i) a default (other than as described in clause (5) above)
     under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of
     Certificateholders (or, with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan);
     provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special
     Servicer (with the consent of the Directing Certificateholder) as described under "--Maintenance of Insurance" below.

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special
Servicer), (x) make certain calculations with respect to the mortgage loan, (y)
make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO
Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Subordinate
Companion Loans) serviced by the Special Servicer and any mortgage loans
(including the Subordinate Companion Loans) that have become REO Loans are referred to in this prospectus supplement as the "Specially Serviced Mortgage
Loans." If any Subordinate Companion Loan becomes specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If any
AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related
Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. The
Master Servicer will have no responsibility for the performance by the Special
Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset
Status Report") for each mortgage loan that becomes a Specially Serviced
Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Master
Servicer, the applicable Mortgage Loan Sellers, the Trustee (upon request), the
Paying Agent and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special
Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any
Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder
disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special

                                     S-141

Servicer will be required to revise the Asset Status Report until the Directing
Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special
Servicer have not agreed upon an Asset Status Report with respect to a
Specially Serviced Mortgage Loan within 90 days of the Directing
Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the
Directing Certificateholder by the Special Servicer.

THE DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise (1) the Special
Servicer, (with respect to all Specially Serviced Mortgage Loans (2) the
Special Servicer and the Master Servicer, with respect to non-Specially
Serviced Mortgage Loans as to which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer subject to consent of deemed consent of the Special Servicer. Except as otherwise described below, the Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing
Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

         (i) any proposed or actual foreclosure upon or comparable conversion
     (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

         (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

         (iii) any proposed sale of a defaulted mortgage loan or REO Property
     (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination; Retirement of
     Certificates" in this prospectus supplement) for less than the applicable
     Purchase Price (other than in connection with the exercise of the Purchase
     Option described under "--Realization Upon Defaulted Mortgage Loans"
     below);

         (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

         (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan and there is no material lender discretion;

         (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Specially Serviced Mortgage Loan or a non-Specially Serviced
     Mortgage Loan with a principal balance greater than or equal to $2,500,000 or any consent to such a waiver;

         (vii) any management company changes or franchise changes with respect to a mortgage loan for which the Master Servicer is required to consent or approve;

         (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

         (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

                                     S-142

         (x) any determination of an Acceptable Insurance Default;

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the
Certificateholders (as a collective whole), the Master Servicer or the Special
Servicer, as applicable, may take any such action without waiting for the
Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Special
Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided, that the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the
Directing Certificateholder that would cause it to violate applicable law, the related loan documents, the Pooling and Servicing Agreement, including the
Servicing Standards, or the REMIC Provisions.

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by
Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing
Certificateholder. The initial Directing Certificateholder will be JER
Investors Trust Inc.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial
Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The
Controlling Class as of the Closing Date will be the Class NR Certificates.

     Neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the
Directing Certificateholder that would cause either the Master Servicer or the
Special Servicer to violate applicable law, the related loan documents, the
Pooling and Servicing Agreement, including the Servicing Standards, or the
REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder:

         (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

         (b) may act solely in the interests of the holders of the Controlling
     Class,

         (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

                                     S-143

         (d) may take actions that favor the interests of the holders of the
     Controlling Class over the interests of the holders of one or more other
     Classes of Certificates,

         (e) will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

         (f) will have no liability whatsoever for having so acted and that no
     Certificateholder may take any action whatsoever against the Directing
     Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     The taking of, or refraining from taking, any action by the Master
Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing
Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation (the "Master Servicer") is a
California corporation with its principal offices located at 200 Witmer Road,
Horsham, Pennsylvania 19044. As of December 31, 2004, the Master Servicer was
the servicer of a portfolio of multifamily and commercial loans totaling approximately $192.1 billion in aggregate outstanding principal balance.

     The information set forth in this prospectus supplement concerning the
Master Servicer has been by the Master Servicer and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the
Certificates, the mortgage loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     J.E. Robert Company, Inc. (the "Special Servicer"), a Virginia
corporation, will be responsible for servicing the Specially Serviced Mortgage
Loans and REO Properties. The Special Servicer is a privately owned company whose principal offices are located at 1650 Tysons Boulevard, Suite 1600,
McLean, Virginia 22102. The Special Servicer has additional regional offices in
Dallas, Texas, North Haven, Connecticut, Los Angeles, California, Chicago,
Illinois and New York, New York and international offices in Paris, London and
Mexico City. The principal business of the Special Servicer is real estate investment and asset management of distressed and underperforming real estate loans secured by real estate and related assets. Since its founding in 1981, the Special Servicer has been a large asset manager for both the private and government sectors, having managed over $30 billion in book value of real estate and real estate debt. As of June 30, 2004, as a special servicer since its inception, the Special Servicer has been engaged on 31 transactions covering over $11.5 billion in book value and has been assigned over 1,700 loans under its special servicing capacity. The Special Servicer has also been an active investor in non-investment grade commercial mortgage-backed securities, having acquired subordinate securities in excess of $530 million.
As of December 31, 2003, the Special Servicer and its affiliates were managing portfolios of approximately $1.6 billion comprised of real estate loans and real estate owned assets.

     The information set forth in this prospectus supplement concerning the
Special Servicer has been provided by the Special Servicer, and neither the
Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided, that each
Rating Agency confirms in writing that the

                                     S-144

replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans and the
Subordinate Companion Loans, and will accrue at a rate (the "Servicing Fee
Rate"), equal to a per annum rate ranging from 0.0300% to 0.1100%. As of the
Cut-off Date, the weighted average Servicing Fee Rate will be approximately
0.0337% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the Subordinate Companion Loans that are not Specially
Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and the related Subordinate Companion Loans were not Specially Serviced
Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related
Subordinate Companion Loans since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and the Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Subordinate Companion
Loans. The Servicing Fee for each mortgage loan is included in the
Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any
Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a
30/360 Basis for purposes of calculating the Net Mortgage Rate. With respect to the Subordinate Companion Loans, the Servicing Fee, if any, will be computed as in the related Intercreditor Agreement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special
Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation
Proceeds and then from general collections on all the mortgage loans and any
REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan.
The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a

                                     S-145

Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage
Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the
Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special
Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially
Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any
Specially Serviced Mortgage Loan or REO Property as to which the Special
Servicer receives any Liquidation Proceeds or Insurance and Condemnation
Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate"
of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution or, if such repurchase or substitution occurs after such time period, only if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced
Mortgage Loan by the majority holder of the Controlling Class, the Special
Servicer or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) the purchase of any AB Mortgage Loan by the holder of the related Subordinate Companion Loan (provided, that the purchase occurs within the time period provided in the related Intercreditor Agreement) or (v) the purchase of any mortgage loan by a related mezzanine lender; provided, that a
Liquidation Fee will be payable by the mezzanine lender and the trust, if applicable, with respect to any purchase by a mezzanine lender if such purchase by the related mezzanine lender does not occur within 60 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan. The
Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not
Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The
Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and

                                     S-146

modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the Master Servicer and the
Special Servicer, as applicable, will be entitled to receive interest on
Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the
Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess."
Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a
"Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans for the related
Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing
Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such
Due Period, calculated at 0.01% per annum, and (B) all Prepayment Interest
Excesses received by the Master Servicer during such Due Period. If a
Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the
Directing Certificateholder or the Special Servicer), then the Compensating
Interest Payment for the related Distribution Date will be equal to the amount of the Prepayment Interest Shortfall. In no event will the rights of the
Certificateholders to the offset of the aggregate Prepayment Interest
Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the Master Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default
(as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master
Servicer (with respect to mortgage loans) or the

                                     S-147

Special Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standards;
provided, that the Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default; provided, further, that the Master Servicer will not itself be required to maintain any insurance coverage with respect to a Mortgaged Property as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master
Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain
(to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged
Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of
(1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood
Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related
Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B)
request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance
Default, the Special Servicer will be required to notify the Master Servicer and the Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an
Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten
(10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of March 30, 2005, as to which default the
Master Servicer

                                     S-148

and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and after non-binding consultation with the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for such consultation; provided, further, that upon the Special Servicer's determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing
Certificateholder, the Special Servicer will not be required to do so. Each of the Master Servicer and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing
Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the
REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the
Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special
Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of
1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the
Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or
Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to
FHA insurance.

                                     S-149

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master
Servicer) may not waive, modify or amend (or consent to waive, modify or amend)
any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and
Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the
Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing
Agreement. The Special Servicer will have the sole authority to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced
Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related
Subordinate Companion Loan to consent to such modification, waiver or amendment).

     The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced
Mortgage Loan if that modification, waiver or amendment would:

         (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated
     Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is
     secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

         (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or
Classes of Certificates (other than the Class S Certificates and the Class X
Certificates) or Class A-JFL Regular Interest with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the applicable
Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any

                                     S-150

mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the
Certificates--Reports to Certificateholders; Certain Available Information" in
this prospectus supplement.

     The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced
Mortgage Loan, the Special Servicer will be required to order an appraisal
(which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special
Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the
Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the
Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement)) at a price
(the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the
Controlling Class Certificateholder), plus (d) all related unreimbursed
Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate
Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing
Agreement, including workout and foreclosure, consistent with the Servicing
Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of an
AB Mortgage Loan by the holder of the related Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a

                                     S-151

Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee)
will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and "Description of the
Mortgage Pool--Mezz Cap AB Mortgage Loans" in this prospectus supplement.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the
"IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier
REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier
REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any
Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any
Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section
860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and
Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged
Property

                                     S-152

owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.
Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the
Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged
Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged
Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special
Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master
Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed
(at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2006 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the
Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related
Mortgaged Property as soon as practicable after the mortgage loan becomes a
Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed from the Certificate Account as an expense of the trust fund, and, in the case of any

                                     S-153

AB Mortgage Loan, as an expense of the holder of the related Subordinate
Companion Loan to the extent provided by the related Intercreditor Agreement).
The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the Master Servicer, as
applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying
Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the
Certificates--Reports to Certificateholders; Certain Available Information" in
this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates; and the approval of such successor by the Directing
Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master
Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special
Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the
Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's
members and managers), the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the
Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

                                     S-154

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special
Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the
Certificateholders (and in the case of any AB Mortgage Loan, the rights of the
Certificateholders and the holder of the related Subordinate Companion Loan (as a collective whole)) under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement.
Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the
Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the
Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the
Special Servicer may have other normal business relationships with the
Depositor or the Depositor's affiliates.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and
Servicing Agreement, including workout and foreclosure, consistent with the
Servicing Standard and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

         (a)(i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying
     Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New
     York City time on the relevant Distribution Date;

         (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing
     Agreement;

         (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and

                                     S-155

     Servicing Agreement, which failure continues unremedied for thirty days
     (fifteen days in the case of the Master Servicer's failure to make a
     Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the
     Pooling and Servicing Agreement or ten days in the case of a failure by the
     Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage
     Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

         (d) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty in the Pooling and Servicing
     Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special
     Servicer, as the case may be, by the Depositor, the Paying Agent or the
     Trustee, or to the Master Servicer, the Special Servicer, the Depositor,
     the Paying Agent and the Trustee by the Certificateholders of any Class,
     evidencing as to that Class, Percentage Interests aggregating not less than
     25%; provided, however, if that breach is capable of being cured and the
     Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

         (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

         (f) a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of
     Certificates, or (ii) has placed one or more Classes of Certificates on
     "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

         (g) the Master Servicer or the Special Servicer has been removed from
     S&P's approved master servicer list or approved special servicer list, respectively, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 30 days of such removal.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the
Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable

                                     S-156

so to act, it may (or, at the written request of the Directing
Certificateholder or Certificateholders entitled to not less than 51% of the
Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing
Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the holder previously has given to the
Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing
Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the
Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties to the
Pooling and Servicing Agreement, without the consent of any of the holders of
Certificates:

         (a) to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder;

         (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

         (c) to change the timing and/or nature of deposits in the Certificate
     Account, the Distribution Accounts or the REO Account, provided, that (A)
     the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any
     Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any
     Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

         (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee
     (see "Certain Federal Income Tax Consequences" and "Federal Income Tax
     Consequences for

                                     S-157

     REMIC Certificates--Taxation of Residual Certificates--Tax-Related
     Restrictions on Transfer of Residual Certificates" in the prospectus);

         (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

         (f) to amend or supplement any provision of the Pooling and Servicing
     Agreement to the extent necessary to maintain the ratings assigned to each
     Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by such Rating Agency.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase
Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of
Certificates of each Class affected by such amendment evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the
Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a
Subordinate Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Subordinate Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Subordinate Companion Loan, as applicable, (3)
adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4)
change in any manner the obligations of any Mortgage Loan Seller under a
Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100%
of the holders of Certificates and the holder of the related Subordinate
Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing
Agreement and that the amendment or the exercise of any power granted to the
Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the
Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                     S-158

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the Notional Amounts of the related Class X-2 Components); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2
Certificates, reduction of the Notional Amount of the Class X-2 Components as a
result of such distributions; and (4) the aggregate amount of Collateral
Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related Class X-2 Components).

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement. In addition, the yield to investors in the Class
A-JFL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See "Description of the Swap Contract"
in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining
Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal
Balance, second, in respect of the Class A-1 Certificates until their
Certificate Balance is reduced to zero, third, in respect of the Class A-2
Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero; fifth, in respect of the Class A-4 Certificates until their
Certificate Balance is reduced to zero; and sixth, in respect of the Class A-SB
Certificates until their Certificate Balance is reduced to zero; and the Group
2 Principal Distribution Amount (and, after the Class A-4 Certificates and
Class A-SB Certificates have been reduced to zero, any remaining Group 1
Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal
Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-J Certificates and the
Class A-JFL Regular Interest, pro rata, and then in respect of the Class B,
Class C, Class D and Class E Certificates and then the Non-Offered Certificates
(other than the Class A-1A and Class X-1 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout
Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special
Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-SB and Class A-1A Certificates will generally be based upon the particular
Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the
Class A-SB Certificates, the extent to which the

                                     S-159

planned balances are achieved and the sensitivity of the Class A-SB
Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class
A-4 and Class A-1A Certificates remain outstanding. In particular, once such
Classes of Certificates are no longer outstanding, any remaining portion on any
Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1
Principal Distribution Amount, as applicable, will be distributed to the Class
A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates were outstanding. Furthermore, because the Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the Notional Amounts of the related Class X-2 Components. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated
Repayment Dates. The failure of a borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing
Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the
Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to
Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment
Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A
Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the
Class X-2 Certificates, applied to reduce the Notional Amounts of the related
Class X-2 Components. An investor should consider, in the case of any Offered
Certificate (other than the Class X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on

                                     S-160

an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of Certificates or applicable portions of such Classes, the yield to maturity on the Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

     Principal prepayments on the mortgage loans may also affect the yield on the Class A-4, Class A-SB, Class X-2, Class A-J, Class A-JFL, Class B, Class C,
Class D and Class E Certificates because each such Class of Certificates has a
Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of
Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

     Distributions on the Class A-JFL Regular Interest will be subject to a maximum Pass-Through Rate equal to the WAC Rate. If the WAC Rate drops below the fixed rate on the Class A-JFL Regular Interest, the amount paid to the Swap
Counterparty will decrease and there will be a corresponding decrease in the amounts paid by the Swap Counterparty pursuant to the Swap Contract, which will result in a decreased interest payment to the holders of the Class A-JFL
Certificates.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class
G, Class F, Class E, Class D, Class C and Class B Certificates and then the
Class A-J Certificates and Class A-JFL Regular Interest (and correspondingly, the Class A-JFL Certificates), pro rata, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of
Certificates or the Class A-JFL Regular Interest, as applicable. In the event of the reduction of the Certificate Balances of all those Classes of
Certificates and the Class A-JFL Regular Interest to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.
Although losses will not be allocated to the Class X-2 Certificates directly, they will reduce the Notional Amount of the related Class X-2 Components to the extent such losses are allocated to the related Classes of Principal Balance
Certificates and the Class A-JFL Regular Interest, and therefore the Class X-2
Notional Amount, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-JFL Certificates, losses allocated to the Class A-JFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-JFL
Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout
Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the
Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and
"Description of the Mortgage Pool" in this prospectus supplement and "Risk
Factors" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield

                                     S-161

Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield
Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates other than the
Class A-JFL Certificates, the effective yield to the holders of such Offered
Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or the Class A-JFL Regular
Interest on any Distribution Date is less than the Distributable Certificate
Interest then payable for that Class of Certificates or the Class A-JFL Regular
Interest, as applicable, the shortfall will be distributable to holders of that
Class of Certificates or the Class A-JFL Regular Interest, as applicable, on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding.
Any such shortfall distributed to the Class A-JFL Regular Interest will be distributed to the holders of the Class A-JFL Certificates to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the
Swap Contract.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and
Liquidation Proceeds. As described in this prospectus supplement, the Group 1
Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each
Distribution Date will generally be distributable first, in respect of the
Class A-SB Certificates until their Certificate Balance is reduced to the Class
A-SB Planned Principal Balance, second, in respect of the Class A-1
Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 Certificates until their
Certificate Balance is reduced to zero, fifth, in respect of the Class A-4
Certificates until their Certificate Balance is reduced to zero and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the
Class A-4 and the Class A-SB Certificates have been reduced to zero, any remaining Group 1

                                     S-162

Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal
Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-J Certificates and the Class
A-JFL Regular Interest, pro rata, and then the Class B, Class C, Class D and
Class E Certificates and then the Non-Offered Certificates (other than the
Class A-1A and Class X-1 Certificates), in that order, in each case until the
Certificate Balance of each such Class of Certificates or the Class A-JFL
Regular Interest, as applicable, is reduced to zero. A reduction in the
Certificate Balance of the Class A-JFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-JFL
Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment
Date, as the case may be. The columns headed "0% CPR," "25% CPR," "50% CPR,"
"75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

         (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in April 2005;

         (b) the Mortgage Rate in effect for each mortgage loan as of the
     Cut-off Date will remain in effect to the maturity date or the Anticipated
     Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

         (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other
     Certificateholder), the Special Servicer, the Master Servicer or the
     holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of a Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

         (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout
     Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

         (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

         (f) the Closing Date is March 30, 2005;

         (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

         (h) the Pass-Through Rates, initial Certificate Balances and initial
     Notional Amounts of the respective Classes of Certificates are as described in this prospectus supplement;

                                     S-163

         (i) the Administrative Cost Rate is calculated on the Stated Principal
     Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

         (j) the optional termination of the trust will not be exercised; and

         (k) the Swap Contract is not subject to a Swap Default.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.
Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables (except for the last table, which is labeled "Discount
Margins for the Class A-JFL Certificates at the Respective CPRs Set Forth
Below") indicate the resulting weighted average lives of each Class of Offered
Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last table, which is labeled
"Discount Margins for the Class A-JFL Certificates at the Respective CPRs Set
Forth Below," shows the discount margins of the Class A-JFL Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
March 12, 2006 ............................       85          85          85          85          85
March 12, 2007 ............................       67          67          67          67          67
March 12, 2008 ............................       46          46          46          46          46
March 12, 2009 ............................       20          20          20          20          20
March 12, 2010 ............................        0           0           0           0           0
March 12, 2011 ............................        0           0           0           0           0
March 12, 2012 ............................        0           0           0           0           0
March 12, 2013 ............................        0           0           0           0           0
March 12, 2014 ............................        0           0           0           0           0
March 12, 2015 ............................        0           0           0           0           0
March 12, 2016 ............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     2.66        2.66        2.66        2.66        2.66

----------------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                                     S-164

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
March 12, 2006 ............................      100         100         100         100         100
March 12, 2007 ............................      100         100         100         100         100
March 12, 2008 ............................      100         100         100         100         100
March 12, 2009 ............................      100         100         100         100         100
March 12, 2010 ............................       10           9           8           7           0
March 12, 2011 ............................        0           0           0           0           0
March 12, 2012 ............................        0           0           0           0           0
March 12, 2013 ............................        0           0           0           0           0
March 12, 2014 ............................        0           0           0           0           0
March 12, 2015 ............................        0           0           0           0           0
March 12, 2016 ............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     4.81        4.80        4.80        4.79        4.71

----------------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
March 12, 2006 ............................      100         100         100         100         100
March 12, 2007 ............................      100         100         100         100         100
March 12, 2008 ............................      100         100         100         100         100
March 12, 2009 ............................      100         100         100         100         100
March 12, 2010 ............................      100         100         100         100         100
March 12, 2011 ............................      100         100         100         100         100
March 12, 2012 ............................       89          85          79          70           0
March 12, 2013 ............................        0           0           0           0           0
March 12, 2014 ............................        0           0           0           0           0
March 12, 2015 ............................        0           0           0           0           0
March 12, 2016 ............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     7.00        7.00        6.99        6.97        6.83

----------------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

                                     S-165

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
March 12, 2006 ............................      100         100         100         100         100
March 12, 2007 ............................      100         100         100         100         100
March 12, 2008 ............................      100         100         100         100         100
March 12, 2009 ............................      100         100         100         100         100
March 12, 2010 ............................      100         100         100         100         100
March 12, 2011 ............................      100         100         100         100         100
March 12, 2012 ............................      100         100         100         100         100
March 12, 2013 ............................      100         100         100         100         100
March 12, 2014 ............................      100         100         100         100         100
March 12, 2015 ............................        0           0           0           0           0
March 12, 2016 ............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.82        9.80        9.79        9.76        9.59

----------------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-SB CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
March 12, 2006 ............................      100         100         100         100         100
March 12, 2007 ............................      100         100         100         100         100
March 12, 2008 ............................      100         100         100         100         100
March 12, 2009 ............................      100         100         100         100         100
March 12, 2010 ............................       95          95          95          95          95
March 12, 2011 ............................       74          74          74          74          74
March 12, 2012 ............................       53          53          53          53          53
March 12, 2013 ............................       30          30          30          30          30
March 12, 2014 ............................        6           6           6           6           6
March 12, 2015 ............................        0           0           0           0           0
March 12, 2016 ............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     7.08        7.08        7.08        7.08        7.08

----------------
(1)   The weighted average life of the Class A-SB Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

                                     S-166

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
March 12, 2006 ............................      100         100         100         100         100
March 12, 2007 ............................      100         100         100         100         100
March 12, 2008 ............................      100         100         100         100         100
March 12, 2009 ............................      100         100         100         100         100
March 12, 2010 ............................      100         100         100         100         100
March 12, 2011 ............................      100         100         100         100         100
March 12, 2012 ............................      100         100         100         100         100
March 12, 2013 ............................      100         100         100         100         100
March 12, 2014 ............................      100         100         100         100         100
March 12, 2015 ............................        0           0           0           0           0
March 12, 2016 ............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.95        9.95        9.95        9.95        9.70

----------------
(1)   The weighted average life of the Class A-J Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-JFL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
March 12, 2006 ............................      100         100         100         100         100
March 12, 2007 ............................      100         100         100         100         100
March 12, 2008 ............................      100         100         100         100         100
March 12, 2009 ............................      100         100         100         100         100
March 12, 2010 ............................      100         100         100         100         100
March 12, 2011 ............................      100         100         100         100         100
March 12, 2012 ............................      100         100         100         100         100
March 12, 2013 ............................      100         100         100         100         100
March 12, 2014 ............................      100         100         100         100         100
March 12, 2015 ............................        0           0           0           0           0
March 12, 2016 ............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.95        9.95        9.95        9.95        9.70

----------------
(1)   The weighted average life of the Class A-JFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-JFL Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-JFL Certificates.

                                     S-167

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                        0% CPR      25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   ----------   ---------   ---------   ---------   ---------

Initial Percentage ........................        100         100         100         100         100
March 12, 2006 ............................        100         100         100         100         100
March 12, 2007 ............................        100         100         100         100         100
March 12, 2008 ............................        100         100         100         100         100
March 12, 2009 ............................        100         100         100         100         100
March 12, 2010 ............................        100         100         100         100         100
March 12, 2011 ............................        100         100         100         100         100
March 12, 2012 ............................        100         100         100         100         100
March 12, 2013 ............................        100         100         100         100         100
March 12, 2014 ............................        100         100         100         100         100
March 12, 2015 ............................         57          48          37          20           0
March 12, 2016 ............................          0           0           0           0           0
Weighted Average Life (years)(1) ..........      10.00        9.99        9.98        9.97        9.75

----------------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                        0% CPR      25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   ----------   ---------   ---------   ---------   ---------

Initial Percentage ........................        100         100         100         100         100
March 12, 2006 ............................        100         100         100         100         100
March 12, 2007 ............................        100         100         100         100         100
March 12, 2008 ............................        100         100         100         100         100
March 12, 2009 ............................        100         100         100         100         100
March 12, 2010 ............................        100         100         100         100         100
March 12, 2011 ............................        100         100         100         100         100
March 12, 2012 ............................        100         100         100         100         100
March 12, 2013 ............................        100         100         100         100         100
March 12, 2014 ............................        100         100         100         100         100
March 12, 2015 ............................        100         100         100         100           0
March 12, 2016 ............................          0           0           0           0           0
Weighted Average Life (years)(1) ..........      10.03       10.03       10.03       10.03        9.78

----------------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                                     S-168

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                        0% CPR      25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   ----------   ---------   ---------   ---------   ---------

Initial Percentage ........................        100         100         100         100         100
March 12, 2006 ............................        100         100         100         100         100
March 12, 2007 ............................        100         100         100         100         100
March 12, 2008 ............................        100         100         100         100         100
March 12, 2009 ............................        100         100         100         100         100
March 12, 2010 ............................        100         100         100         100         100
March 12, 2011 ............................        100         100         100         100         100
March 12, 2012 ............................        100         100         100         100         100
March 12, 2013 ............................        100         100         100         100         100
March 12, 2014 ............................        100         100         100         100         100
March 12, 2015 ............................        100         100         100         100          48
March 12, 2016 ............................         27          27          27          27          27
March 12, 2017 ............................          0           0           0           0           0
Weighted Average Life (years)(1) ..........      10.53       10.53       10.53       10.52       10.37

----------------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                        0% CPR      25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   ----------   ---------   ---------   ---------   ---------

Initial Percentage ........................        100         100         100         100         100
March 12, 2006 ............................        100         100         100         100         100
March 12, 2007 ............................        100         100         100         100         100
March 12, 2008 ............................        100         100         100         100         100
March 12, 2009 ............................        100         100         100         100         100
March 12, 2010 ............................        100         100         100         100         100
March 12, 2011 ............................        100         100         100         100         100
March 12, 2012 ............................        100         100         100         100         100
March 12, 2013 ............................        100         100         100         100         100
March 12, 2014 ............................        100         100         100         100         100
March 12, 2015 ............................        100         100         100         100         100
March 12, 2016 ............................        100         100         100         100         100
March 12, 2017 ............................         30          30          30          30          30
March 12, 2018 ............................          5           5           5           5           5
March 12, 2019 ............................          0           0           0           0           0
Weighted Average Life (years)(1) ..........      12.07       12.06       12.05       12.04       11.92

----------------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                                     S-169

     The discount margins set forth in the table below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-JFL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class
A-JFL Certificates. The table below assumes that the Class A-JFL Certificates are purchased without accrued interest. The following table has been prepared on the basis of the modeling assumptions above.

                                DISCOUNT MARGINS
            FOR THE CLASS A-JFL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                   PRICE                         0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------------   -------------   -------------   -------------   -------------   ------------
                                              DISC MARGIN     DISC MARGIN     DISC MARGIN     DISC MARGIN     DISC MARGIN
                                                 (BPS)           (BPS)           (BPS)           (BPS)           (BPS)

 99.62500% ...............................          23              23              23              23             23
 99.65625% ...............................          23              23              23              23             23
 99.68750% ...............................          23              23              23              23             23
 99.71875% ...............................          22              22              22              22             22
 99.75000% ...............................          22              22              22              22             22
 99.78125% ...............................          22              22              22              22             22
 99.81250% ...............................          21              21              21              21             21
 99.84375% ...............................          21              21              21              21             21
 99.87500% ...............................          20              20              20              20             20
 99.90625% ...............................          20              20              20              20             20
 99.93750% ...............................          20              20              20              20             20
 99.96875% ...............................          19              19              19              19             19
100.00000% ...............................          19              19              19              19             19
100.03125% ...............................          19              19              19              19             19
100.06250% ...............................          18              18              18              18             18
100.09375% ...............................          18              18              18              18             18
100.12500% ...............................          18              18              18              18             18
100.15625% ...............................          17              17              17              17             17
100.18750% ...............................          17              17              17              17             17
100.21875% ...............................          16              16              16              16             16
100.25000% ...............................          16              16              16              16             16
100.28125% ...............................          16              16              16              16             16
100.31250% ...............................          15              15              15              15             15
100.34375% ...............................          15              15              15              15             15
100.37500% ...............................          15              15              15              15             15
Weighted Average Life (years)(1) .........        9.95            9.95            9.95            9.95           9.70

----------------
(1)   The weighted average life of the Class A-JFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-JFL Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-JFL Certificates.

                                     S-170

YIELD SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     ANY OPTIONAL TERMINATION BY THE HOLDERS OF THE CONTROLLING CLASS, THE
SPECIAL SERVICER, THE MASTER SERVICER OR THE HOLDERS OF THE CLASS LR
CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD
HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X-2 CERTIFICATES BECAUSE A
TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF
THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN THE CLASS X-2 CERTIFICATES
AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR
INITIAL INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION;
RETIREMENT OF CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-2 Certificates for the specified CPRs based on the assumptions set forth under "--Weighted Average
Life" above. It was further assumed that the purchase price of the Class X-2
Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from
March 1, 2005 to the Closing Date.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class
X-2 Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered).

     The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-2 Certificates.

     For purposes of this prospectus supplement, prepayment assumptions with respect to the mortgage loans are presented in terms of the "Constant
Prepayment Rate" or "CPR" model described under "--Weighted Average Life"
above.

                                     S-171

              SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX
                YIELDS TO MATURITY OF THE CLASS X-2 CERTIFICATES

                                            PREPAYMENT ASSUMPTION (CPR)
                            -----------------------------------------------------------
 ASSUMED PURCHASE PRICE (OF
 INITIAL NOTIONAL AMOUNT OF
  CLASS X-2 CERTIFICATES)        0%         25%         50%         75%         100%
--------------------------- ----------- ----------- ----------- ----------- -----------

         0.6034%                4.815%      4.815%      4.815%      4.815%      4.815%

                                     S-172

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC
Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the
"Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a
"REMIC") within the meaning of Sections 860A through 860G (the "REMIC
Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-SB, Class A-1A, Class X-1, Class X-2, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P and Class NR Certificates and Class A-JFL Regular Interest will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R
Certificates will represent the sole class of "residual interest" in the
Upper-Tier REMIC and the Class LR Certificates will represent the sole class of
"residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC
Provisions. The Certificates (other than the Class S, Class R and Class LR
Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest
Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S
Certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust will also hold the Class A-JFL Regular
Interest, the Swap Contract and the Floating Rate Account, and the Class A-JFL
Certificates will represent undivided beneficial interests in such portion of the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust's allocable share of any property that secured a mortgage loan that was acquired by foreclosure (in the case of any AB Mortgage Loan, an allocable portion of the property securing the related AB Mortgage Loan Pair) or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR
Certificates, which will represent the sole class of residual interest in the
Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular
Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates (other than the Class A-JFL Certificates) and the Class A-JFL
Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates, other than the Class A-JFL, Class
X-2 and Class E Certificates, and the Class A-JFL Regular Interest will be issued at a premium for federal income tax purposes, and that the Class E
Certificates will be issued with a de minimis amount of original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No
representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences" and "Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates" in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class A-JFL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-JFL Regular Interest and the Swap Contract for
purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-JFL

                                     S-173

Regular Interest, and with respect to the Class A-JFL Certificates, references in such discussion to the "regular interests" are to the Class A-JFL Regular
Interest and amounts allocable thereto.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the weighted average Net
Mortgage Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices
(including accrued interest from March 1, 2005). Any "negative" amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Allocation of Yield Maintenance Charges and
Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge.
Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.
Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-JFL Regular Interest will be treated as received by the holders of the Class A-JFL Certificates and paid as a periodic payment by the holders of the Class A-JFL Certificates under the
Swap Contract. See "Taxation of the Swap Contract" below.

     Except as provided below, the Offered Certificates will be treated as
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates
will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 14.2% of the
Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code. See "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC Certificates" in
the prospectus.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-JFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-JFL
Certificates must allocate the price they pay for their Certificates between their interests in the Class A-JFL Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap
Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-JFL Certificates, as applicable. If the
Swap Premium is paid by a holder, it will reduce the purchase

                                     S-174

price allocable to the Class A-JFL Regular Interest. If the Swap Premium is
received by holders, it will be deemed to have increased the purchase price for the Class A-JFL Regular Interest. If the Swap Contract is "on-market," no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-JFL Certificates and the Class A-JFL Regular
Interest, it is anticipated that the Class A-JFL Regular Interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class A-JFL Certificates. The holder of a Class A-JFL
Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-JFL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of
Treasury ("Treasury") treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Swap Premium would be treated in part as a loan under
Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-JFL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-JFL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class
A-JFL Certificate under Treasury regulations. A holder of a Class A-JFL
Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The Class A-JFL Certificates, representing a beneficial ownership in the
Class A-JFL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-JFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-JFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in the prospectus.

                                     S-175

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), between J.P. Morgan Securities Inc.
for itself and as representative of CIBC World Markets Corp., Credit Suisse
First Boston LLC and Wachovia Capital Markets, LLC (collectively, the
"Underwriters"), and the Depositor, the Depositor has agreed to sell to the
Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances or Notional
Amounts, as applicable, of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.

                          J.P. MORGAN       CIBC WORLD      CREDIT SUISSE    WACHOVIA CAPITAL
         CLASS          SECURITIES INC.   MARKETS CORP.   FIRST BOSTON LLC     MARKETS, LLC
---------------------- ----------------- --------------- ------------------ -----------------

Class A-1 ............  $   74,490,000    $                  $                 $
Class A-2 ............  $  121,978,000    $ 50,000,000       $                 $
Class A-3 ............  $   96,634,000    $ 50,000,000       $                 $
Class A-4 ............  $  477,260,000    $200,000,000       $25,000,000       $25,000,000
Class A-SB ...........  $  108,204,000    $                  $                 $
Class A-J ............  $   67,063,000    $                  $                 $
Class A-JFL ..........  $   50,000,000    $                  $                 $
Class X-2 ............  $1,755,407,000    $                  $                 $
Class B ..............  $   45,025,000    $                  $                 $
Class C ..............  $   18,009,000    $                  $                 $
Class D ..............  $   27,015,000    $                  $                 $
Class E ..............  $   22,512,000    $                  $                 $

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers
have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates will be approximately 101.1% of the initial aggregate Certificate
Balance of the Offered Certificates, plus (except with respect to the Class
A-JFL Certificates) accrued interest on the Offered Certificates from March 1,
2005, before deducting expenses payable by the Depositor estimated to be approximately $3,400,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the
Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.
In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.
The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                     S-176

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers
and the Swap Counterparty.

     CIBC World Markets Corp., one of the Underwriters, is an affiliate of CIBC
Inc., one of the Mortgage Loan Sellers.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Latham & Watkins
LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors
Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"):

                         CLASS       S&P     MOODY'S
                       ---------   ------   --------
                           A-1       AAA       Aaa
                           A-2       AAA       Aaa
                           A-3       AAA       Aaa
                           A-4       AAA       Aaa
                           A-SB      AAA       Aaa
                           A-J       AAA       Aaa
                          A-JFL      AAA       Aaa
                           X-2       AAA       Aaa
                            B        AA        Aa2
                            C        AA-       Aa3
                            D         A        A2
                            E         A-       A3

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by August 12, 2037 (the
"Rated Final Distribution Date"). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated.
In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2
Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this prospectus supplement, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-2 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2
Certificates. The Notional Amounts upon

                                     S-177

which interest is calculated with respect to the Class X-2 Certificates are subject to reduction in connection with each reduction of a corresponding component, whether as a result of principal payments or the allocation of
Collateral Support Deficits. The ratings on the Class X-2 Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

     A rating on the Class A-JFL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-JFL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-JFL Regular Interest, and are not rating the receipt of interest accrued at LIBOR plus 0.1900%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-JFL Certificates may experience as a result of the conversion of the pass-through rate on the
Class A-JFL Certificates from a rate based on LIBOR to a fixed rate. The ratings do not address any shortfalls or delays in payment that investors in the Class A-JFL Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-JFL Certificates from a rate based on
LIBOR to a fixed rate.

     In addition, S&P's ratings on the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the
Certificates.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of
Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital, or other restrictions.

     See "Legal Investment" in the prospectus.

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and

                                     S-178

separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or
which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan")
should review with its legal advisors whether the purchase or holding of
Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of
ERISA, and the excise taxes imposed on the prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P, or Fitch. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any
sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered
Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market,

                                     S-179

must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related
Offered Certificate.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-JFL Certificates, which benefit from the Swap Contract:

         (a) Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2000-58);

         (b) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

         (c) The fiduciary of a Plan purchasing any class of certificates subject to a swap contract must be either:

         o   a "qualified professional asset manager" (as defined in PTE 84-14);

         o   an "in-house asset manager" (as defined in PTE 96-23); or

         o   a Plan fiduciary with total assets under management of at least
             $100 million at the time of the acquisition of the Certificates by the Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing
Date. However, any Plan contemplating purchase of the Class A-JFL Certificates must make its own determination that all of the additional requirements of the
Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-JFL Certificates.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Certificates between the
Depositor or the Underwriters and a Plan when the Depositor, any of the
Underwriters, the Trustee, the Master Servicer, the Special Servicer, a
sub-servicer or a borrower is a party in interest with respect to the investing
Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered
Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an
"Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an

                                     S-180

affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                     S-181

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                     PAGE
                                                                     ----
1110 South Avenue AB Mortgage
   Loan ........................................................            S-72
30/360 Basis ...................................................            S-79
AB Mortgage Loan ...............................................            S-72
AB Mortgage Loan Pair ..........................................            S-72
Acceptable Insurance Default ...................................           S-148
Actual/360 Basis ...............................................            S-79
Additional Exclusions ..........................................           S-148
Administrative Cost Rate .......................................           S-115
Advances .......................................................           S-126
Anticipated Repayment Date .....................................            S-78
Appraisal Reduction ............................................           S-129
Appraisal Reduction Event ......................................           S-129
ARD Loan .......................................................            S-78
Asset Status Report ............................................           S-141
Assumed Final Distribution Date ................................           S-121
Assumed Scheduled Payment ......................................           S-119
Authenticating Agent ...........................................           S-136
Available Distribution Amount ..................................           S-104
Base Interest Fraction .........................................           S-121
Cambridge Park AB Mortgage Loan.................................            S-72
CBE ............................................................           S-171
Certificate Account ............................................           S-103
Certificate Balance ............................................            S-97
Certificate Owner ..............................................           S-100
Certificate Registrar ..........................................           S-136
Certificateholders .............................................            S-70
Certificates ...................................................            S-97
Class ..........................................................            S-97
Class A Certificates ...........................................            S-97
Class A-JFL Available Funds ....................................           S-105
Class A-JFL Interest Distribution Amount .......................           S-116
Class A-JFL Principal Distribution Amount ......................           S-119
Class A-JFL Regular Interest ...................................            S-97
Class A-SB Planned Principal Balance ...........................           S-119
Class X Certificates ...........................................            S-97
Class X-1 Components ...........................................           S-113
Class X-1 Strip Rate ...........................................           S-113
Class X-2 Component ............................................           S-114
Class X-2 Strip Rate ...........................................           S-114
Clearstream ....................................................           S-100
Closing Date ...................................................            S-70
CMSA Investor Reporting Package ................................           S-133
Code ...........................................................           S-173
Collateral Support Deficit .....................................           S-125
Compensating Interest Payment ..................................           S-147
Constant Prepayment Rate .......................................           S-163
Controlling Class ..............................................           S-143
Controlling Class Certificateholder ............................           S-143
Conversion .....................................................            S-89
Corrected Mortgage Loan ........................................           S-141
CPR ............................................................           S-163
Crossed Loan ...................................................            S-95
Cross-Over Date ................................................           S-111
Cut-off Date ...................................................            S-10
Cut-off Date Balance ...........................................            S-70
Cut-off Date LTV Ratios ........................................            S-88
Defeasance .....................................................            S-82
Defeasance Lockout Period ......................................            S-82
Depositor ......................................................            S-70
Depositories ...................................................           S-101
Determination Date .............................................           S-103
Direct Participants ............................................           S-101
Directing Certificateholder ....................................           S-143
Discount Rate ..................................................            S-80
Distributable Certificate Interest .............................           S-116
Distribution Account ...........................................           S-103
Distribution Date ..............................................           S-103
DTC ............................................................           S-100
Due Period .....................................................           S-105
Effective Gross Income .........................................            S-87
ERISA ..........................................................           S-179
ERISA Plan .....................................................           S-179
ESA ............................................................            S-90
Euroclear ......................................................           S-100
Events of Default ..............................................           S-155
Excess Interest ................................................           S-115
Excess Interest Distribution Account ...........................           S-104
Excluded Plan ..................................................           S-180
Exemption ......................................................           S-179
FIRREA .........................................................            S-90
Floating Rate Account ..........................................           S-104
Form 8-K .......................................................            S-87
Gain on Sale Reserve Account ...................................           S-104
Group 1 Principal Distribution Amount ..........................    S-117, S-118
Group 1 Principal Shortfall ....................................           S-119
Group 2 Principal Distribution Amount ..........................           S-117
Group 2 Principal Shortfall ....................................           S-119
Indirect Participants ..........................................           S-101
Initial Loan Group 1 Balance ...................................            S-70
Initial Loan Group 2 Balance ...................................            S-70
Initial Pool Balance ...........................................            S-70

                                     S-182

                                                                            PAGE
                                                                            ----
Initial Rate ...................................................            S-78
Initial Resolution Period ......................................            S-93
Insurance and Condemnation Proceeds ............................           S-103
Intercreditor Agreement ........................................            S-75
Interest Accrual Period ........................................           S-116
Interest Distribution Amount ...................................           S-115
Interest Reserve Account .......................................           S-104
IRS ............................................................           S-152
La Ventana Apartments AB Mortgage Loan .........................            S-72
LIBOR ..........................................................           S-112
LIBOR Business Day .............................................           S-113
LIBOR Determination Date .......................................           S-113
Liquidation Fee ................................................           S-146
Liquidation Fee Rate ...........................................           S-146
Liquidation Proceeds ...........................................           S-103
Loan Group 1 ...................................................            S-70
Loan Group 2 ...................................................            S-70
Loan Groups ....................................................            S-70
Lockbox Accounts ...............................................            S-96
Lockbox Loans ..................................................            S-96
Lockout Period .................................................            S-80
Lower-Tier Distribution Account ................................           S-103
Lower-Tier REMIC ...............................................           S-173
Lower-Tier REMIC Regular Interests..............................           S-173
LTV Ratio ......................................................            S-88
MAI ............................................................            S-94
Master Servicer ................................................           S-144
Master Servicer Remittance Date ................................           S-126
Master Servicer Servicing Standards.............................           S-139
Maturity Date LTV Ratios .......................................            S-88
Mezz Cap AB Mortgage Loan ......................................            S-72
Mezz Cap AB Mortgage Loans .....................................            S-72
Mezz Cap Loan Pair .............................................            S-72
Mezz Cap Loan Pairs ............................................            S-72
Moody's ........................................................           S-177
Mortgage .......................................................            S-70
Mortgage Loan Sellers ..........................................            S-70
Mortgage Note ..................................................            S-70
Mortgage Rate ..................................................           S-115
Mortgaged Property .............................................            S-70
Mountain Valley Apartments AB Mortgage Loan ....................            S-72
Net Aggregate Prepayment Interest Shortfall ....................           S-116
Net Mortgage Rate ..............................................           S-115
Net Operating Income ...........................................            S-87
NOI ............................................................            S-87
Non-Offered Certificates .......................................            S-97
Non-Offered Subordinate Certificates ...........................           S-123
Nonrecoverable Advance .........................................           S-127
Notional Amount ................................................            S-98
Offered Certificates ...........................................            S-97
Operating Statements ...........................................            S-87
Option Price ...................................................           S-151
PAR ............................................................            S-90
Participants ...................................................           S-100
Pass-Through Rate ..............................................           S-111
Paying Agent ...................................................            S-71
Percentage Interest ............................................           S-100
Periodic Payments ..............................................           S-105
Permitted Investments ..........................................           S-104
Plan ...........................................................           S-179
PML ............................................................            S-85
Pooling and Servicing Agreement ................................            S-97
Poydras Plaza AB Mortgage Loan .................................            S-72
Prepayment Assumption ..........................................           S-173
Prepayment Interest Excess .....................................           S-147
Prepayment Interest Shortfall ..................................           S-147
Presidential Estates AB Mortgage Loan ..........................            S-72
Primary Collateral .............................................            S-96
Prime Rate .....................................................           S-128
Principal Balance Certificates .................................            S-98
Principal Distribution Amount ..................................           S-117
Principal Shortfall ............................................           S-119
Purchase Agreements ............................................            S-70
Purchase Option ................................................           S-151
Purchase Price .................................................            S-93
P&I Advance ....................................................           S-126
Qualified Substitute Mortgage Loan .............................            S-94
Rated Final Distribution Date ..................................           S-177
Rating Agencies ................................................           S-177
Rating Agency Trigger Event ....................................           S-137
Record Date ....................................................           S-103
Regular Certificates ...........................................           S-173
Reimbursement Rate .............................................           S-128
Related Proceeds ...............................................           S-127
Release Date ...................................................            S-82
REMIC ..........................................................           S-173
REMIC Provisions ...............................................           S-173
REO Account ....................................................           S-149
REO Loan .......................................................           S-120
REO Property ...................................................           S-141
Residual Certificates ..........................................            S-97
Restricted Group ...............................................           S-179
Revised Rate ...................................................            S-78

                                     S-183

                                                                            PAGE
                                                                            ----
Rules ...........................................................          S-102
Scheduled Principal Distribution Amount .........................          S-118
Senior Certificates .............................................           S-97
Servicing Advances ..............................................          S-126
Servicing Fee ...................................................          S-145
Servicing Fee Rate ..............................................          S-145
Servicing Standards .............................................          S-140
Similar Law .....................................................          S-179
Special Servicer ................................................          S-144
Special Servicer Servicing Standards.............................          S-140
Special Servicing Fee ...........................................          S-145
Special Servicing Fee Rate ......................................          S-145
Specially Serviced Mortgage Loans ...............................          S-141
Spreadsheet File ................................................              1
Stated Principal Balance ........................................          S-120
Statement to Certificateholders .................................          S-130
Subordinate Certificates ........................................           S-97
Subordinate Companion Loan ......................................           S-72
Subordinate Offered Certificates ................................           S-97
Swap Contract ...................................................          S-136
Swap Counterparty ...............................................          S-136
Swap Default ....................................................          S-137
Swap Premium ....................................................          S-174
S&P .............................................................          S-177
Treasury ........................................................          S-175
Trustee .........................................................           S-70
Trustee Fee .....................................................          S-136
Trustee Fee Rate ................................................          S-136
Underwriters ....................................................          S-176
Underwriting Agreement ..........................................          S-176
Underwritten Cash Flow ..........................................           S-87
Underwritten Cash Flow Debt Service Coverage Ratio ..............           S-87
Underwritten NOI ................................................           S-87
Unscheduled Principal Distribution Amount .......................          S-118
Upper-Tier Distribution Account .................................          S-103
Upper-Tier REMIC ................................................          S-173
UW DSCR .........................................................           S-87
UW NCF ..........................................................           S-87
UW NOI ..........................................................           S-87
Voting Rights ...................................................          S-134
WAC Rate ........................................................          S-115
Withheld Amounts ................................................          S-104
Withheld Loans ..................................................          S-104
Workout Fee .....................................................          S-145
Workout Fee Rate ................................................          S-145
Workout-Delayed Reimbursement Amount ............................          S-127
Yield Maintenance Charge ........................................           S-80

                                     S-184

                                   SCHEDULE I
                             CLASS X REFERENCE RATES

                    DISTRIBUTION DATE                 REFERENCE RATE
               --------------------------            ---------------
                       April 2005                         5.51382%
                        May 2005                          5.33919%
                        June 2005                         5.51373%
                        July 2005                         5.33909%
                       August 2005                        5.51364%
                     September 2005                       5.51360%
                      October 2005                        5.33895%
                      November 2005                       5.51351%
                      December 2005                       5.33736%
                      January 2006                        5.33731%
                      February 2006                       5.33726%
                       March 2006                         5.33784%
                       April 2006                         5.51171%
                        May 2006                          5.33711%
                        June 2006                         5.51162%
                        July 2006                         5.33701%
                       August 2006                        5.51153%
                     September 2006                       5.51149%
                      October 2006                        5.33687%
                      November 2006                       5.51141%
                      December 2006                       5.33678%
                      January 2007                        5.33672%
                      February 2007                       5.33668%
                       March 2007                         5.33638%
                       April 2007                         5.50923%
                        May 2007                          5.33465%
                        June 2007                         5.50618%
                        July 2007                         5.33169%
                       August 2007                        5.50603%
                     September 2007                       5.50597%
                      October 2007                        5.33148%
                      November 2007                       5.50583%
                      December 2007                       5.33133%
                      January 2008                        5.50568%
                      February 2008                       5.33118%
                       March 2008                         5.33125%
                       April 2008                         5.50545%
                        May 2008                          5.33095%
                        June 2008                         5.50533%
                        July 2008                         5.33082%
                       August 2008                        5.50520%
                     September 2008                       5.50515%
                      October 2008                        5.33062%
                      November 2008                       5.50502%
                      December 2008                       5.33048%
                      January 2009                        5.33040%
                      February 2009                       5.33034%

                                  Schedule I - 1

                    DISTRIBUTION DATE              REFERENCE RATE
               --------------------------         ---------------
                       March 2009                      5.33078%
                       April 2009                      5.50467%
                        May 2009                       5.33010%
                        June 2009                      5.50454%
                        July 2009                      5.32996%
                       August 2009                     5.50440%
                     September 2009                    5.50434%
                      October 2009                     5.32974%
                      November 2009                    5.50420%
                      December 2009                    5.33295%
                      January 2010                     5.33886%
                      February 2010                    5.33640%
                       March 2010                      5.33906%
                       April 2010                      5.51315%
                        May 2010                       5.33667%
                        June 2010                      5.51335%
                        July 2010                      5.33666%
                       August 2010                     5.51336%
                     September 2010                    5.51337%
                      October 2010                     5.33667%
                      November 2010                    5.51339%
                      December 2010                    5.33666%
                      January 2011                     5.33666%
                      February 2011                    5.40932%
                       March 2011                      5.41222%
                       April 2011                      5.58614%
                        May 2011                       5.40935%
                        June 2011                      5.58617%
                        July 2011                      5.40934%
                       August 2011                     5.58618%
                     September 2011                    5.58619%
                      October 2011                     5.40934%
                      November 2011                    5.58761%
                      December 2011                    5.41137%
                      January 2012                     5.58829%
                      February 2012                    5.41721%
                       March 2012                      5.41746%

                                 Schedule I - 2

                                   SCHEDULE II
                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

               DATE                                BALANCE
               ----                                -------
               April 12, 2005 ..............  $ 108,204,000.00
               December 12, 2009 ...........    108,203,028.56
               January 12, 2010 ............    106,601,797.67
               February 12, 2010 ...........    104,992,987.67
               March 12, 2010 ..............    102,816,059.05
               April 12, 2010 ..............    101,148,052.15
               May 12, 2010 ................     99,243,546.35
               June 12, 2010 ...............     97,510,476.20
               July 12, 2010 ...............     95,589,261.95
               August 12, 2010 .............     93,838,884.22
               September 12, 2010 ..........     92,080,220.60
               October 12, 2010 ............     90,134,066.32
               November 12, 2010 ...........     88,357,855.16
               December 12, 2010 ...........     86,394,601.99
               January 12, 2011 ............     84,600,678.74
               February 12, 2011 ...........     82,798,262.79
               March 12, 2011 ..............     80,453,794.31
               April 12, 2011 ..............     78,631,718.09
               May 12, 2011 ................     76,623,775.20
               June 12, 2011 ...............     74,783,556.67
               July 12, 2011 ...............     72,757,935.43
               August 12, 2011 .............     70,899,404.46
               September 12, 2011 ..........     69,032,073.83
               October 12, 2011 ............     66,980,033.00
               November 12, 2011 ...........     65,094,135.70
               December 12, 2011 ...........     63,035,283.69
               January 12, 2012 ............     61,156,085.18
               February 12, 2012 ...........     59,267,983.61
               March 12, 2012 ..............     57,026,621.55
               April 12, 2012 ..............     55,126,463.43
               May 12, 2012 ................     53,047,692.87
               June 12, 2012 ...............     51,129,478.57
               July 12, 2012 ...............     49,032,340.98
               August 12, 2012 .............     47,095,101.41
               September 12, 2012 ..........     45,148,686.90
               October 12, 2012 ............     43,024,068.59
               November 12, 2012 ...........     41,058,364.30
               December 12, 2012 ...........     38,914,948.98
               January 12, 2013 ............     36,929,773.98
               February 12, 2013 ...........     34,935,196.29
               March 12, 2013 ..............     32,428,590.52
               April 12, 2013 ..............     30,412,667.31
               May 12, 2013 ................     28,220,318.49
               June 12, 2013 ...............     26,184,453.35
               July 12, 2013 ...............     23,972,672.10
               August 12, 2013 .............     21,916,677.93
               September 12, 2013 ..........     19,850,944.49
               October 12, 2013 ............     17,610,057.31
               November 12, 2013 ...........     15,523,914.65
               December 12, 2013 ...........     13,263,139.77
               January 12, 2014 ............     11,156,396.41
               February 12, 2014 ...........      9,039,672.63
               March 12, 2014 ..............      6,471,345.93
               April 12, 2014 ..............      4,378,769.62
               May 12, 2014 ................      2,114,271.06
               June 12, 2014 ...............            996.93
               July 12, 2014 ...............              0.00

                                 Schedule II-1

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

LOAN #  ORIGINATOR   PROPERTY NAME                                    STREET ADDRESS
------  ----------   -------------                                    --------------

  1       JPMCB      DRA Portfolio                                    Various
 1.1      JPMCB      Willowbrook Plaza                                77 Willowbrook Boulevard
 1.2      JPMCB      Price Plaza                                      2150-2172 Willow Street and 2510-2598 Cherry Avenue
 1.3      JPMCB      Millenia Plaza II                                4401, 4403, 4600, & 4697 Millenia Plaza Way
 1.4      JPMCB      River Park Crossing                              7457-7507 North Blackstone Avenue
 1.5      JPMCB      Rancho San Diego                                 2506-2522 Jamacha Road
 1.6      JPMCB      Carmel Mountain                                  12324-12384 Carmel Mountain Road
  2       JPMCB      Southridge Mall                                  5300 South 76th Street
  3       JPMCB      Airport Industrial Park                          3375 Koapaka St
  4        CIBC      Palm Springs Mile                                400-798 and 401-599 West 49th Street, 5090 West 4th Avenue
                                                                        and 663-1195 West 49th Street
  5       JPMCB      Memorial Office Portfolio                        Various
 5.1      JPMCB      Three Memorial City Plaza                        840 Gessner Road
 5.2      JPMCB      Two Memorial City Plaza                          820 Gessner Road
 5.3      JPMCB      One Memorial City Plaza                          800 Gessner Road
 5.4      JPMCB      Memorial City Place                              9821 Katy Freeway
  6       JPMCB      90 Fifth Avenue                                  90 Fifth Avenue
  7        CIBC      Poydras Plaza                                    Various
 7.1       CIBC      639 Loyola Avenue                                639 Loyola Avenue
 7.2       CIBC      1250 Poydras Street                              1250 Poydras Street
  8       JPMCB      The Pinnacle in Kierland                         14624, 14636 & 14648 North Scottsdale Road
  9        CIBC      Southmont Center                                 Hope Road and Freemansburg Avenue
  10       CIBC      Capitol Towers                                   1500 Seventh Street
  11       CIBC      River Oaks Plaza                                 1414-1576 West Gray Avenue
  12       CIBC      Meridian Mark I and Meridian Mark II Portfolio   Various
 12.1      CIBC      Meridian Mark II                                 11711 North Meridian Street
 12.2      CIBC      Meridian Mark I                                  11611 North Meridian Street
  13      JPMCB      West Valley Shopping Center                      3111-3435 Tittabawassee Road
  14      JPMCB      Northern Lights Shopping Center                  3349-335 Cleveland Avenue and 1780-1786 Huy Road
  15      JPMCB      Lowes Metairie                                   3600 and 3620 Veterans Memorial Boulevard
  16       CIBC      Reflections of Summer Creek                      11103 Soutwest Davies Road
  17       CIBC      Shoppes at IV                                    275-289 Route 4 West
  18       CIBC      Arbor Trace Apartments                           12235 Stone Arbor Way
  19      JPMCB      Buckingham Place                                 14-D Windsor Circle
  20       CIBC      Boca Hamptons Plaza                              9030-9080 Kimberly Boulevard
  21       CIBC      Lakeside Plaza                                   25900-25970 Iris Avenue
  22       CIBC      Shopper's World Shopping Center                  15 Park Avenue
  23       CIBC      1110 South Avenue                                1110 South Avenue
  24      JPMCB      Ontario Town Center                              2225 Walker Lake Road
  25       CIBC      Resort at Coronado Ranch - Phase II              7777 South Jones Boulevard
  26       CIBC      Galveston Apartment Portfolio                    Various
 26.1      CIBC      The Seasons                                      8100 Seawall Boulevard
 26.2      CIBC      Chateau Lafitte                                  711 Holiday
 26.3      CIBC      Somerset Retirement Village                      2828 61st Street
 26.4      CIBC      Ebbtide Apartments                               100 Market Street
  27       CIBC      Doctors Pavillion                                3131 La Canada Street
  28       CIBC      Riviera Manufactured Housing and RV Community    2038 and 2200 Palm Drive
  29       CIBC      Country Club Gate                                120-200 Country Club Gate Center
  30      JPMCB      Embassy Suites                                   9940 Corporate Campus Drive
  31      JPMCB      The Plaza Corona Theater                         103-12 Through 26A Roosevelt Avenue
  32       CIBC      GSI Commerce Building                            935 First Avenue
  33       CIBC      Arnold Logistics - Building 9                    335-341 Heinz Street
  34       CIBC      Best Buy Center                                  825 Pilgrim Way
  35       CIBC      Ruben/Ebner Multifamily Portfolio                Various
 35.1      CIBC      Montgomery Plaza                                 7427 Montgomery Road
 35.2      CIBC      Karl Morse Plaza                                 4463 Karl Road
 35.3      CIBC      Karl Plaza                                       3988 Karl Road
 35.4      CIBC      Regency Plaza                                    1416 Striebel Road
 35.5      CIBC      West Broad Plaza                                 4150 West Broad Street
 35.6      CIBC      Embassy Plaza                                    4069 East Livingston Avenue
 35.7      CIBC      Royal James Plaza                                1113 South James Road
 35.8      CIBC      Kingsbury Plaza                                  1300 King Avenue
 35.9      CIBC      James Plaza                                      797, 807 and 827 South James Road
35.10      CIBC      Cleveland Plaza                                  4151 Cleveland Avenue
35.11      CIBC      Broad Meadows Plaza                              200 Broad Meadows Boulevard
  36      JPMCB      Franklin Park Commons                            5628 North Division Street
  37      JPMCB      Campbell Corners                                 1401 West Fourteen Mile Road
  38      JPMCB      Colonial Plaza                                   1500 East Empire Street
  39       CIBC      The Waterside Center                             2764 Aurora Avenue
  40       CIBC      Clairmont Place                                  1800 Century Place
  41       CIBC      Arnold Logistics - Building 8                    336-340 Heinz Street
  42      JPMCB      The Lehman Mansion                               7 West 54th Street
  43      JPMCB      2 & 6 Terri Lane                                 2 & 6 Terri Lane
  44       CIBC      Mountain Valley Apartments                       5875 Mountain Valley Lane
  45      JPMCB      Pavillion Crossings Phase II                     1801 Willow Haven Lane
  46      JPMCB      Woodland Park Apartments                         52 Fieldstone Drive
  47      JPMCB      Stoughton Technology Center                      800 Technology Center Drive
  48       CIBC      Ruisseau Village                                 3303-3309 North Central Expressway
  49       CIBC      Arnold Logistics - Building 15                   1700 Cloister Drive
  50       CIBC      Arnold Logistics - Buildings 2, 6 and 7          378 and 380 Freight Street and 4406 Industrial Park Road
  51       CIBC      Rodney Village Shopping Center                   1621-1704 South Governors Avenue
  52      JPMCB      Lot 8 Aliso Town Center                          26711 Aliso Creek Road
  53       CIBC      Arnold Logistics - Building 14                   1800 Cloister Drive
  54       CIBC      Sierra Vista Shopping                            9500 Montgomery Boulevard Northeast
  55       CIBC      Centennial Plaza                                 1210-1264 State Street
  56       CIBC      Western Hills                                    810 Western Drive
  57       CIBC      Clairmont MHC                                    13531 Clairmont Way
  58      JPMCB      Duval Villa Apartments                           4305  Duval Street
  59       CIBC      College and Perkins                              4463-4485 Perkins Road
  60       CIBC      Westlake Apartments                              1919 Evergreen Park Drive SW
  61      JPMCB      Lakeview Plaza Shopping Center                   2907 & 2909 Richmond Road
  62       CIBC      Shopper's World Outlots                          16, 20 and 24 Park Avenue, 121 Old Route 146, 823 and 827
                                                                        Route 146 and 620 Plank Road
  63       CIBC      Contemporary Village                             100 East Glenolden Avenue
  64      JPMCB      Graham Square Shopping Center                    911 Graham Road
  65       CIBC      Harriman Commons                                 290 Larkin Drive
  66      JPMCB      Plaza I of Josey Ranch                           2150 North Josey Lane
  67       CIBC      Arlington Plaza                                  600 Greenville Boulevard Southeast
  68       CIBC      901 North 7th Street                             901 North 7th Street
  69      JPMCB      Clearview Lufkin Plaza                           2215 South First Street
  70       CIBC      Braid Office Building                            124 12th Avenue South
  71       CIBC      Cambridge Park                                   621 Memorial Drive
  72       CIBC      The Centre at La Quinta                          79-395 Highway 111
  73      JPMCB      Spring Hill Suites - Lexington                   863 South Broadway
  74       CIBC      Stone Oak Crossing Shopping Center               19141 Stone Oak Parkway
  75       CIBC      Riverview Mall                                   2350 Miracle Mile Road
  76      JPMCB      The Colony                                       10113-10131 Jefferson Boulevard
  77       CIBC      Garners Ferry Crossing                           7546 Garners Ferry Road
  78       CIBC      Paradise Plaza                                   900-1200 Paradise Drive
  79      JPMCB      Townsgate Business Center                        2637-2649 Townsgate Road
  80       CIBC      1075 Northfield Court                            1075 Northfield Court
  81       CIBC      Social Security Administration Building          1521 North Carpenter Road
  82       CIBC      Star Suites                                      1360 High Road
  83      JPMCB      Cove Lake Apartments                             3351 Cove Lake Drive
  84       CIBC      Metro Station                                    2250 South Kirkman Road
  85      JPMCB      Battlefield Business Park                        10500 Battleview Parkway
  86       CIBC      Eckerd - East Northport                          575-577 Larkfield Road
  87       CIBC      1401 Front Street                                1401 Front Street
  88       CIBC      Bayou Landing Apartments                         3101 North McGregor Way
  89       CIBC      Eckerd - Farmingdale                             1102 Broad Hollow Road
  90      JPMCB      Villa Pacifica                                   4650 East 29th Street
  91       CIBC      Foxshire Plaza                                   1423 Dual Highway
  92      JPMCB      North Park Corporate Center                      17319 San Pedro Avenue
  93       CIBC      1500 Sansom Street                               1500 Sansom Street
  94      JPMCB      Walker Plaza                                     28050 Walker South Road
  95       CIBC      CVS - Winter Garden                              13697 West Colonial Drive
  96       CIBC      Riverview Mall Addition                          2350 Miracle Mile Road
  97      JPMCB      Riviere Shopping Center                          35611 US Highway 19 N
  98       CIBC      Westwood Apartments                              1900 West Liberty Street
  99      JPMCB      The Storage Center - Ridgeland                   130 Centre Street
 100      JPMCB      Center Partners - Coeur d'Alene                  1201 Ironwood Drive
 101      JPMCB      Heritage Park I                                  6612 East 75th Street
 102       CIBC      CVS - Huffmeister                                13757 Cypress North Houston Road
 103       CIBC      Riverwood Shopping Center                        240 West Airline Highway
 104       CIBC      Llewellyn Shopping Center                        1900-1960 State Route 10
 105       CIBC      CVS - Conroy                                     5886 Conroy Windermere Road
 106       CIBC      CVS - Champion                                   8317 Louetta Road
 107      JPMCB      Schooner Plaza                                   3425 East Baseline Road
 108       CIBC      Arnold Logistics - Building 1                    470 Saint Johns Drive
 109      JPMCB      Scottsdale - Shea Retail Pad                     7337 East Shea Boulevard
 110       CIBC      Village Shires Center                            1450-1498 Buck Road and 201 East Village Road
 111      JPMCB      Gaslight Square                                  6798 Crosswinds Drive North
 112       CIBC      Eagle Creek and Cedar Hill Portfolio             Various
112.1      CIBC      Eagle Creek                                      4845 East Golden Circle
112.2      CIBC      Cedar Hill                                       8115 South Industrial Drive
 113       CIBC      Presidential Estates                             41 Whitehouse Drive
 114      JPMCB      Cypress Mill Plaza Phase II                      17330 Spring Cypress Road
 115      JPMCB      The Shops at Sugar Crossing                      403 South Highway 6
 116      JPMCB      Neighborhood Retail                              1366-1382 Old Northern Boulevard
 117       CIBC      West Tech Business Center                        6959 Alamo Downs
 118       CIBC      CVS - Chandler                                   4657 East Chandler Road
 119      JPMCB      Collins & Aikman Building                        2001 Christian B. Hass Drive
 120       CIBC      Arnold Logistics - Buildings 3 and 4             381 Freight Street and 4410 Industrial Park Road
 121      JPMCB      400 Financial Plaza                              400 South Financial Place, 173-181 West Van Buren Street
 122       CIBC      Maxwell Point Shopping Center                    2131 Woodruff Road
 123      JPMCB      Heritage Park III                                6606 East 75th Street
 124      JPMCB      Tempe Commerce Park                              7420 South Kyrene Rd.
 125       CIBC      Scenic Heights                                   14850 and 14852 Scenic Heights Road
 126      JPMCB      Scottsdale Wal-Mart (Pad #6)                     15223 North Northsight Boulevard
 127      JPMCB      Winchester Springs Shopping Center               39112 Winchester Road
 128       CIBC      Plymouth Landing Shopping Center                 744-825 US Highway 64 East
 129      JPMCB      Walgreens - Shiloh                               1108 Hartman Lane
 130       CIBC      Bender Creek Apartments                          14400 Highway 59 North
 131       CIBC      Manor House Apartments                           703 Bumpas Drive
 132      JPMCB      Coolidge Business Park                           4000 Coolidge Avenue
 133      JPMCB      Devonshire-Reseda Center                         10174-10244 Reseda Boulevard & 18434 Devonshire Avenue
 134      JPMCB      Pine Gardens                                     6414 Baseline Road
 135       CIBC      La Ventana Apartments                            3711 Dilido Road
 136      JPMCB      Green Oaks Village                               3851 Southwest Green Oaks Boulevard
 137       CIBC      8100 Washington Avenue                           8100 Washington Avenue
 138      JPMCB      Meadowedge Shopping Center                       20141 Interstate 45 North
 139      JPMCB      Shary Plaza                                      808 South Shary Road
 140       CIBC      Stone Road Apartments                            1045 Stone Road
 141       CIBC      One Industrial Plaza                             1 Industrial Plaza
 142      JPMCB      Yorkanna MHP                                     156 Lisa Circle
 143      JPMCB      Thomasville Furniture Store                      310 North Point Parkway
 144       CIBC      Arnold Logistics - Building 17                   485 Terminal Road
 145      JPMCB      Walgreens Kaysville UT                           200 North Main Street

                                                                                  NUMBER OF       PROPERTY
LOAN #     CITY                   STATE     ZIP CODE   COUNTY                     PROPERTIES      TYPE
------     ----                   -----     --------   ------                     ----------      ----

  1        Various               Various    Various    Various                        6           Retail
 1.1       Wayne                    NJ       07470     Passaic                        1           Retail
 1.2       Signal Hill              CA       90755     Los Angeles                    1           Retail
 1.3       Orlando                  FL       32839     Orange                         1           Retail
 1.4       Fresno                   CA       93720     Fresno                         1           Retail
 1.5       San Diego                CA       92019     San Diego                      1           Retail
 1.6       San Diego                CA       92128     San Diego                      1           Retail
  2        Greendale                WI       53129     Milwaukee                      1           Retail
  3        Honolulu                 HI       96819     Honolulu                       1           Industrial
  4        Hialeah                  FL       33012     Miami-Dade                     1           Retail
  5        Houston                  TX       77024     Harris                         4           Office
 5.1       Houston                  TX       77024     Harris                         1           Office
 5.2       Houston                  TX       77024     Harris                         1           Office
 5.3       Houston                  TX       77024     Harris                         1           Office
 5.4       Houston                  TX       77024     Harris                         1           Office
  6        New York                 NY       10011     New York                       1           Office
  7        New Orleans              LA       70113     Orleans                        2           Office
 7.1       New Orleans              LA       70113     Orleans                        1           Office
 7.2       New Orleans              LA       70113     Orleans                        1           Office
  8        Scottsdale               AZ       85254     Maricopa                       1           Office
  9        Bethlehem                PA       18020     Northhampton                   1           Retail
  10       Sacramento               CA       95814     Sacramento                     1           Multifamily
  11       Houston                  TX       77019     Harris                         1           Retail
  12       Carmel                   IN       46032     Hamilton                       2           Office
 12.1      Carmel                   IN       46032     Hamilton                       1           Office
 12.2      Carmel                   IN       46032     Hamilton                       1           Office
  13       Saginaw                  MI       48604     Saginaw                        1           Retail
  14       Columbus                 OH       43224     Franklin                       1           Retail
  15       Metairie                 LA       70002     Jefferson                      1           Retail
  16       Beaverton                OR       97007     Washington                     1           Multifamily
  17       Paramus                  NJ       07652     Bergen                         1           Retail
  18       Charlotte                NC       28273     Mecklenburg                    1           Multifamily
  19       Newark                   DE       19702     New Castle                     1           Multifamily
  20       Boca Raton               FL       33434     Palm Beach                     1           Retail
  21       Moreno Valley            CA       92551     Riverside                      1           Retail
  22       Clifton Park             NY       12065     Saratoga                       1           Retail
  23       Staten Island            NY       10314     Richmond                       1           Office
  24       Mansfield                OH       44903     Richland                       1           Retail
  25       Las Vegas                NV       89139     Clark                          1           Multifamily
  26       Galveston                TX      Various    Galveston                      4           Multifamily
 26.1      Galveston                TX       77551     Galveston                      1           Multifamily
 26.2      Galveston                TX       77550     Galveston                      1           Multifamily
 26.3      Galveston                TX       77551     Galveston                      1           Multifamily
 26.4      Galveston                TX       77550     Galveston                      1           Multifamily
  27       Las Vegas                NV       89109     Clark                          1           Office
  28       Las Vegas                NV       89104     Clark                          1           Manufactured Housing
  29       Pacific Grove            CA       93950     Monterey                       1           Retail
  30       Louisville               KY       40223     Jefferson                      1           Hotel
  31       Corona                   NY       11368     Queens                         1           Mixed Use
  32       King of Prussia          PA       19406     Montgomery                     1           Office
  33       Mechanicsburg            PA       17055     Cumberland                     1           Industrial
  34       Ashwaubenon              WI       54304     Brown                          1           Retail
  35       Columbus                 OH      Various    Various                        11          Multifamily
 35.1      Cincinnati               OH       45236     Hamilton                       1           Multifamily
 35.2      Columbus                 OH       43224     Franklin                       1           Multifamily
 35.3      Columbus                 OH       43224     Franklin                       1           Multifamily
 35.4      Columbus                 OH       43227     Franklin                       1           Multifamily
 35.5      Columbus                 OH       43228     Franklin                       1           Multifamily
 35.6      Columbus                 OH       43227     Franklin                       1           Multifamily
 35.7      Columbus                 OH       43227     Franklin                       1           Multifamily
 35.8      Columbus                 OH       43212     Franklin                       1           Multifamily
 35.9      Columbus                 OH       43227     Franklin                       1           Multifamily
35.10      Columbus                 OH       43224     Franklin                       1           Multifamily
35.11      Columbus                 OH       43214     Franklin                       1           Multifamily
  36       Spokane                  WA       99208     Spokane                        1           Retail
  37       Madison Heights          MI       48071     Oakland                        1           Retail
  38       Bloomington              IL       61701     McLean                         1           Retail
  39       Naperville               IL       60540     DuPage                         1           Retail
  40       Atlanta                  GA       30345     Dekalb                         1           Office
  41       Mechanicsburg            PA       17055     Cumberland                     1           Industrial
  42       New York                 NY       10019     New York                       1           Office
  43       Burlington               NJ       08106     Burlington                     1           Office
  44       Dallas                   TX       75211     Dallas                         1           Multifamily
  45       Charlotte                NC       28262     Mecklenburg                    1           Multifamily
  46       Wisconsin Dells          WI       53965     Sauk                           1           Multifamily
  47       Stoughton                MA       02072     Norfolk                        1           Industrial
  48       Plano                    TX       75075     Collin                         1           Retail
  49       Lancaster                PA       17601     Lancaster                      1           Industrial
  50       Camp Hill                PA       17011     Cumberland                     1           Industrial
  51       Dover                    DE       19904     Kent                           1           Retail
  52       Aliso Viejo              CA       92656     Orange                         1           Mixed Use
  53       Lancaster                PA       17601     Lancaster                      1           Industrial
  54       Albuquerque              NM       87111     Bernalillo                     1           Retail
  55       Lemont                   IL       60439     Cook                           1           Retail
  56       Colorado Springs         CO       80915     El Paso                        1           Multifamily
  57       Oregon City              OR       97045     Clackamas                      1           Manufactured Housing
  58       Austin                   TX       78751     Travis                         1           Multifamily
  59       Baton Rouge              LA       70808     East Baton Rouge               1           Retail
  60       Olympia                  WA       98502     Thurston                       1           Multifamily
  61       Lexington                KY       40509     Fayette                        1           Retail
  62       Clifton Park             NY       12065     Saratoga                       1           Retail
  63       Glenolden                PA       19036     Delaware                       1           Multifamily
  64       Stow                     OH       44221     Summit                         1           Retail
  65       Woodbury                 NY       10926     Orange                         1           Retail
  66       Carrollton               TX       75006     Dallas                         1           Retail
  67       Greenville               NC       27858     Pitt                           1           Retail
  68       Harrisburg               PA       17102     Dauphin                        1           Office
  69       Lufkin                   TX       75901     Angelina                       1           Retail
  70       Nashville                TN       37203     Davidson                       1           Office
  71       Red Bank                 TN       37415     Hamilton                       1           Multifamily
  72       La Quinta                CA       92253     Riverside                      1           Retail
  73       Lexington                KY       40504     Fayette                        1           Hotel
  74       San Antonio              TX       78258     Bexar                          1           Retail
  75       Bullhead City            AZ       86442     Mohave                         1           Retail
  76       Culver City              CA       90232     Los Angeles                    1           Industrial
  77       Columbia                 SC       29209     Richland                       1           Retail
  78       West Bend                WI       53095     Washington                     1           Retail
  79       Thousand Oaks            CA       91361     Ventura                        1           Industrial
  80       Roswell                  GA       30076     Fulton                         1           Industrial
  81       Modesto                  CA       95351     Stanislaus                     1           Office
  82       Tallahassee              FL       32304     Leon                           1           Multifamily
  83       Lexington                KY       40509     Fayette                        1           Multifamily
  84       Orlando                  FL       32811     Orange                         1           Retail
  85       Manassas                 VA       20109     Prince William                 1           Office
  86       East Northport           NY       11731     Suffolk                        1           Retail
  87       Yorktown Heights         NY       10598     Westchester                    1           Industrial
  88       Houston                  TX       77004     Harris                         1           Multifamily
  89       Farmingdale              NY       11735     Suffolk                        1           Retail
  90       Tucson                   AZ       85711     Pima                           1           Multifamily
  91       Hagerstown               MD       21740     Washington                     1           Retail
  92       San Antonio              TX       78232     Bexar                          1           Office
  93       Philadelphia             PA       19102     Philadelphia                   1           Mixed Use
  94       Walker                   LA       70785     Livingston                     1           Retail
  95       Winter Garden            FL       34787     Orange                         1           Retail
  96       Bullhead City            AZ       86442     Mohave                         1           Retail
  97       Palm Harbor              FL       34684     Pinellas                       1           Retail
  98       Ann Arbor                MI       48103     Washtenaw                      1           Multifamily
  99       Ridgeland                MS       39157     Madison                        1           Self Storage
 100       Coeur d'Alene            ID       83814     Kootenai                       1           Office
 101       Indianapolis             IN       46250     Marion                         1           Office
 102       Houston                  TX       77429     Harris                         1           Retail
 103       La Place                 LA       70068     St. John the Baptist           1           Retail
 104       Parsippany-Troy Hills    NJ       07950     Morris                         1           Retail
 105       Orlando                  FL       32835     Orange                         1           Retail
 106       Spring                   TX       77379     Harris                         1           Retail
 107       Gilbert                  AZ       85234     Maricopa                       1           Retail
 108       Camp Hill                PA       17011     Cumberland                     1           Industrial
 109       Scottsdale               AZ       85260     Maricopa                       1           Retail
 110       Holland                  PA       18966     Bucks                          1           Retail
 111       Saint Petersburg         FL       33710     Pinellas                       1           Mixed Use
 112       Various                  MO      Various    Jefferson                      2           Manufactured Housing
112.1      High Ridge               MO       63049     Jefferson                      1           Manufactured Housing
112.2      Cedar Hill               MO       63016     Jefferson                      1           Manufactured Housing
 113       Greece                   NY       14616     Monroe                         1           Multifamily
 114       Cypress                  TX       77429     Harris                         1           Retail
 115       Sugar Land               TX       77478     Fort Bend                      1           Retail
 116       Roslyn                   NY       11576     Nassau                         1           Retail
 117       San Antonio              TX       78238     Bexar                          1           Industrial
 118       Phoenix                  AZ       85048     Maricopa                       1           Retail
 119       Saint Clair              MI       48079     Saint Clair                    1           Industrial
 120       Camp Hill                PA       17011     Cumberland                     1           Industrial
 121       Chicago                  IL       60605     Cook                           1           Retail
 122       Greenville               SC       29607     Greenville                     1           Retail
 123       Indianapolis             IN       46250     Marion                         1           Office
 124       Tempe                    AZ       85283     Maricopa                       1           Industrial
 125       Eden Prairie             MN       55344     Hennepin                       1           Office
 126       Scottsdale               AZ       85260     Maricopa                       1           Retail
 127       Murrieta                 CA       92563     Riverside                      1           Retail
 128       Plymouth                 NC       27962     Washington                     1           Retail
 129       Shiloh                   IL       62269     Saint Clair                    1           Retail
 130       Humble                   TX       77396     Harris                         1           Multifamily
 131       McKinney                 TX       75069     Collin                         1           Multifamily
 132       Arbutus                  MD       21229     Baltimore                      1           Industrial
 133       Northridge               CA       91324     Los Angeles                    1           Retail
 134       Little Rock              AR       72209     Pulaski                        1           Multifamily
 135       Dallas                   TX       75228     Dallas                         1           Multifamily
 136       Arlington                TX       76017     Tarrant                        1           Retail
 137       Houston                  TX       77007     Harris                         1           Office
 138       Houston                  TX       77373     Harris                         1           Retail
 139       Mission                  TX       78572     Hidalgo                        1           Retail
 140       Greece                   NY       14616     Monroe                         1           Multifamily
 141       Valley Stream            NY       11581     Nassau                         1           Industrial
 142       York                     PA       17406     York                           1           Manufactured Housing
 143       Alpharetta               GA       30005     Fulton                         1           Retail
 144       Camp Hill                PA       17011     Cumberland                     1           Industrial
 145       Kaysville                UT       84037     Davis                          1           Retail

               PROPERTY                                                 YEAR                        UNIT OF
    LOAN #     SUBTYPE                              YEAR BUILT        RENOVATED      UNITS (17)     MEASURE          OCCUPANCY %
    ------     -------                              ----------        ---------      -----------    --------         -----------

      1        Various                               Various           Various         912,254    Square Feet            91.9
     1.1       Anchored                                1980                            348,063    Square Feet            86.9
     1.2       Anchored                                1992             1994           154,750    Square Feet            99.4
     1.3       Anchored                                2003                            154,453    Square Feet            82.3
     1.4       Anchored                                1999                            121,408    Square Feet           100.0
     1.5       Anchored                                1990                             98,580    Square Feet           100.0
     1.6       Shadow Anchored                         1993                             35,000    Square Feet           100.0
      2        Regional Mall                           1970             2004           617,139    Square Feet            84.2
      3        Flex                                    1988             1991           826,390    Square Feet            98.0
      4        Anchored                                1959             2001         1,176,383    Square Feet            89.4
      5        Suburban                              Various                         1,077,239    Square Feet            89.4
     5.1       Suburban                                1998                            327,982    Square Feet            89.4
     5.2       Suburban                                1983                            359,370    Square Feet            89.2
     5.3       Suburban                                1981                            237,387    Square Feet            89.1
     5.4       Suburban                                1982                            152,500    Square Feet            90.7
      6        CBD                                     1903             1987           129,418    Square Feet           100.0
      7        CBD                                   Various           Various         950,012    Square Feet            82.9
     7.1       CBD                                     1982             1989           522,019    Square Feet            97.5
     7.2       CBD                                     1980                            427,993    Square Feet            65.1
      8        Suburban                                1999             2004           263,514    Square Feet           100.0
      9        Anchored                                2004                            228,467    Square Feet           100.0
      10       Garden                                  1961             2003               408       Units               89.7
      11       Anchored                                1990             2002           195,254    Square Feet            97.1
      12       Suburban                              Various           Various         382,267    Square Feet            83.2
     12.1      Suburban                                1984                            202,068    Square Feet            73.5
     12.2      Suburban                                1983             2002           180,199    Square Feet            94.1
      13       Anchored                                1996                            281,291    Square Feet            90.9
      14       Anchored                                1953             2004           361,009    Square Feet            81.6
      15       Anchored                                1999                            120,000    Square Feet           100.0
      16       Garden                                  1990                                351       Units               90.0
      17       Anchored                                1986             2000           134,001    Square Feet            96.2
      18       Garden                                  2003                                384       Units               95.1
      19       Garden                                  1972             1999               278       Units               95.3
      20       Unanchored                              1986             2002            93,216    Square Feet            96.1
      21       Anchored                                2004                             79,704    Square Feet           100.0
      22       Anchored                                1989                            152,142    Square Feet            94.9
      23       Suburban                                2002                             81,897    Square Feet           100.0
      24       Anchored                                2001             2004           150,226    Square Feet            96.0
      25       Garden                                  2004                                194       Units               99.0
      26       Garden                                Various           Various             556       Units               89.4
     26.1      Garden                                  1980             2003               258       Units               83.3
     26.2      Garden                                  1970                                 80       Units               95.0
     26.3      Garden                                  1973             2002               120       Units               90.8
     26.4      Garden                                  1963             2002                98       Units               99.0
      27       Suburban                                1996                             99,499    Square Feet            94.7
      28       Manufactured Housing                    1962             1970               508       Pads                97.2
      29       Anchored                                1975             2002           111,656    Square Feet            89.5
      30       Full Service                            2002                                150       Units               75.4
      31       Retail/Office                           1927             2004            53,798    Square Feet            87.8
      32       Suburban                                2001                            103,334    Square Feet           100.0
      33       Warehouse/Distribution                  1989                            483,150    Square Feet           100.0
      34       Anchored                                2004                             89,767    Square Feet           100.0
      35       Garden                                Various                               835       Units               92.8
     35.1      Garden                                  1962                                127       Units               94.5
     35.2      Garden                                  1961                                 79       Units               88.6
     35.3      Garden                                  1966                                120       Units               95.8
     35.4      Garden                                  1975                                 65       Units               93.8
     35.5      Garden                                  1963                                 66       Units               90.9
     35.6      Garden                                  1970                                 66       Units               95.5
     35.7      Garden                                  1964                                 72       Units               91.7
     35.8      Garden                                  1960                                 42       Units               95.2
     35.9      Garden                                  1963                                 84       Units               92.9
    35.10      Garden                                  1969                                 72       Units               95.8
    35.11      Garden                                  1962                                 42       Units               78.6
      36       Anchored                                1979             2000           129,785    Square Feet            97.2
      37       Anchored                                1977             2002           104,514    Square Feet            97.7
      38       Anchored                                1962             1993           229,418    Square Feet            96.8
      39       Anchored                                2004                             52,115    Square Feet           100.0
      40       Suburban                                1984                             93,578    Square Feet            95.4
      41       Warehouse/Distribution                  1988                            340,000    Square Feet           100.0
      42       CBD                                     1920             2005            13,300    Square Feet           100.0
      43       Suburban                                1987             1989            84,374    Square Feet           100.0
      44       Garden                                  1970             2003               312       Units               76.0
      45       Garden                                  2004                                120       Units               97.5
      46       Garden                                  2004                                152       Units               92.8
      47       Flex                                    2001                            117,119    Square Feet            97.8
      48       Anchored                                1984                            123,011    Square Feet            91.0
      49       Warehouse/Distribution                  1998                            300,000    Square Feet           100.0
      50       Warehouse/Distribution                  1960             1987           408,000    Square Feet           100.0
      51       Anchored                                1959             2003           211,568    Square Feet            93.4
      52       Retail/Office                           2004                             25,061    Square Feet           100.0
      53       Warehouse/Distribution                  1998                            262,000    Square Feet           100.0
      54       Anchored                                1979             2004           173,773    Square Feet            87.1
      55       Shadow Anchored                         1998             2000            38,520    Square Feet           100.0
      56       Garden                                  1985                                152       Units               94.1
      57       Manufactured Housing                    1972                                189       Pads                93.7
      58       Garden                                  1968             2001               111       Units               99.1
      59       Anchored                                2001             2003            34,259    Square Feet            87.2
      60       Garden                                  1979                                181       Units               90.1
      61       Anchored                                1979                            172,857    Square Feet            97.2
      62       Shadow Anchored                         1990             1997            16,200    Square Feet           100.0
      63       Garden                                  1970             2001               126       Units              100.0
      64       Shadow Anchored                         1989             1996            67,341    Square Feet            94.7
      65       Shadow Anchored                         2004                             44,894    Square Feet            94.4
      66       Shadow Anchored                         1984                             72,127    Square Feet            80.6
      67       Anchored                                1971             1999            91,068    Square Feet           100.0
      68       Suburban                                1963             1993            97,429    Square Feet           100.0
      69       Anchored                                1991             2003           128,955    Square Feet           100.0
      70       Suburban                                1961             2000            62,997    Square Feet            91.1
      71       Garden                                  1972                                226       Units               89.4
      72       Shadow Anchored                         2004                             49,107    Square Feet           100.0
      73       Limited Service                         2003                                108       Units               65.0
      74       Unanchored                              2004                             35,405    Square Feet           100.0
      75       Anchored                                1989                            122,446    Square Feet            85.7
      76       Flex                                    1955             2001            72,797    Square Feet            77.8
      77       Shadow Anchored                         2004                             45,270    Square Feet           100.0
      78       Unanchored                              1998                             45,096    Square Feet           100.0
      79       Flex                                    1980                             74,808    Square Feet            95.5
      80       Warehouse/Distribution                  1988                            151,743    Square Feet           100.0
      81       Suburban                                2003                             24,587    Square Feet           100.0
      82       Garden                                  2003                                 34       Units               98.5
      83       Garden                                  1978             2004               208       Units               84.6
      84       Shadow Anchored                         2003                             45,404    Square Feet           100.0
      85       Suburban                                1989                             43,322    Square Feet            91.8
      86       Anchored                                2004                             10,908    Square Feet           100.0
      87       Warehouse/Distribution                  1985             2003            66,447    Square Feet           100.0
      88       Garden                                  1962             2004               160       Units               94.4
      89       Anchored                                2004                             13,824    Square Feet           100.0
      90       Garden                                  1986                                176       Units               80.1
      91       Anchored                                1992                             45,590    Square Feet            98.9
      92       Suburban                                2001                             48,600    Square Feet            94.5
      93       Retail/Office                           1943             2001            38,000    Square Feet            98.8
      94       Anchored                                2003                             37,200    Square Feet            96.7
      95       Anchored                                2004                             13,813    Square Feet           100.0
      96       Anchored                                1989                             84,689    Square Feet           100.0
      97       Anchored                                2004                             27,700    Square Feet           100.0
      98       Garden                                  1979             2002               120       Units               90.0
      99       Self Storage                            1997                                704       Units               75.1
     100       Suburban                                1976             2001            46,604    Square Feet           100.0
     101       Suburban                                1980             1999            86,108    Square Feet            85.0
     102       Anchored                                2004                             13,813    Square Feet           100.0
     103       Shadow Anchored                         1975             2004            87,066    Square Feet            78.2
     104       Anchored                                1940             1998            38,328    Square Feet           100.0
     105       Anchored                                2004                             13,813    Square Feet           100.0
     106       Anchored                                2003                             13,813    Square Feet           100.0
     107       Unanchored                              2003                             12,267    Square Feet           100.0
     108       Warehouse/Distribution                  1960                            174,000    Square Feet           100.0
     109       Unanchored                              2004                             12,562    Square Feet           100.0
     110       Unanchored                              1982                             36,201    Square Feet            97.9
     111       Retail/Office                           1987                             40,232    Square Feet            87.4
     112       Manufactured Housing                  Various                               206       Pads                95.6
    112.1      Manufactured Housing                    1984                                108       Pads                94.4
    112.2      Manufactured Housing                    1973                                 98       Pads                96.9
     113       Garden                                  1966                                144       Units              100.0
     114       Shadow Anchored                         2004                             17,070    Square Feet           100.0
     115       Shadow Anchored                         2004                             11,600    Square Feet           100.0
     116       Unanchored                              1850             1992            16,500    Square Feet            96.2
     117       Flex                                    1984                             56,764    Square Feet            90.3
     118       Anchored                                2003                             13,073    Square Feet           100.0
     119       Warehouse/Distribution                  1991             2002           112,530    Square Feet           100.0
     120       Warehouse/Distribution                  1960             2001           153,000    Square Feet           100.0
     121       Anchored                                1986             1999             8,380    Square Feet           100.0
     122       Unanchored                              1984             2003            67,948    Square Feet            84.8
     123       Suburban                                1980                             82,449    Square Feet            89.6
     124       Warehouse/Distribution                  1999                             65,797    Square Feet           100.0
     125       Suburban                                2000                             35,955    Square Feet           100.0
     126       Shadow Anchored                         2004                              9,645    Square Feet           100.0
     127       Shadow Anchored                         2004                             11,461    Square Feet            89.8
     128       Anchored                                1989                             84,508    Square Feet           100.0
     129       Anchored                                2004                             14,820    Square Feet           100.0
     130       Garden                                  1972             2004               110       Units               87.3
     131       Garden                                  1962             2000               100       Units               93.0
     132       Flex                                    1973             2003            76,442    Square Feet            92.0
     133       Unanchored                              1961             1984            35,925    Square Feet           100.0
     134       Garden                                  1965                                137       Units              100.0
     135       Garden                                  1971             2002                87       Units               89.7
     136       Unanchored                              2003                             16,527    Square Feet           100.0
     137       Suburban                                1980                             44,060    Square Feet           100.0
     138       Unanchored                              2004                             12,600    Square Feet            84.9
     139       Unanchored                              2004                             11,600    Square Feet           100.0
     140       Garden                                  1975             2003                60       Units               95.0
     141       Warehouse/Distribution                  1965             1987            25,468    Square Feet           100.0
     142       Manufactured Housing                    1976                                 69       Pads               100.0
     143       Anchored                                1994                             16,000    Square Feet           100.0
     144       Warehouse/Distribution                  1970             1987            72,000    Square Feet           100.0
     145       Anchored                                2004                             13,650    Square Feet           100.0

                                                                                                                         ORIGINAL
                  OCCUPANCY         APPRAISED              APPRAISAL            CURRENT           ORIGINAL               BALANCE
    LOAN #           DATE         VALUE ($) (15)              DATE          LTV % )(1),(16)    BALANCE ($)(2)          PER UNIT ($)
    ------           ----         --------------              ----          ---------------    --------------          ------------

      1            12/31/04            184,600,000          Various               80.0           147,720,000                    162
     1.1           12/31/04             49,300,000          11/01/04                              39,440,000                    113
     1.2           12/31/04             40,700,000          10/30/04                              32,560,000                    210
     1.3           12/31/04             34,200,000          11/03/04                              26,600,000                    172
     1.4           12/31/04             25,500,000          11/02/04                              20,400,000                    168
     1.5           12/31/04             19,100,000          11/01/04                              16,080,000                    163
     1.6           12/31/04             15,800,000          11/01/04                              12,640,000                    361
      2            01/31/05            179,500,000          01/04/05              69.1           124,000,000                    201
      3            02/11/05            158,700,000          11/11/04              69.3           110,000,000                    133
      4            12/16/04            168,000,000     9/24/04, 12/21/04          63.7           107,000,000                     91
      5            12/15/04            135,000,000          01/06/05              59.3            80,000,000                     74
     5.1           12/15/04             55,213,000          01/06/05                              36,000,000                    110
     5.2           12/15/04             38,758,000          01/06/05                              20,500,000                     57
     5.3           12/15/04             24,700,000          01/06/05                              14,500,000                     61
     5.4           12/15/04             16,329,000          01/06/05                               9,000,000                     59
      6            02/09/05             84,000,000          11/24/04              79.8            67,000,000                    518
      7            01/11/05             77,400,000          10/26/04              77.3            60,000,000                     63
     7.1           01/11/05             47,825,000          10/26/04                              37,080,000                     71
     7.2           01/11/05             29,575,000          10/26/04                              22,920,000                     54
      8            03/15/05             56,700,000          12/20/04              76.7            43,500,000                    165
      9            12/09/04             47,175,000          12/01/04              78.2            37,000,000                    162
      10           12/31/04             49,600,000          11/22/04              61.5            30,500,000                 74,755
      11           11/23/04             36,500,000          10/01/04              79.5            29,000,000                    149
      12           12/17/04             34,250,000          12/01/04              78.8            27,000,000                     71
     12.1          12/17/04             20,100,000          12/01/04                              15,845,000                     78
     12.2          12/17/04             14,150,000          12/01/04                              11,155,000                     62
      13           07/31/04             32,000,000          07/12/04              79.8            25,600,000                     91
      14           09/01/04             28,200,000          12/01/04              80.0            24,800,000                     69
      15           12/30/04             29,300,000          12/30/04              79.9            23,400,000                    195
      16           08/17/04             25,000,000          02/12/04              80.0            20,000,000                 56,980
      17           12/01/04             25,300,000          12/14/04              78.9            20,000,000                    149
      18           12/14/04             24,100,000          12/01/04              76.8            18,500,000                 48,177
      19           01/04/05             24,700,000          01/13/05              74.5            18,400,000                 66,187
      20           11/30/04             22,540,000          12/13/04              79.9            18,000,000                    193
      21           01/18/05             22,500,000          01/05/05              80.0            18,000,000                    226
      22           11/29/04             22,700,000          10/27/04              79.3            18,000,000                    118
      23           12/28/04             22,700,000          11/08/04              76.7            17,400,000                    212
      24           01/07/05             20,500,000          04/01/05              80.0            16,400,000                    109
      25           10/14/04             22,000,000          09/15/04              72.5            16,000,000                 82,474
      26           12/27/04             20,620,000          08/25/04              73.6            15,250,000                 27,428
     26.1          12/27/04             10,830,000          08/25/04                               8,009,700                 31,045
     26.2          12/27/04              3,540,000          08/25/04                               2,618,000                 32,725
     26.3          12/27/04              3,200,000          08/25/04                               2,366,600                 19,722
     26.4          12/27/04              3,050,000          08/25/04                               2,255,700                 23,017
      27           01/13/05             23,200,000          12/29/04              64.6            14,990,000                    151
      28           12/31/04             19,700,000          09/16/04              76.0            15,000,000                 29,528
      29           03/07/05             18,200,000          11/18/04              74.2            13,500,000                    121
      30           10/31/04             19,300,000          11/11/04              69.6            13,500,000                 90,000
      31           11/23/04             16,400,000          11/10/04              79.3            13,000,000                    242
      32           03/01/05             21,500,000          05/07/04              60.0            13,000,000                    126
      33           03/01/05             17,100,000          12/01/04              74.3            12,700,000                     26
      34           01/01/05             19,500,000          12/28/04              64.6            12,600,000                    140
      35           Various              18,130,000          Various               63.4            11,500,000                 13,772
     35.1          01/10/05              2,580,000          08/05/04                               2,000,000                 15,748
     35.2          01/10/05              2,200,000          08/03/04                               1,760,000                 22,278
     35.3          12/31/04              2,650,000          08/03/04                               1,750,000                 14,583
     35.4          12/31/04              1,510,000          08/04/04                               1,200,000                 18,462
     35.5          01/10/05              1,500,000          08/03/04                               1,200,000                 18,182
     35.6          12/31/04              1,520,000          08/04/04                               1,160,000                 17,576
     35.7          01/10/05              1,390,000          08/04/04                                 880,000                 12,222
     35.8          01/10/05              1,020,000          08/03/04                                 600,000                 14,286
     35.9          12/31/04              1,460,000          08/04/04                                 550,000                  6,548
    35.10          12/31/04              1,570,000          08/04/04                                 250,000                  3,472
    35.11          12/31/04                730,000          08/03/04                                 150,000                  3,571
      36           12/28/04             13,700,000          12/21/04              76.5            10,500,000                     81
      37           05/26/04             12,400,000          11/11/04              79.4             9,900,000                     95
      38           11/19/04             14,550,000          11/14/04              66.2             9,700,000                     42
      39           12/27/04             11,550,000          10/26/04              79.7             9,200,000                    177
      40           12/21/04             12,400,000          12/02/04              73.4             9,100,000                     97
      41           03/01/05             12,000,000          12/01/04              75.0             9,000,000                     26
      42           03/01/05             13,050,000          12/20/04              68.0             8,875,000                    667
      43           12/15/04             11,000,000          12/14/04              80.0             8,800,000                    104
      44           01/25/05             12,400,000          08/03/04              70.6             8,800,000                 28,205
      45           11/19/04             10,700,000          12/07/04              79.4             8,500,000                 70,833
      46           12/30/04             10,800,000          12/31/04              78.7             8,500,000                 55,921
      47           12/02/04             10,700,000          09/02/04              79.3             8,500,000                     73
      48           12/14/04             12,600,000          10/01/04              67.3             8,500,000                     69
      49           03/01/05             11,300,000          12/01/04              74.3             8,400,000                     28
      50           03/01/05             11,500,000          12/01/04              72.6             8,350,000                     20
      51           01/09/05             10,500,000          11/04/04              74.9             7,875,000                     37
      52           02/16/05             10,600,000          10/31/04              71.5             7,600,000                    303
      53           03/01/05              9,800,000          12/01/04              75.0             7,350,000                     28
      54           12/14/04             10,300,000          01/12/05              70.9             7,300,000                     42
      55           12/06/04              9,100,000          11/18/04              79.7             7,250,000                    188
      56           10/26/04              9,200,000          10/05/04              76.1             7,000,000                 46,053
      57           10/01/04              8,750,000          09/02/04              79.7             7,000,000                 37,037
      58           10/25/04              9,100,000          11/03/04              76.6             7,000,000                 63,063
      59           12/31/04              8,400,000          08/23/04              79.0             6,650,000                    194
      60           01/02/05              9,100,000          01/11/05              72.5             6,600,000                 36,464
      61           12/01/04             10,400,000          12/27/04              62.5             6,500,000                     38
      62           01/31/05              8,200,000          12/18/04              79.3             6,500,000                    401
      63           01/31/05              8,200,000          12/16/04              79.2             6,500,000                 51,587
      64           12/13/04              8,200,000          11/08/04              79.1             6,500,000                     97
      65           01/03/05              8,000,000          07/01/05              79.9             6,400,000                    143
      66           12/15/04              8,500,000          01/01/05              75.0             6,400,000                     89
      67           02/17/05              8,650,000          10/12/04              71.7             6,200,000                     68
      68           12/20/04              7,650,000          10/04/04              79.5             6,100,000                     63
      69           01/10/05              7,550,000          01/06/05              80.0             6,040,000                     47
      70           12/31/04              9,750,000          01/07/05              61.5             6,000,000                     95
      71           10/19/04              7,600,000          01/10/05              78.9             6,000,000                 26,549
      72           01/14/05              9,440,000          02/15/05              63.5             6,000,000                    122
      73           10/31/04              8,600,000          11/10/04              69.4             6,000,000                 55,556
      74           12/15/04              7,800,000          09/18/04              76.2             5,960,000                    168
      75           12/31/04              9,100,000          10/13/04              63.7             5,800,000                     47
      76           02/01/05             11,490,000          12/17/04              50.5             5,800,000                     80
      77           01/19/05              7,450,000          04/01/05              77.7             5,800,000                    128
      78           11/01/04              7,200,000          11/01/04              78.3             5,650,000                    125
      79           02/01/05              9,500,000          12/17/04              58.9             5,600,000                     75
      80           12/02/04              7,350,000          11/22/04              74.7             5,500,000                     36
      81           12/01/04              6,780,000          12/23/04              79.6             5,400,000                    220
      82           12/31/04              6,500,000          11/09/04              80.0             5,200,000                152,941
      83           12/16/04              6,450,000          12/28/04              79.0             5,100,000                 24,519
      84           12/31/04              6,200,000          01/08/05              78.2             4,850,000                    107
      85           01/04/05              6,250,000          01/20/05              76.8             4,800,000                    111
      86           03/01/05              6,500,000          10/27/04              71.4             4,650,000                    426
      87           11/08/04              6,200,000          10/19/04              74.1             4,600,000                     69
      88           12/30/04              5,630,000          01/04/05              79.9             4,500,000                 28,125
      89           03/01/05              6,300,000          10/27/04              71.4             4,509,000                    326
      90           01/13/05              6,410,000          12/15/04              68.8             4,410,000                 25,057
      91           10/04/04              5,500,000          10/14/04              79.6             4,400,000                     97
      92           12/10/04              6,500,000          11/18/04              66.5             4,335,000                     89
      93           11/15/04              5,500,000          08/01/04              74.9             4,125,000                    109
      94           10/29/04              5,470,000          12/08/04              75.0             4,100,000                    110
      95           03/01/05              5,490,000          11/08/04              73.8             4,059,000                    294
      96           01/01/05              5,000,000          12/14/04              80.0             4,000,000                     47
      97           11/19/04              6,100,000          01/01/05              65.6             4,000,000                    144
      98           11/01/04              5,970,000          12/02/04              67.0             4,000,000                 33,333
      99           03/01/05              6,275,000          12/18/04              63.6             4,000,000                  5,682
     100           03/01/05              6,000,000          11/05/04              65.1             3,913,000                     84
     101           11/30/04              7,600,000          11/16/04              49.6             3,900,000                     45
     102           03/01/05              5,560,000          10/29/04              70.0             3,900,000                    282
     103           02/16/05              5,325,000          11/23/04              72.9             3,880,000                     45
     104           12/01/04              4,900,000          12/01/04              77.4             3,800,000                     99
     105           03/01/05              5,490,000          11/08/04              69.1             3,800,000                    275
     106           03/01/05              5,430,000          10/29/04              68.8             3,743,000                    271
     107           01/05/05              4,950,000          12/15/04              74.9             3,712,500                    303
     108           03/01/05              5,700,000          12/01/04              66.7             3,700,000                     21
     109           07/01/04              5,000,000          02/15/05              74.0             3,700,000                    295
     110           10/31/04              6,000,000          08/30/04              60.6             3,650,000                    101
     111           12/31/04              5,000,000          12/15/04              71.9             3,600,000                     89
     112           12/06/04              4,640,000          11/11/04              77.4             3,600,000                 17,476
    112.1          12/06/04              2,720,000          11/11/04                               2,100,000                 19,444
    112.2          12/06/04              1,920,000          11/11/04                               1,500,000                 15,306
     113           12/01/04              4,400,000          01/05/05              80.0             3,520,000                 24,444
     114           02/15/05              4,900,000          01/21/05              71.4             3,500,000                    205
     115           11/15/04              4,825,000          01/14/05              70.5             3,400,000                    293
     116           01/13/05              4,900,000          11/15/04              69.3             3,400,000                    206
     117           10/25/04              4,300,000          09/18/04              77.4             3,340,000                     59
     118           03/01/05              5,370,000          10/29/04              61.6             3,314,000                    253
     119           03/01/05              4,300,000          12/14/04              74.9             3,225,000                     29
     120           03/01/05              5,100,000          12/01/04              62.7             3,200,000                     21
     121           01/01/05              4,060,000          12/22/04              78.8             3,200,000                    382
     122           01/18/05              5,000,000          10/25/04              62.9             3,150,000                     46
     123           11/30/04              6,500,000          11/16/04              49.6             3,100,000                     38
     124           02/16/05              7,000,000          12/16/04              44.3             3,100,000                     47
     125           12/16/04              4,450,000          12/01/04              69.4             3,100,000                     86
     126           06/08/04              3,800,000          01/17/05              79.6             3,030,000                    314
     127           12/28/04              4,315,000          09/23/04              70.1             3,030,000                    264
     128           02/08/05              3,900,000          09/29/04              71.6             2,800,000                     33
     129           03/01/05              4,425,000          01/07/05              62.4             2,760,000                    186
     130           12/22/04              3,900,000          12/01/04              70.4             2,750,000                 25,000
     131           02/03/05              3,400,000          12/09/04              79.4             2,700,000                 27,000
     132           01/06/05              3,450,000          01/04/05              77.5             2,675,000                     35
     133           11/17/04              5,730,000          09/17/04              45.8             2,630,000                     73
     134           12/31/04              3,350,000          12/28/04              77.5             2,600,000                 18,978
     135           06/30/04              3,400,000          05/17/04              74.5             2,550,000                 29,310
     136           01/13/05              3,300,000          01/01/05              72.1             2,380,000                    144
     137           01/31/05              3,050,000          01/05/05              77.0             2,350,000                     53
     138           12/01/04              3,670,000          01/06/05              58.5             2,150,000                    171
     139           10/31/04              3,225,000          10/22/04              64.5             2,085,000                    180
     140           12/01/04              2,570,000          01/05/05              78.4             2,015,000                 33,583
     141           02/11/05              2,700,000          11/29/04              74.0             2,000,000                     79
     142           01/27/05              2,175,000          01/10/05              73.6             1,600,000                 23,188
     143           03/01/05              3,800,000          01/07/05              39.5             1,500,000                     94
     144           03/01/05              1,800,000          12/01/04              66.7             1,300,000                     18
     145           03/01/05              5,600,000          10/20/04              20.9             1,175,000                     86

                                                                         CURRENT              LOAN          % OF          % OF
                        CURRENT                 % OF INITIAL             BALANCE             GROUP          LOAN          LOAN
    LOAN #          BALANCE ($)(2)              POOL BALANCE           PER UNIT ($)          1 OR 2       GROUP 1       GROUP 2
    ------          --------------              ------------           ------------          ------       -------       -------

      1                   147,720,000.00            8.2%                           162         1            9.3%          0.0%
     1.1                   39,440,000.00                                           113         1
     1.2                   32,560,000.00                                           210         1
     1.3                   26,600,000.00                                           172         1
     1.4                   20,400,000.00                                           168         1
     1.5                   16,080,000.00                                           163         1
     1.6                   12,640,000.00                                           361         1
      2                   124,000,000.00            6.9%                           201         1            7.8%          0.0%
      3                   110,000,000.00            6.1%                           133         1            6.9%          0.0%
      4                   107,000,000.00            5.9%                            91         1            6.7%          0.0%
      5                    80,000,000.00            4.4%                            74         1            5.0%          0.0%
     5.1                   36,000,000.00                                           110         1
     5.2                   20,500,000.00                                            57         1
     5.3                   14,500,000.00                                            61         1
     5.4                    9,000,000.00                                            59         1
      6                    67,000,000.00            3.7%                           518         1            4.2%          0.0%
      7                    59,867,952.73            3.3%                            63         1            3.8%          0.0%
     7.1                   36,998,394.79                                            71         1
     7.2                   22,869,557.94                                            53         1
      8                    43,500,000.00            2.4%                           165         1            2.7%          0.0%
      9                    36,913,909.06            2.0%                           162         1            2.3%          0.0%
      10                   30,500,000.00            1.7%                        74,755         2            0.0%         14.4%
      11                   29,000,000.00            1.6%                           149         1            1.8%          0.0%
      12                   27,000,000.00            1.5%                            71         1            1.7%          0.0%
     12.1                  15,845,000.00                                            78         1
     12.2                  11,155,000.00                                            62         1
      13                   25,538,852.35            1.4%                            91         1            1.6%          0.0%
      14                   24,800,000.00            1.4%                            69         1            1.6%          0.0%
      15                   23,400,000.00            1.3%                           195         1            1.5%          0.0%
      16                   20,000,000.00            1.1%                        56,980         2            0.0%          9.4%
      17                   19,972,412.57            1.1%                           149         1            1.3%          0.0%
      18                   18,500,000.00            1.0%                        48,177         2            0.0%          8.7%
      19                   18,400,000.00            1.0%                        66,187         2            0.0%          8.7%
      20                   18,000,000.00            1.0%                           193         1            1.1%          0.0%
      21                   18,000,000.00            1.0%                           226         1            1.1%          0.0%
      22                   18,000,000.00            1.0%                           118         1            1.1%          0.0%
      23                   17,400,000.00            1.0%                           212         1            1.1%          0.0%
      24                   16,400,000.00            0.9%                           109         1            1.0%          0.0%
      25                   15,947,260.69            0.9%                        82,202         1            1.0%          0.0%
      26                   15,178,950.69            0.8%                        27,300         2            0.0%          7.2%
     26.1                   7,972,383.04                                        30,901         2
     26.2                   2,605,802.81                                        32,573         2
     26.3                   2,355,574.08                                        19,630         2
     26.4                   2,245,190.76                                        22,910         2
      27                   14,990,000.00            0.8%                           151         1            0.9%          0.0%
      28                   14,978,537.63            0.8%                        29,485         1            0.9%          0.0%
      29                   13,500,000.00            0.7%                           121         1            0.8%          0.0%
      30                   13,435,420.80            0.7%                        89,569         1            0.8%          0.0%
      31                   13,000,000.00            0.7%                           242         1            0.8%          0.0%
      32                   12,907,919.04            0.7%                           125         1            0.8%          0.0%
      33                   12,700,000.00            0.7%                            26         1            0.8%          0.0%
      34                   12,600,000.00            0.7%                           140         1            0.8%          0.0%
      35                   11,500,000.00            0.6%                        13,772         2            0.0%          5.4%
     35.1                   2,000,000.00                                        15,748         2
     35.2                   1,760,000.00                                        22,278         2
     35.3                   1,750,000.00                                        14,583         2
     35.4                   1,200,000.00                                        18,462         2
     35.5                   1,200,000.00                                        18,182         2
     35.6                   1,160,000.00                                        17,576         2
     35.7                     880,000.00                                        12,222         2
     35.8                     600,000.00                                        14,286         2
     35.9                     550,000.00                                         6,548         2
    35.10                     250,000.00                                         3,472         2
    35.11                     150,000.00                                         3,571         2
      36                   10,484,876.96            0.6%                            81         1            0.7%          0.0%
      37                    9,839,564.33            0.5%                            94         1            0.6%          0.0%
      38                    9,628,409.60            0.5%                            42         1            0.6%          0.0%
      39                    9,200,000.00            0.5%                           177         1            0.6%          0.0%
      40                    9,100,000.00            0.5%                            97         1            0.6%          0.0%
      41                    9,000,000.00            0.5%                            26         1            0.6%          0.0%
      42                    8,875,000.00            0.5%                           667         1            0.6%          0.0%
      43                    8,800,000.00            0.5%                           104         1            0.6%          0.0%
      44                    8,752,787.60            0.5%                        28,054         2            0.0%          4.1%
      45                    8,500,000.00            0.5%                        70,833         2            0.0%          4.0%
      46                    8,500,000.00            0.5%                        55,921         2            0.0%          4.0%
      47                    8,480,059.68            0.5%                            72         1            0.5%          0.0%
      48                    8,479,829.67            0.5%                            69         1            0.5%          0.0%
      49                    8,400,000.00            0.5%                            28         1            0.5%          0.0%
      50                    8,350,000.00            0.5%                            20         1            0.5%          0.0%
      51                    7,864,044.71            0.4%                            37         1            0.5%          0.0%
      52                    7,582,886.31            0.4%                           303         1            0.5%          0.0%
      53                    7,350,000.00            0.4%                            28         1            0.5%          0.0%
      54                    7,300,000.00            0.4%                            42         1            0.5%          0.0%
      55                    7,250,000.00            0.4%                           188         1            0.5%          0.0%
      56                    7,000,000.00            0.4%                        46,053         2            0.0%          3.3%
      57                    6,976,269.55            0.4%                        36,911         1            0.4%          0.0%
      58                    6,972,255.24            0.4%                        62,813         2            0.0%          3.3%
      59                    6,634,271.31            0.4%                           194         1            0.4%          0.0%
      60                    6,600,000.00            0.4%                        36,464         2            0.0%          3.1%
      61                    6,500,000.00            0.4%                            38         1            0.4%          0.0%
      62                    6,500,000.00            0.4%                           401         1            0.4%          0.0%
      63                    6,490,689.44            0.4%                        51,513         2            0.0%          3.1%
      64                    6,484,346.53            0.4%                            96         1            0.4%          0.0%
      65                    6,391,010.32            0.4%                           142         1            0.4%          0.0%
      66                    6,379,189.03            0.4%                            88         1            0.4%          0.0%
      67                    6,200,000.00            0.3%                            68         1            0.4%          0.0%
      68                    6,080,636.33            0.3%                            62         1            0.4%          0.0%
      69                    6,040,000.00            0.3%                            47         1            0.4%          0.0%
      70                    6,000,000.00            0.3%                            95         1            0.4%          0.0%
      71                    6,000,000.00            0.3%                        26,549         2            0.0%          2.8%
      72                    5,991,670.89            0.3%                           122         1            0.4%          0.0%
      73                    5,971,451.31            0.3%                        55,291         1            0.4%          0.0%
      74                    5,946,623.14            0.3%                           168         1            0.4%          0.0%
      75                    5,800,000.00            0.3%                            47         1            0.4%          0.0%
      76                    5,800,000.00            0.3%                            80         1            0.4%          0.0%
      77                    5,786,077.97            0.3%                           128         1            0.4%          0.0%
      78                    5,636,810.53            0.3%                           125         1            0.4%          0.0%
      79                    5,600,000.00            0.3%                            75         1            0.4%          0.0%
      80                    5,488,092.04            0.3%                            36         1            0.3%          0.0%
      81                    5,400,000.00            0.3%                           220         1            0.3%          0.0%
      82                    5,200,000.00            0.3%                       152,941         2            0.0%          2.5%
      83                    5,092,630.16            0.3%                        24,484         2            0.0%          2.4%
      84                    4,850,000.00            0.3%                           107         1            0.3%          0.0%
      85                    4,800,000.00            0.3%                           111         1            0.3%          0.0%
      86                    4,643,551.81            0.3%                           426         1            0.3%          0.0%
      87                    4,593,600.72            0.3%                            69         1            0.3%          0.0%
      88                    4,500,000.00            0.2%                        28,125         2            0.0%          2.1%
      89                    4,498,474.11            0.2%                           325         1            0.3%          0.0%
      90                    4,410,000.00            0.2%                        25,057         2            0.0%          2.1%
      91                    4,379,698.85            0.2%                            96         1            0.3%          0.0%
      92                    4,324,508.90            0.2%                            89         1            0.3%          0.0%
      93                    4,117,083.28            0.2%                           108         1            0.3%          0.0%
      94                    4,100,000.00            0.2%                           110         1            0.3%          0.0%
      95                    4,049,693.80            0.2%                           293         1            0.3%          0.0%
      96                    4,000,000.00            0.2%                            47         1            0.3%          0.0%
      97                    4,000,000.00            0.2%                           144         1            0.3%          0.0%
      98                    4,000,000.00            0.2%                        33,333         2            0.0%          1.9%
      99                    3,992,654.68            0.2%                         5,671         1            0.3%          0.0%
     100                    3,903,561.16            0.2%                            84         1            0.2%          0.0%
     101                    3,900,000.00            0.2%                            45         1            0.2%          0.0%
     102                    3,894,574.52            0.2%                           282         1            0.2%          0.0%
     103                    3,880,000.00            0.2%                            45         1            0.2%          0.0%
     104                    3,794,650.86            0.2%                            99         1            0.2%          0.0%
     105                    3,791,187.15            0.2%                           274         1            0.2%          0.0%
     106                    3,737,792.94            0.2%                           271         1            0.2%          0.0%
     107                    3,707,324.32            0.2%                           302         1            0.2%          0.0%
     108                    3,700,000.00            0.2%                            21         1            0.2%          0.0%
     109                    3,700,000.00            0.2%                           295         1            0.2%          0.0%
     110                    3,638,544.31            0.2%                           101         1            0.2%          0.0%
     111                    3,595,039.51            0.2%                            89         1            0.2%          0.0%
     112                    3,590,893.78            0.2%                        17,432         1            0.2%          0.0%
    112.1                   2,094,688.04                                        19,395         1
    112.2                   1,496,205.74                                        15,267         1
     113                    3,520,000.00            0.2%                        24,444         2            0.0%          1.7%
     114                    3,500,000.00            0.2%                           205         1            0.2%          0.0%
     115                    3,400,000.00            0.2%                           293         1            0.2%          0.0%
     116                    3,393,720.33            0.2%                           206         1            0.2%          0.0%
     117                    3,328,782.47            0.2%                            59         1            0.2%          0.0%
     118                    3,309,369.98            0.2%                           253         1            0.2%          0.0%
     119                    3,220,674.96            0.2%                            29         1            0.2%          0.0%
     120                    3,200,000.00            0.2%                            21         1            0.2%          0.0%
     121                    3,200,000.00            0.2%                           382         1            0.2%          0.0%
     122                    3,145,736.14            0.2%                            46         1            0.2%          0.0%
     123                    3,100,000.00            0.2%                            38         1            0.2%          0.0%
     124                    3,100,000.00            0.2%                            47         1            0.2%          0.0%
     125                    3,089,768.01            0.2%                            86         1            0.2%          0.0%
     126                    3,025,953.08            0.2%                           314         1            0.2%          0.0%
     127                    3,025,864.26            0.2%                           264         1            0.2%          0.0%
     128                    2,791,608.97            0.2%                            33         1            0.2%          0.0%
     129                    2,760,000.00            0.2%                           186         1            0.2%          0.0%
     130                    2,746,112.12            0.2%                        24,965         2            0.0%          1.3%
     131                    2,700,000.00            0.1%                        27,000         2            0.0%          1.3%
     132                    2,675,000.00            0.1%                            35         1            0.2%          0.0%
     133                    2,623,779.48            0.1%                            73         1            0.2%          0.0%
     134                    2,596,242.83            0.1%                        18,951         2            0.0%          1.2%
     135                    2,533,687.75            0.1%                        29,123         2            0.0%          1.2%
     136                    2,380,000.00            0.1%                           144         1            0.1%          0.0%
     137                    2,350,000.00            0.1%                            53         1            0.1%          0.0%
     138                    2,147,018.58            0.1%                           170         1            0.1%          0.0%
     139                    2,080,172.44            0.1%                           179         1            0.1%          0.0%
     140                    2,015,000.00            0.1%                        33,583         2            0.0%          0.9%
     141                    1,997,160.14            0.1%                            78         1            0.1%          0.0%
     142                    1,600,000.00            0.1%                        23,188         1            0.1%          0.0%
     143                    1,500,000.00            0.1%                            94         1            0.1%          0.0%
     144                    1,300,000.00            0.1%                            18         1            0.1%          0.0%
     145                    1,169,478.74            0.1%                            86         1            0.1%          0.0%

                                                                                  NET
              CROSSED             RELATED           INTEREST      ADMIN.        MORTGAGE                          MONTHLY DEBT
    LOAN #    LOAN (3)          BORROWER(4)          RATE %      FEE %(5)        RATE %       ACCRUAL TYPE       SERVICE ($) (6)
    ------    --------          -----------          ------      --------        ------       ------------       ---------------

      1                                              4.69360      0.03120       4.66240        Actual/360            585,806.91
     1.1
     1.2
     1.3
     1.4
     1.5
     1.6
      2                                              5.23300      0.03120       5.20180        Actual/360            548,253.66
      3                                              5.56000      0.03120       5.52880        Actual/360            628,715.12
      4                                              5.94000      0.03120       5.90880        Actual/360            637,397.36
      5                                              5.16300      0.03120       5.13180        Actual/360            437,461.96
     5.1
     5.2
     5.3
     5.4
      6                                              5.69600      0.03120       5.66480        Actual/360            388,698.47
      7                                              5.89000      0.03120       5.85880        Actual/360            355,498.07
     7.1
     7.2
      8                                              5.08000      0.03120       5.04880        Actual/360            235,648.85
      9                                              5.55000      0.03120       5.51880        Actual/360            211,244.11
      10                             A               5.04000      0.03120       5.00880        Actual/360            164,477.02
      11                                             5.47000      0.03120       5.43880        Actual/360            164,113.37
      12                                             5.68000      0.03120       5.64880        Actual/360            156,366.08
     12.1
     12.2
      13                                             5.39000      0.11120       5.27880        Actual/360            143,592.12
      14                                             5.45000      0.03120       5.41880        Actual/360            140,034.66
      15                                             5.23000      0.03120       5.19880          30/360              128,925.95
      16                             A               5.25000      0.03120       5.21880        Actual/360            112,859.62
      17                                             5.64000      0.03120       5.60880        Actual/360            115,320.76
      18                                             5.55000      0.03120       5.51880        Actual/360            105,622.06
      19                                             4.87000      0.03120       4.83880        Actual/360             97,318.48
      20                             F               5.34000      0.03120       5.30880        Actual/360            100,402.42
      21                                             4.92000      0.03120       4.88880        Actual/360             95,749.74
      22                             D               5.40000      0.03120       5.36880        Actual/360            101,075.54
      23                                             5.74000      0.03120       5.70880        Actual/360            101,431.17
      24                                             5.48000      0.08120       5.39880        Actual/360             92,911.71
      25                                             5.50000      0.03120       5.46880        Actual/360             90,846.24
      26                                             5.20000      0.03120       5.16880        Actual/360             83,739.41
     26.1
     26.2
     26.3
     26.4
      27                                             5.29000      0.03120       5.25880        Actual/360             83,147.10
      28                             E               5.30000      0.03120       5.26880        Actual/360             83,295.70
      29                             A               5.04000      0.03120       5.00880        Actual/360             72,801.30
      30                             G               5.44000      0.05120       5.38880        Actual/360             92,407.90
      31                                             5.38200      0.03120       5.35080        Actual/360             72,853.00
      32                                             6.32000      0.03120       6.28880        Actual/360             80,636.02
      33                             B               5.64000      0.03120       5.60880        Actual/360             73,228.68
      34                                             4.92000      0.03120       4.88880        Actual/360             82,598.59
      35                                             5.74000      0.03120       5.70880        Actual/360             67,037.84
     35.1
     35.2
     35.3
     35.4
     35.5
     35.6
     35.7
     35.8
     35.9
    35.10
    35.11
      36                                             5.24000      0.03120       5.20880        Actual/360             57,916.37
      37                                             5.25000      0.08120       5.16880          30/360               73,464.38
      38                                             5.19000      0.03120       5.15880          30/360               77,670.46
      39                             H               5.30000      0.03120       5.26880        Actual/360             51,088.03
      40                                             5.52000      0.03120       5.48880        Actual/360             51,783.05
      41                             B               5.64000      0.03120       5.60880        Actual/360             51,894.34
      42                                             5.63000      0.03120       5.59880        Actual/360             55,191.42
      43                                             5.41000      0.08120       5.32880        Actual/360             49,469.66
      44                                             5.50000      0.03120       5.46880        Actual/360             49,965.43
      45                                             5.22000      0.03120       5.18880        Actual/360             46,779.50
      46                                             5.32000      0.08120       5.23880        Actual/360             47,306.52
      47                                             5.50000      0.03120       5.46880        Actual/360             48,262.07
      48                                             5.43000      0.03120       5.39880        Actual/360             47,889.42
      49                             B               5.64000      0.03120       5.60880        Actual/360             48,434.72
      50                             B               5.64000      0.03120       5.60880        Actual/360             48,146.42
      51                                             5.56000      0.03120       5.52880        Actual/360             45,010.29
      52                                             5.75000      0.03120       5.71880        Actual/360             44,351.54
      53                             B               5.64000      0.03120       5.60880        Actual/360             42,380.38
      54                                             6.07000      0.03120       6.03880        Actual/360             44,096.26
      55                             H               5.25000      0.03120       5.21880        Actual/360             40,034.77
      56                             A               5.09000      0.03120       5.05880        Actual/360             37,963.48
      57                             E               5.35000      0.03120       5.31880        Actual/360             39,088.96
      58                                             4.50000      0.03120       4.46880        Actual/360             35,467.97
      59                                             5.45000      0.03120       5.41880        Actual/360             37,549.62
      60                                             5.16000      0.03120       5.12880        Actual/360             36,078.41
      61                                             5.46000      0.07120       5.38880        Actual/360             39,760.57
      62                             D               5.41000      0.03120       5.37880        Actual/360             36,540.09
      63                                             5.29000      0.03120       5.25880        Actual/360             36,054.45
      64                                             5.34000      0.06120       5.27880        Actual/360             36,256.43
      65                                             5.47000      0.03120       5.43880        Actual/360             36,218.12
      66                                             5.55000      0.03120       5.51880        Actual/360             39,492.93
      67                                             5.57000      0.03120       5.53880        Actual/360             42,894.51
      68                                             5.70000      0.03120       5.66880        Actual/360             35,404.43
      69                                             5.28000      0.03120       5.24880        Actual/360             33,465.42
      70                                             5.85000      0.03120       5.81880        Actual/360             42,468.27
      71                                             5.88000      0.03120       5.84880        Actual/360             35,511.44
      72                                             5.58000      0.03120       5.54880        Actual/360             34,369.11
      73                             G               5.49000      0.05120       5.43880        Actual/360             41,239.36
      74                                             5.77000      0.03120       5.73880        Actual/360             34,856.70
      75                             J               5.32000      0.03120       5.28880        Actual/360             32,279.74
      76                             I               5.19000      0.03120       5.15880        Actual/360             31,812.61
      77                                             5.36000      0.03120       5.32880        Actual/360             32,424.12
      78                                             5.53000      0.03120       5.49880        Actual/360             32,186.51
      79                             I               5.19000      0.03120       5.15880        Actual/360             30,715.62
      80                                             5.99000      0.03120       5.95880        Actual/360             32,939.93
      81                                             5.72000      0.03120       5.68880        Actual/360             32,757.45
      82                                             5.19000      0.03120       5.15880        Actual/360             28,521.65
      83                                             5.21000      0.07120       5.13880        Actual/360             28,036.17
      84                             C               5.56000      0.03120       5.52880        Actual/360             27,720.62
      85                                             5.30000      0.03120       5.26880        Actual/360             26,654.62
      86                             C               5.59000      0.03120       5.55880        Actual/360             26,665.36
      87                                             5.56000      0.03120       5.52880        Actual/360             26,291.72
      88                                             5.24000      0.03120       5.20880        Actual/360             25,768.28
      89                             C               5.53000      0.03120       5.49880        Actual/360             25,686.54
      90                                             5.46000      0.03120       5.42880        Actual/360             24,928.93
      91                                             5.61000      0.03120       5.57880        Actual/360             27,309.65
      92                             K               5.31000      0.03120       5.27880        Actual/360             24,099.38
      93                                             6.73000      0.03120       6.69880        Actual/360             26,699.85
      94                                             5.30000      0.03120       5.26880        Actual/360             22,767.49
      95                             C               5.64000      0.03120       5.60880        Actual/360             23,404.35
      96                             J               5.47000      0.03120       5.43880        Actual/360             22,636.33
      97                                             5.56000      0.03120       5.52880        Actual/360             22,862.37
      98                                             5.26000      0.03120       5.22880        Actual/360             22,112.93
      99                                             5.65000      0.03120       5.61880        Actual/360             24,923.10
     100                             K               5.33000      0.03120       5.29880        Actual/360             21,802.03
     101         1                                   4.88000      0.03120       4.84880        Actual/360             20,650.96
     102                             C               5.56000      0.03120       5.52880        Actual/360             22,290.81
     103                                             5.54000      0.03120       5.50880        Actual/360             22,127.69
     104                                             5.45000      0.08120       5.36880        Actual/360             21,456.92
     105                             C               5.57000      0.03120       5.53880        Actual/360             21,743.17
     106                             C               5.56000      0.03120       5.52880        Actual/360             21,393.46
     107                                             5.54000      0.03120       5.50880        Actual/360             21,172.43
     108         2                   B               5.64000      0.03120       5.60880        Actual/360             21,334.34
     109                                             5.83000      0.03120       5.79880        Actual/360             21,780.60
     110                                             5.76000      0.03120       5.72880        Actual/360             21,323.60
     111                                             5.65000      0.11120       5.53880        Actual/360             20,780.49
     112                                             5.04000      0.03120       5.00880        Actual/360             19,413.68
    112.1
    112.2
     113                             L               5.41000      0.03120       5.37880        Actual/360             19,787.86
     114                                             5.49000      0.03120       5.45880        Actual/360             19,850.66
     115                                             5.59000      0.03120       5.55880        Actual/360             19,497.25
     116                                             5.59000      0.03120       5.55880        Actual/360             21,062.11
     117                                             5.40000      0.03120       5.36880        Actual/360             18,755.13
     118                             C               5.52000      0.03120       5.48880        Actual/360             18,858.13
     119                                             5.91000      0.03120       5.87880        Actual/360             19,149.29
     120                             B               5.64000      0.03120       5.60880        Actual/360             18,451.32
     121                                             5.55000      0.08120       5.46880        Actual/360             19,746.47
     122                                             5.82000      0.03120       5.78880        Actual/360             18,522.86
     123         1                                   4.88000      0.03120       4.84880        Actual/360             16,414.86
     124                             I               5.39000      0.03120       5.35880        Actual/360             17,388.11
     125                                             5.44000      0.03120       5.40880        Actual/360             18,925.79
     126                                             5.95000      0.03120       5.91880        Actual/360             18,069.09
     127                                             5.74000      0.11120       5.62880        Actual/360             17,663.01
     128                                             6.15000      0.03120       6.11880        Actual/360             18,298.05
     129                                             5.71000      0.03120       5.67880        Actual/360             19,314.53
     130                                             5.41000      0.03120       5.37880        Actual/360             15,459.27
     131                                             5.38000      0.03120       5.34880        Actual/360             15,127.64
     132                                             5.49000      0.08120       5.40880        Actual/360             15,171.58
     133                                             5.45000      0.03120       5.41880        Actual/360             14,850.45
     134                                             5.21000      0.11120       5.09880        Actual/360             14,292.95
     135                                             5.57000      0.03120       5.53880        Actual/360             14,590.81
     136                                             5.60000      0.03120       5.56880        Actual/360             13,663.08
     137                                             5.59000      0.03120       5.55880        Actual/360             13,476.04
     138                                             5.59000      0.08120       5.50880        Actual/360             12,329.14
     139                                             5.58000      0.03120       5.54880        Actual/360             11,943.26
     140                             L               5.79000      0.03120       5.75880        Actual/360             11,810.25
     141                             F               5.37000      0.03120       5.33880        Actual/360             11,193.19
     142                                             5.79000      0.03120       5.75880        Actual/360              9,377.86
     143                                             5.51000      0.03120       5.47880          30/360               12,264.21
     144         2                   B               5.64000      0.03120       5.60880        Actual/360              7,495.85
     145                                             5.32000      0.03120       5.28880          30/360                7,963.69

               ANNUAL DEBT                      FIRST                                                                   PAYMENT
   LOAN #     SERVICE ($)(7)   NOTE DATE   PAYMENT DATE (18)  REM. TERM      REM. AMORT    I/O PERIOD (8) SEASONING    DUE DATE
   ------     --------------   ---------   -----------------  ---------      ----------    -------------- ---------    --------

     1           7,029,682.92   01/21/05       02/01/05          58              0              60            2            1
    1.1
    1.2
    1.3
    1.4
    1.5
    1.6
     2           6,579,043.92   03/07/05       05/01/05          84              0              84            0            1
     3           7,544,581.44   12/13/04       02/01/05          178            360             24            2            1
     4           7,648,768.32   02/15/05       04/01/05          120            360              0            0            1
     5           5,249,543.52   02/14/05       04/01/05          120            360              0            0            1
    5.1
    5.2
    5.3
    5.4
     6           4,664,381.64   12/22/04       02/01/05          118            360             36            2            1
     7           4,265,976.84   12/21/04       02/01/05          118            358              0            2            1
    7.1
    7.2
     8           2,827,786.20   01/25/05       03/01/05          119            360             60            1            1
     9           2,534,929.32   12/14/04       02/01/05          118            358              0            2            1
     10          1,973,724.24   01/31/05       03/01/05          119            360             36            1            1
     11          1,969,360.44   12/01/04       01/01/05          117            360             24            3            1
     12          1,876,392.96   12/29/04       02/01/05          118            360             24            2            1
    12.1
    12.2
     13          1,723,105.44   12/15/04       02/01/05          118            358              0            2            1
     14          1,680,415.92   02/01/05       03/01/05          119            360             36            1            1
     15          1,547,111.40   02/25/05       04/01/05          120            360             36            0            1
     16          1,354,315.44   03/29/04       05/01/04          73             342             18            11           1
     17          1,383,849.12   02/01/05       03/01/05          119            359              0            1            1
     18          1,267,464.72   12/02/04       02/01/05          178            360             60            2            1
     19          1,167,821.76   02/09/05       04/01/05          84             360             36            0            1
     20          1,204,829.04   02/01/05       03/01/05          119            360             12            1            1
     21          1,148,996.88   03/08/05       05/01/05          60             360              0            0            1
     22          1,212,906.48   12/01/04       01/01/05          117            360             24            3            1
     23          1,217,174.04   12/30/04       02/01/05          118            360             24            2            1
     24          1,114,940.52   02/17/05       04/01/05          120            360              0            0            1
     25          1,090,154.88   11/18/04       01/01/05          117            357              0            3            1
     26          1,004,872.92   10/27/04       12/01/04          116            356              0            4            1
    26.1
    26.2
    26.3
    26.4
     27            997,765.20   02/14/05       04/01/05          120            360             60            0            1
     28            999,548.40   01/19/05       03/01/05          143            359              0            1            1
     29            873,615.60   12/29/04       02/01/05          118            360             36            2            1
     30          1,108,894.80   12/10/04       02/01/05          118            238              0            2            1
     31            874,236.00   12/22/04       02/01/05          118            360             36            2            1
     32            967,632.24   06/09/04       08/01/04          112            352              0            8            1
     33            878,744.16   03/02/05       05/01/05          120            360             60            0            1
     34            991,183.08   02/23/05       04/01/05          120            240             12            0            1
     35            804,454.08   02/17/05       04/01/05          120            360              0            0            1
    35.1
    35.2
    35.3
    35.4
    35.5
    35.6
    35.7
    35.8
    35.9
   35.10
   35.11
     36            694,996.44   02/01/05       03/01/05          119            359              0            1            1
     37            881,572.56   12/21/04       02/01/05          202            202              0            2            1
     38            932,045.52   12/22/04       02/01/05          178            178              0            2            1
     39            613,056.36   01/27/05       03/01/05          119            360             24            1            1
     40            621,396.60   02/08/05       04/01/05          120            360              0            0            1
     41            622,732.08   03/02/05       05/01/05          120            360             60            0            1
     42            662,297.04   03/01/04       04/01/05          120            300              0            0            1
     43            593,635.92   02/17/05       04/01/05          120            360              0            0            1
     44            599,585.16   09/30/04       11/01/04          115            355              0            5            1
     45            561,354.00   01/06/05       03/01/05          119            360             36            1            1
     46            567,678.24   02/17/05       04/01/05          120            360              0            0            1
     47            579,144.84   12/10/04       02/01/05          118            358              0            2            1
     48            574,673.04   12/15/04       02/01/05          118            358              0            2            1
     49            581,216.64   03/02/05       05/01/05          120            360             60            0            1
     50            577,757.04   03/02/05       05/01/05          120            360             60            0            1
     51            540,123.48   01/12/05       03/01/05          119            359              0            1            1
     52            532,218.48   12/31/04       02/01/05          118            358              0            2            1
     53            508,564.56   03/02/05       05/01/05          120            360             60            0            1
     54            529,155.12   03/14/05       05/01/05          84             360             24            0            1
     55            480,417.24   02/02/05       04/01/05          120            360             24            0            1
     56            455,561.76   11/17/04       01/01/05          117            360             36            3            1
     57            469,067.52   11/04/04       01/01/05          141            357              0            3            1
     58            425,615.64   11/30/04       01/01/05          57             357              0            3            1
     59            450,595.44   12/10/04       02/01/05          118            358              0            2            1
     60            432,940.92   02/15/05       04/01/05          120            360             12            0            1
     61            477,126.84   02/10/05       04/01/05          120            300              0            0            1
     62            438,481.08   02/15/05       04/01/05          120            360             24            0            1
     63            432,653.40   02/01/05       03/01/05          119            359              0            1            1
     64            435,077.16   12/22/04       02/01/05          82             358              0            2            1
     65            434,617.44   01/19/05       03/01/05          119            359              0            1            1
     66            473,915.16   12/29/04       02/01/05          118            298              0            2            1
     67            514,734.12   03/04/05       05/01/05          240            240              0            0            1
     68            424,853.16   11/02/04       01/01/05          117            357              0            3            1
     69            401,585.04   02/08/05       04/01/05          120            360             36            0            1
     70            509,619.24   03/04/05       05/01/05          240            240              0            0            1
     71            426,137.28   03/01/05       04/01/05          120            360              0            0            1
     72            412,429.32   01/14/05       03/01/05          119            359              0            1            1
     73            494,872.32   12/10/04       02/01/05          118            238              0            2            1
     74            418,280.40   12/30/04       02/01/05          178            358              0            2            1
     75            387,356.88   02/08/05       04/01/05          120            360              0            0            1
     76            381,751.32   02/17/05       04/01/05          120            360              0            0            1
     77            389,089.44   12/20/04       02/01/05          118            358              0            2            1
     78            386,238.12   12/22/04       02/01/05          118            358              0            2            1
     79            368,587.44   02/17/05       04/01/05          120            360              0            0            1
     80            395,279.16   12/27/04       02/01/05          178            358              0            2            1
     81            393,089.40   03/03/05       05/01/05          120            324              0            0            1
     82            342,259.80   02/11/05       04/01/05          120            360              0            0            1
     83            336,434.04   01/28/05       03/01/05          119            359              0            1            1
     84            332,647.44   02/18/05       04/01/05          120            360              0            0            1
     85            319,855.44   02/14/05       04/01/05          120            360             24            0            1
     86            319,984.32   01/07/05       03/01/05          119            359              0            1            1
     87            315,500.64   01/31/05       03/01/05          119            359              0            1            1
     88            309,219.36   02/24/05       04/01/05          120            330              0            0            1
     89            308,238.48   12/31/04       02/01/05          118            358              0            2            1
     90            299,147.16   01/25/05       03/01/05          119            360             12            1            1
     91            327,715.80   11/10/04       01/01/05          117            297              0            3            1
     92            289,192.56   12/22/04       02/01/05          58             358              0            2            1
     93            320,398.20   12/28/04       02/01/05          118            358              0            2            1
     94            273,209.88   11/04/04       01/01/05          81             360             24            3            1
     95            280,852.20   12/30/04       02/01/05          118            358              0            2            1
     96            271,635.96   02/18/05       04/01/05          120            360              0            0            1
     97            274,348.44   01/21/05       03/01/05          119            360             24            1            1
     98            265,355.16   02/18/05       04/01/05          120            360              0            0            1
     99            299,077.20   01/31/05       03/01/05          119            299              0            1            1
    100            261,624.36   12/24/04       02/01/05          58             358              0            2            1
    101            247,811.52   12/17/04       02/01/05          118            360             36            2            1
    102            267,489.72   01/12/05       03/01/05          119            359              0            1            1
    103            265,532.28   02/17/05       04/01/05          120            360              0            0            1
    104            257,483.04   01/25/05       03/01/05          119            359              0            1            1
    105            260,918.04   12/30/04       02/01/05          118            358              0            2            1
    106            256,721.52   01/12/05       03/01/05          119            359              0            1            1
    107            254,069.16   01/24/05       03/01/05          119            359              0            1            1
    108            256,012.08   03/02/05       05/01/05          120            360             60            0            1
    109            261,367.20   02/18/04       04/01/05          120            360              0            0            1
    110            255,883.20   11/30/04       01/01/05          117            357              0            3            1
    111            249,365.88   01/13/05       03/01/05          119            359              0            1            1
    112            232,964.16   12/23/04       02/01/05          82             358              0            2            1
   112.1
   112.2
    113            237,454.32   03/17/05       05/01/05          120            360             24            0            1
    114            238,207.92   03/01/05       04/01/05          120            360             60            0            1
    115            233,967.00   02/25/05       04/01/05          120            360              0            0            1
    116            252,745.32   02/01/05       03/01/05          119            299              0            1            1
    117            225,061.56   11/16/04       01/01/05          81             357              0            3            1
    118            226,297.56   01/18/05       03/01/05          119            359              0            1            1
    119            229,791.48   01/27/05       03/01/05          179            359              0            1            1
    120            221,415.84   03/02/05       05/01/05          120            360             60            0            1
    121            236,957.64   02/02/05       04/01/05          120            300              0            0            1
    122            222,274.32   01/18/05       03/01/05          119            359              0            1            1
    123            196,978.32   12/17/04       02/01/05          118            360             36            2            1
    124            208,657.32   02/17/05       04/01/05          120            360              0            0            1
    125            227,109.48   12/21/04       02/01/05          118            298              0            2            1
    126            216,829.08   02/01/05       03/01/05          119            359              0            1            1
    127            211,956.12   01/28/05       03/01/05          119            359              0            1            1
    128            219,576.60   12/27/04       02/01/05          178            298              0            2            1
    129            231,774.36   02/24/05       04/01/05          240            240              0            0            1
    130            185,511.24   01/31/05       03/01/05          119            359              0            1            1
    131            181,531.68   02/14/05       04/01/05          120            360              0            0            1
    132            182,058.96   02/09/05       04/01/05          120            360              0            0            1
    133            178,205.40   12/22/04       02/01/05          118            358              0            2            1
    134            171,515.40   02/01/05       03/01/05          119            359              0            1            1
    135            175,089.72   08/26/04       10/01/04          114            354              0            6            1
    136            163,956.96   02/16/05       04/01/05          120            360             60            0            1
    137            161,712.48   02/22/05       04/01/05          120            360              0            0            1
    138            147,949.68   01/28/05       03/01/05          119            359              0            1            1
    139            143,319.12   12/08/04       02/01/05          118            358              0            2            1
    140            141,723.00   02/22/05       04/01/05          120            360             24            0            1
    141            134,318.28   01/20/05       03/01/05          119            359              0            1            1
    142            112,534.32   02/23/05       04/01/05          120            360              0            0            1
    143            147,170.52   02/01/05       04/01/05          180            180              0            0            1
    144             89,950.20   03/02/05       05/01/05          120            360             60            0            1
    145             95,564.28   12/13/04       02/01/05          238            238              0            2            1

                                                                                                                REMAINING
             GRACE       MATURITY/                   FINAL      MATURITY/ARD         MATURITY                  PREPAYMENT
LOAN #      PERIOD      ARD DATE(9)    ARD LOAN    MAT DATE      BALANCE ($)         LTV %(1),(10)      PROVISION (PAYMENTS)(11)
------      ------      -----------    --------    --------      -----------         -------------      ------------------------

  1            0         01/01/10         No                        147,720,000            80.0            L(24),Def(32),O(2)
 1.1                                                                 39,440,000
 1.2                                                                 32,560,000
 1.3                                                                 26,600,000
 1.4                                                                 20,400,000
 1.5                                                                 16,080,000
 1.6                                                                 12,640,000
  2            0         04/01/12         No                        124,000,000            69.1            L(23),Def(58),O(3)
  3            0         01/01/20         No                         84,377,116            53.2            L(24),Def(150),O(4)
  4            7         03/01/15         No                         90,590,540            53.9            L(24),Def(92),O(4)
  5            0         03/01/15         No                         66,124,387            49.0            L(24),Def(92),O(4)
 5.1                                                                 29,755,974
 5.2                                                                 16,944,374
 5.3                                                                 11,985,045
 5.4                                                                  7,438,994
  6            0         01/01/15         No                         60,183,851            71.6            L(24),Def(92),O(2)
  7            7         01/01/15         No                         50,705,266            65.5            L(24),Def(90),O(4)
 7.1                                                                 31,335,855
 7.2                                                                 19,369,412
  8            5         02/01/15         No                         40,162,662            70.8            L(24),Def(91),O(4)
  9            7         01/01/15         No                         30,948,218            65.6            L(24),Def(90),O(4)
  10           7         02/01/15         No                         27,022,402            54.5            L(24),Def(91),O(4)
  11           7         12/01/14         No                         25,385,548            69.5            L(24),Def(89),O(4)
  12           7         01/01/15         No                         23,751,319            69.3            L(24),Def(90),O(4)
 12.1                                                                13,938,505
 12.2                                                                 9,812,813
  13           7         01/01/15         No                         21,306,674            66.6            L(24),Def(90),O(4)
  14           7         02/01/15         No                         22,164,160            78.6            L(24),Def(91),O(4)
  15           7         03/01/15         No                         20,674,260            70.6            L(24),Def(92),O(4)
  16           7         04/01/11         No                         18,155,362            72.6            L(24),Def(45),O(4)
  17           7         02/01/15         No                         16,773,321            66.3            L(24),Def(91),O(4)
  18          15         01/01/20         No                         15,474,638            64.2            L(24),Def(150),O(4)
  19          10         03/01/12         No                         17,258,945            69.9            L(24),Def(57),O(3)
  20           7         02/01/15         No                         15,340,818            68.1            L(24),Def(91),O(4)
  21           7         04/01/10         No                         16,580,423            73.7            L(23),Def(33),O(4)
  22           7         12/01/14         No                         15,729,955            69.3            L(24),Def(89),O(4)
  23           7         01/01/15         No                         15,327,883            67.5            L(24),Def(90),O(4)
  24          10         03/01/15         No                         13,692,138            66.8            L(24),Def(92),O(4)
  25           7         12/01/14         No                         13,363,628            60.7            L(24),Def(89),O(4)
  26           7         11/01/14         No                         12,616,662            61.2            L(24),Def(88),O(4)
 26.1                                                                 6,626,602
 26.2                                                                 2,165,929
 26.3                                                                 1,957,941
 26.4                                                                 1,866,190
  27           7         03/01/15         No                         13,884,943            59.8            L(24),Def(92),O(4)
  28           7         02/01/17         No                         11,752,921            59.7            L(24),Def(115),O(4)
  29           7         01/01/15         No                         11,961,312            65.7            L(24),Def(90),O(4)
  30           7         01/01/15         No                          8,656,376            44.9            L(24),Def(90),O(4)
  31           7         01/01/15         No                         11,602,526            70.7            L(24),Def(90),O(4)
  32           7         07/01/14         Yes      07/01/34          11,127,600            51.8            L(24),Def(84),O(4)
  33           7         04/01/15         No                         11,822,307            69.1            L(23),Def(93),O(4)
  34           7         03/01/15         No                          8,496,055            43.6            L(24),Def(92),O(4)
  35           7         03/01/15         No                          9,678,158            53.4            L(24),Def(92),O(4)
 35.1                                                                 1,683,158
 35.2                                                                 1,481,179
 35.3                                                                 1,472,763
 35.4                                                                 1,009,895
 35.5                                                                 1,009,895
 35.6                                                                   976,232
 35.7                                                                   740,589
 35.8                                                                   504,947
 35.9                                                                   462,868
35.10                                                                   210,395
35.11                                                                   126,237
  36           5         02/01/15         No                          8,697,026            63.5            L(24),Def(91),O(4)
  37           7         01/01/22         No                                  0             0.0           L(24),Def(165),O(13)
  38           7         01/01/20         No                                  0             0.0           L(24),Def(141),O(13)
  39           7         02/01/15         No                          8,019,177            69.4            L(24),Def(91),O(4)
  40           7         03/01/15         No                          7,606,911            61.3            L(24),Def(92),O(4)
  41           7         04/01/15         No                          8,378,013            69.8            L(23),Def(93),O(4)
  42           7         03/01/15         No                          6,786,856            52.0            L(24),Def(92),O(4)
  43           7         03/01/15         No                          7,330,953            66.6            L(24),Def(92),O(4)
  44           7         10/01/14         No                          7,350,164            59.3            L(24),Def(87),O(4)
  45           7         02/01/15         No                          7,560,017            70.7            L(24),Def(91),O(4)
  46           7         03/01/15         No                          7,060,991            65.4            L(24),Def(92),O(4)
  47           7         01/01/15         No                          7,098,756            66.3            L(24),Def(90),O(4)
  48           7         01/01/15         No                          7,083,331            56.2            L(24),Def(90),O(4)
  49           7         04/01/15         No                          7,819,478            69.2            L(23),Def(93),O(4)
  50           7         04/01/15         No                          7,772,934            67.6            L(23),Def(93),O(4)
  51           7         02/01/15         No                          6,588,342            62.7            L(24),Def(91),O(4)
  52           7         01/01/15         No                          6,395,802            60.3            L(24),Def(90),O(4)
  53           7         04/01/15         No                          6,842,044            69.8            L(23),Def(93),O(4)
  54           7         04/01/12         No                          6,836,614            66.4         L(24),Grtr2%ofYM(56),O(4)
  55           7         03/01/15         No                          6,313,410            69.4            L(24),Def(92),O(4)
  56           7         12/01/14         No                          6,209,187            67.5            L(24),Def(89),O(4)
  57           7         12/01/16         No                          5,496,781            62.8            L(24),Def(113),O(4)
  58           7         12/01/09         No                          6,405,423            70.4            L(24),Def(31),O(2)
  59           7         01/01/15         No                          5,545,119            66.0            L(24),Def(90),O(4)
  60           7         03/01/15         No                          5,598,300            61.5            L(24),Def(92),O(4)
  61          10         03/01/15         No                          4,941,173            47.5            L(24),Def(92),O(4)
  62           7         03/01/15         No                          5,682,497            69.3            L(24),Def(92),O(4)
  63           7         02/01/15         No                          5,392,413            65.8            L(24),Def(91),O(4)
  64           7         01/01/12         No                          5,794,848            70.7            L(24),Def(55),O(3)
  65           7         02/01/15         No                          5,339,474            66.7            L(24),Def(91),O(4)
  66           7         01/01/15         No                          4,878,734            57.4            L(24),Def(90),O(4)
  67          15         04/01/25         No                            127,395             1.5            L(23),Def(213),O(4)
  68           7         12/01/14         No                          5,126,231            67.0            L(24),Def(89),O(4)
  69          10         03/01/15         No                          5,378,820            71.2            L(24),Def(92),O(4)
  70           7         04/01/25         No                            135,509             1.4         L(6),Grtr1%ofYM(230),O(4)
  71           7         03/01/15         No                          5,070,780            66.7            L(24),Def(92),O(4)
  72           7         02/01/15         No                          5,022,772            53.2            L(24),Def(91),O(4)
  73           7         01/01/15         No                          3,854,888            44.8            L(24),Def(90),O(4)
  74           7         01/01/20         No                          4,297,217            55.1            L(24),Def(150),O(4)
  75           7         03/01/15         No                          4,818,089            52.9            L(24),Def(91),O(5)
  76           7         03/01/15         No                          4,798,177            41.8            L(24),Def(92),O(4)
  77           7         01/01/15         No                          4,822,752            64.7            L(24),Def(90),O(4)
  78           7         01/01/15         No                          4,722,963            65.6            L(24),Def(90),O(4)
  79           7         03/01/15         No                          4,632,723            48.8            L(24),Def(92),O(4)
  80           7         01/01/20         No                          4,009,031            54.5        L(22),Grtr1%ofYM(152),O(4)
  81           7         04/01/15         No                          4,322,878            63.8            L(23),Def(93),O(4)
  82           7         03/01/15         No                          4,301,814            66.2            L(24),Def(92),O(4)
  83          10         02/01/15         No                          4,220,237            65.4            L(24),Def(91),O(4)
  84           7         03/01/15         No                          4,059,253            65.5            L(24),Def(92),O(4)
  85           7         03/01/15         No                          4,185,061            67.0            L(24),Def(92),O(4)
  86           7         02/01/15         No                          3,893,842            59.9            L(24),Def(91),O(4)
  87           7         02/01/15         No                          3,848,429            62.1            L(24),Def(91),O(4)
  88           7         03/01/15         No                          3,579,145            63.6            L(24),Def(92),O(4)
  89           7         01/01/15         No                          3,769,175            59.8            L(24),Def(90),O(4)
  90           7         02/01/15         No                          3,770,997            58.8            L(24),Def(91),O(4)
  91           7         12/01/14         No                          3,361,528            61.1            L(24),Def(89),O(4)
  92           7         01/01/10         No                          4,016,095            61.8            L(24),Def(32),O(2)
  93           7         01/01/15         No                          3,570,264            64.9            L(24),Def(90),O(4)
  94           7         12/01/11         No                          3,798,055            69.4            L(24),Def(54),O(3)
  95           7         01/01/15         No                          3,404,483            62.0            L(24),Def(90),O(4)
  96           7         03/01/15         No                          3,338,506            66.8            L(24),Def(91),O(5)
  97           7         02/01/15         No                          3,508,517            57.5            L(24),Def(91),O(4)
  98           7         03/01/15         No                          3,316,497            55.6            L(24),Def(92),O(4)
  99           7         02/01/15         No                          3,059,457            48.8            L(24),Def(91),O(4)
 100           7         01/01/10         No                          3,626,192            60.4            L(24),Def(32),O(2)
 101           7         01/01/15         No                          3,443,387            43.8            L(24),Def(90),O(4)
 102           7         02/01/15         No                          3,262,798            58.7            L(24),Def(91),O(4)
 103           7         03/01/15         No                          3,245,395            60.9            L(24),Def(92),O(4)
 104           7         02/01/15         No                          3,168,344            64.7            L(24),Def(91),O(4)
 105           7         01/01/15         No                          3,180,422            57.9            L(24),Def(90),O(4)
 106           7         02/01/15         No                          3,131,450            57.7            L(24),Def(91),O(4)
 107           7         02/01/15         No                          3,104,022            62.7            L(24),Def(91),O(4)
 108           7         04/01/15         No                          3,444,294            62.1            L(23),Def(93),O(4)
 109           7         03/01/15         No                          3,122,304            62.4            L(24),Def(92),O(4)
 110           7         12/01/14         No                          3,072,909            51.2            L(24),Def(89),O(4)
 111           7         02/01/15         No                          3,020,117            60.4            L(24),Def(91),O(4)
 112           7         01/01/12         No                          3,189,008            68.7            L(24),Def(54),O(4)
112.1                                                                 1,860,255
112.2                                                                 1,328,753
 113           7         04/01/15         No                          3,077,093            69.9            L(23),Def(93),O(4)
 114           7         03/01/15         No                          3,251,349            66.4            L(24),Def(92),O(4)
 115           7         03/01/15         No                          2,848,294            59.0            L(24),Def(92),O(4)
 116           7         02/01/15         No                          2,595,139            53.0            L(24),Def(91),O(4)
 117           7         12/01/11         No                          2,981,553            69.3         L(9),Grtr1%ofYM(68),O(4)
 118           7         02/01/15         No                          2,769,128            51.6            L(24),Def(91),O(4)
 119           7         02/01/20         No                          2,340,979            54.4           L(24),Def(142),O(13)
 120           7         04/01/15         No                          2,978,849            58.4            L(23),Def(93),O(4)
 121           7         03/01/15         No                          2,440,274            60.1            L(24),Def(92),O(4)
 122           7         02/01/15         No                          2,656,195            53.1            L(24),Def(91),O(4)
 123           7         01/01/15         No                          2,737,052            43.8            L(24),Def(90),O(4)
 124           7         03/01/15         No                          2,580,874            36.9            L(24),Def(92),O(4)
 125           7         01/01/15         No                          2,354,052            52.9            L(24),Def(90),O(4)
 126           7         02/01/15         No                          2,564,892            67.5            L(24),Def(91),O(4)
 127           7         02/01/15         No                          2,548,875            59.1            L(24),Def(91),O(4)
 128          15         01/01/20         No                          1,688,969            43.3            L(24),Def(150),O(4)
 129          10         03/01/25         No                             60,248             1.4           L(24),Def(191),O(25)
 130           7         02/01/15         No                          2,290,024            58.7            L(24),Def(91),O(4)
 131           7         03/01/15         No                          2,247,152            66.1            L(24),Def(92),O(4)
 132           7         03/01/15         No                          2,234,016            64.8            L(24),Def(92),O(4)
 133           7         01/01/15         No                          2,193,032            38.3            L(24),Def(90),O(4)
 134           7         02/01/15         No                          2,151,493            64.2            L(24),Def(91),O(4)
 135           7         09/01/14         No                          2,134,331            62.8            L(24),Def(86),O(4)
 136           7         03/01/15         No                          2,214,361            67.1            L(24),Def(92),O(4)
 137           7         03/01/15         No                          1,968,674            64.5            L(24),Def(92),O(4)
 138           7         02/01/15         No                          1,800,379            49.1            L(24),Def(91),O(4)
 139           7         01/01/15         No                          1,745,584            54.1            L(24),Def(90),O(4)
 140           7         03/01/15         No                          1,777,534            69.2            L(24),Def(92),O(4)
 141           7         02/01/15         No                          1,663,389            61.6            L(24),Def(91),O(4)
 142           7         03/01/15         No                          1,348,563            62.0            L(24),Def(92),O(4)
 143           7         03/01/20         No                                  0             0.0           L(24),Def(143),O(13)
 144           7         04/01/15         No                          1,210,157            62.1            L(23),Def(93),O(4)
 145           7         01/01/25         No                                  0             0.0           L(24),Def(189),O(25)

                                        MOST RECENT   MOST RECENT                                   UW
LOAN #    2002 NOI ($)   2003 NOI ($)        NOI ($)    NOI DATE     UW NOI ($)      UW NCF ($)     DSCR (X) (1),(12)    TITLETYPE
------    ------------   ------------        -------    --------     ----------      ----------     -----------------    ---------

  1         9,440,320      8,538,799     11,715,310     Various     12,358,362      11,724,597            1.67              Fee
 1.1        4,595,604      3,524,053      3,175,000     07/31/04     3,606,350       3,282,211                              Fee
 1.2        2,594,402      2,608,051      2,660,941     07/31/04     2,638,274       2,587,207                              Fee
 1.3                         128,176      1,770,241     07/31/04     2,126,342       2,046,552                              Fee
 1.4                                      1,625,599     10/31/04     1,666,184       1,626,155                              Fee
 1.5        1,284,174      1,251,871      1,392,739     07/31/04     1,309,394       1,226,654                              Fee
 1.6          966,139      1,026,648      1,090,790     07/31/04     1,011,818         955,818                              Fee
  2                       10,479,800     10,868,000     12/31/04    12,244,202      11,712,793            1.78              Fee
  3         9,132,929      9,813,572      9,619,599     10/31/04    11,040,804      10,148,535            1.35           Leasehold
  4        11,111,286     11,831,235     11,935,437     09/30/04    11,782,378      10,903,396            1.43              Fee
  5                       11,189,000     10,980,000     12/31/04    11,302,948      10,011,250            1.91              Fee
 5.1                       4,404,000      4,569,000     12/31/04     4,489,509       4,094,476                              Fee
 5.2                       3,288,000      2,728,000     12/31/04     3,304,327       2,874,178                              Fee
 5.3                       2,003,000      2,179,000     12/31/04     2,115,318       1,831,707                              Fee
 5.4                       1,494,000      1,504,000     12/31/04     1,393,795       1,210,889                              Fee
  6         3,738,304      5,053,751      5,780,749     09/30/04     6,029,982       5,870,642            1.26              Fee
  7         8,225,166      8,935,733      9,214,970     09/30/04     7,350,522       5,790,983            1.36              Fee
 7.1        5,156,845      5,029,782      5,300,338     09/30/04     5,351,903       4,340,204                              Fee
 7.2        3,068,321      3,905,951      3,914,632     09/30/04     1,998,619       1,450,779                              Fee
  8         2,089,523      2,784,033      2,863,886     10/31/04     4,760,646       4,469,771            1.58              Fee
  9                                                                  3,247,098       3,164,803            1.25              Fee
  10        1,026,821      1,896,786      2,448,070     11/30/04     2,693,223       2,585,583            1.31              Fee
  11        1,387,722      2,328,023      2,460,503     08/31/04     2,594,099       2,502,534            1.27              Fee
  12        2,951,273      2,102,177      1,939,920     09/30/04     2,808,611       2,387,914            1.27              Fee
 12.1       2,154,122        994,568        843,482     09/30/04     1,347,506       1,145,777                              Fee
 12.2         797,151      1,107,609      1,096,438     09/30/04     1,461,106       1,242,137                              Fee
  13        2,507,876      2,478,529                                 2,501,534       2,361,460            1.37              Fee
  14        1,653,820      1,712,869      2,214,005     08/31/04     2,468,001       2,287,136            1.36              Fee
  15        1,473,229      1,466,675      1,481,570     12/31/04     1,909,533       1,909,533            1.23              Fee
  16                       1,305,857      1,391,710     11/30/04     1,714,282       1,618,810            1.20              Fee
  17        1,040,057      1,836,682      1,282,940     06/30/04     1,979,035       1,899,245            1.37           Leasehold
  18                                        832,926     10/31/04     1,683,714       1,587,714            1.25              Fee
  19        1,449,913      1,466,270      1,543,455     12/31/04     1,710,814       1,641,305            1.41              Fee
  20                       1,648,896      1,733,791     10/31/04     1,701,769       1,601,312            1.33              Fee
  21                                                                 1,621,530       1,578,436            1.37              Fee
  22        1,934,360      1,894,239                                 1,678,177       1,598,329            1.32              Fee
  23          274,245      1,142,843      1,377,934     09/30/04     1,742,662       1,610,746            1.32              Fee
  24                                                                 1,438,133       1,362,317            1.22              Fee
  25                                        771,120     10/31/04     1,636,948       1,588,448            1.46              Fee
  26        1,835,785      1,584,754      1,995,966     11/30/04     1,691,419       1,498,617            1.49              Fee
 26.1         728,936        524,549        830,612     11/30/04       789,087         708,047                              Fee
 26.2         320,793        333,485        362,839     11/30/04       303,203         272,946                              Fee
 26.3         433,118        423,151        454,633     11/30/04       317,626         272,848                              Fee
 26.4         352,939        303,570        347,882     11/30/04       281,502         244,775                              Fee
  27        1,462,690      2,050,814      2,074,268     10/31/04     1,790,538       1,656,329            1.66              Fee
  28                                      1,401,072     12/31/04     1,388,157       1,359,057            1.36              Fee
  29                       1,067,788        956,978     09/30/04     1,260,521       1,210,651            1.39              Fee
  30                       1,652,247      2,050,895     10/31/04     2,096,241       1,882,432            1.70              Fee
  31                          67,732        363,488     12/31/04     1,129,542       1,063,475            1.22              Fee
  32                                                                 1,891,055       1,798,942            1.86              Fee
  33                                                                 1,357,741       1,252,089            1.42              Fee
  34                                                                 1,334,514       1,310,294            1.32              Fee
  35        1,500,119      1,261,091        917,844     12/31/04     1,398,816       1,137,931            1.41              Fee
 35.1         252,991        163,010         74,322     12/31/04       249,380         213,238                              Fee
 35.2         182,651        130,752        160,771     12/31/04       259,418         234,991                              Fee
 35.3         227,440        235,279        247,210     12/31/04       185,092         149,059                              Fee
 35.4         132,976        160,234        143,750     12/31/04       128,022         107,278                              Fee
 35.5         106,010        120,559        101,889     12/31/04       117,039          98,019                              Fee
 35.6         146,188        120,962        108,055     12/31/04       129,413         105,178                              Fee
 35.7          78,682         34,956         32,316     12/31/04       116,809          95,736                              Fee
 35.8          69,831         74,231         -5,762     12/31/04        68,161          54,916                              Fee
 35.9          86,309         99,270          4,106     12/31/04        72,326          45,750                              Fee
35.10         148,245         64,108         18,657     12/31/04        47,160          21,067                              Fee
35.11          68,795         57,731         32,531     12/31/04        25,995          12,699                              Fee
  36                         922,189        967,684     11/30/04     1,009,998         935,670            1.35              Fee
  37                                        535,696     12/31/04     1,156,722       1,098,964            1.25              Fee
  38        1,254,463      1,325,163      1,339,997     09/30/04     1,248,699       1,130,418            1.21              Fee
  39                                                                   896,806         861,809            1.41              Fee
  40        1,133,367      1,138,354      1,088,638     11/30/04       947,856         842,103            1.36              Fee
  41                                                                   955,463         881,114            1.41              Fee
  42                                                                   806,923         791,628            1.20              Fee
  43        1,010,963      1,041,576      1,062,360     09/30/04       960,252         857,420            1.44              Fee
  44                         399,356        725,983     12/31/04       794,902         716,902            1.20              Fee
  45                                        335,277     08/31/04       813,260         783,260            1.40              Fee
  46                                        594,195     12/31/04       709,176         678,776            1.20              Fee
  47          104,371        397,007        687,702     12/31/04       790,503         733,243            1.27              Fee
  48        1,037,980      1,098,721        968,975     09/30/04     1,018,886         925,216            1.61              Fee
  49                                                                   843,055         777,453            1.34              Fee
  50                                                                   959,356         875,175            1.51              Fee
  51          634,944        720,403        927,921     09/30/04       986,555         883,576            1.64              Fee
  52                                                                   712,721         683,889            1.28              Fee
  53                                                                   736,268         678,976            1.34              Fee
  54          857,889        792,067        853,849     12/31/04       800,885         734,841            1.39              Fee
  55          390,914        709,938        697,399     10/31/04       688,772         648,483            1.35              Fee
  56          823,528        500,797        507,213     10/31/04       620,164         582,164            1.28              Fee
  57          651,319        580,231        683,020     08/31/04       654,993         645,543            1.38              Fee
  58          674,453        683,114        710,002     09/30/04       710,712         677,412            1.59              Fee
  59                         621,591        618,081     08/31/04       607,502         591,958            1.31              Fee
  60          602,230        589,032        576,244     12/31/04       596,341         546,736            1.26              Fee
  61          764,710        735,150        851,918     12/31/04       949,705         860,399            1.80              Fee
  62                                                                   565,190         551,251            1.26              Fee
  63          488,654        587,419        607,133     09/30/04       574,775         543,275            1.26              Fee
  64          713,178        650,766        634,613     10/31/04       726,024         658,209            1.51              Fee
  65                                                                   572,131         553,467            1.27              Fee
  66          559,348        607,253        509,300     12/31/04       654,130         591,071            1.25              Fee
  67          659,809        725,075        691,316     09/30/04       688,504         619,776            1.20              Fee
  68          792,135        697,420        720,439     08/31/04       694,299         593,940            1.40              Fee
  69                                        379,392     12/31/04       543,744         486,385            1.21              Fee
  70          560,232        865,835        820,717     12/31/04       811,700         729,356            1.43              Fee
  71                         450,691        507,635     12/31/04       593,960         526,664            1.24              Fee
  72                                                                   537,212         521,674            1.26              Fee
  73                                      1,093,901     10/31/04       919,103         812,444            1.64              Fee
  74                                                                   615,620         565,391            1.35              Fee
  75                                        491,587     09/30/04       716,639         642,650            1.66              Fee
  76                         206,707        601,087     12/31/04       707,788         660,470            1.73              Fee
  77                                                                   612,957         567,789            1.46              Fee
  78                                        262,888     10/31/04       536,345         491,090            1.27              Fee
  79                         746,375        794,142     12/31/04       732,782         631,321            1.71              Fee
  80          700,286        506,223        632,323     10/31/04       563,593         520,210            1.32              Fee
  81                                        646,860     12/31/04       498,220         471,327            1.20              Fee
  82                                                                   478,559         466,659            1.36              Fee
  83          566,700        438,285        464,180     11/30/04       524,250         472,110            1.40              Fee
  84                                        381,891     12/31/04       500,730         457,197            1.37              Fee
  85          426,718        493,932        463,078     12/31/04       538,223         488,402            1.53              Fee
  86                                                                   437,469         423,411            1.32              Fee
  87                                                                   470,612         435,744            1.38              Fee
  88                                        145,568     01/31/05       447,782         407,782            1.32              Fee
  89                                                                   447,583         432,473            1.40              Fee
  90                         244,971        477,904     11/30/04       401,565         357,565            1.20              Fee
  91          338,365        323,498        344,610     06/30/04       471,469         436,966            1.33              Fee
  92             -537        354,299        391,873     12/31/04       527,148         487,296            1.69              Fee
  93                         273,884        320,011     10/31/04       467,741         435,031            1.36              Fee
  94                                                                   425,005         391,525            1.43              Fee
  95                                                                   370,410         357,408            1.27              Fee
  96          231,925        342,605        417,981     09/30/04       376,301         348,172            1.28              Fee
  97                                                                   517,495         487,732            1.78              Fee
  98          429,641        225,701        365,881     10/31/04       416,455         386,455            1.46              Fee
  99          477,160        524,378        553,064     10/31/04       544,338         529,023            1.77              Fee
 100          538,665        549,389        559,318     06/30/04       488,976         452,625            1.73              Fee
 101          512,249        580,988                                   614,974         528,930            2.13              Fee
 102                                                                   374,299         360,652            1.35              Fee
 103                                                                   424,250         372,164            1.40              Fee
 104          495,945        569,000        593,996     09/30/04       359,342         339,830            1.32         Fee/Leasehold
 105                                                                   368,310         355,358            1.36              Fee
 106                                                                   365,953         353,092            1.38              Fee
 107                                        109,140     12/31/04       351,973         337,995            1.33              Fee
 108                                                                   374,104         339,134            1.38              Fee
 109                                                                   366,473         339,109            1.30              Fee
 110          481,288        389,415        429,812     07/31/04       522,118         494,247            1.93              Fee
 111          420,694        415,957        346,133     10/31/04       403,383         367,174            1.47              Fee
 112          399,832        409,521        428,797     09/30/04       396,647         386,447            1.66              Fee
112.1         238,260        227,532        244,796     09/30/04       229,044         223,694                              Fee
112.2         161,573        181,989        184,001     09/30/04       167,603         162,753                              Fee
 113          115,969        114,186        133,642     09/30/04       327,197         287,165            1.21              Fee
 114                                        246,841     02/28/05       334,001         315,224            1.32              Fee
 115                                                                   320,561         304,256            1.30              Fee
 116          305,072        345,606        320,681     12/31/04       396,971         381,956            1.51              Fee
 117          171,517        238,346        206,959     08/31/04       370,705         332,790            1.48              Fee
 118                                                                   359,988         347,423            1.54              Fee
 119                                                                   353,716         326,338            1.42              Fee
 120                                                                   343,575         289,496            1.31              Fee
 121          310,116        342,777        352,982     12/31/04       332,347         307,177            1.30              Fee
 122          438,423        459,026        367,975     10/31/04       358,570         339,638            1.53              Fee
 123          726,657        887,843                                   500,343         417,091            2.13              Fee
 124                         379,530        489,518     11/30/04       470,132         391,038            1.87              Fee
 125            3,888        101,997        261,557     11/30/04       332,232         296,896            1.31              Fee
 126                                                                   286,430         278,769            1.29              Fee
 127                                                                   323,148         309,968            1.46              Fee
 128          362,605        382,965        418,073     08/02/04       368,269         344,551            1.57              Fee
 129                                                                   283,775         280,811            1.21              Fee
 130                                        270,672     12/31/04       271,054         235,744            1.27              Fee
 131          197,901        241,758        291,396     10/31/04       309,924         284,924            1.57              Fee
 132                                        281,888     11/30/04       318,873         279,937            1.54              Fee
 133          431,247        446,271        486,232     11/30/04       443,513         394,354            2.21              Fee
 134          279,991        266,426        260,695     12/31/04       300,560         265,998            1.55              Fee
 135         -121,343         41,912        202,109     11/30/04       235,923         214,173            1.22              Fee
 136                                        124,155     12/31/04       242,454         224,274            1.37              Fee
 137          332,964        330,425        300,431     12/31/04       280,971         236,393            1.46              Fee
 138                                                                   224,220         207,827            1.40              Fee
 139                                                                   252,719         239,379            1.67              Fee
 140                         -17,959        176,981     12/31/04       187,426         169,666            1.20              Fee
 141                                                                   224,333         211,136            1.57              Fee
 142                                                                   155,888         152,288            1.35              Fee
 143          207,834         95,134        267,809     11/30/04       261,257         235,975            1.60              Fee
 144                                                                   155,096         137,026            1.38              Fee
 145                                                                   363,579         361,258            3.78              Fee

                                                                 UPFRONT ESCROW(13)
                   -----------------------------------------------------------------------------------------------------------------
                    UPFRONT CAPEX   UPFRONT ENGIN.   UPFRONT ENVIR.   UPFRONT TI/LC   UPFRONT RE TAX   UPFRONT INS.    UPFRONT OTHER
LOAN #    PML %       RESERVE ($)      RESERVE ($)      RESERVE ($)     RESERVE ($)      RESERVE ($)    RESERVE ($)      RESERVE ($)
------    -----       -----------      -----------      -----------     -----------      -----------    -----------      -----------

  1       Various                         349,548
 1.1
 1.2       17.0
 1.3
 1.4       10.0
 1.5       4.0
 1.6       2.0
  2
  3                                                                                         312,626        304,805        7,166,651
  4                       21,031           73,125                           55,000          569,014        573,931        3,651,420
  5
 5.1
 5.2
 5.3
 5.4
  6                                       168,750                                           157,073         36,685
  7                       11,883                                            45,833        1,930,834        101,224        1,597,807
 7.1
 7.2
  8
  9                                                                                          81,956                       1,735,389
  10       7.0             8,970                                                            189,478         83,863        3,915,035
  11                                                                                                        48,694
  12                                                                       675,000          109,441         21,066          881,365
 12.1
 12.2
  13                                                                                        101,078         19,421
  14                                      136,250                                           109,844
  15
  16       9.0             7,956                                                            208,192         64,547          701,500
  17                       2,685          225,000                            8,333           91,813         55,034          496,888
  18                       5,600                                                             12,763         32,260           88,415
  19                                       45,625                                            85,021         76,584
  20                       1,321                                             8,333          138,270         18,724           74,760
  21       7.0             1,090                             1,000           4,167           42,966         33,658          101,068
  22                       2,029                                                                                             83,700
  23                       1,024                                             8,333            6,358          6,113           98,466
  24                                      391,573                                             5,727
  25                       3,233                                                             72,750         44,571
  26                      16,078          111,463                                                           70,228
 26.1
 26.2
 26.3
 26.4
  27                       1,658                                                             25,019          5,423           68,284
  28                                                                                         40,000                         200,000
  29       11.0            1,347            8,750                          250,000           79,558         22,609           58,590
  30                                                                                         22,352         15,331
  31                                       19,750            3,000                           20,376         21,456          231,251
  32                                                                                         87,500                          25,000
  33                       4,026           13,438                          144,803          165,502         55,326          188,157
  34                       1,122
  35                      21,739           90,713                                           135,618                         168,776
 35.1
 35.2
 35.3
 35.4
 35.5
 35.6
 35.7
 35.8
 35.9
35.10
35.11
  36                                                                                         78,632
  37                                                         4,000
  38                                                                                        154,257         39,575
  39                         651                                             3,125           76,417          6,503           94,537
  40                       1,170                                           107,798           64,759          6,436
  41                       2,833           13,438                          101,900          116,466         39,328          132,714
  42                                    1,339,850                                            36,053         14,277
  43                                        9,969                          100,000           52,399
  44                       6,500           27,313                                           142,583         52,248          655,977
  45                                                                                         24,775         20,213
  46                                                                                         24,939          7,722
  47                                                                                         56,830         23,833          100,000
  48                       2,800                                           125,000           38,334         34,020
  49                       2,500                                            89,912          124,353         36,738          119,329
  50                       3,400                                           122,280           94,852         36,503          129,920
  51                       2,645           52,513            3,294           6,333           32,085         41,349
  52       9.0                                                             752,614           14,653          1,393          500,000
  53                       2,183                                            78,523          108,602         32,028          104,282
  54                       2,172           18,225                            2,083           10,109         37,998          344,426
  55                         321                                             1,605           36,041         13,235           32,776
  56                       3,167                                                             25,600         22,680          790,681
  57       8.0                                                                               21,554                          50,000
  58                      54,850            7,813                                            14,008         23,833
  59                         428                                             1,250            2,708          3,333
  60       5.0             4,134                                                             56,587         19,336           29,326
  61                                        6,525
  62                                                                                                                         30,281
  63                       2,625                                                            111,757         20,866           20,795
  64                                                                                         60,926         16,452
  65                         561                                               833           21,354         18,526          750,000
  66                                      150,000                                            29,947          5,775          207,103
  67                       1,124                                                             57,979          5,395
  68                                                                                         42,200          2,197
  69                                       27,562                                            50,373         11,957
  70                       1,050                                                             29,393          5,489
  71                       5,612          118,121                                            21,840          7,829            4,129
  72       17.0            1,842                                                             10,441          9,234            8,468
  73                                                                                         21,782          7,162
  74                         444                                             2,604           21,833          3,639          203,319
  75                       1,531           14,688                            3,061           21,663         15,379
  76       14.0                                                                                                             425,000
  77                         377                                                              9,113          3,928          575,000
  78                         568                                             4,167           16,143         12,286
  79       17.0                                                                                                             187,890
  80                       1,265                                           100,000           31,700         11,811
  81       3.0               566                                                             13,833          2,552
  82                         992                                                             21,080         19,606
  83                                       15,681                                            29,415          6,255
  84                         568                                            25,000           25,037          5,095
  85                                      309,000                                            18,537          1,253
  86                         136
  87                       1,258            1,875            1,500           2,083           69,467          7,363
  88                       3,333                                                             20,525         53,105
  89                         173
  90                                                                                         18,945         10,875
  91                         585                                             2,750           21,612          6,216          182,740
  92                                                                                         21,693
  93                         475                                             3,333           71,432          5,653              270
  94                                                                                          1,714          1,380           37,370
  95                         173                                                                             1,421
  96                       1,059                                             2,611           11,316         14,476
  97                                                                                         11,403          7,458
  98                       2,500           10,938                                           115,659         24,604
  99                                                                                          6,051          5,790
 100                                                        15,000                           11,906
 101                                       43,733
 102                         173
 103                       1,085                                             5,071           29,167         31,576           86,976
 104                         479                                             1,667           24,024          4,420
 105                         173                                                                             1,421
 106                         173
 107                                                                                          2,854            993
 108                       1,450                                            52,149           36,865         16,250           52,885
 109                                                                                          6,170          1,007          250,064
 110                         453                                             2,500           38,798          4,770
 111                                                                                         32,357          3,868
 112                         850           39,125                                             4,708          4,622
112.1
112.2
 113                       3,336           12,500                                            72,806          7,867          313,719
 114                                                                                         27,292          1,120          157,860
 115                                                                       205,800            8,949            811           19,800
 116                                                                                         71,751         15,918
 117                         710                                                             15,578          6,373          433,347
 118                         163
 119                                       14,000
 120                       2,550            8,125                           45,855           69,631         13,677           47,546
 121                                                                                         10,277          4,132          100,000
 122                         849                                           126,000           14,258          2,933            6,339
 123                                       58,447
 124
 125                         599                                             4,167           47,247          1,927           12,130
 126                                                                                         12,075          2,217
 127       9.0                                                              34,383           15,864            663          207,756
 128                       1,409           46,875                            2,083           10,426                           4,750
 129
 130                      22,943                                                             10,608         14,020          225,000
 131                       2,083           10,375                                            13,628          2,867          100,000
 132                                                                        40,000           15,745          3,096
 133       17.0           20,000                                                                                             16,250
 134                                       15,390                                            11,568          1,962
 135                       1,813                                                             29,165          6,427
 136                                                                                         13,831          1,577           81,973
 137                         734                                            11,667           23,475         10,936
 138                                                                                         19,618
 139                                                                                          5,689            546
 140                       7,980            3,125                                            18,355         17,568           10,046
 141                         179                                             1,250           39,177          2,899
 142                                        1,260                                             8,756            315
 143
 144                         900                                            21,579           16,847          5,652           20,762
 145       8.0                                                              31,250

                                                    MONTHLY ESCROW(14)
             ------------------------------------------------------------------------------------------------------

              MONTHLY CAPEX     MONTHLY ENVIR.    MONTHLY TI/LC     MONTHLY RE TAX   MONTHLY INS.    MONTHLY OTHER     SINGLE
   LOAN #        RESERVE ($)        RESERVE ($)      RESERVE ($)        RESERVE ($)    RESERVE ($)      RESERVE ($)    TENANT
   ------        -----------        -----------      -----------        -----------    -----------      -----------    ------

     1               23,548                              53,146                                                          No
    1.1                                                                                                                  No
    1.2                                                                                                                  No
    1.3                                                                                                                  No
    1.4                                                                                                                  No
    1.5                                                                                                                  No
    1.6                                                                                                                  No
     2                                                                                                                   No
     3                6,833                                                 52,104         25,400                        No
     4               21,031                              55,000            189,671         68,167                        No
     5                                                                                                                   No
    5.1                                                                                                                  No
    5.2                                                                                                                  No
    5.3                                                                                                                  No
    5.4                                                                                                                  No
     6                2,396                                                 78,537          4,586                        No
     7               11,883                              45,833            137,917         33,741                        No
    7.1                                                                                                                  No
    7.2                                                                                                                  No
     8                                                                                                                   No
     9                                                                       9,340                           7,056       No
     10               8,970                                                 31,580          8,058                        No
     11               2,441                              13,750             55,758          4,427                        No
     12               4,812                              30,474             36,480          3,511           30,000       No
    12.1                                                                                                                 No
    12.2                                                                                                                 No
     13               1,095                                                 22,351                                       No
     14               4,513                                                 27,461                                       No
     15                                                                                                                  No
     16               7,956                                                 29,742          4,965                        No
     17               2,685                               8,333             45,906          3,669                        No
     18               5,600                                                  6,382          6,525                        No
     19               5,792                                                 10,628          6,962                        No
     20               1,321                               8,333             27,654          6,034                        No
     21               1,090                               4,167             21,483          4,581                        No
     22               2,029                                                                                              No
     23               1,024                               8,333              3,179          2,038                        No
     24                 875                               5,000              2,864                                       No
     25               3,233                                                 14,550          4,952                        No
     26              16,078                                                 26,166         35,114                        No
    26.1                                                                                                                 No
    26.2                                                                                                                 No
    26.3                                                                                                                 No
    26.4                                                                                                                 No
     27               1,658                                                 12,510          1,085                        No
     28                                                                     10,000                                       No
     29               1,347                               4,861             15,912          2,261                        No
     30               4,260                                                  5,588                                       No
     31                 940                                                 10,188          3,065                        No
     32               1,808                                                 17,500                                      Yes
     33               4,026                                                 18,615          4,256                       Yes
     34               1,122                                                                                              No
     35              21,739                                                 27,124                                       No
    35.1                                                                                                                 No
    35.2                                                                                                                 No
    35.3                                                                                                                 No
    35.4                                                                                                                 No
    35.5                                                                                                                 No
    35.6                                                                                                                 No
    35.7                                                                                                                 No
    35.8                                                                                                                 No
    35.9                                                                                                                 No
   35.10                                                                                                                 No
   35.11                                                                                                                 No
     36               1,868                                                 13,105                                       No
     37                                                                                                                  No
     38               1,511                               4,167             25,710          4,397                        No
     39                 651                               3,125             10,917          1,322                        No
     40               1,170                               7,798             10,793          1,912                        No
     41               2,833                                                 13,100          3,025                       Yes
     42                 166                                                  9,013          3,569                       Yes
     43               1,428                               6,250             16,405          2,283                        No
     44               6,500                                                 12,962          7,405                        No
     45                                                                      8,258          2,527                        No
     46               1,646                                                  8,313          3,861                        No
     47                 954                               3,333             14,207          1,833                        No
     48               2,800                               7,084             19,167          3,402                        No
     49               2,500                                                 13,528          2,826                       Yes
     50               3,400                                                 10,106          2,808                       Yes
     51               2,645              3,294            6,333              4,584          3,759                        No
     52                 313                               1,500              3,663            697                        No
     53               2,183                                                 11,814          2,464                       Yes
     54               2,172                               2,083             10,109          2,923                        No
     55                 321                               1,605             18,021          1,154                        No
     56               3,167                                                  3,200          2,520                        No
     57                                                                      7,185                                       No
     58               2,775                                                 14,008          3,382                        No
     59                 428                               1,250                903          1,111                        No
     60               4,134                                                  8,084          2,017                        No
     61                                                                                                                  No
     62                                                                                                                  No
     63               2,625                                                 11,756          2,981            1,341       No
     64               1,190                               4,000              8,704          1,175                        No
     65                 561                                 833              4,485          1,477                        No
     66                 902                               4,353             14,973                                       No
     67               1,124                                                  5,798            415                        No
     68               1,624                               8,334             14,067          1,098                        No
     69               2,201                                                 12,593          1,708                        No
     70               1,050                                                  7,348            499                        No
     71               5,612                                                  7,280          3,498                        No
     72                 614                                                  1,305            616                        No
     73               4,427                                                  5,445                                       No
     74                 444                               2,604             10,917          1,213                        No
     75               1,531                               3,061             10,832          1,398                        No
     76                                                                                                                  No
     77                 377                                                  4,556            655                        No
     78                 568                               4,167              8,071          1,229                        No
     79                                                                                                                  No
     80               1,265                               3,794              7,039          1,074                        No
     81                 566                                                  6,917            319                        No
     82                 992                                                  3,513          2,296                        No
     83               4,345                                                  5,883          3,128                        No
     84                 568                                                  4,173            849                        No
     85                 722                               2,500              4,634            418                        No
     86                 136                                                                                             Yes
     87               1,258                               2,083             11,399          1,262                        No
     88               3,333                                                  5,131          4,475                        No
     89                 173                                                                                             Yes
     90               3,667                                                  4,736          2,719                        No
     91                 585                               2,750              3,087            777                        No
     92                 810                               2,450             10,846                                       No
     93                 475                               3,333              5,953            880               90       No
     94                 190                               1,860                857          1,380                        No
     95                 173                                                                   129                       Yes
     96               1,059                               2,611              5,658          1,316                        No
     97                                                   2,500              2,281            829                        No
     98               2,500                                                 13,082          2,460                        No
     99                                                                      3,026                                       No
    100                                                                      3,969                                      Yes
    101                                                                                                                  No
    102                 173                                                                                             Yes
    103               1,085                               5,071              5,834          2,871                        No
    104                 479                               1,667             12,012          2,210                        No
    105                 173                                                                   129                       Yes
    106                 173                                                                                             Yes
    107                 152                               1,013              2,854            496                        No
    108               1,450                                                  3,930          1,250                       Yes
    109                 179                               2,102              3,085            336                        No
    110                 453                               2,500              5,706          1,193                        No
    111                 503                               2,500              6,471          1,289                        No
    112                 850                                                  2,354            462                        No
   112.1                                                                                                                 No
   112.2                                                                                                                 No
    113               3,336                                                 12,065          2,805               40       No
    114                 142                               2,134             19,851            508                        No
    115                 146                               1,213              2,983            811                        No
    116                 157                               1,100             11,900          2,008                        No
    117                 710                                                  5,193          1,062                        No
    118                 163                                                                                             Yes
    119                                                   1,000                                                         Yes
    120               2,550                                                  7,426          1,052                       Yes
    121                 154                               2,000             10,277            689                        No
    122                 849                               1,000              4,753            978                        No
    123                                                                                                                  No
    124                                                   5,250                                                          No
    125                 599                               4,167              9,449            385                        No
    126                  80                                 799              2,013            317                        No
    127                                                                      3,966            331                        No
    128               1,409                               2,083              5,213                                       No
    129                                                                                                                 Yes
    130               2,943                                                  3,536          2,003                        No
    131               2,083                                                  3,407          1,434                        No
    132               1,372                               2,000              1,968          1,032                        No
    133               1,548                                                                                              No
    134               2,880                                                  1,653          1,962                        No
    135               1,813                                                  3,241          1,614                        No
    136                 138                               1,377              3,458            526                        No
    137                 734                              11,667              5,869            911                        No
    138                 158                                                                                              No
    139                 145                               1,208              2,844            546                        No
    140               1,480                                                  6,118          1,427                        No
    141                 179                               1,250              9,051            428                        No
    142                 264                                                  1,751             52                        No
    143                                                                                                                 Yes
    144                 900                                                  1,802            435                       Yes
    145                                                                                                                 Yes

                                                LARGEST TENANT (17)
             ------------------------------------------------------------------------------------------
                                                                                           LEASE
   LOAN #    LARGEST TENANT                                                 UNIT SIZE    EXPIRATION
   ------    --------------                                                 ---------    ----------

     1
    1.1      Costco Wholesale                                                 147,350     08/31/09
    1.2      The Home Depot                                                   103,423     01/31/14
    1.3      Marshalls                                                         30,027     09/30/13
    1.4      Bed Bath & Beyond                                                 36,725     01/31/10
    1.5      Rite Aid                                                          27,642     07/31/18
    1.6      Claim Jumper                                                      10,600     09/30/13
     2       Steve & Barry's                                                  104,565     01/31/13
     3       DFS Hawaii                                                       160,117     01/31/15
     4       Burlington Coat Factory                                          128,048     01/31/12
     5
    5.1      Devon Energy Production Co                                       145,669     07/31/09
    5.2      Paradigm Geophysical Corp                                         54,748     10/31/11
    5.3      Total E&P USA, Inc.                                              122,137     10/15/10
    5.4      Pegasus International Inc.                                        31,296     06/30/05
     6       Forbes Inc.                                                      103,770     11/30/20
     7
    7.1      Entergy Services, Inc.                                           384,171     12/31/09
    7.2      Entergy Services, Inc.                                           150,874     12/31/09
     8       Capital Group                                                    106,183     03/31/12
     9       Dick's Sporting Goods                                             50,000     11/30/19
     10
     11      Marshalls                                                         48,633     11/30/12
     12
    12.1     Oxford Financial Group Ltd.                                       46,416     04/30/09
    12.2     Liberty Mutual                                                    55,575     12/31/05
     13      Dick's Sporting Goods                                             60,000     04/31/11
     14      Kroger                                                            58,974     02/01/19
     15      Lowes                                                            116,000     10/31/19
     16
     17      Macy's Furniture Gallery                                          70,780     01/31/11
     18
     19
     20      Humana, Inc.                                                       8,402     04/30/07
     21      Stater Bros. Market                                               44,054     04/30/24
     22      Price Chopper Supermarkets                                        77,478     07/31/23
     23      Executive Suites                                                  24,465     12/31/21
     24      Dick's Sporting Goods                                             30,709     01/30/18
     25
     26
    26.1
    26.2
    26.3
    26.4
     27      Veteran Administration                                            35,085     11/23/05
     28
     29      Albertson's                                                       39,576     07/31/19
     30
     31      The Plaza Theater                                                 15,400     11/30/24
     32      GSI Commerce Solutions, Inc.                                     103,334     06/30/19
     33      Arnold Logistics, LLC                                            483,150     11/30/19
     34      Best Buy                                                          45,662     01/31/15
     35
    35.1
    35.2
    35.3
    35.4
    35.5
    35.6
    35.7
    35.8
    35.9
   35.10
   35.11
     36      Bed Bath & Beyond                                                 36,692     01/31/11
     37      Value Center Marketplace                                          50,500     05/31/24
     38      K-Mart                                                            88,797     01/31/15
     39      Michaels Stores, Inc.                                             23,885     02/28/15
     40      The Georgia Building Authority                                    63,695     06/30/10
     41      Arnold Logistics, LLC                                            340,000     11/30/19
     42      Zimmer Lucas Capital, LLC                                         13,300     03/31/15
     43      Ceramco, Inc.                                                     27,666     12/31/08
     44
     45
     46
     47      Medical Specialties                                               39,188     08/31/12
     48      HMY Roomstore                                                     27,000     08/31/10
     49      Arnold Logistics, LLC                                            300,000     11/30/19
     50      Arnold Logistics, LLC                                            408,000     11/30/19
     51      Ollie's Bargain Outlet                                            39,888     05/13/13
     52      PZ Partners, LLC                                                   5,732     10/31/16
     53      Arnold Logistics, LLC                                            262,000     11/30/19
     54      Kmart Corporation                                                 84,180     09/30/08
     55      Blockbuster                                                        6,500     09/30/08
     56
     57
     58
     59      Walgreens                                                         14,490     08/31/23
     60
     61      Burlington Coat Factory                                           78,337     11/30/09
     62      Hollywood Video                                                    6,000     07/31/06
     63
     64      Litehouse Pools                                                    8,500     02/28/06
     65      The TJX Companies, Inc.                                           30,000     08/31/14
     66      Blockbuster                                                        5,423     02/29/08
     67      Staples                                                           26,198     04/30/09
     68      State of Pennsylvania Department of Insurance                     29,877     06/30/09
     69      Hobby Lobby                                                       58,645     01/31/13
     70      Bohan                                                             25,403     02/14/09
     71
     72      Marshalls of California, LLC                                      30,000     05/31/14
     73
     74      Cielito Lindo Mexican Restaurant                                   4,125     09/30/10
     75      Sav-on Drugs                                                      31,472     04/30/10
     76      Fortune Casuals                                                   34,523     01/31/10
     77      Dollar Tree                                                       10,000     10/28/09
     78      Pet Stuff, Inc.                                                    5,938     07/31/06
     79      Johnstone Supply                                                  11,100     12/31/07
     80      Elite Management Team d/b/a Mattress Firm                         59,607     02/28/11
     81      General Services Administration                                   22,352     11/05/13
     82
     83
     84      Hi Style Fashion                                                  10,998     11/30/09
     85      GSA II Department of Defense                                      32,758     11/30/08
     86      Genovese Drug Stores, Inc.                                        10,908     08/24/29
     87      Game Sportswear, Ltd.                                             46,753     04/30/19
     88
     89      Eckerd Corporation                                                13,824     07/28/24
     90
     91      Dollar General                                                     8,375     07/31/07
     92      OBRA Homes, Inc.                                                  14,870     11/30/07
     93      Review Publishing                                                  9,229     01/31/13
     94      Dollar Tree                                                        7,950     01/31/09
     95      Eckerd Corporation                                                13,813     10/31/24
     96      Big Lots                                                          29,673     01/31/12
     97      Old Chicago                                                        6,500     10/31/14
     98
     99
    100      Center Partners, Inc.                                             46,604     02/28/11
    101      AT&T                                                              34,902     12/31/05
    102      Eckerd Corporation                                                13,813     04/27/24
    103      Big Lots                                                          29,460     01/31/14
    104      Barnes & Noble Booksellers, Inc.                                  23,228     01/31/22
    105      Eckerd Corporation                                                13,813     12/15/24
    106      Eckerd Corporation                                                13,813     12/23/23
    107      Wildflower Bread Co.                                               3,926     05/31/14
    108      Arnold Logistics, LLC                                            174,000     11/30/19
    109      Washington Mutual                                                  3,500     01/31/10
    110      Black Bull, Inc.                                                   5,821     12/31/08
    111      Chili's Grille & Bar                                               6,100     12/05/06
    112
   112.1
   112.2
    113
    114      Spring Cypress Dental                                              2,800     05/31/09
    115      SprintCom, Inc.                                                    2,450     10/31/09
    116      The Great Room, LLC                                                6,300     04/30/14
    117      Caremark Inc.                                                     16,994     10/31/12
    118      Eckerd Corporation                                                13,073     06/27/23
    119      Collins & Aikman Products Co.                                    112,530     10/01/19
    120      Arnold Logistics, LLC                                            153,000     11/30/19
    121      Radio Shack                                                        1,840     07/31/05
    122      Big Lots                                                          42,008     01/31/11
    123      Cooperative Managed Care                                          12,023     02/28/05
    124      Mobile Mini                                                       24,997     08/30/08
    125      Centex Homes                                                       7,824     06/30/11
    126      StatClinix                                                         4,590     10/31/14
    127      Panda Express, Inc.                                                2,044     12/30/14
    128      Food Lion                                                         30,280     12/16/09
    129      Walgreens                                                         14,820     08/31/29
    130
    131
    132      Next Day Medical, LLC                                             32,666     02/28/09
    133      Bank of America                                                    9,485     11/04/13
    134
    135
    136      Luna's Hair Salon                                                  2,816     07/31/09
    137      Texas Department of Transportation                                26,767     05/31/07
    138      Mattress Giant                                                     4,800     10/31/09
    139      T-Mobile                                                           2,900     11/01/09
    140
    141      Karl Schroff and Associates                                        6,820     10/31/08
    142
    143      Thomas Classic Design Furnishing                                  16,000     09/30/13
    144      Arnold Logistics, LLC                                             72,000     11/30/19
    145      Walgreens                                                         13,650     04/30/29

                                                2ND LARGEST TENANT (17)
             -----------------------------------------------------------------------------------------------------
                                                                                                       LEASE
   LOAN #    2ND LARGEST TENANT                                                           UNIT SIZE  EXPIRATION
   ------    ------------------                                                           ---------  ----------

     1
    1.1      Lackland Self Storage                                                           67,766   05/31/12
    1.2      PETsMART                                                                        26,550   03/31/09
    1.3      Off Broadway Shoes                                                              24,991   11/26/13
    1.4      SportsMart                                                                      35,868   01/31/13
    1.5      Ross Stores                                                                     24,000   01/31/09
    1.6      McMillin Real Estate                                                             8,400   05/31/08
     2       Kohls                                                                           85,247   09/30/15
     3       Hawaiian Airlines                                                              107,187   11/07/16
     4       Winn-Dixie Stores Inc.                                                          53,820   03/06/16
     5
    5.1      Computer Associates Int'l                                                       48,604   04/10/11
    5.2      Metro National Corporation                                                      37,193   02/28/14
    5.3      Petroleum Professionals Int'l                                                   20,382   12/31/07
    5.4      F-W Oil Interests, Inc.                                                         14,013   01/10/07
     6       JPMorgan Chase Bank, N.A.                                                       13,544   02/29/12
     7
    7.1      New York Life Insurance Company                                                 20,525   07/31/11
    7.2      Department of Homeland Security - U.S. Bureau of Immigration and Customs        26,348   05/04/23
     8       Thomson Learning                                                                67,089   12/31/06
     9       Circuit City                                                                    33,998   02/14/20
     10
     11      TJ Maxx of Texas, Inc.                                                          35,000   01/31/10
     12
    12.1     Sprint/United Management Company                                                11,941   03/31/09
    12.2     Software Engineering Professionals, Inc.                                        24,117   12/31/10
     13      Linens 'N Things                                                                34,146   01/31/16
     14      Sears Appliance Outlet                                                          32,409   10/01/10
     15      KFC                                                                              4,000   11/30/10
     16
     17      Classic Design Furnishings                                                      21,897   03/31/13
     18
     19
     20      Suncoast Pharmacy, Inc.                                                          6,000   03/31/07
     21      Blockbuster                                                                      4,762   11/30/09
     22      Ethan Allen                                                                      8,800   04/30/07
     23      Kiddie Academy                                                                  15,154   08/31/17
     24      Best Buy                                                                        29,850   01/31/12
     25
     26
    26.1
    26.2
    26.3
    26.4
     27      Sunrise Hospital                                                                22,950   04/14/06
     28
     29      Rite Aid                                                                        21,708   05/31/09
     30
     31      Walgreens                                                                       12,735   03/30/52
     32
     33
     34      Bed Bath & Beyond                                                               24,296   01/31/15
     35
    35.1
    35.2
    35.3
    35.4
    35.5
    35.6
    35.7
    35.8
    35.9
   35.10
   35.11
     36      Ross Stores                                                                     25,000   10/29/09
     37      Powerhouse Gym                                                                  10,840   08/01/18
     38      Big Lots                                                                        27,528   04/30/07
     39      Airoom, Inc.                                                                    12,325   12/30/09
     40      American College of Rheumatology                                                15,580   11/30/09
     41
     42
     43      Chemical Engineering                                                            26,765   03/31/06
     44
     45
     46
     47      Dal Tile                                                                        23,000   08/31/10
     48      Bakers Furniture and Accessories, Inc.                                          18,479   02/28/08
     49
     50
     51      B. Green and Co.                                                                31,815   06/30/10
     52      Wingnuts                                                                         5,487   12/31/18
     53
     54      Marshalls                                                                       30,000   07/31/10
     55      Andnana, LTD.                                                                    4,700   04/30/11
     56
     57
     58
     59      Sherwin Williams                                                                 6,000   09/30/12
     60
     61      Mt. Tabor Equities, LLC                                                         43,605   11/30/09
     62      HSBC Bank                                                                        4,200   07/31/10
     63
     64      Hollywood video                                                                  7,500   10/31/06
     65      Big M Inc.                                                                       6,000   11/30/09
     66      Dollar Supermart                                                                 4,550   12/31/09
     67      Michael's                                                                       24,280   02/28/10
     68      State of Pennsylvania Office of the Budget                                      27,134   08/31/06
     69      Belk's                                                                          58,310   01/31/18
     70      Lyric Street Records, Inc.                                                       9,059   12/31/07
     71
     72      PETsMART                                                                        19,107   11/30/19
     73
     74      Le Peep Cafe                                                                     3,800   09/30/11
     75      JC Penney                                                                       26,748   03/31/10
     76      M-E Engineers, Inc.                                                             17,266   02/29/11
     77      China Buffet                                                                     5,040   03/31/09
     78      Aurora Health Care                                                               5,748   04/30/06
     79      Compulink Business Services                                                     10,436   06/30/06
     80      Kimberly-Clark                                                                  52,843   11/30/13
     81      Barrett Business Services                                                        2,235   05/12/07
     82
     83
     84      Dollar Tree Store                                                                9,990   01/31/09
     85      GSA I probation                                                                  7,000   09/14/07
     86
     87      Weber Screwdriving Systems, Inc.                                                15,194   04/30/09
     88
     89
     90
     91      Royal Estates                                                                    5,000   12/31/05
     92      GSA - SBA                                                                        9,515   12/29/12
     93      1503 Moravian Inc.                                                               8,700   12/31/14
     94      CATO                                                                             4,640   01/31/09
     95
     96      Stage                                                                           27,930   01/31/14
     97      Dry Clean Superstore                                                             3,000   08/31/14
     98
     99
    100
    101      MedTech Colleges, LLC                                                           18,041   06/30/14
    102
    103      Dollar General                                                                  11,859   05/31/09
    104      Chevy's, Inc.                                                                    8,600   05/31/14
    105
    106
    107      Once Upon a Child                                                                3,749   05/30/11
    108
    109      Wendy's                                                                          3,450   05/31/22
    110      Village Shires Pharmacy                                                          4,000   04/30/14
    111      Levenson, Jeffrey R.                                                             4,787   10/31/05
    112
   112.1
   112.2
    113
    114      Nesbitt's Cleaners                                                               2,600   02/28/15
    115      Import Store                                                                     2,155   12/31/09
    116      Andrzej Keczmer                                                                  1,600   03/31/14
    117      Coastal Life Systems                                                            13,107   05/31/06
    118
    119
    120
    121      Finkls                                                                           1,189   02/28/08
    122      Inside and Out                                                                   3,000   08/01/09
    123      Dunbar, Cook & Shepard, P.C.                                                     8,757   07/31/08
    124      Stone Quarry Inc                                                                20,640   07/31/07
    125      DaVita                                                                           5,699   05/31/13
    126      Kang, Sun Min (Caleb's Art & Frame)                                              1,787   10/31/14
    127      American Nail Spa                                                                1,716   11/30/12
    128      Peebles Department Store                                                        22,400   02/27/10
    129
    130
    131
    132      F-Body Central                                                                   8,000   01/31/07
    133      Century 21                                                                       7,488   12/31/09
    134
    135
    136      Curves                                                                           2,749   06/30/09
    137      Meyer, Knight & Williams                                                        11,331   01/10/09
    138      Ram Chemical & Supply, Inc.                                                      3,700   11/30/09
    139      Just A Cut                                                                       1,450   11/01/09
    140
    141      Muller Shipping                                                                  5,940   12/31/06
    142
    143
    144
    145

                                                  3RD LARGEST TENANT
             ----------------------------------------------------------------------------------------------
                                                                                             LEASE
   LOAN #    3RD LARGEST TENANT                                              UNIT SIZE     EXPIRATION
   ------    ------------------                                              ---------     ----------

     1
    1.1      The Sports Authority                                               49,132      03/31/12
    1.2      Shoe City                                                           6,000      03/31/05
    1.3      Golfsmith Golf Center                                              15,440      09/30/14
    1.4      Ross Stores                                                        30,187      02/28/10
    1.5      Petco                                                              10,000      12/31/09
    1.6      San Diego Credit Union                                              6,400      02/28/11
     2       Linens 'n Things                                                   28,887      01/31/15
     3       Mazda Motor of America                                             43,947      06/30/06
     4       Toys "R" Us                                                        43,319      01/31/08
     5
    5.1      Sumitomo Corporation of America                                    24,193      06/30/15
    5.2      The Dow Chemical Company                                           20,084      09/22/05
    5.3      Ramsay & Murray PC                                                  9,364      04/30/08
    5.4      Shel-Ray Underwriters, Inc                                         12,556      06/14/06
     6       Commerce Bank NA                                                    9,604      04/30/18
     7
    7.1      WorldCom Network                                                   14,108      07/31/06
    7.2      Xspedius Management                                                18,527      02/28/07
     8       Bank of America                                                    26,854      03/31/08
     9       Bed, Bath & Beyond                                                 28,159      09/09/14
     10
     11      Fit Athletic Club, Inc.                                            25,773      08/31/13
     12
    12.1     Cisco Systems                                                      11,874      02/28/06
    12.2     New Horizons Computer Learning Center of Indianapolis, LLC         15,295      07/31/09
     13      The TJX Companies, Inc.                                            30,000      06/30/06
     14      AJ Wright                                                          25,211      08/31/12
     15
     16
     17      Paramus Jewelers, LLC                                               6,385      05/31/15
     18
     19
     20      Chabad of Boca Raton, Inc.                                          6,000      12/31/11
     21      Lee & Palk DDS, Inc.                                                3,426      09/30/14
     22      Family Buffet, Inc.                                                 7,000      03/31/06
     23      Nicotra Group                                                       7,001      12/31/19
     24      TJ Maxx                                                            28,000      08/31/14
     25
     26
    26.1
    26.2
    26.3
    26.4
     27      Ear, Nose, Throat (ENT)                                             8,351      11/10/05
     28
     29      Hollywood Video                                                     5,594      04/14/14
     30
     31      Pollo Campero                                                       7,000      02/28/24
     32
     33
     34      PETsMART                                                           19,809      01/31/15
     35
    35.1
    35.2
    35.3
    35.4
    35.5
    35.6
    35.7
    35.8
    35.9
   35.10
   35.11
     36      Rite Aid                                                           23,293      10/29/09
     37      Credit Union                                                        5,150      01/01/06
     38      Office Max                                                         25,850      01/31/08
     39      Work N Gear                                                         4,054      10/31/14
     40      Frazier & Soloway, P.C.                                             3,586      12/31/05
     41
     42
     43      The Southland Crop                                                 17,323      06/30/06
     44
     45
     46
     47      SICK Auto Ident, Inc.                                              19,700      03/31/10
     48      The Oak Mill                                                       13,175      10/31/05
     49
     50
     51      Goodwill Store                                                     20,055      09/30/15
     52      ERA Dream Team Realty                                               5,124      04/30/09
     53
     54      Samurai Grill                                                       6,506      05/31/10
     55      Hallmark                                                            4,000      02/28/11
     56
     57
     58
     59      Auto Zone                                                           5,400      01/31/18
     60
     61      Hancock Fabrics                                                    13,571      01/31/09
     62      Rockaway Bedding                                                    4,000      07/30/07
     63
     64      Fifth Third Bank                                                    6,588      03/31/10
     65      Woodbury Karate Inc.                                                3,394      05/24/15
     66      Josey Ranch Pet Hospital                                            4,025      06/30/06
     67      PetSmart                                                           20,190      01/31/15
     68      State of Pennsylvania Department of Labor and Industry             26,989      10/31/07
     69      Dollar Tree                                                        12,000      01/31/15
     70      Monterey Peninsula Artist                                           5,159      02/14/06
     71
     72
     73
     74      Thailand Noodlery Restaurant                                        3,125      09/30/10
     75      Mad Dog Fitness                                                    12,000      09/30/07
     76      Michael Bisco Photography                                           4,852      12/31/09
     77      The Shoe Show                                                       4,050      11/30/09
     78      Heartland Health                                                    4,165      07/31/09
     79      Nanofilm, Inc.                                                      8,480      04/30/09
     80      First Industrial Realty                                            39,293      09/30/05
     81
     82
     83
     84      General Pet Supply - dba Petland                                    6,430      05/28/14
     85
     86
     87      The Guild Group                                                     4,500      04/30/07
     88
     89
     90
     91      Paper Plus                                                          4,500      12/31/07
     92      Remax Realty                                                        6,338      04/30/09
     93      Roy's East Atlantic                                                 8,124      08/31/11
     94      Cactus Cafe                                                         4,237      11/30/09
     95
     96      Dunlaps                                                            27,086      01/31/07
     97      LoCarb Connection                                                   3,000      08/31/07
     98
     99
    100
    101      Grouplink Inc.                                                      9,024      08/31/09
    102
    103      Aaron's                                                             8,170      08/31/09
    104      Kinko's, Inc.                                                       6,500      03/31/14
    105
    106
    107      Jacqueline's Bridal Boutique                                        2,100      04/30/14
    108
    109      Creative Image Studios                                              3,376      12/31/09
    110      Willow Grove Bancorp, Inc.                                          3,632      04/30/07
    111      Tatouage, Inc.                                                      4,171      11/30/07
    112
   112.1
   112.2
    113
    114      The Real Estate Team                                                2,300      07/31/09
    115      Jay's Liquor                                                        1,800      10/31/09
    116      Roslyn Food Service                                                 1,250      01/31/12
    117      FMC Dialysis                                                        8,577      09/14/07
    118
    119
    120
    121      Subway                                                              1,189      10/31/05
    122      Lady J. Petites                                                     2,000      02/28/07
    123      Lew D. Derrickson                                                   7,939      09/30/06
    124      US Bank                                                            20,160      01/06/07
    125      Lakeview Appliance Dist Center                                      4,460      07/31/06
    126      Mongo Xpress                                                        1,648      01/31/15
    127      Arrowhead Credit Union                                              1,496      12/31/09
    128      Womble Drug Store                                                   6,500      10/31/05
    129
    130
    131
    132      Custom Engineered Openings, Inc.                                    7,950      08/30/07
    133      Fremont Financial                                                   5,072      02/28/09
    134
    135
    136      Dr. Lloyd, DDS                                                      2,628      12/30/11
    137      R.H.D C International                                               5,962      01/10/09
    138      Sprintcom, Inc.                                                     2,200      09/30/09
    139      Game Stop                                                           1,450      11/01/09
    140
    141      Art Messenger                                                       5,940      01/31/06
    142
    143
    144
    145

                            FOOTNOTES TO ANNEX A-1

(1)      With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)      For Mortgage Loans secured by multiple Mortgaged Properties, each
         Mortgage Loan's Original Balance ($) and Current Balance ($) is
         allocated to the respective Mortgaged Properties based on the Mortgage
         Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(3)      Each number identifies a group of cross-collateralized, cross-defaulted mortgage loans.

(4)      Each letter identifies a group of related borrowers.

(5)      For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the
         "Admin Fee").

(6)      The Monthly Debt Service for Loan Numbers 1 and 2 were calculated as
         1/12th of the product of (i) the Original Balance, (ii) the Interest
         Rate and (iii) 365/360.

(7)      Annual Debt Service is calculated by multiplying the Monthly Debt
         Service by 12.

(8)      For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest-only period as of the respective Note Date of the
         Mortgage Loan, with the exception of Best Buy Center (Loan Number 34), for which the interest-only portion of the loan commences on 3/01/14 and continues through and including 2/01/15.

(9)      For the ARD Loan, the related Anticipated Repayment Date.

(10)     For the ARD Loan, calculated as of the related Anticipated Repayment
         Date.

(11)     The "L" component of the prepayment provision represents remaining lockout payments. The "Def" component of the prepayment provision represents remaining defeasance payments.

         With respect to Loan Numbers identified as 7, 23, 44, 71, 113 and 135, the "L" component and the "Def" component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated B-note.

(12)     The UW DSCR for all partial interest-only loans was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(13)     Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(14)     Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

(15)     For Loan Numbers 24, 65, and 77, the appraisal values and appraisal dates are reflective of the as-stabilized values defined in the respective appraisals.

(16)     With respect to Northern Lights Shopping Center (Loan Number 14), the
         loan-to-value ratio was calculated based on a loan balance that excludes $2,240,000 of holdback funds. The loan-to-value ratio inclusive of the holdback amount is approximately 87.9%. The funds are being held back in conjunction with the lease-up of a 65,560 square foot vacant former anchor space. The borrower is required to satisfy the holdback release criteria within four years of closing. If all of the release criteria are not satisfied by this time, lender may (i)
         hold the remaining holdback funds as additional collateral for the remainder of the loan term, (ii) deposit the remaining holdback funds into an account for the payment of TI/LC costs and (iii) use remaining funds to prepay the loan.

(17)     With respect to Lowes Metairie (Loan Number 15), the property is secured by an 11.35 acre parcel of land (494,537 square feet) ground leased to two tenants, Lowes and KFC, that own their respective improvements, representing 120,000 square feet. Lowe's ground lease

                                     A-1-1

         commenced on 10/29/99, has an initial 20-year term, eight 5-year renewal options, and rent bumps every five years. The KFC ground lease commenced on 11/30/89, has an initial 20-year term, three 5-year term renewal options, and rent bumps every five years.

(18)     With respect to Loan Numbers 2, 21, 33, 41, 49, 50, 53, 54, 67, 70, 81,
         108, 112, 120, and 144, the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date as a result of the mortgage loan not having its first due date until May
         2005.

                                     A-1-2

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE       % OF                STATED             CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
                          MORTGAGE        DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
CUT-OFF DATE BALANCES       LOANS        BALANCE       BALANCE     RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
------------------------------------------------------------------------------------------------------------------

$1,169,479 - $2,999,999          18       $39,965,261       2.2%    5.5669%   137      1.55x      67.6%      50.9%
$3,000,000 - $3,999,999          29       101,386,092       5.6     5.5246    116      1.50x      68.5       57.9
$4,000,000 - $4,999,999          15        65,266,611       3.6     5.5374    113      1.41x      73.6       62.4
$5,000,000 - $6,999,999          27       163,962,024       9.1     5.4304    129      1.40x      73.6       56.5
$7,000,000 - $9,999,999          20       168,252,582       9.3     5.4717    126      1.35x      74.6       57.4
$10,000,000 - $14,999,999        10       130,096,754       7.2     5.4262    121      1.47x      70.2       58.2
$15,000,000 - $24,999,999        13       243,998,624      13.5     5.3514    112      1.33x      78.1       68.9
$25,000,000 - $49,999,999         6       192,452,761      10.7     5.3479    118      1.36x      75.7       66.3
$50,000,000 - $147,720,000        7       695,587,953      38.6     5.3720    109      1.56x      71.2       64.2
                          ----------------------------------------------------------------------------------------
TOTAL:                          145    $1,800,968,663     100.0%    5.4041%   116      1.46X      72.9%      62.6%
                          ========================================================================================

                                 MORTGAGE RATES

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE       % OF                STATED             CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
                          MORTGAGE        DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
MORTGAGE RATES              LOANS        BALANCE       BALANCE     RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
------------------------------------------------------------------------------------------------------------------

4.5000% - 4.9999%                 7      $210,692,255      11.7%    4.7417%    66      1.61x      77.5%      74.9%
5.0000% - 5.4999%                66       798,241,127      44.3     5.2739    113      1.51x      72.5       62.2
5.5000% - 5.9999%                68       764,918,670      42.5     5.6907    132      1.35x      72.4       59.8
6.0000% - 6.7300%                 4        27,116,611       1.5     6.2974    112      1.63x      66.4       56.8
                          ----------------------------------------------------------------------------------------
TOTAL:                          145    $1,800,968,663     100.0%    5.4041%   116      1.46X      72.9%      62.6%
                          ========================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE       % OF                STATED             CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
ORIGINAL TERM TO          MORTGAGE        DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
MATURITY IN MONTHS(1)       LOANS        BALANCE       BALANCE     RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
------------------------------------------------------------------------------------------------------------------

60                                5      $180,920,325      10.0%    4.7371%    58      1.64x      79.2%      78.1%
84                                8       187,204,023      10.4     5.2362     83      1.64x      71.6       69.5
120                             117     1,227,845,056      68.2     5.5051    119      1.42x      72.6       62.1
>120                             15       204,999,259      11.4     5.5409    180      1.35x      70.9       45.4
                          ----------------------------------------------------------------------------------------
TOTAL:                          145    $1,800,968,663     100.0%    5.4041%   116      1.46X      72.9%      62.6%
                          ========================================================================================

(1) For the ARD loan, the Anticipated Repayment Date.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE       % OF                STATED             CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
REMAINING TERM TO         MORTGAGE        DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
MATURITY IN MONTHS(2)       LOANS        BALANCE       BALANCE     RATE    (MOS.)(2)   DSCR     RATIO  MATURITY(2)
------------------------------------------------------------------------------------------------------------------

57 - 60                           5      $180,920,325      10.0%    4.7371%    58      1.64x      79.2%      78.1%
73 - 84                           8       187,204,023      10.4     5.2362     83      1.64x      71.6       69.5
112 - 120                       117     1,227,845,056      68.2     5.5051    119      1.42x      72.6       62.1
>120                             15       204,999,259      11.4     5.5409    180      1.35x      70.9       45.4
                          ----------------------------------------------------------------------------------------
TOTAL:                          145    $1,800,968,663     100.0%    5.4041%   116      1.46X      72.9%      62.6%
                          ========================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE       % OF                STATED             CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
ORIGINAL AMORTIZATION     MORTGAGE        DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
TERM IN MONTHS              LOANS        BALANCE       BALANCE     RATE    (MOS.)(2)   DSCR     RATIO  MATURITY(2)
------------------------------------------------------------------------------------------------------------------

180                               2       $11,128,410       0.7%    5.2331%   178      1.26x      62.6%       0.0%
204 - 240                         8        57,975,915       3.8     5.3667    167      1.47x      68.2       24.9
300                               9        42,601,640       2.8     5.6030    123      1.43x      70.2       52.9
324 - 342                         3        29,900,000       2.0     5.3334     89      1.22x      79.9       69.7
360                             121     1,387,642,699      90.7     5.4934    123      1.41x      72.8       62.4
                          ----------------------------------------------------------------------------------------
TOTAL:                          143    $1,529,248,663     100.0%    5.4866%   124      1.41X      72.6%      60.4%
                          ========================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE       % OF                STATED             CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
REMAINING AMORTIZATION    MORTGAGE        DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
TERM IN MONTHS              LOANS        BALANCE       BALANCE     RATE    (MOS.)(2)   DSCR     RATIO  MATURITY(2)
------------------------------------------------------------------------------------------------------------------

178 - 180                         2       $11,128,410       0.7%    5.2331%   178      1.26x      62.6%       0.0%
202 - 240                         8        57,975,915       3.8     5.3667    167      1.47x      68.2       24.9
297 - 300                         9        42,601,640       2.8     5.6030    123      1.43x      70.2       52.9
324 - 342                         3        29,900,000       2.0     5.3334     89      1.22x      79.9       69.7
352 - 360                       121     1,387,642,699      90.7     5.4934    123      1.41x      72.8       62.4
                          ----------------------------------------------------------------------------------------
TOTAL:                          143    $1,529,248,663     100.0%    5.4866%   124      1.41X      72.6%      60.4%
                          ========================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.
(2)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-2

                               AMORTIZATION TYPES

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE       % OF                STATED             CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
                          MORTGAGE        DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
AMORTIZATION TYPES          LOANS        BALANCE       BALANCE     RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Balloon Loans (2)                92      $824,446,211     45.8%    5.5479%    118      1.46x     71.2%      59.1%
Partial Interest-Only            44       667,705,000     37.1     5.4140     127      1.35x     74.5       65.2
Interest Only                     2       271,720,000     15.1     4.9398      70      1.72x     75.0       75.0
                          ----------------------------------------------------------------------------------------
SUBTOTAL                        138    $1,763,871,211     97.9%    5.4011%    114      1.46x     73.0%      63.9%
                          ----------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS            7       $37,097,453      2.1%    5.4319%    211      1.35x     67.1%      60.0%
                          ----------------------------------------------------------------------------------------
TOTAL:                          145    $1,800,968,663    100.0%    5.4041%    116      1.46X     72.9%      62.6%
                          ========================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
UNDERWRITTEN                            AGGREGATE       % OF                STATED             CUT-OFF
CASH FLOW                 NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
DEBT SERVICE              MORTGAGE        DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
COVERAGE RATIOS             LOANS        BALANCE       BALANCE     RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
------------------------------------------------------------------------------------------------------------------

1.20x - 1.29x                    37      $416,562,434      23.1%    5.5036%   125      1.24x      77.5%      62.6%
1.30x - 1.39x                    45       538,367,121      29.9     5.4998    131      1.35x      74.1       62.2
1.40x - 1.49x                    24       273,331,410      15.2     5.6241    119      1.43x      69.8       58.9
1.50x - 1.69x                    23       295,036,341      16.4     4.9915     86      1.63x      76.1       71.4
1.70x - 1.99x                    12       266,878,100      14.8     5.3003    102      1.82x      64.4       58.3
2.00x - 2.99x                     3         9,623,779       0.5     5.0354    118      2.15x      48.6       42.3
3.00x - 3.78x                     1         1,169,479       0.1     5.3200    238      3.78x      20.9        0.0
                          ----------------------------------------------------------------------------------------
TOTAL:                          145    $1,800,968,663     100.0%    5.4041%   116      1.46X      72.9%      62.6%
                          ========================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE       % OF                STATED             CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
CUT-OFF DATE              MORTGAGE        DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
LTV RATIOS                  LOANS        BALANCE       BALANCE     RATE    (MOS.)(1)   DSCR     RATIO  MATURITY(1)
------------------------------------------------------------------------------------------------------------------

20.9% - 49.9%                     6       $15,393,258       0.9%    5.1747%   134      2.16x      44.7%      33.9%
50.0% - 59.9%                     4        93,547,019       5.2     5.1761    120      1.88x      58.7       48.5
60.0% - 64.9%                    17       235,916,067      13.1     5.6739    124      1.47x      63.1       51.4
65.0% - 69.9%                    18       320,040,650      17.8     5.4035    126      1.55x      68.8       57.9
70.0% - 74.9%                    35       219,238,472      12.2     5.5119    121      1.39x      73.0       61.2
75.0% - 80.0%                    65       916,833,197      50.9     5.3362    109      1.39x      78.8       69.3
                          ----------------------------------------------------------------------------------------
TOTAL:                          145    $1,800,968,663     100.0%    5.4041%   116      1.46X      72.9%      62.6%
                          ========================================================================================

(1)  For the ARD loan, the Anticipated Repayment Date.
(2)  Includes one amortizing ARD loan.

                                     A-2-3

                           MATURITY DATE LTV RATIOS(1)

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE       % OF                STATED             CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
MATURITY DATE             MORTGAGE        DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
LTV RATIOS(3)               LOANS        BALANCE       BALANCE     RATE    (MOS.)(3)   DSCR     RATIO  MATURITY(3)
------------------------------------------------------------------------------------------------------------------

36.9% - 49.9%                    14      $151,561,934       8.6%    5.2286%   121      1.81x      60.2%      46.9%
50.0% - 59.9%                    34       424,815,192      24.1     5.6335    137      1.41x      66.8       54.7
60.0% - 69.9%                    78       802,077,483      45.5     5.4685    113      1.42x      75.7       66.5
70.0% - 80.0%                    12       385,416,602      21.9     5.0835     89      1.47x      79.5       75.2
                          ----------------------------------------------------------------------------------------
TOTAL:                          138    $1,763,871,211     100.0%    5.4035%   114      1.46X      73.1%      63.9%
                          ========================================================================================

                         TYPE OF MORTGAGED PROPERTIES(2)

                                                                      WEIGHTED AVERAGES
                                                                -------------------------------
                                        AGGREGATE       % OF                CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL               DATE
                          MORTGAGED       DATE          POOL        UW        LTV
PROPERTY TYPE             PROPERTIES     BALANCE       BALANCE     DSCR      RATIO   OCCUPANCY
-----------------------------------------------------------------------------------------------

RETAIL
Anchored                         46      $633,796,252     35.2%      1.43x     74.7%     94.0%
Regional Mall                     1       124,000,000      6.9       1.78x     69.1%     84.2%
Shadow Anchored                  14        79,104,112      4.4       1.40x     76.4%     96.1%
Unanchored                       12        56,399,729      3.1       1.44x     72.5%     97.0%
                          ---------------------------------------------------------------------
SUBTOTAL                         73      $893,300,094     49.6%      1.48x     73.9%     93.0%

OFFICE
Suburban                         22      $256,646,393     14.3%      1.64x     68.5%     93.5%
CBD                               4       135,742,953      7.5       1.30x     77.9%     93.4%
                          ---------------------------------------------------------------------
SUBTOTAL                         26      $392,389,346     21.8%      1.52x     71.8%     93.5%

MULTIFAMILY
Garden                           39      $228,155,617     12.7%      1.33x     73.4%     92.3%
                          ---------------------------------------------------------------------
SUBTOTAL                         39      $228,155,617     12.7%      1.33x     73.4%     92.3%

INDUSTRIAL
Flex                              6      $135,883,842      7.5%      1.38x     69.1%     96.7%
Warehouse/Distribution           13        72,399,528      4.0       1.42x     72.0%    100.0%
                          ---------------------------------------------------------------------
SUBTOTAL                         19      $208,283,370     11.6%      1.39x     70.1%     97.9%

MIXED USE
Retail/Offce                      4       $28,295,009      1.6%      1.29x     75.6%     92.6%
                          ---------------------------------------------------------------------
SUBTOTAL                          4       $28,295,009      1.6%      1.29x     75.6%     92.6%

MANUFACTURED HOUSING              5       $27,145,701      1.5%      1.40x     77.0%     96.2%

HOTEL
Full Service                      1       $13,435,421      0.7%      1.70x     69.6%       NAP
Limited Service                   1         5,971,451      0.3       1.64x     69.4%       NAP
                          ---------------------------------------------------------------------
SUBTOTAL                          2       $19,406,872      1.1%      1.68x     69.5%       NAP

SELF STORAGE                      1        $3,992,655      0.2%      1.77x     63.6%     75.1%
                          ---------------------------------------------------------------------
TOTAL                           169    $1,800,968,663    100.0%      1.46X     72.9%     93.6%
                          =====================================================================

(1)   Excludes fully amortizing mortgage loans.
(2)   Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)   For the ARD loan, the Anticipated Repayment Date.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE       % OF                STATED             CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
                          MORTGAGED       DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
LOCATION                  PROPERTIES     BALANCE       BALANCE     RATE    (MOS.)(2)   DSCR     RATIO  MATURITY(2)
------------------------------------------------------------------------------------------------------------------

Texas                            29      $210,372,285      11.7%    5.3073%   116      1.58x      68.6%      57.8%
California                       14       179,704,201      10.0     4.9662     85      1.52x      73.2       68.6
Florida                           9       177,085,920       9.8     5.6301    110      1.46x      69.2       60.4
New York                         14       161,827,517       9.0     5.5957    118      1.28x      77.8       68.0
Wisconsin                         4       150,736,811       8.4     5.2228     90      1.69x      69.6       66.6
Pennsylvania                     15       125,748,781       7.0     5.7093    118      1.41x      73.5       64.7
Hawaii                            1       110,000,000       6.1     5.5600    178      1.35x      69.3       53.2
Louisiana                         6        97,882,224       5.4     5.6638    117      1.33x      77.8       66.7
Arizona                           9        74,552,647       4.1     5.2699    119      1.52x      73.3       65.3
New Jersey                        4        72,007,063       4.0     5.0835     86      1.54x      79.6       73.8
Ohio                             14        59,184,347       3.3     5.5026    115      1.35x      76.7       69.6
Nevada                            3        45,915,798       2.5     5.3662    126      1.49x      71.1       60.1
Michigan                          4        42,599,092       2.4     5.3848    142      1.35x      78.1       49.3
North Carolina                    4        35,991,609       2.0     5.5220    175      1.30x      76.1       53.3
Indiana                           4        34,000,000       1.9     5.5153    118      1.45x      72.8       64.1
Illinois                          5        32,038,410       1.8     5.3159    147      1.31x      74.1       41.8
Kentucky                          4        30,999,502       1.7     5.4160    119      1.66x      69.6       48.8
Oregon                            2        26,976,270       1.5     5.2759     91      1.25x      79.9       70.1
Delaware                          2        26,264,045       1.5     5.0766     94      1.48x      74.6       67.7
Washington                        2        17,084,877       0.9     5.2091    119      1.32x      75.0       62.7
Georgia                           3        16,088,092       0.9     5.6794    145      1.37x      70.7       53.3
Tennessee                         2        12,000,000       0.7     5.8650    180      1.34x      70.2       34.1
South Carolina                    2         8,931,814       0.5     5.5220    118      1.48x      72.5       60.6
Massachusettes                    1         8,480,060       0.5     5.5000    118      1.27x      79.3       66.3
New Mexico                        1         7,300,000       0.4     6.0700     84      1.39x      70.9       66.4
Maryland                          2         7,054,699       0.4     5.5645    118      1.41x      78.8       62.5
Colorado                          1         7,000,000       0.4     5.0900    117      1.28x      76.1       67.5
Virginia                          1         4,800,000       0.3     5.3000    120      1.53x      76.8       67.0
Mississippi                       1         3,992,655       0.2     5.6500    119      1.77x      63.6       48.8
Idaho                             1         3,903,561       0.2     5.3300     58      1.73x      65.1       60.4
Missouri                          2         3,590,894       0.2     5.0400     82      1.66x      77.4       68.7
Minnesota                         1         3,089,768       0.2     5.4400    118      1.31x      69.4       52.9
Arkansas                          1         2,596,243       0.1     5.2100    119      1.55x      77.5       64.2
Utah                              1         1,169,479       0.1     5.3200    238      3.78x      20.9        0.0
                          ----------------------------------------------------------------------------------------
TOTAL:                          169    $1,800,968,663     100.0%    5.4041%   116      1.46X      72.9%      62.6%
                          ========================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-5

                       CURRENT OCCUPANCY RATES (1),(3),(5)

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE       % OF                STATED             CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
CURRENT                   MORTGAGED       DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
OCCUPANCY RATES           PROPERTIES     BALANCE       BALANCE     RATE    (MOS.)(4)   DSCR     RATIO  MATURITY(4)
------------------------------------------------------------------------------------------------------------------

65.1% - 80.0%                     7       $61,290,000       3.4%    5.6756%   118      1.38x      73.0%      61.9%
80.1% - 90.0%                    30       549,381,932      30.8     5.3319    102      1.58x      69.0       63.1
90.1% - 95.0%                    29       180,208,709      10.1     5.3900    120      1.45x      74.3       61.9
95.1% - 100.0%                  101       990,681,150      55.6     5.4289    123      1.40x      74.9       62.8
                          ----------------------------------------------------------------------------------------
TOTAL:                          167    $1,781,561,791     100.0%    5.4035%   116      1.46X      73.0%      62.8%
                          ========================================================================================

                          YEARS BUILT/RENOVATED(2),(3)

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE       % OF                STATED             CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
YEARS                     MORTGAGED       DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
BUILT/RENOVATED           PROPERTIES     BALANCE       BALANCE     RATE    (MOS.)(4)   DSCR     RATIO  MATURITY(4)
------------------------------------------------------------------------------------------------------------------

1960 - 1969                      12       $18,956,243       1.1%    5.5866%   120      1.39x      69.1%      59.6%
1970 - 1979                      10        49,116,816       2.7     5.4042    129      1.41x      73.9       59.7
1980 - 1989                      33       370,879,666      20.6     5.4733    113      1.48x      74.1       65.0
1990 - 1999                      27       413,549,780      23.0     5.2528    122      1.47x      72.8       61.2
2000 - 2005                      87       948,466,158      52.7     5.4394    114      1.45x      72.6       62.4
                          ----------------------------------------------------------------------------------------
TOTAL:                          169    $1,800,968,663     100.0%    5.4041%   116      1.46X      72.9%      62.6%
                          ========================================================================================

                              PREPAYMENT PROTECTION

                                                                                WEIGHTED AVERAGES
                                                                --------------------------------------------------
                                        AGGREGATE       % OF                STATED             CUT-OFF
                          NUMBER OF      CUT-OFF       INITIAL             REMAINING            DATE   LTV RATIO
                          MORTGAGE        DATE          POOL     MORTGAGE    TERM       UW       LTV       AT
PREPAYMENT PROTECTION       LOANS        BALANCE       BALANCE     RATE    (MOS.)(4)   DSCR     RATIO  MATURITY(4)
------------------------------------------------------------------------------------------------------------------

Defeasance                      141    $1,778,851,789     98.8%    5.3981%    116      1.46x     73.0%      62.8%
Yield Maintenance                 4        22,116,875      1.2     5.8896     149      1.40x     70.3       46.3
                          ----------------------------------------------------------------------------------------
TOTAL:                          145    $1,800,968,663    100.0%    5.4041%    116      1.46X     72.9%      62.6%
                          ========================================================================================

(1)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4)  For the ARD loan, the Anticipated Repayment Date.
(5)  Excludes hotel properties

                                     A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
                             MORTGAGE        DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
CUT-OFF DATE BALANCES          LOANS        BALANCE        BALANCE      RATE    (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

$1,169,479 - $2,999,999             13       $27,374,218          1.7%   5.6182%   146       1.63x       63.9%      45.0%
$3,000,000 - $3,999,999             28        97,866,092          6.2    5.5287    116       1.51x       68.1       57.5
$4,000,000 - $4,999,999             12        52,356,611          3.3    5.5907    111       1.43x       74.0       63.2
$5,000,000 - $6,999,999             21       127,606,449          8.0    5.4998    135       1.41x       72.5       53.8
$7,000,000 - $9,999,999             16       135,499,794          8.5    5.5149    128       1.37x       74.2       55.4
$10,000,000 - $14,999,999            9       118,596,754          7.5    5.3957    121       1.48x       70.9       58.7
$15,000,000 - $24,999,999            9       171,919,673         10.8    5.4067    113       1.33x       78.7       69.6
$25,000,000 - $49,999,999            5       161,952,761         10.2    5.4059    118       1.36x       78.4       68.5
$50,000,000 - $147,720,000           7       695,587,953         43.8    5.3720    109       1.56x       71.2       64.2
                             --------------------------------------------------------------------------------------------
TOTAL:                             120    $1,588,760,307        100.0%   5.4245%   116       1.48X       72.9%      62.4%
                             ============================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
                             MORTGAGE        DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
MORTGAGE RATES                 LOANS        BALANCE        BALANCE      RATE    (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

4.6936% - 4.9999%                    5      $185,320,000         11.7%   4.7380%    65       1.63x       77.8%      75.5%
5.0000% - 5.4999%                   49       660,706,502         41.6    5.2889    114       1.55x       72.3       62.0
5.5000% - 5.9999%                   62       715,617,194         45.0    5.6945    132       1.36x       72.4       59.7
6.0000% - 6.7300%                    4        27,116,611          1.7    6.2974    112       1.63x       66.4       56.8
                             --------------------------------------------------------------------------------------------
TOTAL:                             120    $1,588,760,307        100.0%   5.4245%   116       1.48X       72.9%      62.4%
                             ============================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
ORIGINAL TERM TO             MORTGAGE        DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
MATURITY IN MONTHS(1)          LOANS        BALANCE        BALANCE      RATE    (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

60                                   4      $173,948,070         10.9%   4.7466%    58       1.64x       79.3%      78.5%
84                                   6       148,804,023          9.4    5.2796     84       1.73x       70.2       69.0
120                                 96     1,079,508,956         67.9    5.5338    119       1.44x       72.6       62.2
>120                                14       186,499,259         11.7    5.5400    180       1.36x       70.3       43.6
                             --------------------------------------------------------------------------------------------
TOTAL:                             120    $1,588,760,307        100.0%   5.4245%   116       1.48X       72.9%      62.4%
                             ============================================================================================

(1) For the ARD loan, the Anticipated Repayment Date.

                                     A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
REMAINING TERM TO            MORTGAGE        DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
MATURITY IN MONTHS(2)          LOANS        BALANCE        BALANCE      RATE    (MOS.)(2)    DSCR     RATIO   MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

58 - 60                              4      $173,948,070         10.9%   4.7466%    58       1.64x       79.3%      78.5%
81 - 84                              6       148,804,023          9.4    5.2796     84       1.73x       70.2       69.0
112 - 120                           96     1,079,508,956         67.9    5.5338    119       1.44x       72.6       62.2
>120                                14       186,499,259         11.7    5.5400    180       1.36x       70.3       43.6
                             --------------------------------------------------------------------------------------------
TOTAL:                             120    $1,588,760,307        100.0%   5.4245%   116       1.48X       72.9%      62.4%
                             ============================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
ORIGINAL AMORTIZATION        MORTGAGE        DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
TERM IN MONTHS                 LOANS        BALANCE        BALANCE      RATE    (MOS.)(2)    DSCR     RATIO   MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

180                                  2       $11,128,410          0.8%   5.2331%   178       1.26x       62.6%       0.0%
204 - 240                            8        57,975,915          4.4    5.3667    167       1.47x       68.2       24.9
300                                  9        42,601,640          3.2    5.6030    123       1.43x       70.2       52.9
324                                  1         5,400,000          0.4    5.7200    120       1.20x       79.6       63.8
360                                 98     1,199,934,343         91.1    5.5312    123       1.43x       72.8       62.3
                             --------------------------------------------------------------------------------------------
TOTAL:                             118    $1,317,040,307        100.0%   5.5246%   126       1.43X       72.4%      59.8%
                             ============================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
REMAINING AMORTIZATION       MORTGAGE        DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
TERM IN MONTHS                 LOANS        BALANCE        BALANCE      RATE    (MOS.)(2)    DSCR     RATIO   MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

178 - 180                            2       $11,128,410          0.8%   5.2331%   178       1.26x       62.6%       0.0%
202 - 240                            8        57,975,915          4.4    5.3667    167       1.47x       68.2       24.9
297 - 300                            9        42,601,640          3.2    5.6030    123       1.43x       70.2       52.9
324                                  1         5,400,000          0.4    5.7200    120       1.20x       79.6       63.8
352 - 360                           98     1,199,934,343         91.1    5.5312    123       1.43x       72.8       62.3
                             --------------------------------------------------------------------------------------------
TOTAL:                             118    $1,317,040,307        100.0%   5.5246%   126       1.43X       72.4%      59.8%
                             ============================================================================================

(1)  Does not include the mortgage loans that are interest-only for their entire term.
(2)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
                             MORTGAGE        DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
AMORTIZATION TYPES             LOANS        BALANCE        BALANCE      RATE    (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon(2)                       77      $731,682,855        46.1%   5.5754%    118       1.47x      70.8%      58.7%
   Partial Interest-Only            34       548,260,000        34.5    5.4629     130       1.37x      74.9       65.3
   Interest Only                     2       271,720,000        17.1    4.9398      70       1.72x      75.0       75.0
                             --------------------------------------------------------------------------------------------
SUBTOTAL                           113    $1,551,662,855        97.7%   5.4244%    114       1.48       73.0%      63.9%

FULLY AMORTIZING LOANS               7       $37,097,453         2.3%   5.4319%    211       1.35x      67.1%       0.6%
                             --------------------------------------------------------------------------------------------
TOTAL                              120    $1,588,760,307       100.0%   5.4245%    116       1.48X      72.9%      62.4%
                             ============================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                         FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
UNDERWRITTEN                               AGGREGATE         % OF                 STATED             CUT-OFF
CASH FLOW                    NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
DEBT SERVICE                 MORTGAGE        DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
COVERAGE RATIOS                LOANS        BALANCE        BALANCE      RATE    (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

1.20x - 1.29x                       24      $319,494,157         20.1%   5.5353%   126       1.25x       77.7%      61.6%
1.30x - 1.39x                       42       498,167,121         31.4    5.5335    132       1.35x       74.8       62.6
1.40x - 1.49x                       18       210,659,829         13.3    5.7474    122       1.43x       68.9       57.5
1.50x - 1.69x                       20       282,767,843         17.8    4.9979     86       1.63x       76.1       71.6
1.70x - 1.99x                       12       266,878,100         16.8    5.3003    102       1.82x       64.4       58.3
2.00x - 2.99x                        3         9,623,779          0.6    5.0354    118       2.15x       48.6       42.3
3.00x - 3.78x                        1         1,169,479          0.1    5.3200    238       3.78x       20.9        0.0
                             --------------------------------------------------------------------------------------------
TOTAL:                             120    $1,588,760,307        100.0%   5.4245%   116       1.48X       72.9%      62.4%
                             ============================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
CUT-OFF DATE                 MORTGAGE        DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
LTV RATIOS                     LOANS        BALANCE        BALANCE      RATE    (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------

20.9% - 49.9%                        6       $15,393,258          1.0%   5.1747%   134       2.16x       44.7%      33.9%
50.0% - 59.9%                        4        93,547,019          5.9    5.1761    120       1.88x       58.7       48.5
60.0% - 64.9%                       15       193,916,067         12.2    5.7697    125       1.50x       63.3       50.8
65.0% - 69.9%                       16       311,630,650         19.6    5.4046    126       1.56x       68.9       57.9
70.0% - 74.9%                       29       165,026,934         10.4    5.6277    126       1.39x       73.0       60.4
75.0% - 80.0%                       50       809,246,379         50.9    5.3416    107       1.40x       78.8       69.5
                             --------------------------------------------------------------------------------------------
TOTAL:                             120    $1,588,760,307        100.0%   5.4245%   116       1.48X       72.9%      62.4%
                             ============================================================================================

(1)  For the ARD loan, the Anticipated Repayment Date.
(2)  Includes one amortizing ARD loan.

                                     A-2-9

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
MATURITY DATE                MORTGAGE        DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
LTV RATIOS(3)                  LOANS        BALANCE        BALANCE      RATE    (MOS.)(3)    DSCR     RATIO   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------

36.9% - 49.9%                       14      $151,561,934          9.8%   5.2286%   121       1.81x       60.2%      46.9%
50.0% - 59.9%                       28       362,906,292         23.4    5.6911    140       1.43x       67.2       54.6
60.0% - 69.9%                       62       687,250,282         44.3    5.5008    111       1.43x       75.6       66.7
70.0% - 80.0%                        9       349,944,347         22.6    5.0823     89       1.49x       79.5       75.5
                             --------------------------------------------------------------------------------------------
TOTAL:                             113    $1,551,662,855        100.0%   5.4244%   114       1.48X       73.0%      63.9%
                             ============================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                            WEIGHTED AVERAGES
                                                                      -------------------------------
                                           AGGREGATE        % OF                CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL                DATE
                             MORTGAGED       DATE        LOAN GROUP 1    UW        LTV
PROPERTY TYPE                PROPERTIES     BALANCE        BALANCE      DSCR      RATIO    OCCUPANCY
-----------------------------------------------------------------------------------------------------

RETAIL
Anchored                            46      $633,796,252        39.9%   1.43x        74.7%     94.0%
Regional Mall                        1       124,000,000         7.8    1.78x        69.1%     84.2%
Shadow Anchored                     14        79,104,112         5.0    1.40x        76.4%     96.1%
Unanchored                          12        56,399,729         3.5    1.44x        72.5%     97.0%
                             ------------------------------------------------------------------------
SUBTOTAL                            73      $893,300,094        56.2%   1.48x        73.9%     93.0%

OFFICE
Suburban                            22      $256,646,393        16.2%   1.64x        68.5%     93.5%
CBD                                  4       135,742,953         8.5    1.30x        77.9%     93.4%
                             ------------------------------------------------------------------------
SUBTOTAL                            26      $392,389,346        24.7%   1.52x        71.8%     93.5%

INDUSTRIAL
Flex                                 6      $135,883,842         8.6%   1.38x        69.1%     96.7%
Warehouse/Distribution              13        72,399,528         4.6    1.42x        72.0%    100.0%
                             ------------------------------------------------------------------------
SUBTOTAL                            19      $208,283,370        13.1%   1.39x        70.1%     97.9%

MIXED USE
Office/Retail                        4       $28,295,009         1.8%   1.29x        75.6%     92.6%
                             ------------------------------------------------------------------------
SUBTOTAL                             4       $28,295,009         1.8%   1.29x        75.6%     92.6%

MANUFACTURED HOUSING                 5       $27,145,701         1.7%   1.40x        77.0%     96.2%

HOTEL
Full Service                         1       $13,435,421         0.8%   1.70x        69.6%       NAP
Limited Service                      1         5,971,451         0.4    1.64x        69.4%       NAP
                             ------------------------------------------------------------------------
SUBTOTAL                             2       $19,406,872         1.2%   1.68x        69.5%       NAP

MULTIFAMILY
Garden                               1       $15,947,261         1.0%   1.46x        72.5%     99.0%
                             ------------------------------------------------------------------------
SUBTOTAL                             1       $15,947,261         1.0%   1.46x        72.5%     99.0%

SELF STORAGE                         1        $3,992,655         0.3%   1.77x        63.6%     75.1%
                             ------------------------------------------------------------------------
TOTAL                              131    $1,588,760,307       100.0%   1.48X        72.9%     93.8%
                             ========================================================================

(1)  Excludes fully amortizing mortgage loans.
(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
                             MORTGAGED       DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
LOCATION                     PROPERTIES     BALANCE        BALANCE      RATE    (MOS.)(2)    DSCR     RATIO   MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------

Florida                              8      $171,885,920         10.8%   5.6434%   110       1.46x       68.9%      60.3%
Texas                               19       166,988,492         10.5    5.3357    119       1.63x       67.1       56.5
New York                            12       156,292,517          9.8    5.5974    118       1.29x       77.7       67.9
California                          13       149,204,201          9.4    4.9511     78       1.56x       75.6       71.5
Wisconsin                            3       142,236,811          9.0    5.2170     89       1.72x       69.1       66.7
Pennsylvania                        14       119,258,092          7.5    5.7321    118       1.42x       73.2       64.7
Hawaii                               1       110,000,000          6.9    5.5600    178       1.35x       69.3       53.2
Louisiana                            6        97,882,224          6.2    5.6638    117       1.33x       77.8       66.7
New Jersey                           4        72,007,063          4.5    5.0835     86       1.54x       79.6       73.8
Arizona                              8        70,142,647          4.4    5.2580    119       1.54x       73.6       65.7
Ohio                                 3        47,684,347          3.0    5.4454    114       1.33x       79.9       73.5
Nevada                               3        45,915,798          2.9    5.3662    126       1.49x       71.1       60.1
Michigan                             3        38,599,092          2.4    5.3977    145       1.34x       79.3       48.6
Indiana                              4        34,000,000          2.1    5.5153    118       1.45x       72.8       64.1
Illinois                             5        32,038,410          2.0    5.3159    147       1.31x       74.1       41.8
Kentucky                             3        25,906,872          1.6    5.4565    119       1.71x       67.8       45.5
Georgia                              3        16,088,092          1.0    5.6794    145       1.37x       70.7       53.3
Washington                           1        10,484,877          0.7    5.2400    119       1.35x       76.5       63.5
North Carolina                       2         8,991,609          0.6    5.7501    221       1.31x       71.7       14.5
South Carolina                       2         8,931,814          0.6    5.5220    118       1.48x       72.5       60.6
Massachusetts                        1         8,480,060          0.5    5.5000    118       1.27x       79.3       66.3
Delaware                             1         7,864,045          0.5    5.5600    119       1.64x       74.9       62.7
New Mexico                           1         7,300,000          0.5    6.0700     84       1.39x       70.9       66.4
Maryland                             2         7,054,699          0.4    5.5645    118       1.41x       78.8       62.5
Oregon                               1         6,976,270          0.4    5.3500    141       1.38x       79.7       62.8
Tennessee                            1         6,000,000          0.4    5.8500    240       1.43x       61.5        1.4
Virginia                             1         4,800,000          0.3    5.3000    120       1.53x       76.8       67.0
Mississippi                          1         3,992,655          0.3    5.6500    119       1.77x       63.6       48.8
Idaho                                1         3,903,561          0.2    5.3300     58       1.73x       65.1       60.4
Missouri                             2         3,590,894          0.2    5.0400     82       1.66x       77.4       68.7
Minnesota                            1         3,089,768          0.2    5.4400    118       1.31x       69.4       52.9
Utah                                 1         1,169,479          0.1    5.3200    238       3.78x       20.9        0.0
                             --------------------------------------------------------------------------------------------
TOTAL:                             131    $1,588,760,307        100.0%   5.4245%   116       1.48X       72.9%      62.4%
                             ============================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2)  For the ARD loan, the Anticipated Repayment Date.

                                     A-2-11

       CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS(1),(3),(5)

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
CURRENT                      MORTGAGED       DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
OCCUPANY RATES               PROPERTIES     BALANCE        BALANCE      RATE    (MOS.)(4)    DSCR     RATIO   MATURITY(4)
-------------------------------------------------------------------------------------------------------------------------

65.1% - 70.0%                        1       $22,869,558          1.5%   5.8900%   118       1.36x       77.3%      65.5%
70.1% - 80.0%                        4       $29,517,655          1.9    5.5613    119       1.45x       70.4       60.0
80.1% - 90.0%                       20      $464,367,119         29.6    5.3472    101       1.63x       68.8       63.4
90.1% - 95.0%                       16       138,102,333          8.8    5.4118    120       1.48x       74.1       61.5
95.1% - 100.0%                      88       914,496,771         58.3    5.4490    123       1.40x       74.8       62.5
                             --------------------------------------------------------------------------------------------
TOTAL:                             129    $1,569,353,435        100.0%   5.4242%   116       1.47X       72.9%      62.6%
                             ============================================================================================

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(2),(3)

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
YEARS                        MORTGAGED       DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
BUILT/RENOVATED              PROPERTIES     BALANCE        BALANCE      RATE    (MOS.)(4)    DSCR     RATIO   MATURITY(4)
-------------------------------------------------------------------------------------------------------------------------

1960 - 1969                          1        $3,700,000          0.2%   5.6400%   120       1.38x       66.7%      62.1%
1970 - 1979                          5        31,551,013          2.0    5.3565    134       1.47x       74.0       58.4
1980 - 1989                         31       359,469,666         22.6    5.4809    113       1.49x       74.1       65.1
1990 - 1999                         25       375,149,780         23.6    5.2717    126       1.49x       72.4       60.1
2000 - 2005                         69       818,889,848         51.5    5.4715    112       1.47x       72.5       62.5
                             --------------------------------------------------------------------------------------------
TOTAL:                             131    $1,588,760,307        100.0%   5.4245%   116       1.48X       72.9%      62.4%
                             ============================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                           AGGREGATE         % OF                 STATED             CUT-OFF
                             NUMBER OF      CUT-OFF        INITIAL              REMAINING              DATE   LTV RATIO
                             MORTGAGE        DATE        LOAN GROUP 1 MORTGAGE     TERM       UW       LTV        AT
PREPAYMENT PROTECTION          LOANS        BALANCE        BALANCE      RATE    (MOS.)(4)    DSCR     RATIO   MATURITY(4)
-------------------------------------------------------------------------------------------------------------------------

Defeasance                         116    $1,566,643,433        98.6%   5.4180%    116       1.48x      72.9%      62.7%
Yield Maintenance                    4        22,116,875         1.4    5.8896     149       1.40x      70.3       46.3
                             --------------------------------------------------------------------------------------------
TOTAL:                             120    $1,588,760,307       100.0%   5.4245%    116       1.48X      72.9%      62.4%
                             ============================================================================================

(1)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4)  For the ARD loan, the Anticipated Repayment Date.
(5)  Excludes hotel properties

                                     A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                         AGGREGATE          % OF                   STATED            CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
                            MORTGAGE        DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
CUT-OFF DATE BALANCES        LOANS        BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

$2,015,000 - $2,999,999            5        $12,591,043          5.9%      5.4553%  118      1.37x       75.9%      63.9%
$3,000,000 - $3,999,999            1          3,520,000          1.7       5.4100   120      1.21x       80.0       69.9
$4,000,000 - $4,999,999            3         12,910,000          6.1       5.3213   120      1.32x       72.1       59.5
$5,000,000 - $6,999,999            6         36,355,575         17.1       5.1868   108      1.35x       77.5       66.1
$7,000,000 - $9,999,999            4         32,752,788         15.4       5.2930   118      1.27x       76.2       65.6
$10,000,000 - $14,999,999          1         11,500,000          5.4       5.7400   120      1.41x       63.4       53.4
$15,000,000 - $24,999,999          4         72,078,951         34.0       5.2195   112      1.33x       76.4       67.4
$25,000,000 - $30,500,000          1         30,500,000         14.4       5.0400   119      1.31x       61.5       54.5
                            ---------------------------------------------------------------------------------------------
TOTAL:                            25       $212,208,356        100.0%      5.2510%  114      1.33X       73.5%      63.6%
                            =============================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                         AGGREGATE          % OF                   STATED            CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
                            MORTGAGE        DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
MORTGAGE RATES               LOANS        BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

4.5000% - 4.9999%                  2        $25,372,255         12.0%      4.7683%   77      1.46x       75.1%      70.0%
5.0000% - 5.4999%                 17        137,534,625         64.8       5.2018   112      1.32x       73.4       63.3
5.5000% - 5.8800%                  6         49,301,475         23.2       5.6364   141      1.27x       72.8       61.2
                            ---------------------------------------------------------------------------------------------
TOTAL:                            25       $212,208,356        100.0%      5.2510%  114      1.33X       73.5%      63.6%
                            =============================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                         AGGREGATE          % OF                   STATED            CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
ORIGINAL TERM TO            MORTGAGE        DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
MATURITY IN MONTHS           LOANS        BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

60                                 1         $6,972,255          3.3%      4.5000%   57      1.59x       76.6%      70.4%
84                                 2         38,400,000         18.1       5.0679    78      1.30x       77.4       71.3
120                               21        148,336,101         69.9       5.2964   119      1.33x       71.9       61.2
>120                               1         18,500,000          8.7       5.5500   178      1.25x       76.8       64.2
                            ---------------------------------------------------------------------------------------------
TOTAL:                            25       $212,208,356        100.0%      5.2510%  114      1.33X       73.5%      63.6%
                            =============================================================================================

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                         AGGREGATE          % OF                   STATED            CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
REMAINING TERM TO           MORTGAGE        DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
MATURITY IN MONTHS           LOANS        BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

57 - 60                            1         $6,972,255          3.3%      4.5000%   57      1.59x       76.6%      70.4%
73 - 84                            2         38,400,000         18.1       5.0679    78      1.30x       77.4       71.3
112 - 120                         21        148,336,101         69.9       5.2964   119      1.33x       71.9       61.2
<120                               1         18,500,000          8.7       5.5500   178      1.25x       76.8       64.2
                            ---------------------------------------------------------------------------------------------
TOTAL:                            25       $212,208,356        100.0%      5.2510%  114      1.33X       73.5%      63.6%
                            =============================================================================================

      ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                         AGGREGATE          % OF                   STATED            CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
ORIGINAL AMORTIZATION       MORTGAGE        DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
TERM IN MONTHS               LOANS        BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

330 - 342                          2        $24,500,000        11.5%      5.2482%    82      1.22x      80.0%      70.9%
360                               23        187,708,356        88.5       5.2513    119      1.34x      72.6       62.7
                            ---------------------------------------------------------------------------------------------
TOTAL:                            25       $212,208,356       100.0%      5.2510%   114      1.33X      73.5%      63.6%
                            =============================================================================================

      REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                         AGGREGATE          % OF                   STATED            CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
REMAINING AMORTIZATION      MORTGAGE        DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
TERM IN MONTHS               LOANS        BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

330 - 342                          2        $24,500,000        11.5%      5.2482%    82      1.22x      80.0%      70.9%
354 - 360                         23        187,708,356        88.5       5.2513    119      1.34x      72.6       62.7
                            ---------------------------------------------------------------------------------------------
TOTAL:                            25       $212,208,356       100.0%      5.2510%   114      1.33X      73.5%      63.6%
                            =============================================================================================

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                         AGGREGATE          % OF                   STATED            CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
                            MORTGAGE        DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
AMORTIZATION TYPES           LOANS        BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Partial Interest Only          10       $119,445,000        56.3%      5.1894%   115      1.29x      72.8%      64.6%
   Balloon                        15         92,763,356        43.7       5.3303    114      1.37x      74.4       62.4
                            ---------------------------------------------------------------------------------------------
TOTAL                             25       $212,208,356       100.0%      5.2510%   114      1.33X      73.5%      63.6%
                            =============================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                         FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
UNDERWRITTEN                             AGGREGATE          % OF                   STATED            CUT-OFF
CASH FLOW                   NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
DEBT SERVICE                MORTGAGE        DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
COVERAGE RATIOS              LOANS        BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

1.20x - 1.29x                     13        $97,068,277         45.7%      5.3992%  120      1.23x       76.6%      65.8%
1.30x - 1.39x                      3         40,200,000         18.9       5.0818   119      1.32x       66.0       57.0
1.40x - 1.49x                      6         62,671,581         29.5       5.2096   108      1.43x       72.8       63.6
1.50x - 1.59x                      3         12,268,498          5.8       4.8439    84      1.58x       77.4       68.1
                            ---------------------------------------------------------------------------------------------
TOTAL:                            25       $212,208,356        100.0%      5.2510%  114      1.33X       73.5%      63.6%
                            =============================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                         AGGREGATE          % OF                   STATED            CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
CUT-OFF DATE                MORTGAGE        DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
LTV RATIOS                   LOANS        BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

61.5% - 64.9%                      2        $42,000,000         19.8%      5.2317%  119      1.34x       62.0%      54.2%
65.0% - 69.9%                      2          8,410,000          4.0       5.3649   119      1.32x       67.9       57.3
70.0% - 74.9%                      6         54,211,538         25.5       5.1595   106      1.36x       73.2       63.8
75.0% - 80.0%                     15        107,586,818         50.7       5.2957   117      1.30x       78.6       67.7
                            ---------------------------------------------------------------------------------------------
TOTAL:                            25       $212,208,356        100.0%      5.2510%  114      1.33X       73.5%      63.6%
                            =============================================================================================

                                     A-2-15

            MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                         AGGREGATE          % OF                   STATED            CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
MATURITY DATE               MORTGAGE        DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
LTV RATIOS                   LOANS        BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

53.4% - 59.9%                      6        $61,908,900        29.2%      5.2956%   119      1.31x      64.4%      55.5%
60.0% - 64.9%                      6         49,908,881        23.5       5.3474    140      1.34x      75.5       62.8
65.0% - 72.6%                     13        100,390,575        47.3       5.1755     99      1.32x      78.1       69.0
                            ---------------------------------------------------------------------------------------------
TOTAL:                            25       $212,208,356       100.0%      5.2510%   114      1.33X      73.5%      63.6%
                            =============================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                            WEIGHTED AVERAGES
                                                                     --------------------------------
                                         AGGREGATE          % OF                  CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                   DATE
                            MORTGAGED       DATE        LOAN GROUP 2      UW        LTV
PROPERTY TYPE               PROPERTIES    BALANCE         BALANCE        DSCR      RATIO   OCCUPANCY
-----------------------------------------------------------------------------------------------------

MULTIFAMILY
   Garden                         38       $212,208,356       100.0%    1.33x        73.5%     91.8%
                            -------------------------------------------------------------------------
TOTAL                             38       $212,208,356       100.0%    1.33X        73.5%     91.8%
                            =========================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                         AGGREGATE          % OF                   STATED            CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
                            MORTGAGED       DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
LOCATION                    PROPERTIES    BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

Texas                             10        $43,383,793         20.4%      5.1983%  107      1.41x       74.3%      62.8%
California                         1         30,500,000         14.4       5.0400   119      1.31x       61.5       54.5
North Carolina                     2         27,000,000         12.7       5.4461   159      1.30x       77.6       66.2
Oregon                             1         20,000,000          9.4       5.2500    73      1.20x       80.0       72.6
Delaware                           1         18,400,000          8.7       4.8700    84      1.41x       74.5       69.9
Ohio                              11         11,500,000          5.4       5.7400   120      1.41x       63.4       53.4
Wisconsin                          1          8,500,000          4.0       5.3200   120      1.20x       78.7       65.4
Colorado                           1          7,000,000          3.3       5.0900   117      1.28x       76.1       67.5
Washington                         1          6,600,000          3.1       5.1600   120      1.26x       72.5       61.5
Pennsylvania                       1          6,490,689          3.1       5.2900   119      1.26x       79.2       65.8
Tennessee                          1          6,000,000          2.8       5.8800   120      1.24x       78.9       66.7
New York                           2          5,535,000          2.6       5.5483   120      1.21x       79.4       69.6
Florida                            1          5,200,000          2.5       5.1900   120      1.36x       80.0       66.2
Kentucky                           1          5,092,630          2.4       5.2100   119      1.40x       79.0       65.4
Arizona                            1          4,410,000          2.1       5.4600   119      1.20x       68.8       58.8
Michigan                           1          4,000,000          1.9       5.2600   120      1.46x       67.0       55.6
Arkansas                           1          2,596,243          1.2       5.2100   119      1.55x       77.5       64.2
                            ---------------------------------------------------------------------------------------------
TOTAL:                            38       $212,208,356        100.0%      5.2510%  114      1.33X       73.5%      63.6%
                            =============================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-17

         CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1),(3)

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                         AGGREGATE          % OF                   STATED            CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
CURRENT                     MORTGAGED       DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
OCCUPANY RATES              PROPERTIES    BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

76.0% - 80.0%                      2         $8,902,788          4.2%      5.5040%  115      1.20x       70.5%      59.2%
80.1% - 85.0%                      3         17,475,013          8.2       5.2685   118      1.39x       74.0       61.8
85.1% - 90.0%                      7         67,539,800         31.8       5.2430   105      1.28x       69.7       61.5
90.1% - 95.0%                     13         42,106,377         19.8       5.3185   119      1.32x       74.7       63.0
95.1% - 100.0%                    13         76,184,378         35.9       5.1871   119      1.37x       76.4       66.8
                            ---------------------------------------------------------------------------------------------
TOTAL:                            38       $212,208,356        100.0%      5.2510%  114      1.33X       73.5%      63.6%
                            =============================================================================================

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(2),(3)

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                         AGGREGATE          % OF                   STATED            CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
YEARS                       MORTGAGED       DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
BUILT/RENOVATED             PROPERTIES    BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

1960 - 1969                       11        $15,256,243          7.2%      5.5737%  120      1.39x       69.6%      59.0%
1970 - 1979                        5         17,565,803          8.3       5.4898   119      1.31x       73.6       62.1
1980 - 1989                        2         11,410,000          5.4       5.2330   118      1.25x       73.3       64.1
1990 - 1999                        2         38,400,000         18.1       5.0679    78      1.30x       77.4       71.3
2000 - 2004                       18        129,576,310         61.1       5.2364   124      1.33x       72.8       62.0
                            ---------------------------------------------------------------------------------------------
TOTAL:                            38       $212,208,356        100.0%      5.2510%  114      1.33X       73.5%      63.6%
                            =============================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                         AGGREGATE          % OF                   STATED            CUT-OFF
                            NUMBER OF     CUT-OFF         INITIAL                 REMAINING            DATE   LTV RATIO
                            MORTGAGE        DATE        LOAN GROUP 2   MORTGAGE     TERM      UW       LTV        AT
PREPAYMENT PROTECTION        LOANS        BALANCE         BALANCE        RATE      (MOS.)    DSCR     RATIO    MATURITY
-------------------------------------------------------------------------------------------------------------------------

Defeasance                        25       $212,208,356       100.0%      5.2510%   114      1.33x      73.5%      63.6%
                            ---------------------------------------------------------------------------------------------
TOTAL:                            25       $212,208,356       100.0%      5.2510%   114      1.33X      73.5%      63.6%
                            =============================================================================================

(1)  Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each by more than one Mortgaged Property.
     As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in the prospectus.

                                     A-2-16

                                                                      ANNEX A-3

                   DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

                                   Annex A-3

--------------------------------------------------------------------------------
                                 DRA PORTFOLIO
--------------------------------------------------------------------------------

[4 PHOTOS OF DRA PORTFOLIO OMITTED]

                                     A-3-2

--------------------------------------------------------------------------------
                                 DRA PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $147,720,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $147,720,000
 % OF POOL BY IPB:                 8.2%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         PL Carmel Mountain LP, PL Millenia
                                   Plaza II LLC, PL Signal Hill LP, PL
                                   Wayne LLC, PL Riverpark LP, PL
                                   Rancho LP
 SPONSOR:                          DRA Advisors, LLC,
                                   Kimco Realty Corp.
 ORIGINATION DATE:                 01/21/05
 INTEREST RATE:                    4.6936%
 INTEREST-ONLY PERIOD:             60 Months
 MATURITY DATE:                    01/01/10
 AMORTIZATION TYPE:                Interest-Only
 ORIGINAL AMORTIZATION:            NA
 REMAINING AMORTIZATION:           NA
 CALL PROTECTION:                  L(24),Def(32),O(2)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Springing
 ADDITIONAL DEBT:                  $30,600,000(1)
 ADDITIONAL DEBT TYPE:             Mezzanine Debt
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Portfolio
 TITLE:                            Fee
 PROPERTY TYPE:                    Retail - Various
 SQUARE FOOTAGE:                   912,254
 LOCATION:                         Various
 YEAR BUILT/RENOVATED:             Various
 OCCUPANCY:                        91.9%
 OCCUPANCY DATE:                   12/31/04
 NUMBER OF TENANTS:                69
 HISTORICAL NOI:
   2002:                           $9,440,320
   2003:                           $8,538,799(2)
   TTM AS OF 07/31/2004:           $11,715,310(3)
 UW REVENUES:                      $16,612,454
 UW EXPENSES:                      $4,254,092
 UW NOI:                           $12,358,362
 UW NET CASH FLOW:                 $11,724,597
 APPRAISED VALUE:                  $184,600,000
 APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                              INITIAL          MONTHLY
                                            ------------------------------------
 TAXES:                                              $0        Springing(4)
 INSURANCE                                           $0        Springing(5)
 CAPEX:                                              $0          $23,548
 REQUIRED REPAIRS:                             $349,548               $0
 TILC                                                $0          $53,146
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $162
 CUT-OFF DATE LTV:                 80.0%
 MATURITY DATE LTV:                80.0%
 UW DSCR:                          1.67x
--------------------------------------------------------------------------------

(1)  Mezzanine debt is secured by equity pledges in the 6 borrower affiliates and 2 other affiliates encompassing $270.9 million of total first mortgage debt. The mezzanine lender is an affiliate of the borrower.

(2)  2003 NOI decline from 2002 NOI is largely attributable to Today's Man filing for bankruptcy and subsequently vacating its space at the
     Willowbrook Plaza Property in early 2003. The difference between 2003 NOI and UW NOI is mostly attributable to (i) Millenia Plaza II which came on-line in 2004 and (ii) 2003 NOI for River Park Crossing not being available.

(3)  The TTM 2004 NOI's for all properties are as of 7/31/04 with the exception of River Park Crossing which is as of 10/31/04. Difference between TTM 2004
     NOI and UW NOI is mostly attributable to Millenia Plaza II which came on-line in 2004 and is still in lease-up.

(4)  Monthly escrows for Taxes will be collected if DSCR falls below 1.20x.

(5)  Monthly escrows for Insurance will be collected at the option of the lender if the liability or casualty policy maintained by the borrower covering the properties does not constitute an approved blanket or umbrella policy pursuant to the loan documents.

                                     A-3-3

--------------------------------------------------------------------------------
                                 DRA PORTFOLIO
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                PROPERTY SUMMARY
---------------------------------------------------------------------------------
                                                                YEAR
                             ALLOCATED                      BUILT/YEAR    SQUARE
        PROPERTY NAME      LOAN BALANCE       LOCATION       RENOVATED     FEET
---------------------------------------------------------------------------------

 WILLOWBROOK PLAZA         $39,440,000   Wayne, NJ            1980      348,063
 PRICE PLAZA                32,560,000   Signal Hill, CA    1992/1994   154,750
 MILLENIA PLAZA II          26,600,000   Orlando, FL          2003      154,453
 RIVER PARK CROSSING        20,400,000   Fresno, CA           1999      121,408
 RANCHO SAN DIEGO           16,080,000   San Diego, CA        1990       98,580
 CARMEL MOUNTAIN            12,640,000   San Diego, CA        1993       35,000
---------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE   $147,720,000                                  912,254
---------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                                               APPRAISED
        PROPERTY NAME       OCCUPANCY                 TOP TENANTS                VALUE
------------------------------------------------------------------------------------------

 WILLOWBROOK PLAZA            86.9%    Costco Wholesale, Lackland            $49,300,000
                                       Self Storage, The Sports
                                       Authority
 PRICE PLAZA                  99.4%    The Home Depot, PETsMART, ShoeCity     40,700,000
 MILLENIA PLAZA II            82.3%    Marshalls, Off Broadway                34,200,000
                                       Shoes, Golfsmith
 RIVER PARK CROSSING         100.0%    Bed, Bath & Beyond,                    25,500,000
                                       SportsMart, Ross Stores
 RANCHO SAN DIEGO            100.0%    Rite Aid, Ross Stores, Petco           19,100,000
 CARMEL MOUNTAIN             100.0%    Claim Jumper, McMillin Real            15,800,000
                                       Estate, San Diego Credit Union
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE       91.9%                                         $184,600,000
------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                   LEASE
                                                          MOODY'S/    SQUARE                BASE RENT    SALES   EXPIRATION
 TENANT NAME              PARENT COMPANY                    S&P(1)     FEET     % OF GLA       PSF        PSF       YEAR
---------------------------------------------------------------------------------------------------------------------------

 COSTCO WHOLESALE(2)     Costco Wholesale Corporation       A2/A     147,350      16.2%      $15.19      NA         2009
 THE HOME DEPOT          The Home Depot, Inc.              Aa3/AA    103,423      11.3%      $15.64    $639         2014
 LACKLAND SELF STORAGE   Lackland Self Storage               NA       67,766       7.4%      $ 3.30      NA         2012
 ROSS STORES             Ross Stores, Inc.                 NA/BBB     54,187       5.9%      $12.47    $328(3)     2010(4)
 THE SPORTS AUTHORITY    The Sports Authority, Inc.          NA       49,132       5.4%      $17.88    $277         2012
 ELECTRONICS EXPO        Electronics Expo                    NA       38,245       4.2%      $12.00      NA         2014
 BED, BATH & BEYOND      Bed Bath & Beyond, Inc.           NA/BBB     36,725       4.0%      $13.00      NA         2010
 SPORTSMART              The Sports Authority, Inc.          NA       35,868       3.9%      $12.96      NA         2013
---------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2)  Costco Wholesale also serves as a shadow anchor for the Price Plaza and
     Carmel Mountain properties.

(3)  Ross Stores reported 2003 sales of $328 PSF at its store in Rancho San
     Diego. The store did not report sales at its location in River Park
     Crossing.

(4)  Ross Stores is a tenant at two properties in the portfolio occupying 30,187
     SF at River Park Crossing on a lease expiring in February 2010 and occupying 24,000 SF at Rancho San Diego on a lease expiring in January
     2009.

                                     A-3-4

--------------------------------------------------------------------------------
                                 DRA PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The DRA Portfolio loan is secured by first mortgage interests in five anchored and one shadow anchored retail centers located in California, New
Jersey and Florida. The properties comprise a total of 912,254 square feet.

THE BORROWER. The borrowers are PL Carmel Mountain LP, PL Millenia Plaza II
LLC, PL Signal Hill LP, PL Wayne LLC, PL Riverpark LP and PL Rancho LP, special purpose entities owned by DRA Advisors LLC, which has 85% ownership, and Kimco
Realty Corp., which has 15% ownership. The borrowers acquired the properties as part of a larger $1.2 billion acquisition of Price Legacy Corporation (by PL
Retail LLC, a joint venture between DRA Advisors LLC and Kimco Realty Corp).

DRA Advisors LLC is a New York-based registered investment advisor specializing in real estate investment management services for institutional and private investors, which includes pension funds, university endowments, foundations, and insurance companies. DRA Advisors LLC was founded in 1986 and currently manages approximately $3 billion in assets.

Kimco Realty Corp., a publicly-traded real estate investment trust ("REIT"), has specialized in shopping center acquisitions, development, and management for over 45 years. Kimco Realty Corp. owns and operates one of the nation's largest portfolios of neighborhood and community shopping centers, which are located throughout 42 states, Canada, and Mexico. The REIT currently has interests in 699 properties, comprising approximately 100 million square feet of leasable space.

THE PROPERTIES.

WILLOWBROOK PLAZA
-----------------

Willowbrook Plaza is a 348,063 square foot anchored retail center located along the south side of Willowbrook Boulevard, west of Route 23 in Wayne, New Jersey.
The property, constructed in 1980, is comprised of a one- and partial three-story building and is located on a 19.2 acre parcel of land. The combined interior leasable area is 438,738 square feet, although approximately 90,000 square feet is unleasable due to parking constraints. Leaseble square footage at the property is therefore 348,063 square feet. The three-story retail building is leased to two tenants: The Sports Authority, which occupies both the third story and 63% of the first floor, and Lackland Self-Storage, which occupies the second floor. The Sports Authority had 2003 sales of $277 per square foot. The two-story building consists of two tenants: Costco Wholesale
("Costco") and Electronics Expo. Costco represents 42.3% of the property's total net rentable area. As of October 2004, the combined occupancy of the two buildings is 86.9%.

The property is located along a retail corridor with 1,050 feet of frontage along Willowbrook Boulevard. The area immediately surrounding and directly influencing Willowbrook Plaza consists of a mix of office and highway oriented retail, including the regional Willowbrook Mall and Wayne Towne Center Mall, located north of the property.

PRICE PLAZA
-----------

Price Plaza is a 154,750 square foot anchored community center located in the central business district of Signal Hill, California in the southwestern portion of Los Angeles County. The center was constructed in 1992 and is comprised of four buildings developed on a 14.9 acre parcel. The property is
99.4% occupied by fourteen tenants, including its two anchor tenants, The Home
Depot and PETsMART. The Home Depot reported 2003 sales of $639 per square foot.
A freestanding Costco is located east of the property on an adjacent parcel.
Although it is not part of the property securing the loan, Costco effectively serves as a shadow anchor for the center.

The property is located at the southwestern corner of the intersection of
Cherry Avenue and Willow Street, two major arterials in Signal Hill, and is afforded access and visibility from the roadway frontages. Storefront retail and office, freestanding retail stores, retail strip centers, fast food and local restaurants and apartments, generating daily traffic count surround the property.

MILLENIA PLAZA II
-----------------

Millenia Plaza II is a 154,453 square foot anchored retail center located in
Orlando, Florida. The center was constructed in 2003 and is comprised of two buildings located on a 14.0 acre parcel. As of December 2004, the property is
82.3% occupied by 17 tenants, of which the major tenants include Marshalls, Off
Broadway Shoes, Golfsmith, Petco and Pier 1 Imports.

The property is located at the north end of Millenia Boulevard, next to Conroy
Road's intersection with Interstate 4 in southern Orlando, which is in Orange
County. The property has regional access and exposure via Interstate 4 as well as the Florida Turnpike, which intersects with Interstate 4 a short distance south of the property. Access to Interstate 4 is provided by Conroy Road which is one of the major east/west arterials in the area.
-------------------------------------------------------------------------------

                                     A-3-5

--------------------------------------------------------------------------------
                                 DRA PORTFOLIO
--------------------------------------------------------------------------------

RIVER PARK CROSSING
-------------------

River Park Crossing is a 121,408 square foot anchored retail center located in
Fresno, California. The center was constructed in 1999 and is comprised of five buildings located on a 10.81 acre parcel of land. The property is 100% occupied by six tenants, including Bed, Bath & Beyond, SportsMart, Ross Stores and Pier
1 Imports. Both Bed, Bath & Beyond and Ross Stores are rated BBB by S&P while
Pier 1 Imports is rated BBB-. The property is adjacent to Highway 41, the surrounding residential area, industrial and office properties and additional retail properties.

The property is located along North Blackstone Avenue, a major thoroughfare in
Fresno, which runs parallel to Highway 41, the main north/south corridor in
Fresno. Additionally, the California State University of Fresno's campus is located three miles from the property.

RANCHO SAN DIEGO
----------------

Rancho San Diego is a 98,580 square foot anchored retail center located in San
Diego, California. The center was constructed in 1990 and is comprised of four buildings located on a 10.35 acre parcel of land. The property is 100% occupied by 22 tenants, including its three anchor tenants, Ross Stores, Rite Aid, and
Petco. Reported sales for these anchor stores in 2003 were $328, $192, and $260 per square foot, respectively.

The property is located in the southern portion of San Diego County near the city of El Cajon, approximately sixteen miles east of downtown San Diego. The site is located on the north side of Jamacha Road, the main commercial arterial in the trade area.

CARMEL MOUNTAIN
---------------

Carmel Mountain is a 35,000 square foot shadow anchored retail center located in San Diego, California. The center was constructed in 1993 and is comprised of four buildings located on 5.91 acres of land. The space is 100% occupied by six tenants. Its major tenants include Claim Jumper Restaurant, San Diego
Credit Union and McMillan Real Estate. The property is shadow anchored by
Costco which shares a parking lot with the property.

The property is located at the northwest corner of Carmel Mountain Road and
Conference Way, east of Interstate 15. The property increased its overall accessibility when Route 56 recently opened near it, linking Interstate 15 and
Interstate 5. Carmel Mountain Road is a retail corridor that services the masterplanned residential neighborhoods in the trade area.

THE MARKETS(1).

WILLOWBROOK PLAZA
-----------------

The property is located in Wayne, New Jersey, and is considered a part of the
North New Jersey ("NNJ") market. The property is specifically located within the Route 46 submarket. The Route 46 submarket is strategically located within the North Jersey - New York metropolitan area, less than twenty miles from mid-town Manhattan. The property can be accessed via Interstate 80, Route 23 and US Route 46, all of which run in the immediate area.

The NNJ market is represented by a 2003 population of 3.3 million residents and average household income of $88,755. The 2003 population within a three mile radius of the property is 62,692 while average household income in the same area is $102,546. The Route 46 submarket, with 5.82 million square feet of retail space, makes up approximately 22% of all retail space in the NNJ market, while average occupancy in the submarket was 98% as of Third Quarter 2004.
There are five retail properties including Willowbrook Mall located within one mile of the property and these properties report an average occupancy rate of
98%.

PRICE PLAZA
-----------

The property is located in Signal Hill, a city located in the southwestern portion of Los Angeles County. Los Angeles is the largest metro economy in
California and third largest in metropolitan economy in the nation. The Los
Angeles metropolitan area accounts for 3.4% of the U.S. Gross Domestic Product,
3.4% of the U.S. population and 3.1% of the U.S. total employment.

The property's market area is developed with a variety of uses including industrial, residential and commercial uses. Signal Hill can be accessed by a network of highways including Interstate 405 located one mile north of the property and the north/south Interstate 710 located two miles from the city, connecting it to downtown Los Angeles. The Port of Long Beach and Long Beach
Airport are both located six miles from the property. The current population within a five-mile radius of the property is 561,766 and average household income in the same area is $58,955. The average market occupancy rate was 97.1%
as of the Third Quarter 2004 and the property's submarket reported a occupancy rate of 98.3% The property's submarket reported positive absorption of 38,000 square feet in 2004 and an average rental rate of $23.04 per square foot.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from the DRA property appraisals variously dated. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-6

--------------------------------------------------------------------------------
                                 DRA PORTFOLIO
--------------------------------------------------------------------------------

MILLENIA PLAZA II
-----------------

The property is located in Orange County, within the Orlando metropolitan area.
Over the past three decades, the Orlando market has consistently been one of the fastest growing metropolitan areas in the nation. It has long been known as a top tourist destination due primarily to the Walt Disney World and Universal
Studios theme parks. The property is strategically located between the Orlando central business district to the northeast and the theme parks, which are heavily concentrated in the areas to the southeast. The property backs up to
Interstate 4 and has visibility from the highway. On Interstate 4, south of the property, is the intersection of Interstate 4 and the Florida Turnpike.

The property's local area is comprised of a variety of commercial uses along the major thoroughfares with heavy residential concentrations in interior areas. The property is shadow anchored by a Super Target located immediately south. Located across from the property is Millenia Plaza Phase I, which is a
404,336 square foot retail center anchored by BJs Wholesale, The Home Depot,
Expo Design and Linens 'N Things. Although it competes with the property to a small degree, it serves as an additional draw to the area. The immediate area's traffic count is amplified by the Mall at Millenia, considered the highest end regional mall in the metro Orlando area, located just south of Conroy Road. The property, in conjunction with the Mall at Millenia and Millenia Plaza Phase I, form a retail hub serving the Orlando metropolitan area.

The 2003 population within a three mile radius is 107,336 and over 220,000 within a five mile radius. Average household income within the three and five mile radiuses is $42,865 and $55,132 respectively. The annual population growth has averaged 3.0% from 2000-2003. According to a third party market data service, market occupancy as of Third Quarter 2004 was 5.8% while the SE and SW
Orlando submarkets had occupancy rates of 9.5% and 6.8%, respectively. While there is on-going development of new retail centers in the submarket, the new development consists of smaller centers and outparcels that will not be directly competitive with the property.

RIVER PARK CROSSING
-------------------

The property is located in the Fresno metropolitan area, situated approximately midway between Los Angeles and San Francisco. The Fresno metropolitan area covers 5,978 square miles and is the 11th most populous county in the state with over 839,000 residents. The area's lower cost of living and availability of jobs has generated in-migration from larger metropolitan areas of
California. The Fresno metropolitan area has also benefits from its location within the central part of the state.

As of 2003, the population and average household income within a five mile radius of the property are 250,539 and $61,029, respectively. The property is located within a growing market that experienced average annual population growth of 1.7% between 2000 and 2003 and growth in average household income of
2.89% over the same period. The property is part of a retail hub in Fresno that contains approximately 1.4 million square feet of retail space. The average occupancy in the surrounding properties is 99%. The major retailers with a presence in the area include Lowes, The Home Depot, Sam's Club, Target, Best
Buy, Sports Authority, Cost Plus and Borders. The current lease rates for anchor spaces range from $12.00 to $18.00 per square foot. In-line shop spaces range between $24.00 and $36.00 per square foot with outparcel or pad buildings
$18.00 and $24.00 per square feet.

RANCHO SAN DIEGO
----------------

The property is located in the San Diego market near the City of El Cajon. El
Cajon is situated in the southern portion of San Diego County, approximately 16 miles east of downtown San Diego. The city encompasses 14 square miles and is surrounded by the communities of Santee, La Mesa, Lemon Grove, and unincorporated San Diego County. The city is the third largest city in San
Diego County and has a diverse commercial/industrial base and an economic base of 5,000 businesses.

While El Cajon has an average household income of approximately $50,664, household income within a three mile radius of the subject property is $83,756 with a population of 55,690 in the same area. The submarket has approximately
14.3 million square feet of retail space and according to a third party market data service had a Second Quarter 2004 vacancy rate of 2.5%. There are no new developments on-going in the vicinity of Rancho San Diego. Cushman & Wakefield estimates market rents of $25.00 per square foot for in-line tenants and $14.00 per square foot for anchor tenants.
-------------------------------------------------------------------------------

                                     A-3-7

--------------------------------------------------------------------------------
                                 DRA PORTFOLIO
--------------------------------------------------------------------------------

CARMEL MOUNTAIN
---------------

The property is located in the San Diego market and within the Carmel Mountain
Ranch community. The community consists of 12,000 residents and is bordered by
Rancho Bernardo, the cities of Poway, Sabre Springs, Escondido, San Marcos, and
Interstate 15, which together combine to form the Northeast submarket. The community has access to State Highway 56 and the Ted Williams Parkway. Carmel
Mountain Ranch is one of the newer communities in San Diego, with 97% of the housing stock constructed since 1980.

The current population within a three mile radius of the property, located just south of the Carmel Mountain Ranch, is 91,104 with an average household income of $90,576. Within the North East submarket, a third party market data service reports average occupancy of 99.0% as of Second Quarter 2004. C&W reports market rents at $35.00 per square foot for outparcel tenants and $30.00 per square foot for inline tenants.

PROPERTY MANAGEMENT. The properties are managed by Kimco Realty Corp., which has specialized in managing retail properties for over 45 years. Kimco Realty Corp.
owns and operates over 100 million square feet of leasable space.
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                                                            CUMULATIVE
                 NUMBER     SQUARE                             % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET      % OF GLA     BASE RENT     RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
      YEAR      EXPIRING   EXPIRING    EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT            NA       73,806        8.1%             NA        NA        73,806         8.1%              NA          NA
 2005 & MTM         6       13,534        1.5%       $300,453       2.3%       87,340         9.6%        $300,453         2.3%
 2006               5        7,926        0.9%        160,983       1.3%       95,266        10.4%        $461,435         3.6%
 2007               2        2,082        0.2%         54,372       0.4%       97,348        10.7%        $515,807         4.0%
 2008               9       23,443        2.6%        607,919       4.7%      120,791        13.2%      $1,123,727         8.8%
 2009              17      239,115       26.2%      3,871,384      30.2%      359,906        39.5%      $4,995,110        39.0%
 2010              10       92,267       10.1%      1,402,603      11.0%      452,173        49.6%      $6,397,713        50.0%
 2011               1        6,400        0.7%        215,398       1.7%      458,573        50.3%      $6,613,111        51.6%
 2012               3      118,098       12.9%      1,128,524       8.8%      576,671        63.2%      $7,741,635        60.5%
 2013               7      112,216       12.3%      1,754,211      13.7%      688,887        75.5%      2$9,495,846        74.2%
 2014               6      184,375       20.2%      2,862,890      22.4%      873,262        95.7%     $12,358,736        96.5%
 2015               1        3,350        0.4%         78,400       0.6%      876,612        96.1%     $12,437,136        97.1%
 AFTER              2       35,642        3.9%        366,932       2.9%      912,254       100.0%     $12,804,068       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL             69      912,254      100.0%    $12,804,068     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-8

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                                 DRA PORTFOLIO
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                                 DRA PORTFOLIO
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                                 DRA PORTFOLIO
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                                     A-3-11

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                                 DRA PORTFOLIO
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                                     A-3-13

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                                SOUTHRIDGE MALL
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[4 PHOTOS OF SOUTHRIDGE MALL OMITTED]

                                     A-3-14

--------------------------------------------------------------------------------
                                SOUTHRIDGE MALL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:      $124,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:  $124,000,000
 % OF POOL BY IPB:                6.9%
 LOAN SELLER:                     JPMorgan Chase Bank, N.A.
 BORROWER:                        Southridge Limited Partnership
 SPONSOR:                         The Mills Corporation
 ORIGINATION DATE:                03/07/05
 INTEREST RATE:                   5.233%
 INTEREST-ONLY PERIOD:            84 Months
 MATURITY DATE:                   04/01/12
 AMORTIZATION TYPE:               Interest-Only
 ORIGINAL AMORTIZATION:           NA
 REMAINING AMORTIZATION:          NA
 CALL PROTECTION:                 L(23),Def(58),O(3)
 CROSS-COLLATERALIZATION:         No
 LOCK BOX:                        Cash Management Agreement
 ADDITIONAL DEBT:                 No
 ADDITIONAL DEBT TYPE:            Permitted Pari Passu Debt or Mezzanine Debt(1)
 LOAN PURPOSE:                    Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Retail - Regional Mall
 SQUARE FOOTAGE:                   617,139
 LOCATION:                         Greendale, WI
 YEAR BUILT/RENOVATED:             1970/2004
 OCCUPANCY:                        84.2%
 OCCUPANCY DATE:                   01/31/05
 NUMBER OF TENANTS:                129
 HISTORICAL NOI:
   2002:                           NA
   2003:                           $10,479,800
   TTM AS OF 12/31/04:             $10,868,000
 UW REVENUES:                      $21,057,729
 UW EXPENSES:                      $8,813,527
 UW NOI:                           $12,244,2022
 UW NET CASH FLOW:                 $11,712,793
 APPRAISED VALUE:                  $179,500,000
 APPRAISAL DATE:                   01/04/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                             INITIAL          MONTHLY
                                         ---------------------------------------
 TAXES:                                          $0            Springing(3)
 INSURANCE:                                      $0            Springing(3)
 CAPEX:                                          $0            Springing(3)
 REQUIRED REPAIRS:                       Completion
                                           Guaranty(4)                  $0
 GUARANTY:                                       $0            Springing(5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $201
 CUT-OFF DATE LTV:                 69.1%
 MATURITY DATE LTV:                69.1%
 UW DSCR:                          1.78x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        LEASE
                                                    MOODY'S/       SQUARE        % OF       BASE RENT      SALES     EXPIRATION
 TENANT NAME                 PARENT COMPANY          S&P(6)        FEET          GLA           PSF          PSF         YEAR
-------------------------------------------------------------------------------------------------------------------------------

 STEVE & BARRY'S(7)    Steve and Barry's              NA         104,565         16.9%       $10.00        NA           2013
 KOHLS                 Kohl's, Corp.                A3/A-         85,247         13.8%       $ 9.25      $258           2015
 LINENS 'N THINGS(7)   Linen `N Things, Inc.          NA          28,887          4.7%       $15.00        NA           2015
 OLD NAVY              Gap Inc.                    Ba1/BBB-       20,632          3.3%       $17.00      $283           2007
 COST PLUS(7)          Cost Plus, Inc.                NA          17,904          2.9%       $18.00        NA           2015
-------------------------------------------------------------------------------------------------------------------------------

(1)  The borrower will be permitted to incur additional pari passu debt or mezzanine debt in the future subject to the satisfaction of various conditions including (i) the LTV for the combined debt will be no greater than the LTV at closing, and the DSCR for the combined debt will be no less than the DSCR at closing, (ii) the execution of intercreditor agreements satisfactory to the lender, and (iii) Rating Agency confirmation.

(2)  The difference between TTM 2004 NOI and UW NOI is attributable to the recent signing of three Anchor/Sub-Anchor tenant leases with Steve &
     Barry's, Linens 'N Things and Cost Plus. The three tenants are expected to take occupancy in mid-2005 and annual base rent attributable to the three tenants will be approximately $1,798,207. See Footnotes 5 and 7.

(3)  Monthly escrows for Taxes, Insurance and CapEx will be collected in the event the property's NOI falls below $10,625,064 or there is an event of default. Tax and Insurance escrow amounts will be as determined by lender and Monthly CapEx escrow will be $9,894.

(4)  A principal of borrower guaranteed completion of immediate repairs in lieu of $268,750.

(5)  The loan is structured with a springing guaranty from one of the principals of the borrower for each of the following: (a) a completion guaranty for all remaining construction work, tenant improvements, tenant improvement allowances and outstanding leasing commissions that springs into effect if the Steve & Barry's space is not accepted by the tenant on or before
     January 1, 2006 and (b) in the event that Steve & Barry's, Cost Plus and
     Linens 'N Things have not commenced paying full and unabated rent prior to
     May 1, 2006, a payment guaranty for an amount equal $945,614, as reduced by
     (i) $522,825 if Steve & Barry's has commenced paying rent, (ii) $216,653 if
     Cost Plus has commenced paying rent and (iii) $216,653 if Linens 'N Things has commenced paying rent.

(6)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(7)  Steve & Barry's, Cost Plus and Linens `N Things have executed long term leases scheduled to commence in mid-2005. The tenant spaces will be located in a former Younker's anchor space that is being redeveloped and subdivided into four tenant spaces, one of which remains unleased. The construction of the space is on-going and the three tenants are currently in various stages of fitting out their space.

                                     A-3-15

--------------------------------------------------------------------------------
                                 SOUTHRIDGE MALL
--------------------------------------------------------------------------------

THE LOAN. The Southridge Mall loan is secured by a first mortgage on a fee interest in a 1,228,311 square foot regional mall located in Greendale,
Wisconsin. The collateral consists of approximately 617,139 square feet.

THE BORROWER. The borrower is Southridge Limited Partnership, a special purpose entity. The key sponsor is The Mills Corporation, which used this loan to finance the purchase of a 100% interest in the property from a joint venture between Blackstone Real Estate Advisors and affiliates of Polaris Capital. The property is being acquired as part of a portfolio that also includes a regional mall in suburban Minneapolis. The portfolio is being acquired for a total consideration of approximately $452 million.

The Mills Corporation is a fully integrated, self-managed real estate investment trust that develops, acquires, operates and manages three types of retail and entertainment properties. The Arlington, Virginia based company has a portfolio of 39 retail and entertainment destinations totaling approximately 48 million square feet.

THE PROPERTY. Southridge Mall is a 1,228,311 square foot two-story, enclosed regional shopping mall located in Greendale, Wisconsin. The property is situated on a 105.3 acre site and is the largest regional mall in Wisconsin. The collateral consists of 617,139 square feet of in-line and anchor space situated on 47.9 acres. The property was originally developed in 1970 and subsequently expanded in 1988. The property underwent a $2.8 million renovation that was completed in late 2004. The renovation updated the mall's common areas, food court and exterior facade and also added a new children's play area. In addition, the project involved the redevelopment of a vacant former anchor space. The space is being renovated and reconfigured into four tenant spaces that will total 198,145 square feet. Three of the spaces have been leased to
Steve & Barry's, Cost Plus and Linens `N Things. The new tenants are expected to take occupancy by mid-2005.

The mall is anchored by Sears, Boston Store, JCPenney, and Kohls. Sears, Boston
Store, and JCPenney own their own parcels and improvements and as such do not serve as collateral for the loan, except with regard to common area maintenance contributions. Mall shop space consists of approximately 114 specialty retailers and 11 food and beverage outlets that together comprise 418,994 square feet. As of January 2005, the mall's in-line space is approximately 86.7% occupied.
Comparable sales per square foot for in-line tenants in 2002, 2003 and trailing twelve months through November 2004 have averaged $355, $362 and $360 per square foot, respectively.

THE MARKET(1). The property is located in the Village of Greendale, a southwest suburb of the City of Milwaukee. Greendale is a largely residential city that is a bedroom community for urban Milwaukee. The boundaries of the immediate area are Interstate 894 to the north, 27th street to the east, 108th street to the west, and Rawson Avenue to the south. The property has frontage and access off of 76th Street which is a major north-south arterial in the area. 76th Street intersects with Interstate 894 one and a half miles north of the property.
Interstate 894 is a major regional arterial that provides access to other parts of the metropolitan area including the central business district of Milwaukee which is located approximately 10 miles northeast of the property.

The Milwaukee metropolitan area had a 2003 population of 1,512,416 and average household income of $66,188. The property's primary trade area is considered to have a radius of five miles around the property with the secondary trade area extending out seven miles. Population for the primary trade areas in 2003 was
243,163, with an average household income of $60,706. The property is a regional mall serving Milwaukee's southern suburbs and has access to major arterials serving other destinations in the region. There are a variety of retail centers in the immediate area including big-box centers, strip centers and other uses that provide some level of competition to the property. Southridge Mall's direct competition in the metropolitan area consists of three regional malls that are located between 12.5 and 21 miles from the property. The closest of these malls and most competitive to the property is Mayfair Mall, which is a recently redeveloped mall that primarily serves Milwaukee's western suburbs. There are no regional malls under development in the metropolitan area at the present time.

PROPERTY MANAGEMENT. The property will be managed by Management Associates
Limited Partnership, an affiliate of The Mills Corporation.
-------------------------------------------------------------------------------
(1)  Certain information was obtained from the Southridge Mall appraisal dated
     01/04/05. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-16

--------------------------------------------------------------------------------
                                 SOUTHRIDGE MALL
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                NUMBER                                                        CUMULATIVE                               CUMULATIVE
                  OF        SQUARE                               % OF BASE      SQUARE      CUMULATIVE    CUMULATIVE    % OF BASE
                LEASES      FEET      % OF GLA     BASE RENT       RENT          FEET        % OF GLA     BASE RENT       RENT
      YEAR     EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

 VACANT            NA      97,376       15.8%             NA          NA        97,376         15.8%          NA            NA
 2005 & MTM        32      26,767        4.3%     $1,322,073        12.0%      124,143         20.1%      $1,322,073      12.0%
 2006              19      46,699        7.6%      1,350,482        12.3%      170,842         27.7%      $2,672,555      24.2%
 2007               9      41,321        6.7%        866,627         7.9%      212,163         34.4%      $3,539,182      32.1%
 2008               8      16,013        2.6%        694,234         6.3%      228,176         37.0%      $4,233,416      38.4%
 2009              11      34,331        5.6%      1,084,908         9.8%      262,507         42.5%      $5,318,324      48.2%
 2010              11      29,858        4.8%        995,969         9.0%      292,365         47.4%      $6,314,293      57.3%
 2011              13      21,448        3.5%        933,509         8.5%      313,813         50.8%      $7,247,802      65.7%
 2012              11      23,337        3.8%        775,707         7.0%      337,150         54.6%      $8,023,508      72.8%
 2013               7     131,336       21.3%        883,145         8.0%      468,486         75.9%      $8,906,653      80.8%
 2014               4      16,615        2.7%        520,611         4.7%      485,101         78.6%      $9,427,264      85.5%
 2015               3     132,038       21.4%      1,544,112        14.0%      617,139        100.0%     $10,971,376      99.5%
 AFTER              1           0        0.0%         52,084         0.5%      617,139        100.0%     $11,023,460     100.0%
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL            129     617,139      100.0%    $11,023,460       100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-17

--------------------------------------------------------------------------------
                                SOUTHRIDGE MALL
--------------------------------------------------------------------------------

                         [SOUTHRIDGE MALL MAP OMITTED]

                                     A-3-18

--------------------------------------------------------------------------------
                                SOUTHRIDGE MALL
--------------------------------------------------------------------------------

                     [SITE MAP OF SOUTHRIDGE MALL OMITTED]

                                     A-3-19

--------------------------------------------------------------------------------
                            AIRPORT INDUSTRIAL PARK
--------------------------------------------------------------------------------

                  [3 PHOTOS OF AIRPORT INDUSTRIAL PARK OMITTED]

                                     A-3-20

--------------------------------------------------------------------------------
                            AIRPORT INDUSTRIAL PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $110,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:     $110,000,000
 % OF POOL BY IPB:                   6.1%
 LOAN SELLER:                        JPMorgan Chase Bank, N.A.
 BORROWER:                           AIPA Properties, L.L.C.
 SPONSOR:                            Robert M. Hadley
 ORIGINATION DATE:                   12/13/04
 INTEREST RATE:                      5.5600%
 INTEREST-ONLY PERIOD:               24 Months
 MATURITY DATE:                      01/01/20
 AMORTIZATION TYPE:                  Balloon
 ORIGINAL AMORTIZATION:              360 Months
 REMAINING AMORTIZATION:             360 Months
 CALL PROTECTION:                    L(24),Def(150),O(4)
 CROSS-COLLATERALIZATION:            No
 LOCK BOX:                           Cash Management Agreement
 ADDITIONAL DEBT:                    No
 ADDITIONAL DEBT TYPE:               NA
 LOAN PURPOSE:                       Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:             Single Asset
 TITLE:                              Leasehold
 PROPERTY TYPE:                      Industrial - Flex
 SQUARE FOOTAGE:                     826,390
 LOCATION:                           Honolulu, HI
 YEAR BUILT/RENOVATED:               1988/1991
 OCCUPANCY:                          98.0%
 OCCUPANCY DATE:                     02/11/05
 NUMBER OF TENANTS:                  111
 HISTORICAL NOI:
   2002:                             $9,132,929
   2003:                             $9,813,572
   TTM AS OF 10/31/04:               $9,619,599
 UW REVENUES:                        $17,425,950
 UW EXPENSES:                        $6,385,147
 UW NOI:                             $11,040,804
 UW NET CASH FLOW:                   $10,148,535
 APPRAISED VALUE:                    $158,700,000
 APPRAISAL DATE:                     11/11/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                           INITIAL           MONTHLY
                                         ---------------------------------------
 TAXES:                                       $312,626         $52,104
 INSURANCE:                                   $304,805         $25,400
 CAPEX:                                             $0          $6,833
 TILC                                               $0       Springing(1)
 EXPANSION RESERVE:                         $7,166,651(2)           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:               $133
 CUT-OFF DATE LTV:                   69.3%
 MATURITY DATE LTV:                  53.2%
 UW DSCR:                            1.35x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          LEASE
                                                                MOODY'S/                         % OF        BASE       EXPIRATION
 TENANT NAME               PARENT COMPANY                        S&P(3)      SQUARE FEET         GLA       RENT PSF        YEAR
------------------------------------------------------------------------------------------------------------------------------------

 DFS HAWAII               DFS Group, LP                            NA           160,117         19.4%        $ 6.48        2015
 HAWAIIAN AIRLINES(4)     Hawaiian Holdings, Inc.                  NA           107,187         13.0%        $24.43        2016
 MAZDA MOTOR OF AMERICA   Ford Motor Company                    Baa1/BBB-        43,947          5.3%        $ 5.66        2006
 ANDERSON NEWS            Anderson News Company                    NA            40,794          4.9%        $11.81        2006
 GSA - HONOLULU ECF      General Services Administration          NA            26,356          3.2%         $17.70        2015
------------------------------------------------------------------------------------------------------------------------------------

(1)  Monthly escrows of $45,500 for TILC will be collected if the DSCR for the trailing 12 months falls below 1.10x.

(2)  At closing, lender escrowed $7,166,651 relating to an expansion that is currently underway at Phase II of the property that will add 54,967 square feet of leasable space to the top level of the property. The expansion is expected to be complete by mid-2005. The amount escrowed represents 110% of the budgeted construction costs.

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(4)  Hawaiian Airlines filed for bankruptcy protection in 2003. The airline has not emerged from bankruptcy and recently amended its lease at the property that commits it to the property through 2016.

                                     A-3-21

--------------------------------------------------------------------------------
                            AIRPORT INDUSTRIAL PARK
--------------------------------------------------------------------------------

THE LOAN. The Airport Industrial Park loan is secured by a leasehold interest in an 826,390 square foot multi-level warehouse and office complex located in
Honolulu, Hawaii.

THE BORROWER. The borrower is AIPA Properties, L.L.C., a special purpose entity whose managing member is AIPA Corporation. The main principals of AIPA
Properties are Pacific Building Corporation ("PBC") and Robert Hadley. Mr.
Hadley is the key principal of PBC and is also the non-recourse carveout guarantor for the loan.

PBC is the property's original developer and is a full-service real estate company that has developed, owned and managed over 2.5 million square feet of office, industrial, multifamily and hotel properties.

THE PROPERTY. Airport Industrial Park is a multi-level warehouse and office complex totaling 826,390 square feet located in Honolulu, Oahu Island, Hawaii.
The property is situated on a 10.7 acre site immediately adjacent to the
Honolulu International Airport and was built in two phases. Phase I was completed in 1988 and is a three-story facility that contains approximately
353,593 square feet of leasable space. Phase II was completed in 1991 and is a four-story facility that contains approximately 472,730 square feet. Of the property's leasable area, approximately 50% is office space, 35% is warehouse space and 15% is open space. The property's open space is primarily used by tenants for parking company vehicles and accounts for approximately 3% of the total rental income. All of the tenants with open space also have enclosed space at the property. The property contains a total of 1,834 parking spaces with parking spaces available on every level allowing tenants to drive and park on the same level. The property is in good condition and the borrower has invested approximately $4.3 million in capital improvements at the property since 2001.
The property is currently undergoing an expansion that will add approximately
54,967 square feet to the top level of Phase II and is expected to be completed by mid-2005. The space will consist of both enclosed and open space. At closing, the lender escrowed 110% of the budgeted expansion cost or $7,166,651.

Airport Industrial Park currently is 98.0% occupied by approximately 111 tenants. The average occupancy at the property since 2001 is approximately 94.2%
and the 2003 and trailing 12 average occupancy levels exceeded 95%. DFS Hawaii,
Hawaiian Airlines and Mazda Motor of America are the three largest tenants and collectively occupy 37.7% of the leasable area. Hawaiian Airlines recently executed a lease amendment that commits it to approximately 107,187 square feet at the property through 2016. The average in-place rent at the property is
$13.08 per square foot, with rents for warehouse/distribution space generally ranging from $6.00 per square foot to $16.00 per square foot and office rents ranging from $13.00 per square foot to $23.00 per square foot. Open space rents average approximately $3.00 per square foot.

The loan is secured by a long term ground lease that expires on 12/31/2045.
Increases in ground rent over a 1995 base year are reimbursed by tenants. Annual ground rent is $1,305,690 through 12/31/2015 after which it will be reset at a level mutually agreed to by the lessor and lessee or by an arbitrator to the extent an agreement cannot be reached.

THE MARKET.(1) Airport Industrial Park is located on the southern shore of Oahu
Island, Hawaii, immediately north of the Honolulu International Airport and three miles west of downtown Honolulu. The property is located in the
Airport/Manpunapuna submarket, a Zone 1 Freight Tariff designated submarket.
This designation is given to markets in close proximity to the airport and
Honolulu Harbor. The property is one of the largest industrial-commercial properties in the submarket and can cater to large space users seeking the property's central location. The submarket is predominantly developed with industrial and mixed-use properties, many of these properties are older than the property and are of metal construction. The property has access to other parts of the island via the H1 Freeway and the Nimitiz Highway that are located north of the property.

As of the Second Quarter 2004, the submarket had 8.12 million square feet of industrial/flex space and an average vacancy rate of 2.1%. The average rental rate was $9.60 per square foot on a triple net basis. The overall Oahu industrial market reported a vacancy rate of 2.3% and net absorption of 151,570 square feet in the same period. Rental rates have experienced double digit growth rates over the last several quarters given the favorable market conditions and strong tenant demand. The most competitive submarkets to the property are other Zone 1 Tariff Freight designated areas, including the Kakaako and Kalihi/Iwilei/Waiakamilo/Sand Island submarkets. Both submarkets report vacancy rates between 2% and 2.5%. Similar to the Airport/Manpunapuna submarket, there is minimal developable land in the competitive submarkets and the majority of properties are also subject to ground leases.

PROPERTY MANAGEMENT. The property is managed by PBC, an affiliate of the borrower. In addition to the property, PBC currently manages an airport hotel site, a 1,200 unit time-share property and a 510 room resort property.
-------------------------------------------------------------------------------
(1)  Certain information was obtained from the Airport Industrial Park appraisal dated 11/11/04. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-22

--------------------------------------------------------------------------------
                            AIRPORT INDUSTRIAL PARK
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                NUMBER                                                       CUMULATIVE                                CUMULATIVE
                  OF        SQUARE                              % OF BASE      SQUARE      CUMULATIVE    CUMULATIVE    % OF BASE
                LEASES      FEET      % OF GLA     BASE RENT      RENT          FEET        % OF GLA     BASE RENT       RENT
      YEAR     EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

 VACANT             NA     16,210        2.0%         NA             NA        16,210          2.0%         NA              NA
 2005 & MTM         31     65,429        7.9%     $1,033,460        9.6%       81,639          9.9%     $1,033,460         9.6%
 2006               24    141,419       17.1%      1,581,609       14.6%      223,058         27.0%     $2,615,069        24.2%
 2007               25    131,522       15.9%      1,719,214       15.9%      354,580         42.9%     $4,334,283        40.1%
 2008               11     59,995        7.3%        893,239        8.3%      414,575         50.2%     $5,227,522        48.4%
 2009               13     42,071        5.1%        545,949        5.1%      456,646         55.3%     $5,773,471        53.4%
 2010                4     25,457        3.1%        429,380        4.0%      482,103         58.3%     $6,202,851        57.4%
 2011                2     18,277        2.2%        175,115        1.6%      500,380         60.6%     $6,377,965        59.0%
 2012                1      1,499        0.2%         24,712        0.2%      501,879         60.7%     $6,402,678        59.2%
 2013                1      9,351        1.1%         63,786        0.6%      511,230         61.9%     $6,466,464        59.8%
 2014                1         88        0.0%         12,000        0.1%      511,318         61.9%     $6,478,464        59.9%
 2015                4    207,885       25.2%      1,710,805       15.8%      719,203         87.0%     $8,189,269        75.8%
 AFTER               1    107,187       13.0%      2,618,390       24.2%      826,390        100.0%    $10,807,659       100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL             118    826,390      100.0%    $10,807,659      100.0%
---------------------------------------------------------------------------------------------------------------------------------

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                               PALM SPRINGS MILE
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--------------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $107,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:     $107,000,000
 % OF POOL BY IPB:                   5.9%
 LOAN SELLER:                        CIBC Inc.
 BORROWER:                           Palm Springs Mile Associates, Ltd.
 SPONSOR:                            Philip Pilevsky
 ORIGINATION DATE:                   02/15/05
 INTEREST RATE:                      5.9400%
 INTEREST-ONLY PERIOD:               NA
 MATURITY DATE:                      03/01/15
 AMORTIZATION TYPE:                  Balloon
 ORIGINAL AMORTIZATION:              360 Months
 REMAINING AMORTIZATION:             360 Months
 CALL PROTECTION:                    L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:            No
 LOCK BOX:                           Cash Management Agreement
 ADDITIONAL DEBT:                    No
 ADDITIONAL DEBT TYPE:               NA
 LOAN PURPOSE:                       Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:             Portfolio
 TITLE:                              Fee
 PROPERTY TYPE:                      Retail - Anchored
 SQUARE FOOTAGE:                     1,176,383
 LOCATION:                           Hialeah, FL
 YEAR BUILT/RENOVATED:               Various
 OCCUPANCY:                          89.4%
 OCCUPANCY DATE:                     12/16/04
 NUMBER OF TENANTS:                  161
 HISTORICAL NOI:
   2002:                             $11,111,286
   2003:                             $11,831,235
   TTM AS OF 09/30/04:               $11,935,437
 UW REVENUES:                        $17,747,103
 UW EXPENSES:                        $5,964,725
 UW NOI:                             $11,782,378
 UW NET CASH FLOW:                   $10,903,396
 APPRAISED VALUE:                    $168,000,000
 APPRAISAL DATE:                     Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                            INITIAL            MONTHLY
                                        ----------------------------------------
 TAXES:                                       $569,014          $189,671
 INSURANCE:                                   $573,931           $68,167
 CAP EX:                                       $21,031           $21,031(1)
 REQUIRED REPAIRS:                             $73,125                $0
 TILC:                                         $55,000           $55,000(2)
 STAPLES RESERVE:                           $2,670,576(3)             $0
 HOLDBACK RESERVE:                            $980,844(4)             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:               $91
 CUT-OFF DATE LTV:                   63.7%
 MATURITY DATE LTV:                  53.9%
 UW DSCR:                            1.43x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                   PROPERTY SUMMARY
---------------------------------------------------------------------------------------
                                      ALLOCATED
                                        LOAN                       YEAR        SQUARE
             PROPERTY NAME             BALANCE      YEAR BUILT   RENOVATED      FEET
---------------------------------------------------------------------------------------

 PHASE I (MALL ON THE MILE)        $ 37,000,000       1958          1995      577,109
 PHASE II (PALM SPRINGS VILLAGE)   $ 33,000,000       1959          2005      317,169
 PHASE III (PHILIPS PLAZA)         $ 15,000,000       1961          2001      109,390
 PHASE IV (SHOPPES AT 49TH)        $ 22,000,000       1959          2001      172,715
---------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE            $107,000,000                             1,176,383
---------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                                                        APPRAISED
             PROPERTY NAME           OCCUPANCY                TOP TENANTS                 VALUE
------------------------------------------------------------------------------------------------------

 PHASE I (MALL ON THE MILE)             85.8%   Publix Supermarkets, Burlington      $ 60,800,000
                                                Coat Factory, Toys R' Us, Office
                                                Depot, Circuit City
 PHASE II (PALM SPRINGS VILLAGE)        93.1%   Ross Stores, T.J. Maxx, Winn-Dixie   $ 49,500,000
 PHASE III (PHILIPS PLAZA)              96.0%   Ideal Corp., David's Bridal, Men's   $ 57,700,000(5)
                                                Warehouse
 PHASE IV (SHOPPES AT 49TH)             90.7%   Party City                           $ 57,700,000(5)
------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                 89.4%                                        $168,000,000
------------------------------------------------------------------------------------------------------

(1)  Capped at $750,000; the cap will be reduced to $400,000 and the excess disbursed to borrower if borrower demonstrates by the 4th anniversary of closing that certain roofs have a remaining useful life at least as long as the loan term, or borrower completes certain projected repairs to such roofs.

(2)  The borrower is required to make monthly deposits of $55,000
     ($660,000/year) into a TILC reserve account, capped at $1,100,000. In the event that at least two (or, in certain circumstances, more) of the following tenants vacate the center or go "dark" (Muvico, Publix, Toys R'
     Us, Office Depot, Circuit City, Burlington Coat Factory), then unless some or all of the portion of the property formerly occupied by Mervyn's is leased to, and occupied by, a tenant at rental sufficient to offset a specified amount of the lost rent from such vacant or dark tenants, the monthly TILC reserve will increase to either $155,000 or $205,000, based on conditions more fully specified in the loan documents. Monthly TILC collections will be reduced upon the satisfaction of certain rental increases and/or re-leasing conditions more fully specified in the loan documents. In the event that four of the above tenants vacate or go "dark"
     (and unless certain rental income is being generated by a tenant operating in the former Mervyn's space as referenced above), the lender will institute cash management and take control of the revenues deposited in the lock box, applying and releasing such funds as specified in the loan documents; furthermore, all net cash flow (determined as set forth in the loan documents) will be held by the lender and deposited in a reserve as security for the loan. Such excess cash flow sweep will cease, and the funds held therein will be returned to the borrower, upon the first to occur of (a) certain re-leasing occurs such that specified rental income levels are achieved, as more fully set forth in the loan documents, or (b)
     the TILC reserve balance reaches $6.0 million.

(3)  At closing, the borrower deposited $2,670,576 to be held in escrow until such time that Staples signs its lease, at which time the balance of the reserve will be reduced to $323,290, which represents one year of Staples'
     rental payments and expense reimbursements. All funds will be remitted to the borrower when Staples takes occupancy and delivers an estoppel to the lender.

(4)  At closing, the borrower deposited $980,844 to be held in escrow until 7 tenants comprising 3.3% of the NRA (Washington Mutual - $203,156; MovieStop
     - $157,884; Coral Springs (expansion) - $178,493; Anna's Linens - $171,479;
     Francis Designs - $98,304; Check Cashing USA - $150,516; and Buy & Sell -
     $21,012) take occupancy of their respective spaces. The initial reserve balance is equivalent to one year of rental payments and expense reimbursements associated with the above tenants.

(5)  Combined value for Phase III and IV of the Palm Springs Mile.

                                     A-3-27

--------------------------------------------------------------------------------
                               PALM SPRINGS MILE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        LEASE
                                                          MOODY'S/    SQUARE                BASE RENT                 EXPIRATION
         TENANT NAME               PARENT COMPANY           S&P(1)     FEET     % OF GLA       PSF       SALES PSF(2)    YEAR
--------------------------------------------------------------------------------------------------------------------------------

 BURLINGTON COAT FACTORY   Burlington Coat Factory           NA      128,048      10.9%     $  4.00         $101         2012
                           Warehouse Corporation
 WINN-DIXIE                Winn-Dixie Stores, Inc.         Caa3/D     53,820       4.6%     $  9.09         $374         2016
 TOYS R' US                Toys R' Us, Inc.                Ba2/BB     43,319       3.7%     $  5.05         $262         2008
 MUVICO THEATERS           NA                                NA       39,214       3.3%     $  8.00         NAP          2005
 T.J. MAXX                 TJX Corporation                  A3/A      35,000       3.0%     $ 10.65         $141         2009
 CIRCUIT CITY              Circuit City Stores, Inc.        A3/A      32,500       2.8%     $ 13.69          NA          2009
 ROSS STORES               Ross Stores, Inc.               NA/BBB     30,936       2.6%     $ 10.00         $276         2012
 PUBLIX SUPERMARKETS       Publix Super Markets, Inc.       A3/A      25,000       2.1%     $ 13.00         $552         2006
 STAPLES(3)                Staples, Inc.                  Ba2/BBB     24,430       2.1%     $  9.00          NA          2015
--------------------------------------------------------------------------------------------------------------------------------

THE LOAN. The Palm Springs Mile loan is secured by the fee interest in a
4-property, 1,176,383 square foot anchored retail portfolio located in Hialeah,
Florida.

THE BORROWER. Palm Springs Mile Associates, Ltd. is a single asset entity owned by Philip Pilevsky and members of his family. Mr. Pilevsky owns an 83.33%
interest, with the remaining 16.67% being owned by various members of his family. Mr. Pilevsky has over 30 years of commercial real estate experience including development, leasing, management, operation, acquisition and disposition. Mr. Pilevsky has equity interests in 24 retail properties
(approximately 3.0 million square feet), 9 office buildings (approximately 1.3 million square feet) and 2 hotels (454 rooms). Mr. Pilevsky has owned the property since the early 1980's.

THE PROPERTY. Palm Springs Mile is comprised of a 34-building anchored retail development that encompasses 1,176,383 square feet across four phases situated on 4 land parcels totaling approximately 83.4 acres in Hialeah, Florida. The property is 89.4% leased by 161 tenants, 49% of which have been in occupancy at the property since 1998 or earlier. Anchor tenants including Ross Stores, T.J.
Maxx, Burlington Coat Factory, Toys R' Us, Circuit City, Publix Supermarkets,
Winn-Dixie and Walgreen's lease 30.8% of the net rentable area. The property is located in an infill location in Hialeah, FL, along West 49th Street, a thoroughfare in Hialeah, east of the Palmetto Expressway (SR 826).

PHASE I (MALL ON THE MILE)
--------------------------

Mall on the Mile is comprised of 8 buildings encompassing 577,109 square feet situated on a 37.7-acre land parcel on the south side of West 49th Street. Phase
I is 85.8% leased by 46 tenants and is anchored by Burlington Coat Factory
(128,048 sf, 2003 sales of $101/ sf), Toys R' Us (43,319 sf, 2003 sales of
$262/sf), Office Depot (32,711 sf), Circuit City (32,500 sf), Publix (25,000 sf,
2004 sales of $552/ sf), and Walgreen's (13,056 sf, 2003 sales of $452/sf).

PHASE II (PALM SPRINGS VILLAGE)
-------------------------------

Palm Springs Village is comprised of 7 buildings encompassing 317,169 square feet situated on a 22.4-acre land parcel on the north side of West 49th street.
Phase II is 93.1% leased by 52 tenants and is anchored by Winn-Dixie (53,820 sf, 2003 sales of $374/sf), T.J. Maxx (35,000 sf, 2003 sales of $141/sf) and
Ross Stores (30,936 sf, 2003 sales of $276/sf).

PHASE III (PHILIPS PLAZA)
-------------------------

Philips Plaza is comprised of 3 buildings encompassing 109,390 square feet on the southeast corner of West 49th Street and West 12th Avenue. Phase III is
96.0% leased by 16 tenants and is anchored by Ideal Corp. (36,000 sf, 2003 sales of $183/sf) and includes one ground leased pad occupied by a Denny's restaurant.

PHASE IV (SHOPPES AT 49TH)
--------------------------

The Shoppes at 49th is comprised of 16 buildings encompassing 172,715 square feet situated along West 49th Street from West 6th Avenue to West 12th Avenue.
Phase IV is 90.7% leased by 47 tenants.

At closing, a cash management agreement was executed whereby all property revenues are deposited into a hard lock box. Unless certain events occur as specified in the loan documents (including, without limitation, the occurrence of an "Event of Default" with respect to the loan), revenues deposited in the lock box are transferred automatically to an account under the control of the borrower. Upon the occurrence of such specified events, however, the lender (or servicer acting on its behalf) will apply all funds deposited in the lock box each month in accordance with the priorities set forth in the cash management agreement.

There are no releases of individual properties permitted under the loan documents.
-------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2)  Sales per square foot figures provided are based on 2003 store sales with the exception of sales for Publix Supermarkets, which are based on 2004 store sales.

(3)  Staples signed a letter of intent for 24,430 square feet for a lease term of 10 years at a rental rate of $9.00/sf. At closing, the lender held back
     $2,670,576 in loan proceeds associated with the tenant's rent and reimbursement income.

                                     A-3-28

--------------------------------------------------------------------------------
                               PALM SPRINGS MILE
--------------------------------------------------------------------------------

RESERVES
--------

The borrower is required to make monthly deposits of $55,000 ($660,000/year)
into a TI/LC reserve account, capped at $1,100,000. In the event that at least two (or, in certain circumstances, more) of the following tenants vacate the center or go "dark" (Muvico, Publix, Toys R' Us, Office Depot, Circuit City,
Burlington Coat Factory), then unless some or all of the portion of the property formerly occupied by Mervyn's is leased to, and occupied by, a tenant at a rental rate sufficient to offset a specified amount of the lost rent from such vacant or dark tenants, the monthly TI/LC reserve will increase to either
$155,000 or $205,000, based on conditions more fully specified in the loan documents. Monthly TI/LC collections will be reduced upon the satisfaction of certain rental increase and/or re-leasing conditions more fully specified in the loan documents. In the event that four of the above tenants vacate or go "dark"
(and unless certain rental income is being generated by a tenant operating in the former Mervyn's space as referenced above), the lender will institute cash management and take control of the revenues deposited in the lock box, applying and releasing such funds as specified in the loan documents; furthermore, all net cash flow (determined as set forth in the loan documents) will be held by the lender and deposited in a reserve as security for the loan. Such excess cash flow sweep will cease, and the funds held therein will be returned to the borrower, upon the first to occur of (a) certain re-leasing occurs such that specified rental income levels are achieved, as more fully set forth in the loan documents, or (b) the TI/LC reserve balance reaches $6.0 million.

At closing, the borrower deposited $2,670,576 to be held in escrow until such time that Staples signs its lease, at which time the balance of the reserve will be reduced to $323,290, which represents one year of Staples' rental payments and expense reimbursements. All funds will be remitted to the borrower when
Staples takes occupancy and delivers a clean estoppel to the lender.

At closing, the borrower deposited moneys to be held in escrow until 7 tenants comprising 3.3% of the NRA take occupancy of their respective spaces; the tenants, and amounts, are: Washington Mutual - $203,156; MovieStop - $157,884;
Coral Springs (expansion) - $178,493; Anna's Linens - $171,479; Francis Designs
- $98,304; Check Cashing USA -$150,516; and Buy & Sell - $21,012. The initial reserve balance with respect to each tenant is equivalent to one year of rental payments and expense reimbursements associated with its lease.

The lender will institute an all-excess cash flow sweep in the event that the
DSCR falls below 1.15x for two consecutive quarters. Funds will be remitted to the borrower when the DSCR remains above 1.15x for two consecutive quarters.

THE MARKET(1). The property is located in South Florida, which consists of
Miami-Dade, Broward and Palm Beach counties, encompassing more than 5,700 square miles and as of year-end 2003 had a population of approximately 5.3 million with a median household income of $44,600. South Florida's economy has concentrations in international finance, tourism and manufacturing. The population in South
Florida is forecasted to increase by 1.7% over the next five years.

The property is located along West 49th Street, east of the Palmetto Expressway
(SR 826), within the City of Hialeah, Miami-Dade County, Florida. The property has frontage along West 49th street, which is an east/west thoroughfare. The property's neighborhood, the land pattern of which centers around West 49th
Street, is primarily comprised of single-family developments and commercial/institutional/ office uses. The property's adjacent land uses include retail properties to the west and residential developments to the east, north and south.

As of year-end 2003 the population within a 1, 3 and 5- mile radius of the property was 28,845, 230,455 and 463,376, respectively. The median household income within the same radii was $42,083, $31,544 and $34,012, respectively.

According to a third-party market data service, the property is located in the
Miami-Dade retail market, which, as of year-end 2004 had a total retail inventory of approximately 20,936,000 square feet, a 1.4% increase over the previous year, and a positive net absorption of 242,000 square feet. The
Miami-Dade retail market exhibited a vacancy rate of 4.7% and an average effective rent of $19.38/sf, a 5.4% increase over the previous year. The property is further located in the Opa-Locka/Hialeah submarket, which contains a total retail inventory of 42 properties comprising approximately 3,554,000 square feet (17.6% of market inventory). As of year-end 2004 the
Opa-Locka/Hialeah retail submarket exhibited a vacancy rate of 4.6% and an average effect rent of $16.06/sf, a 3.3% increase over the previous year.

PROPERTY MANAGEMENT. The property is managed by Philips International Holding
Corp. an affiliate of the borrower.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from the Palm Springs Mile appraisals dated 09/24/04 for Phases III and IV and 12/21/04 for Phases I and II. The
     appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-29

--------------------------------------------------------------------------------
                               PALM SPRINGS MILE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                        PALM SPRINGS MILE LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                 NUMBER                                                       CUMULATIVE                               CUMULATIVE
                  OF         SQUARE       % OF                   % OF BASE      SQUARE      CUMULATIVE    CUMULATIVE   % OF BASE
                LEASES       FEET         GLA       BASE RENT      RENT          FEET        % OF GLA     BASE RENT       RENT
    YEAR       EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

 VACANT          NA         124,393       10.6%            NA         NA        124,393        10.6%              NA        NA
 2005 & MTM      25          80,458        6.8%   $ 1,013,534        7.7%       204,851        17.4%     $ 1,013,534        7.7%
 2006            17          70,225        6.0%     1,146,173        8.7%       275,076        23.4%     $ 2,159,707       16.3%
 2007            24          68,154        5.8%     1,112,858        8.4%       343,230        29.2%     $ 3,272,565       24.8%
 2008            26          98,205        8.3%     1,278,157        9.7%       441,435        37.5%     $ 4,550,722       34.4%
 2009            26         193,349       16.4%     2,842,330       21.5%       634,784        54.0%     $ 7,393,052       56.0%
 2010            18         124,938       10.6%     1,978,493       15.0%       759,722        64.6%     $ 9,371,545       70.9%
 2011             6          21,127        1.8%       316,322        2.4%       780,849        66.4%     $ 9,687,867       73.3%
 2012             5         178,830       15.2%     1,061,518        8.0%       959,679        81.6%     $10,749,385       81.4%
 2013             0               0        0.0%             0        0.0%       959,679        81.6%     $10,749,385       81.4%
 2014             2           9,600        0.8%       205,400        1.6%       969,279        82.4%     $10,954,785       82.9%
 2015             4          37,470        3.2%       381,326        2.9%     1,006,749        85.6%     $11,336,111       85.8%
 AFTER            8         169,634       14.4%     1,874,141       14.2%     1,176,383       100.0%     $13,210,252      100.0%
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL           161      1,176,383      100.0%   $13,210,252      100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                     A-3-30

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                               PALM SPRINGS MILE
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                                     A-3-31

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                               PALM SPRINGS MILE
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                                     A-3-33

--------------------------------------------------------------------------------
                           MEMORIAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

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                                     A-3-34

--------------------------------------------------------------------------------
                           MEMORIAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $80,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $80,000,000
 % OF POOL BY IPB:                 4.4%
 SHADOW RATING (M/S):              Baa3/BBB-
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         Memorial City Towers, Ltd.
 SPONSOR:                          MetroNational Corporation
 ORIGINATION DATE:                 02/14/05
 INTEREST RATE:                    5.1630%
 INTEREST-ONLY PERIOD:             NA
 MATURITY DATE:                    03/01/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 Months
 REMAINING AMORTIZATION:           360 Months
 CALL PROTECTION:                  L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Cash Management Agreement
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             Permitted Mezzanine Debt(1)
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Portfolio
 TITLE:                            Fee
 PROPERTY TYPE:                    Office - Suburban
 SQUARE FOOTAGE:                   1,077,239
 LOCATION:                         Houston, TX
 YEAR BUILT/RENOVATED:             Various
 OCCUPANCY:                        89.4%
 OCCUPANCY DATE:                   12/15/04
 NUMBER OF TENANTS:                138
 HISTORICAL NOI:
   2003:                           $11,189,000
   TTM AS OF 12/31/04:             $10,980,000
 UW REVENUES:                      $20,970,257
 UW EXPENSES:                      $9,667,309
 UW NOI:                           $11,302,948
 UW NET CASH FLOW:                 $10,011,250
 APPRAISED VALUE:                  $135,000,000
 APPRAISAL DATE:                   01/06/05
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                           INITIAL             MONTHLY
                                        ----------------------------------------
 TAXES:                                       $0              Springing(2)
 INSURANCE:                                   $0              Springing(2)
 CAPEX:                                       $0                $14,850(2)
 TILC:                                        $0                $90,000(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $74
 CUT-OFF DATE LTV:                 59.3%
 MATURITY DATE LTV:                49.0%
 UW DSCR:                          1.91x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                               YEAR      SQUARE
 PROPERTY NAME                BUILT      FEET       OCCUPANCY                        TOP TENANTS                  APPRAISED VALUE
---------------------------------------------------------------------------------------------------------------------------------

 MEMORIAL CITY PLACE          1982      152,500        90.7%   Pegasus International Inc., F-W Oil Interests,      $ 16,329,000
                                                               Inc., Shel-Ray Underwriters, Inc
 ONE MEMORIAL CITY PLAZA      1981      237,387        89.1%   Total E&P USA, Inc., Petroleum Professionals          24,700,000
                                                               International, Ramsay & Murray PC
 TWO MEMORIAL CITY PLAZA      1983      359,370        89.2%   Paradigm Geophysical Corp, MetroNational              38,758,000
                                                               Corporation, The Dow Chemical Company
 THREE MEMORIAL CITY PLAZA    1998      327,982        89.4%   Devon Energy Production Co, Computer                  55,213,000
                                                               Associates International, Sumitomo
                                                               Corporation of America
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE               1,077,239        89.4%                                                       $135,000,000
---------------------------------------------------------------------------------------------------------------------------------

(1)  The borrower is permitted to incur mezzanine debt in the future subject to
     (i) LTV for combined debt being no greater than 60% and the DSCR for the combined debt being not less than the DSCR at closing and (ii) the execution of an intercreditor agreement satisfactory to the lender.

(2)  Monthly escrows for Taxes, Insurance, CapEx, and TI/LC will be required if
     DSCR in any calendar quarter falls below 1.35x or if there is an event of default. Monthly collections for Taxes and Insurance will equal 1/12th the amount lender estimates will be payable during the ensuing twelve months.

                                     A-3-35

-------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS
-------------------------------------------------------------------------------------------------------------------------------
                                                             MOODY'S/    SQUARE      % OF     BASE RENT         LEASE
 TENANT NAME                     PARENT COMPANY                S&P(1)      FEET       GLA        PSF       EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------------------

 DEVON ENERGY PRODUCTION CO     Devon Energy Corporation     Baa2/BBB   145,669      13.5%    $ 25.50            2009
 TOTAL E&P USA, INC.            Total E&P USA, Inc.             NA      122,137      11.3%    $ 18.50            2010
 PARADIGM GEOPHYSICAL CORP      Paradigm Geophysical Corp.      NA       54,748       5.1%    $ 20.00            2011
 COMPUTER ASSOCIATES INT'L      Computer Associates          Ba1/BBB-    48,604       4.5%    $ 22.50            2011
                                International, Inc.
 METRONATIONAL CORPORATION(2)   MetroNational Corp.             NA       38,240       3.5%    $ 21.83            2014
-------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2)  1,047 square feet of space expires in 2005.

                                     A-3-36

--------------------------------------------------------------------------------
                            MEMORIAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Memorial Office Portfolio loan is secured by a first mortgage on fee interests in four office buildings that contain a total of 1,077,239 square feet located in Houston, Texas.

THE BORROWER. The borrower is Memorial City Towers, Ltd., a special purpose entity controlled by MetroNational Corporation, a privately held real estate development, investment and management company headquartered in Houston, Texas.
Established in 1954, the company owns over 1,200 acres in the Greater Houston area and has interests in a variety of office, retail, and multifamily properties throughout the area including a regional mall and hospital located adjacent to the properties. MetroNational Corporation is the original developer of the properties and owned the land for several decades prior to development.
MetroNational Corporation recently exited the senior living business with the sale of a senior living portfolio in Houston that was completed in December 2004 for approximately $150 million. As of September 30, 2004, MetroNational
Corporation reported total assets of $644 million and shareholder's equity of
$171 million.

THE PROPERTIES. The Memorial Office Portfolio loan is secured by four suburban office properties located in Houston, Texas. The properties contain a total of
1,077,239 square feet and were originally developed between 1981 and 1998. They have undergone periodic upgrades since construction. The collateral also includes two parking structures that contain 3,472 parking spaces.

Memorial City Plaza One, Two and Three are twelve-, eighteen- and fourteen-story buildings, respectively, located adjacent to each other on Gessner Road, approximately one half mile south of Interstate 10 (Katy Freeway). The properties are served by an adjoining parking structure and offer tenants on-site banking facilities, a travel agency and cafeteria. Memorial City Place is a 152,500 square foot office building located on Interstate 10 between
Gessner and Bunker Hill Roads. The 10-story office building offers an attached parking garage. As of December 2004, the portfolio is approximately 89.4%
occupied by over 130 tenants. Individual property occupancies range between
89.1% and 90.7%. The tenant roster includes tenants representing various industries including oil and gas, technology, and financial services. The three largest tenants are Devon Energy Production Co, Total E&P USA, Inc., and
Paradigm Geophysical Corp which collectively occupy approximately 30.0% of the portfolio's leasable area. Devon Energy Production Co. is one of the largest independent processors of natural gas and natural gas liquids in North America, while Total E&P is a multinational energy company that operates in over 130 countries and has over 110,000 employees. Average in-place rent for the portfolio is approximately $20.68 per square foot on a modified gross basis.

THE MARKET(1). The properties are located in Houston, Texas, which is the nation's fourth largest city. The Houston metropolitan area has approximately
4.5 million residents and has consistently outpaced the national average in population growth over the past 30 years. Much of the population and office based employment growth has occurred in the western part of the metropolitan area where the properties are located. The city is home to 21 Fortune 500 companies. The properties are considered a part of the "Energy Corridor" along
Interstate 10. The corridor derives its name from the numerous energy and related service companies that have operations in the area. Major employers in the Interstate 10 corridor include BP/Amoco, Exxon Chemical, Conoco and Shell.

The properties are located within the Memorial City planned community development, approximately 10 miles west of the Houston central business district. The community is an affluent area developed with a mixture of single and multifamily residential as well as retail and office uses. The average annual household income exceeds $100,000.

The properties have access via Interstate 10 which can be accessed less than half a mile from each of the properties and Beltway 8, which can be accessed less than two miles west of the properties and which loops around the Houston metro area. All four properties are situated immediately adjacent to the newly redeveloped 1.7 million square foot Memorial City Mall and are also in close proximity to the Memorial Hermann Hospital complex, a 520 bed private hospital system and medical office facility.

The properties are considered a part of the Interstate 10 office submarket. The submarket has historically outperformed the overall Houston market. For instance, according to Cushman & Wakefield, as of third quarter 2004, the submarket had 15.3 million square feet of space and a direct vacancy rate of
15.3% versus 17.9% for the non-central business district market. The reported
Class A direct vacancy rate for the submarket is 5.5% which is one of the lowest reported rates in the metropolitan area. Overall average asking rents are $17.16 per square foot for all classes of space, while Class A rents are $21.97 per square foot. The competitive property leases range between $16.50 per square foot and $23.50 per square foot.

PROPERTY MANAGEMENT. The properties are self-managed by an affiliate of the borrower, MetroNational Corporation. MetroNational Corporation has managed each of the properties since development.
--------------------------------------------------------------------------------
(1)  Certain information was obtained from the Memorial Office Portfolio appraisal dated 01/06/05. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-37

--------------------------------------------------------------------------------
                            MEMORIAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
              NUMBER                                                       CUMULATIVE
               OF         SQUARE                              % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE % OF
             LEASES       FEET       % OF GLA     BASE RENT     RENT         FEET        % OF GLA     BASE RENT       BASE RENT
 YEAR       EXPIRING    EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT         NA       113,917       10.6%             NA       NA         113,917        10.6%             NA          NA
 2005           56       129,617       12.0%     $2,359,897      11.8%      243,534        22.6%      $2,359,897         11.8%
 2006           29       133,736       12.4%      2,660,423      13.4%      377,270        35.0%      $5,020,320         25.2%
 2007           30       124,927       11.6%      2,403,535      12.1%      502,197        46.6%      $7,423,854         37.3%
 2008           10        59,578        5.5%      1,197,653       6.0%      561,775        52.1%      $8,621,507         43.3%
 2009           18       195,755       18.2%      4,715,015      23.7%      757,530        70.3%     $13,336,522         66.9%
 2010            8       125,025       11.6%      2,453,949      12.3%      882,555        81.9%     $15,790,471         79.3%
 2011            7       112,461       10.4%      2,375,285      11.9%      995,016        92.4%     $18,165,755         91.2%
 2012            0             0        0.0%              0       0.0%      995,016        92.4%     $18,165,755         91.2%
 2013            0             0        0.0%              0       0.0%      995,016        92.4%     $18,165,755         91.2%
 2014            7        58,030        5.4%      1,287,346       6.5%    1,053,046        97.8%     $19,453,101         97.6%
 2015            1        24,193        2.2%        471,764       2.4%    1,077,239       100.0%     $19,924,865        100.0%
 AFTER           0             0        0.0%              0       0.0%    1,077,239       100.0%     $19,924,865        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL         166     1,077,239      100.0%    $19,924,865     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-38

--------------------------------------------------------------------------------
                           MEMORIAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

                    [MEMORIAL OFFICE PORTFOLIO MAP OMITTED]

                                     A-3-39

--------------------------------------------------------------------------------
                           MEMORIAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

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                                     A-3-40

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                                     A-3-41

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                                90 FIFTH AVENUE
--------------------------------------------------------------------------------

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                                     A-3-42

--------------------------------------------------------------------------------
                                90 FIFTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $67,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $67,000,000
 % OF POOL BY IPB:                 3.7%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         90 Fifth Owner, LLC
 SPONSOR:                          Aby J. Rosen, Michael Fuchs
 ORIGINATION DATE:                 12/22/04
 INTEREST RATE:                    5.6960%
 INTEREST-ONLY PERIOD:             36 Months
 MATURITY DATE:                    01/01/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 Months
 REMAINING AMORTIZATION:           360 Months
 CALL PROTECTION:                  L(24),Def(92),O(2)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Cash Management Agreement
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             NA
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Office - CBD
 SQUARE FOOTAGE:                   129,418
 LOCATION:                         New York, NY
 YEAR BUILT/RENOVATED:             1903/1987
 OCCUPANCY:                        100.0%
 OCCUPANCY DATE:                   02/09/05
 NUMBER OF TENANTS:                4
 HISTORICAL NOI:
   2002:                           $3,738,304
   2003:                           $5,053,751
   TTM AS OF 09/30/04:             $5,780,749
 UW REVENUES:                      $8,851,753
 UW EXPENSES:                      $2,821,771
 UW NOI:                           $6,029,982
 UW NET CASH FLOW:                 $5,870,642
 APPRAISED VALUE:                  $84,000,000
 APPRAISAL DATE:                   11/24/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                           INITIAL         MONTHLY
                                       -----------------------------------------
 TAXES:                                      $157,073          $78,537
 INSURANCE:                                  $ 36,685           $4,586
 CAPEX:                                            $0           $2,396
 REQUIRED REPAIRS:                           $168,750               $0
 TILC:                                             $0        Springing(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $518
 CUT-OFF DATE LTV:                 79.8%
 MATURITY DATE LTV:                71.6%
 UW DSCR:                          1.26x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     LEASE
                                                             MOODY'S/       SQUARE    % OF        BASE RENT        EXPIRATION
 TENANT NAME                  PARENT COMPANY                  S&P/(2)        FEET      GLA           PSF             YEAR
------------------------------------------------------------------------------------------------------------------------------

 FORBES INC.                Forbes Inc.                        NR         103,770     80.2%         $47.13            2020
 JPMORGAN CHASE BANK        JPMorgan Chase Bank, N.A.        Aa3/A+        13,544     10.5%         $60.44            2012
 COMMERCE BANK NA           Commerce Bank, N.A.               A2/A-         9,604      7.4%         $75.80            2018
 SALON MANAGEMENT CORP.     Proctor & Gamble Co.             Aa3/AA-        2,500      1.9%         $38.00            2006
------------------------------------------------------------------------------------------------------------------------------

(1)  Commencing on March 1, 2011, monthly TI/LC escrows will be collected totaling $25 per square foot of the space currently occupied by JPMorgan
     Chase Bank. The borrower may elect to deliver a letter of credit in lieu of monthly reserves.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-43

--------------------------------------------------------------------------------
                                 90 FIFTH AVENUE
--------------------------------------------------------------------------------

THE LOAN. The 90 Fifth Avenue loan is secured by a first mortgage on a fee interest in a 129,418 square foot office building located in New York, New York.

THE BORROWER. The borrower is 90 Fifth Owner, LLC, a special purpose entity that is controlled by Aby Rosen and Michael Fuchs. Aby Rosen and Michael Fuchs are
principals of RFR Holding, LLC ("RFR"), a privately held real estate investment, development, and management company based in Manhattan. RFR established its operations in the United States in 1991 and through various affiliates controls
25 commercial properties with over five million square feet of office and retail space including over 18 properties in New York. Aby Rosen and Michael Fuchs are the common use non-recourse carveout guarantors of the loan. The borrower is the fee owner of the property as well as the master tenant--the building was previously fully leased to Thomson Information Services Inc. under a master lease. The borrower bought Thomson's interest in the master lease.

THE PROPERTY. 90 Fifth Avenue is a 11-story, 129,418 square foot office building located at the northwest corner of Fifth Avenue and 14th Street in Manhattan,
New York. The class B office building was originally built in 1903 and offers
25,648 square feet of ground and second floor retail space. The property is located just two blocks from Manhattan's Union Square and has exposure and frontage on both Fifth Avenue and 14th Street.

As of February 2005, the property is 100% occupied by 4 tenants on long term leases. Commerce Bank occupies and operates a ground floor retail bank branch on the Fifth Avenue/14th Street corner on a lease that expires in 2018. JPMorgan
Chase Bank operates a retail branch on the first and second floors. Salon
Management Corp. ("Vidal Sassoon") operates a small salon on the ground floor as well. Forbes Inc. is the property's sole office tenant and occupies floors 3 through 11 under a lease that expires in November 2020. Forbes Inc. is a privately held company that was founded in 1917 and is most well known for its business publication "Forbes". The company's primary sources of revenue are from advertising, circulation, conferences and license and royalty fees. The property is located only two blocks from Forbes' world-wide headquarters located at the northwest corner of Fifth Avenue and 12th Street.

THE MARKET.(1) 90 Fifth Avenue is located in Manhattan's Midtown South office market. The property is located less than two blocks west of Union Square. Union
Square has become a major commercial and residential center in recent years and is also a major subway hub providing transportation linkages to the property.
The immediate area is developed with a mix of mid-rise office, residential and retail buildings. There are numerous restaurants, art galleries and boutiques located in the area. The property's market is home to a variety of corporations including the financial services, advertising, publishing, technology and retail industries.

While the property is physically located in the Midtown South market's Chelsea submarket, it competes with properties in the Gramercy submarket and is practically a part of this submarket. As of Third Quarter 2004, Gramercy submarket had 25.7 million square feet of space of which approximately 62.5% was considered Class B space. The overall vacancy rate (including sublet space) for the submarket stood at 6.6% compared to 9.0% for the Midtown South market. The submarket's inventory has remained relatively stable since 2000 and there is very new supply expected to enter the market in the near future. The average in place rent for class B properties was $32.78 per square foot plus electric, a
7.8% increase from the third quarter of 2003. The retail rents for ground floor retail space range between $82.50 and $150 per square foot on a modified gross basis.

PROPERTY MANAGEMENT. 90 Fifth Avenue is managed by RFR Realty LLC, an affiliate of the borrower. The management has been in place since 2000.
-------------------------------------------------------------------------------
(1)  Certain information was obtained from the 90 Fifth Avenue appraisal dated
     11/24/04. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-44

--------------------------------------------------------------------------------
                                 90 FIFTH AVENUE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
             NUMBER                                                     CUMULATIVE
              OF        SQUARE                             % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE     CUMULATIVE
            LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT      % OF BASE
 YEAR      EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING    RENT EXPIRING
-----------------------------------------------------------------------------------------------------------------------------

 VACANT       NA            0        0.0%            NA         NA             0         0.0%             NA            NA
 2005          0            0        0.0             $0        0.0%            0         0.0%       $      0          0.0%
 2006          1        2,500        1.9         95,000        1.5         2,500         1.9%       $ 95,000          1.5%
 2007          0            0        0.0              0        0.0         2,500         1.9%       $ 95,000          1.5%
 2008          0            0        0.0              0        0.0         2,500         1.9%       $ 95,000          1.5%
 2009          0            0        0.0              0        0.0         2,500         1.9%       $ 95,000          1.5%
 2010          0            0        0.0              0        0.0         2,500         1.9%       $ 95,000          1.5%
 2011          0            0        0.0              0        0.0         2,500         1.9%       $ 95,000          1.5%
 2012          2       13,544       10.5        818,591       12.5        16,044        12.4%       $913,591         14.0%
 2013          0            0        0.0              0        0.0        16,044        12.4%       $913,591         14.0%
 2014          0            0        0.0              0        0.0        16,044        12.4%       $913,591         14.0%
 2015          0            0        0.0              0        0.0        16,044        12.4%       $913,591         14.0%
 AFTER         3      113,374       87.6      5,619,058       86.0       129,418       100.0%     $6,532,649        100.0%
-----------------------------------------------------------------------------------------------------------------------------
 TOTAL         6      129,418      100.0%    $6,532,649      100.0%
-----------------------------------------------------------------------------------------------------------------------------

                                     A-3-45

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                                90 FIFTH AVENUE
--------------------------------------------------------------------------------

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                                     A-3-46

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                                     A-3-47

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                                 POYDRAS PLAZA
--------------------------------------------------------------------------------

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                                     A-3-48

--------------------------------------------------------------------------------
                                 POYDRAS PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $60,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $59,867,953
 % OF POOL BY IPB:                 3.3%
 LOAN SELLER:                      CIBC Inc.
 BORROWER:                         Poydras Properties LLC
 SPONSOR:                          Chris W. Robertson
 ORIGINATION DATE:                 12/21/04
 INTEREST RATE:                    5.8900%
 INTEREST-ONLY PERIOD:             NA
 MATURITY DATE:                    01/01/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 Months
 REMAINING AMORTIZATION:           358 Months
 CALL PROTECTION:                  L(24),Def(90),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Hard
 ADDITIONAL DEBT:                  $3,000,000
 ADDITIONAL DEBT TYPE:             B Note Secured by Mortgage
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Portfolio
 TITLE:                            Fee
 PROPERTY TYPE:                    Office - CBD
 SQUARE FOOTAGE:                   950,012
 LOCATION:                         New Orleans, LA
 YEAR BUILT/RENOVATED:             Various
 OCCUPANCY:                        82.9%
 OCCUPANCY DATE:                   01/11/05
 NUMBER OF TENANTS:                49
 HISTORICAL NOI:
 2002:                             $8,225,166
 2003:                             $8,935,733
 TTM AS OF 9/30/04:                $9,214,970
 UW REVENUES:                      $14,960,226
 UW EXPENSES:                      $7,609,704
 UW NOI:                           $7,350,522
 UW NET CASH FLOW:                 $5,790,983
 APPRAISED VALUE:                  $77,400,000
 APPRAISAL DATE:                   10/26/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                           INITIAL            MONTHLY
                                        ----------------------------------------
 TAXES:                                    $1,930,834         $137,917
 INSURANCE:                                  $101,224          $33,741
 CAPEX:                                       $11,883          $11,883
 TILC:                                        $45,833          $45,833
 OTHER:                                    $1,597,807(1)            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $63
 CUT-OFF DATE LTV:                 77.3%
 MATURITY DATE LTV:                65.5%
 UW DSCR:                          1.36x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                      PORTFOLIO SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                           ALLOCATED
                             LOAN      YEAR      YEAR       SQUARE                                                       APPRAISED
 PROPERTY NAME              BALANCE    BUILT   RENOVATED     FEET     OCCUPANCY   TOP TENANTS                              VALUE
-----------------------------------------------------------------------------------------------------------------------------------

 639 LOYOLA AVENUE      $37,080,000    1982       1989     522,019       97.5%    Entergy Services, Inc., New York     $47,825,000
                                                                                  Life Insurance, WorldCom Network

 1250 POYDRAS STREET    $22,920,000    1980        NA      427,993       65.1%    Entergy Services, Inc., Department   $29,575,000
                                                                                  of Homeland Security - U.S. Bureau
                                                                                  of Immigration and Customs
                                                                                  Enforcement, Xspedius Management
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE   $60,000,000                        950,012       82.9%                                         $77,400,000
-----------------------------------------------------------------------------------------------------------------------------------

(1)  At closing, the borrower deposited $1,565,206 into a special TI/LC reserve for tenant improvement allowances due to Entergy Services, Inc.
     ($1,433,400) and Gusle, Barnett & Shushan ($131,806). In addition, the borrower deposited $32,601 into a B-note payment reserve account.

                                     A-3-49

--------------------------------------------------------------------------------
                                  POYDRAS PLAZA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       LEASE
                                                                       MOODY'S/    SQUARE      % OF     BASE RENT   EXPIRATION
 TENANT NAME                        PARENT COMPANY                       S&P(1)     FEET       GLA         PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------

 ENTERGY SERVICES, INC.            Entergy Corporation                 Baa3/BBB   535,045      56.3%     $15.99        2009
 DEPARTMENT OF HOMELAND SECURITY   NA                                     NA       26,348       2.8%     $13.55        2023
 NEW YORK LIFE INSURANCE COMPANY   New York Life Insurance Company        NA       20,525       2.2%     $14.25        2011
------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-50

--------------------------------------------------------------------------------
                                 POYDRAS PLAZA
--------------------------------------------------------------------------------

THE LOAN. The Poydras Plaza loan is secured by a fee interest in two office buildings comprising 950,012 square feet located in New Orleans, Louisiana.

THE BORROWER. Poydras Properties LLC is a single asset entity controlled by
Chris W. Robertson, the owner of a 49% beneficial interest. Poydras Properties
Manager, Inc., an entity controlled by Mr. Robertson, is the managing member of the borrowing entity. Mr. Robertson is an investor and developer of commercial real estate, with over 25 years of experience including lending, mortgage brokering, development, acquisitions and property management. Since 1985, Mr.
Robertson has served as the President of Compass Financial, an Arkansas-based commercial real estate firm. Mr. Robertson owns interests in nine commercial properties totaling approximately one million square feet, including two office properties totaling 170,000 square feet.

The borrower has additional indebtedness in the form of a $3 million B-Note provided by CBA Mezzanine Capital Finance, LLC. The B-Note is secured by the mortgage, with the interest of the B-Note being fully subordinated to the loan pursuant to the terms of an intercreditor agreement.

THE PROPERTY. Poydras Plaza (639 Loyola Avenue and 1250 Poydras Street) consists of two high-rise office buildings, which together comprise 950,012 square feet and are situated on a 3.13-acre land parcel. 639 Loyola Avenue, a 28-story Class
A office building constructed in 1982, has a total of 522,019 square feet. 1250
Poydras Street is a 24-story Class A office building built in 1980 with a total of 427,993 square feet. Both buildings are interconnected via the Hyatt Hotel and Convention Center (not part of collateral), which is situated between the two buildings. The properties share a eight-story parking garage, which provides
1,120 parking spaces (1.3 spaces per 1,000 sf) and is part of the collateral.

Collectively, the properties are 82.9% occupied by 49 tenants, most of which are in the professional services or telecommunications industries. The largest tenant at both properties is Entergy Services, Inc. ("Entergy"), which is a subsidiary of Entergy Corporation, an integrated energy company. The properties serve as Entergy Corporation's headquarters and house the majority of the company's support and administrative functions. 1250 Poydras Street also serves as the headquarters of Entergy's Transmission Services division, which is responsible for the generation, transmission and distribution of electricity to the company's retail and industrial customer base. Entergy has been a tenant at the properties since 1984 and has added a total of 222,699 square feet through seven different expansions. In total, Entergy occupies 535,045 square feet, which represents 56.3% of the total net rentable area, on a lease expiring
December 31,2009. In addition to having four 5-year extension options, the tenant has spent a significant amount of capital on improvements over the past decade, including $2.5 million on 95,560 square feet ($26.16/sf) as recently as
2000. Entergy Corporation, which guarantees the tenant's lease, has an equity market capitalization of $15.9 billion as of March 8, 2005, and is rated "BBB"
with a stable outlook by S&P and "Baa3" with a stable outlook by Moody's.

Other tenants in occupancy at the properties include the Department of Homeland
Security (26,348 square feet), New York Life Insurance Co. (20,525 square feet),
Xspedius Communications (19,828 square feet), the Consulate General of Japan
(15,640 square feet), MCI WorldCom Network Services (14,108 square feet), and
Cox Media (13,734 square feet). The largest of these tenants represents only
2.8% of the total square footage of the properties and only 3.3% of the total occupied square footage.

At closing, the borrower posted a $4 million letter of credit to fund TI/LC reserves. Ongoing TI/LC reserves are collected at a rate of $550,000/year. The borrower also deposited $1,565,206 into a special TI/LC reserve for tenant improvement allowances due to Entergy ($1,433,400) and Guste, Barnett & Shushan
($131,806).

The loan is structured with a cash flow sweep that will take effect on July 1,
2008, which is 18 months prior to the expiration of the Entergy lease. Should
Entergy exercise its first renewal option, the cash flow sweep will cease, however, the borrower will be required to replenish the TI/LC reserve with an amount equal to the excess of the total Entergy tenant improvement allowance over the amount already collected in the TI/LC reserve divided by the number of months through and including July 1, 2013. Should these events transpire, a similar cash flow sweep with the same provisions will take effect on July 1,
2013, which is 18 months prior to the expiration of Entergy's first 5-year renewal period.

In total, the TI/LC reserve and the initial cash flow sweep will provide approximately $9.75 million (approximately $18.22/sf) for re-tenanting space.

At closing, a cash management agreement was executed whereby all property revenues are deposited into a hard lock box. Unless certain events occur as specified in the loan documents (including, without limitation, the occurrence of an "Event of Default" with respect to the loan), revenues deposited in the lock box are transferred automatically to an account under the control of the borrower following application by lender of such revenues to payments of taxes and insurance, debt service and reserves due under the loan documents. Upon the occurrence of such specified events, however, the lender (or servicer acting on its behalf) will apply all funds deposited in the lock box each month in accordance with the priorities set forth in the cash management agreement.

There are no releases of individual properties permitted under the loan documents.

THE MARKET(1). The properties are located on the block defined by Poydras Street to the north, Loyola Avenue to the east, Girod Street to the south, and S.
Liberty Street to the west. 639 Loyola Avenue is situated at the northwest corner of Loyola Avenue and Girod Street. 1250 Poydras Street is located near the southeast corner of Loyola Avenue and Poydras Street. Access to Interstate
10, which is within a half mile of the properties, is provided via an on-ramp from Poydras Street.

The properties are located in the western portion of the New Orleans central business district. The immediate neighborhood is characterized by Class A and B office properties as well as other commercial uses including the Louisiana
Superdome, parking garages, banks, restaurants and hotels. As of 2003, the population within a 1, 3 and 5-mile radius of the properties was 20,643, 226,278 and 448,349 persons, respectively. The median household income within the same radii is $16,667, $24,441 and $29,456, respectively.

The New Orleans central business district is home to 15 similar Class A office towers totaling approximately 9.3 million square feet. The New Orleans central business district office submarket has a vacancy rate of 16.5% for Class A space. Average rental rates for similar properties in the submarket range from
$13.25/sf to $17.50/sf on a modified gross basis, with an average rate of
$15.25/sf. The Greater New Orleans office market consists of 175 office buildings totaling approximately 20.6 million square feet. As of the year end
2003, the market vacancy was 14.5% and average asking rents were $15.25/sf on a modified gross basis.

PROPERTY MANAGEMENT. The property is managed by SRSA Gulf South Management,
Inc., which currently manages over one million square feet of office space and
1.5 million square feet of retail space in the greater New Orleans area.
-------------------------------------------------------------------------------
(1)  Certain information was obtained from the Poydras Plaza appraisal dated
     10/26/04. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-51

--------------------------------------------------------------------------------
                                 POYDRAS PLAZA
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                                                                             CUMULATIVE                                CUMULATIVE
                 NUMBER      SQUARE      % OF                       % OF       SQUARE      CUMULATIVE    CUMULATIVE      % OF
               OF LEASES     FEET        GLA       BASE RENT    BASE RENT       FEET        % OF GLA     BASE RENT     BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING      EXPIRING     EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

 VACANT            NA      162,005       17.1%            NA         NA    162,005            17.1%              NA          NA
 2005 & MTM         7       14,630        1.5%      $234,086        1.9%   176,635            18.6%        $234,086        1.9%
 2006               8       37,330        3.9%       576,384        4.7%   213,965            22.5%        $810,470        6.6%
 2007               9       51,837        5.5%       811,652        6.6%   265,802            28.0%      $1,622,122       13.1%
 2008               9       38,046        4.0%       542,236        4.4%   303,848            32.0%      $2,164,357       17.5%
 2009               7      554,654       58.4%     8,888,786       71.9%   858,502            90.4%     $11,053,143       89.4%
 2010               1       13,734        1.4%       137,340        1.1%   872,236            91.8%     $11,190,483       90.5%
 2011               3       31,469        3.3%       472,424        3.8%   903,705            95.1%     $11,662,907       94.3%
 2012               2       15,640        1.6%       285,510        2.3%   919,345            96.8%     $11,948,417       96.6%
 2013               0            0        0.0%             0        0.0%   919,345            96.8%     $11,948,417       96.6%
 2014               2        4,319        0.5%        57,582        0.5%   923,664            97.2%     $12,005,999       97.1%
 2015               0            0        0.0%             0        0.0%   923,664            97.2%     $12,005,999       97.1%
 AFTER              1       26,348        2.8%       356,907        2.9%   950,012           100.0%     $12,362,906      100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL             49      950,012      100.0%   $12,362,906      100.0%
---------------------------------------------------------------------------------------------------------------------------------

                                     A-3-52

--------------------------------------------------------------------------------
                                 POYDRAS PLAZA
--------------------------------------------------------------------------------

                          [POYDRAS PLAZA MAP OMITTED]

                                     A-3-53

--------------------------------------------------------------------------------
                            THE PINNACLE IN KIERLAND
--------------------------------------------------------------------------------

[3 PHOTOS OF THE PINNACLE IN KIERLAND OMITTED]

                                     A-3-54

--------------------------------------------------------------------------------
                            THE PINNACLE IN KIERLAND
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $43,500,000
 CUT-OFF DATE PRINCIPAL BALANCE:     $43,500,000
 % OF POOL BY IPB:                   2.4%
 LOAN SELLER:                        JPMorgan Chase Bank, N.A.
 BORROWER:                           Scottsdale Kierland Properties, LLC
 SPONSOR:                            Austin O. Furst, Jr.
 ORIGINATION DATE:                   01/25/05
 INTEREST RATE:                      5.0800%
 INTEREST-ONLY PERIOD:               60 Months
 MATURITY DATE:                      02/01/15
 AMORTIZATION TYPE:                  Balloon
 ORIGINAL AMORTIZATION:              360 Months
 REMAINING AMORTIZATION:             360 Months
 CALL PROTECTION:                    L(24),Def(91),O(4)
 CROSS-COLLATERALIZATION:            No
 LOCK BOX:                           Cash Management Agreement
 ADDITIONAL DEBT:                    No
 ADDITIONAL DEBT TYPE:               NA
 LOAN PURPOSE:                       Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:             Single Asset
 TITLE:                              Fee
 PROPERTY TYPE:                      Office - Suburban
 SQUARE FOOTAGE:                     263,514
 LOCATION:                           Scottsdale, AZ
 YEAR BUILT/RENOVATED:               1999/2004
 OCCUPANCY:                          100.0%(1)
 OCCUPANCY DATE:                     03/15/05
 NUMBER OF TENANTS:                  18
 HISTORICAL NOI:
  2002:                              $2,089,523
  2003:                              $2,784,033
   TTM AS OF 10/31/04:               $2,863,886
 UW REVENUES:                        $7,443,274
 UW EXPENSES:                        $2,682,628
 UW NOI:                             $4,760,646(2)
 UW NET CASH FLOW:                   $4,469,771
 APPRAISED VALUE:                    $56,700,000
 APPRAISAL DATE:                     12/20/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                INITIAL         MONTHLY
                                        ----------------------------------------
 TILC:                                                $0            $0(3)
 OTHER:                                       $1,400,000(4)         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:               $165
 CUT-OFF DATE LTV:                   76.7%
 MATURITY DATE LTV:                  70.8%
 UW DSCR:                            1.58x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                      LEASE
                                                              MOODY'S/      SQUARE        % OF       BASE RENT     EXPIRATION
 TENANT NAME           PARENT COMPANY                           S&P(5)       FEET         GLA           PSF           YEAR
-----------------------------------------------------------------------------------------------------------------------------

 CAPITAL GROUP        The Capital Group Companies, Inc.         NA         106,183        40.3%       $24.42          2012
 THOMSON LEARNING     The Thomson Corp.                        A3/A-        67,089        25.5%       $27.10          2006(6)
 BANK OF AMERICA      Bank of America, N.A.                   Aa2/AA-       26,854        10.2%       $26.75          2008
 GENERAL MILLS        General Mills, Inc.                    Baa2/BBB+      20,158         7.6%       $27.50          2006
-----------------------------------------------------------------------------------------------------------------------------

(1)  The property is currently 100% leased and 64.6% physically occupied. The
     Capital Group, a tenant, has an executed lease that expires in March 2012 with no termination options and has accepted its space. The tenant is currently building out its space and will take occupancy in three phases between April 2005 and December 2005. See footnote 4.

(2)  The difference between TTM 2004 NOI and UW NOI is attributable to The
     Capital Group lease. The tenant's lease calls for annual base rental payments of approximately $2,282,995. See footnote 1.

(3)  Monthly escrows for TILC will be collected until the balance of the TILC reserve equals $1,600,000 if The Capital Group, a tenant, by March 31,
     2011, has not provided the lender with an updated tenant estoppel confirming that it has exercised its option to extend or provided lender with a letter of credit in the amount of $1,600,000. Additionally, monthly escrows for TILC will be collected until the balance of the TILC reserve equals $800,000 if Thompson Learning, a tenant, by December 31, 2005, has not provided the lender with an updated tenant estoppel confirming that it has exercised its option to extend or provided lender with a letter of credit in the amount of $800,000. The monthly TILC collection will occur again if Thompson Learning does not supply either of the aforementioned documents prior to December 31, 2010.

(4)  The borrower posted a $1,400,000 letter of credit at loan closing related to The Capital Group's space. The letter of credit will be released if the tenant takes physical occupancy of its space, commences paying rent, and provides satisfactory estoppels to the lender. See footnote 1.

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(6)  13,370 square feet of space expires in May 2007.

                                     A-3-55

--------------------------------------------------------------------------------
                           THE PINNACLE IN KIERLAND
--------------------------------------------------------------------------------

THE LOAN. The Pinnacle in Kierland loan is secured by a first mortgage on a fee interest in a 263,514 square foot Class A office complex located in Scottsdale,
Arizona.

THE BORROWER. The borrower is Scottsdale Kierland Properties, LLC, a special purpose entity whose managing member (1%) is SKP, Inc., a corporation wholly owned by Austin Furst, Jr., and whose limited members are Scottsdale Kierland I,
L.L.C. (33%), Scottsdale Kierland II, L.L.C. (33%) and Scottsdale Kierland III,
L.L.C. (33%). The limited members are all owned equally by the Elizabeth K.
Furst 1994 Trust and the Susan C. Furst 1994 Trust and the Catherine T. Furst
1994 Trust, with Mr. Furst functioning as the trustee for both. Mr. Furst serves as the non-recourse fraud carveout guarantor while the environmental guaranty will be provided by the borrowing entity only. Mr. Furst founded Furst
Properties, LLC in 1994 in Scottsdale, Arizona to develop high-end suburban office buildings for long-term ownership. He has completed five Class A office buildings totaling approximately 375,000 square feet through 2004.

THE PROPERTY. The Pinnacle in Kierland is a 263,514 square foot Class A office complex located in the master-planned community of Kierland in Scottsdale,
Arizona. The property is located approximately 13 miles northeast of the Phoenix central business district, 8 miles north of the Scottsdale central business district, and 1 mile west of the Scottsdale Airpark. The property consists of three parcels of land totaling 16.06 acres and improved with three office buildings, Pinnacle I, II and III, developed around a central plaza that includes a circular drive and 30 foot high fountain. Although separately constructed, all three buildings were designed and constructed as a cohesive center and share architectural features, construction material, parking and exterior common areas.

Pinnacle I is a three-story 79,427 square foot office building, constructed in
1999, that is largely occupied by The Thompson Group and occupied by six other tenants. Pinnacle II, constructed in 2001 on the north side of the plaza, is a
78,822 square foot office building predominantly occupied by Bank of America and
General Mills. Most recently constructed in 2004, Pinnacle III is a 106,183 square foot, four story office building wholly leased to The Capital Group
Companies. The Capital Group is a privately held investment management firm that was founded over 70 years ago. The company reported 2003 revenues of approximately $2.7 billion and its American Funds group of mutual funds is the third largest in the U.S. with assets under management in excess of $700 billion in 26 stocks and bonds funds. The tenant is investing approximately $4.0 million of its own funds into its space and will take occupancy of the space in three phases between April 2005 and December 2005. The loan was structured with a $1.4 million letter of credit to be released as The Capital Group takes physical occupancy of its space, commences paying rent and provides the lender with satisfactory estoppels.

THE MARKET.(1) The Pinnacle in Kierland is located in the master planned community of Kierland in the Scottsdale Airpark Office submarket of the greater
Phoenix metropolitan area. The Phoenix metropolitan area is one of the fastest growing areas in the country having experienced a 45.3% population increase since 1990. The Phoenix metropolitan area is rapidly becoming one of the nation's largest metropolitan areas, with growth primarily being driven by a strong and diverse employment sector. The job growth over the last 20 years has grown 174% versus 50% nationally.

The Kierland master planned community is located within Scottsdale, and consists of 730 acres with diverse land uses, including single and multi-family residential housing, offices, retail establishments, a resort hotel and a 27 hole championship golf course. In addition, Kierland is located along Scottsdale
Road, a major commercial/resort corridor that is one of the principal north/south arterials through the eastern portion of the Phoenix metropolitan area. The property is a part of the Scottsdale Airpark submarket that consists of 4,647,356 square feet of office space and reports a third quarter 2004 vacancy rate of 14.2% compared to 16.6% for the overall Phoenix market. The property's directly comparable subset consists of approximately 1 million square feet with average vacancy of the properties reported at approximately 2%. The majority of the competitive properties are located within Kierland. There are currently only two undeveloped office parcels in Kierland, one of which is owned by Austin Furst, Jr. the sponsor of the property.

PROPERTY MANAGEMENT. The Pinnacle in Kierland is managed by Furst Properties,
L.L.C., a real estate development and management company founded in 1994 and affiliated with the borrower. In addition to the property, the company manages two other office properties owned by the sponsor.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from the The Pinnacle in Kierland appraisal dated 12/20/04. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-56

--------------------------------------------------------------------------------
                           THE PINNACLE IN KIERLAND
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                 NUMBER                                                     CUMULATIVE    CUMULATIVE
                  OF        SQUARE                             % OF BASE      SQUARE        % OF       CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT          FEET          GLA       BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

 VACANT           NA            0        0.0%            NA         NA             0         0.0%             NA           NA
 2005 & MTM        3       10.303        3.9%      $164,294        2.4%       10.303         3.9%       $164,294          2.4%
 2006              6       75,267       28.6%     2,041,593       30.4%       85,570         32.5%    $2,205,887         32.8%
 2007              6       29,778       11.3%       809,902       12.0%      115,348         43.8%    $3,015,789         44.9%
 2008              2       35,556       13.5%       944,597       14.1%      150,904         57.3%    $3,960,386         58.9%
 2009              3        6,427        2.4%       161,271        2.4%      157,331         59.7%    $4,121,657         61.3%
 2010              0            0        0.0%             0        0.0%      157,331         59.7%    $4,121,657         61.3%
 2011              0            0        0.0%             0        0.0%      157,331         59.7%    $4,121,657         61.3%
 2012              2      106,183       40.3%     2,600,422       38.7%      263,514        100.0%    $6,722,079        100.0%
 2013              0            0        0.0%             0        0.0%      263,514        100.0%    $6,722,079        100.0%
 2014              0            0        0.0%             0        0.0%      263,514        100.0%    $6,722,079        100.0%
 2015              0            0        0.0%             0        0.0%      263,514        100.0%    $6,722,079        100.0%
 AFTER             0            0        0.0%             0        0.0%      263,514        100.0%    $6,722,079        100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL            22      263,514      100.0%    $6,722,079      100.0%
---------------------------------------------------------------------------------------------------------------------------------

                                     A-3-57

--------------------------------------------------------------------------------
                            THE PINNACLE IN KIERLAND
--------------------------------------------------------------------------------

                     [THE PINNACLE IN KIERLAND MAP OMITTED]

                                     A-3-58

--------------------------------------------------------------------------------
                            THE PINNACLE IN KIERLAND
--------------------------------------------------------------------------------

                  [SITE MAP THE PINNACLE IN KIERLAND OMITTED]

                                     A-3-59

--------------------------------------------------------------------------------
                                SOUTHMONT CENTER
--------------------------------------------------------------------------------

        [2 PHOTOS OF SOUTHMONT CENTER OMITTED]

                                     A-3-60

--------------------------------------------------------------------------------
                               SOUTHMONT CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $37,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $36,913,909
 % OF POOL BY IPB:                 2.0%
 LOAN SELLER:                      CIBC Inc.
 BORROWER:                         Morris Bethlehem Associates, L.P.
 SPONSOR:                          Joseph D. Morris, Robert Morris
 ORIGINATION DATE:                 12/14/04
 INTEREST RATE:                    5.5500%
 INTEREST-ONLY PERIOD:             NA
 MATURITY DATE:                    01/01/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 Months
 REMAINING AMORTIZATION:           358 Months
 CALL PROTECTION:                  L(24),Def(90),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Springing
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             NA
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Retail - Anchored
 SQUARE FOOTAGE:                   228,467
 LOCATION:                         Bethlehem, PA
 YEAR BUILT/RENOVATED:             2004
 OCCUPANCY:                        100%
 OCCUPANCY DATE:                   12/09/04
 NUMBER OF TENANTS:                22
 HISTORICAL NOI:                   Property was built in 2004, therefore no
                                   historical NOI is available
 UW REVENUES:                      $4,235,001
 UW EXPENSES:                      $987,903
 UW NOI:                           $3,247,098
 UW NET CASH FLOW:                 $3,164,803
 APPRAISED VALUE:                  $47,175,000
 APPRAISAL DATE:                   12/01/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                INITIAL       MONTHLY
                                        ----------------------------------------
 TAXES:                                           $81,956        $9,340
 OTHER:                                        $1,735,389        $7,056
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $162
 CUT-OFF DATE LTV:                 78.2%
 MATURITY DATE LTV:                65.6%
 UW DSCR:                          1.25x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  LEASE
                                                              MOODY'S/      SQUARE                  BASE RENT   EXPIRATION
 TENANT NAME                PARENT COMPANY                     S&P(1)        FEET       % OF GLA       PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------

 DICK'S SPORTING GOODS     Dick's Sporting Goods, Inc.         NA/B+        50,000        21.9%        $12.50      2019
 CIRCUIT CITY              Circuit City Stores, Inc.            NA          33,998        14.9%        $14.00      2020
 BED, BATH & BEYOND        Bed, Bath & Beyond Inc.            NA/BBB        28,159        12.3%        $11.75      2014
 BARNES & NOBLE            Barnes & Noble, Inc.               Ba3/NA        24,627        10.8%        $15.20      2014
 MICHAELS                  Michaels Stores, Inc.              Ba1/BB+       22,029         9.6%        $13.50      2014
 STAPLES                   Staples, Inc.                    Baa2/BBB-       20,388         8.9%        $13.50      2019
 PIER 1 IMPORTS            Pier 1 Imports, Inc.              NA/BBB-        10,792         4.7%        $17.00      2014
------------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-61

--------------------------------------------------------------------------------
                               SOUTHMONT CENTER
--------------------------------------------------------------------------------

THE LOAN. The Southmont Center loan is secured by a fee interest in a 228,467 square foot anchored retail center located in Bethlehem, Pennsylvania.

THE BORROWER. The borrower, Morris Bethlehem Associates, L.P. is a single asset entity owned by Morris Bethlehem GP, LLC and Morris Bethlehem Investors, LP.
Pierce Davidson Associates is the sole member of the general partner, as well as the 99.9% limited partner of Morris Bethlehem Investors, LP.

Pierce Davidson Associates is a limited partnership owned equally by Joseph D.
Morris and Robert Morris, the borrower's sponsors. Joseph D. Morris is the
President and Chairman and Robert Morris is the Chief Executive Officer of The
Morris Companies, a full service real estate development organization which they founded in 1971. The borrower's sponsors have extensive real estate backgrounds, with experience in the development and management of commercial office, industrial and retail facilities.

THE PROPERTY. Southmont Center is a 228,467 square foot anchored retail center situated on approximately 29.74 acres of land located in Bethlehem,
Pennsylvania. The property, newly constructed in 2004, is encumbered by condominium ownership and is improved with 14, one-story retail units, known as
Units 2 through 13 (inclusive of 3A, 3B, 4 and 4A). Unit 1 of the condominium is separately-owned and occupied by a 161,686 square foot Lowe's Home Center, which shadow anchors the property. The borrower is in control of the condominium association with a majority interest equal to 62.52%.

The property is 100% leased to 18 tenants, 10 of which are national retailers, with 8 in-line tenants. In addition, there are 4 national tenants occupying pad sites. In addition to the Lowe's shadow anchor (not part of collateral), the property has strong national anchors including Dick's Sporting Goods (50,000 square feet), Circuit City (33,998 square feet), Bed, Bath & Beyond (28,159 square feet), Barnes & Noble (24,627 square feet), Michaels Stores, Inc. (22,029 square feet), Staples (20,388 square feet) and Pier 1 Imports (10,792 square feet). The property also has four pad sites that are leased to PNC Bank (3,650 square feet), Panera Bread (5,100 square feet), Texas Roadhouse (5,676 square feet) and TGI Fridays (6,989 square feet). Overall, national tenants comprise approximately 91% of the property's tenancy.

The loan is structured with an approximate $5.16 million reserve for Circuit
City. This reserve includes approximately $1.7 million in cash deposited by the borrower into a reserve account held by the lender and approximately $3.46 million in a reserve account held by the title company, which was pledged to the lender at closing. The master lease escrow account consists of a $1.6 million pledge by the borrower of a seller-funded reserve representing Circuit City's rent plus approximately $1.87 million for a tenant improvement allowance due to
Circuit City. Releases from the master lease escrow will be made monthly on account of the rent payable by Circuit City during its fit-up period; release of the approximately $1.87 million tenant improvement portion of the seller-funded reserve has occurred since Circuit City has completed its space and delivered a certificate of occupancy therefor, the lease commencement date to be concurrent with the release of such reserve to Circuit City; releases of the remaining portion of the $5.16 million reserve will be contingent upon Circuit City occupying its space, opening for business, and paying rent.

THE MARKET(1). The property is located at the intersection of Freemansburg
Avenue and PA Route 33 and has access to Interstate 78, an east-west freeway that extends from New York City to the east and Harrisburg, Pennsylvania to the west. Philadelphia is approximately 50 miles to the south of the property via either Route 309 or Interstate 476 (Pennsylvania Turnpike). Southmont Center has
visibility from PA Route 33, and ingress and egress from the property is available along both Freemansburg Avenue and Hope Road, both of which are signaled intersections.

The property is located within the Bethlehem Township in Northhampton County, within the Allentown-Bethlehem-Easton, metropolitan area. As of 2003, the population within a 1, 3 and 5-mile radius of the property was 4,059, 37,467, and 116,028 persons, respectively. The population growth from 1990 to 2000 within a one-mile radius of the property was nearly 72%. The median household income within the same radii was $70,139, $59,477, and $48,037, respectively.

The property is situated in a suburban location approximately three and a half miles east of the City of Bethlehem and approximately the same distance west of the City of Easton. The property's submarket is home to five comparable retail centers representing approximately 1.5 million square feet in total inventory.
The average occupancy of these retail centers is approximately 97%. The asking rents within this market for large (20,000 to 50,000 square feet), medium (6,000 to 11,000 square feet), and small (less than 6,000 square feet) tenants are
$14.00/sf, $17.00/sf and $20.00/sf, respectively.

PROPERTY MANAGEMENT. The property is managed by The Morris Companies, an affiliate of the borrower.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from the Southmont Center appraisal dated
     12/01/04. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-62

--------------------------------------------------------------------------------
                               SOUTHMONT CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                 NUMBER                                                     CUMULATIVE                                CUMULATIVE
                  OF        SQUARE                             % OF BASE      SQUARE      CUMULATIVE    CUMULATIVE    % OF BASE
                LEASES      FEET      % OF GLA    BASE RENT      RENT          FEET        % OF GLA     BASE RENT       RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

 VACANT           NA            0        0.0%            NA         NA             0          0.0%             NA          NA
 2005 & MTM        0            0        0.0%            $0        0.0%            0          0.0%             $0         0.0%
 2006              0            0        0.0%             0        0.0%            0          0.0%             $0         0.0%
 2007              0            0        0.0%             0        0.0%            0          0.0%             $0         0.0%
 2008              0            0        0.0%             0        0.0%            0          0.0%             $0         0.0%
 2009              2        7,206        3.2%       121,904        3.7%        7,206          3.2%       $121,904         3.7%
 2010              1        3,559        1.6%        63,172        1.9%       10,765          4.7%       $185,076         5.7%
 2011              1        3,200        1.4%        65,600        2.0%       13,965          6.1%       $250,676         7.7%
 2012              1        4,184        1.8%        77,404        2.4%       18,149          7.9%       $328,080        10.0%
 2013              0            0        0.0%             0        0.0%       18,149          7.9%       $328,080        10.0%
 2014              8       98,483       43.1%     1,434,170       43.8%      116,632         51.0%     $1,762,250        53.8%
 2015              2        7,449        3.3%       134,082        4.1%      124,081         54.3%     $1,896,332        57.9%
 AFTER             3      104,386       45.7%     1,376,210       42.1%      228,467        100.0%     $3,272,542       100.0%
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL            18      228,467      100.0%    $3,272,542      100.0%
--------------------------------------------------------------------------------------------------------------------------------

                                     A-3-63

--------------------------------------------------------------------------------
                                SOUTHMONT CENTER
--------------------------------------------------------------------------------

                         [SOUTHMONT CENTER MAP OMITTED]

                                     A-3-64

--------------------------------------------------------------------------------
                                SOUTHMONT CENTER
--------------------------------------------------------------------------------

                     [SITE MAP OF SOUTHMONT CENTER OMITTED]

                                     A-3-65

--------------------------------------------------------------------------------
                                 CAPITOL TOWERS
--------------------------------------------------------------------------------

[3 PHOTOS OF CAPITOL TOWERS OMITTED]

                                     A-3-66

--------------------------------------------------------------------------------
                                CAPITOL TOWERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $30,500,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $30,500,000
 % OF POOL BY IPB:                 1.7%
 LOAN SELLER:                      CIBC Inc.
 BORROWER:                         FPA Capitol Tower Associates, LLC
 SPONSOR:                          The Gregory A. Fowler Living Trust
                                   U/T/A dated April 27, 1995
 ORIGINATION DATE:                 01/31/05
 INTEREST RATE:                    5.0400%
 INTEREST-ONLY PERIOD:             36 Months
 MATURITY DATE:                    02/01/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 Months
 REMAINING AMORTIZATION:           360 Months
 CALL PROTECTION:                  L(24),Def(91),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Springing
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             NA
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Multifamily - Garden/Mid-Rise
 UNITS(1):                         414
 LOCATION:                         Sacramento, CA
 YEAR BUILT/RENOVATED:             1961, 1965/2003
 OCCUPANCY:                        89.7%
 OCCUPANCY DATE:                   12/31/04
 HISTORICAL NOI:
 2002:                             $1,026,821
 2003:                             $1,896,786
 TTM AS OF 11/30/2004:             $2,448,070
 UW REVENUES:                      $4,583,019
 UW EXPENSES:                      $1,889,796
 UW NOI:                           $2,693,223
 UW NET CASH FLOW:                 $2,585,583
 APPRAISED VALUE:                  $49,600,000
 APPRAISAL DATE:                   11/22/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                INITIAL       MONTHLY
                                        ----------------------------------------
 TAXES:                                           $189,478      $31,580
 CAPEX:                                             $8,970       $8,970
 INSURANCE:                                        $83,863       $8,058
 OTHER(2):                                      $3,915,035           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:           $73,671
 CUT-OFF DATE LTV:                 61.5%
 MATURITY DATE LTV:                54.5%
 UW DSCR:                          1.31x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                        CAPITOL TOWERS MULTIFAMILY INFORMATION
---------------------------------------------------------------------------------------------------------------------------------
                                                                   APPROXIMATE
                                                   AVERAGE UNIT   NET RENTABLE   % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
              UNIT MIX             NO. OF UNITS    SQUARE FEET         SF            SF             RENT           MARKET RENT
---------------------------------------------------------------------------------------------------------------------------------

 STUDIO (VILLAS)                        40              500           20,000      7.0%                $695               $855
 STUDIO (TOWER)                         91              570           51,870     18.0%                $880               $975
 1 BEDROOM /1 BATH (VILLAS)            118              650           76,700     26.7%                $795             $1,001
 1 BEDROOM /1 BATH (TOWER)              79              781           61,690     21.5%              $1,065             $1,203
 2 BEDROOM / 1 BATH (VILLAS)            44              860           37,840     13.2%              $1,165             $1,066
 2 BEDROOM / 2 BATH (TOWER)             17              996           16,932     5.89%              $1,320             $1,235
 3 BEDROOM / 1.5 BATH (VILLAS)           3            1,150            3,450      1.2%              $1,420             $1,344
 3 BEDROOM / 2 BATH (TOWER)             16            1,160           18,560      6.5%              $1,640             $1,346
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL/AVERAGE                         408              704          287,232   100.0%              $  956             $1,127
---------------------------------------------------------------------------------------------------------------------------------

(1)  The property contains 408 residential units and 6 retail units.

(2)  At closing, the borrower deposited $3,708,600 in connection with planned renovations to the Tower portion of the property. In addition, the borrower deposited $119,560 into an interest reserve and $86,875 into a termite remediation reserve.

                                     A-3-67

--------------------------------------------------------------------------------
                                CAPITOL TOWERS
--------------------------------------------------------------------------------

THE LOAN. The Capitol Towers loan is secured by a fee interest in a 414 unit multifamily property located is Sacramento, California.

THE BORROWER. FPA Capitol Towers Associates, LLC is a single asset entity controlled by Gregory A. Fowler and the Gregory A. Fowler Living Trust. GF
Capitol Towers, LLC, the manager of the borrower is owned by Gregory A. Fowler
(75%) and MKD Investments, L.P. (25%), which is owned by Darla T. Flanagan.
There are a total of 60 limited partners, of which the Gregory Fowler Trust has a 13.46% equity interest, and is the only limited partner with an ownership share of more than 10%.

Mr. Fowler is a principal of Fowler Flanagan Partners, LLC ("FFP"). FFP is a privately held real estate investment firm focused on the acquisition of multifamily and commercial properties in the western United States. The company was founded in 1985 by Mr. Fowler and Ms. Darla T. Flanagan and has since completed over $2.1 billion in real estate transactions. FFP currently owns a
90-property multifamily portfolio with 17,870 units including properties in
California, Texas, Washington, Oregon, Missouri, Kansas, and Oklahoma. FFP also owns 25 commercial properties totaling 3.2 million square feet.

THE PROPERTY. Capitol Towers is a 414 unit multifamily complex situated on a
10.2-acre land parcel in Sacramento, California. The property is currently 89.7%
occupied and consists of a 15-story high-rise apartment building comprising 204 residential units and 6 retail units on the ground floor (the "Tower"), and 64 two-story garden style buildings containing 204 residential units (the
"Villas"). The property offers 365 parking spaces located in a four-story parking garage (198 spaces) and a surface parking lot (167 spaces). The property's amenities include a swimming pool, fitness center, two laundry facilities and a clubhouse.

The borrower purchased the property in 2001 at which time the Villas were 15%
occupied. The borrower subsequently invested approximately $8.5 million ($41,262 per Villas unit) to completely rehabilitate the Villas units (currently 88%
occupied) with an additional $3.1 million ($7,488 per unit) spent on property-wide upgrades.

At closing, the lender escrowed $3,708,600 in connection with planned renovations to the Tower, which includes landscaping, interior and exterior repairs.

THE MARKET(1). The property is located is Sacramento, Sacramento County,
California, and is part of the Sacramento metropolitan area, which consists of approximately 5,100 square miles encompassing El Dorado, Placer, Sacramento and
Yolo Counties. In 2003 the Sacramento metropolitan area had a population of
1,929,344 with a median household income of $51,178. As of year-end 2003 the population within a 1, 3 and 5-mile radii of the property was 17,228, 122,667 and 292,178, respectively. The median household income within the same radii of the property was $22,219, $36,591, and $37,873, respectively.

The property occupies a 2 square block area bounded by 5th and 7th Streets and N and P Streets, 4 blocks from Capitol Park and the State Capitol. The property's immediate area is improved with high-rise office buildings and Downtown Plaza, a
600,000 square foot regional outdoor mall anchored by Macys. The property is situated less than 1/2 mile from Interstates 5 and 80, which provide north-south and east-west regional access, respectively.

The property is located in the Sacramento multifamily market, which according to a third party market data service, had a total inventory of 95,746 units and exhibited a vacancy rate of 6.4% as of year-end 2004. The property is further located Downtown Sacramento multifamily submarket which as of year-end 2004 had an inventory of 1,794 units and exhibited a vacancy rate of 5.4%

PROPERTY MANAGEMENT. The property is managed by Trinity Property Consultants, an affiliate of the borrower. Trinity Property Consultants manages 26 commercial properties totaling 3.4 million square feet and 56 multifamily properties with
11,621 units in California, Texas, Kansas, Oklahoma, Louisiana, Missouri,
Indiana, and Ohio.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from the Capitol Towers appraisal dated
     11/22/2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-68

--------------------------------------------------------------------------------
                                 CAPITOL TOWERS
--------------------------------------------------------------------------------

                          [CAPITOL TOWERS MAP OMITTED]

                                     A-3-69

--------------------------------------------------------------------------------
                                RIVER OAKS PLAZA
--------------------------------------------------------------------------------

                                          [3 PHOTOS OF RIVER OAKS PLAZA OMITTED]

                                     A-3-70

--------------------------------------------------------------------------------
                               RIVER OAKS PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $29,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $29,000,000
 % OF POOL BY IPB:                 1.6%
 LOAN SELLER:                      CIBC Inc.
 BORROWER:                         Anbil II-RO L.P.
 SPONSOR:                          Andrew N. Heine
 ORIGINATION DATE:                 12/01/04
 INTEREST RATE:                    5.4700%
 INTEREST-ONLY PERIOD:             24 Months
 MATURITY DATE:                    12/01/14
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 Months
 REMAINING AMORTIZATION:           360 Months
 CALL PROTECTION:                  L(24),Def(89),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Springing
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             NA
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Retail - Anchored
 SQUARE FOOTAGE:                   195,254
 LOCATION:                         Houston, TX
 YEAR BUILT/RENOVATED:             1990/2002
 OCCUPANCY:                        97.1%
 OCCUPANCY DATE:                   11/23/04
 NUMBER OF TENANTS:                23
 HISTORICAL NOI:
   2002:                           $1,387,722
   2003:                           $2,328,023
   TTM AS OF 8/31/2004:            $2,460,503
 UW REVENUES:                      $3,712,827
 UW EXPENSES:                      $1,118,728
 UW NOI:                           $2,594,099
 UW NET CASH FLOW:                 $2,502,534
 APPRAISED VALUE:                  $36,500,000
 APPRAISAL DATE:                   10/01/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                INITIAL      MONTHLY
                                             -----------------------------------
 TAXES:                                               $0       $55,758
 INSURANCE:                                      $48,694        $4,427
 REQUIRED REPAIRS:                                    $0        $2,441
 TILC:                                                $0       $13,750
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $149
 CUT-OFF DATE LTV:                 79.5%
 MATURITY DATE LTV:                69.5%
 UW DSCR:                          1.27x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
----------------------------------------------------------------------------------------------------------------------
                                                                                                               LEASE
                                                      MOODY'S/    SQUARE      % OF     BASE RENT    SALES   EXPIRATION
 TENANT NAME               PARENT COMPANY               S&P1       FEET       GLA         PSF        PSF       YEAR
----------------------------------------------------------------------------------------------------------------------

 MARSHALLS                TJX Corporation               A3/A    48,633        24.9%     $16.00    $260         2012
 T.J. MAXX                TJX Corporation               A3/A    35,000        17.9%     $ 8.00    $296         2010
 FIT ATHLETIC CLUB, INC   Fit Athletic Club, Inc.        NA     25,773        13.2%     $15.00      NA         2013
 OFFICE MAX               OfficeMax, Inc.             Baa2/BB   23,500        12.0%     $10.50    $291         2009
----------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-71

--------------------------------------------------------------------------------
                  MERIDIAN MARK I & MERIDIAN MARK II PORTFOLIO
--------------------------------------------------------------------------------

[3 PHOTOS OF MERIDIAN MARK I & MERIDIAN MARK II PORTFOLIO OMITTED]

                                     A-3-72

--------------------------------------------------------------------------------
                 MERIDIAN MARK I & MERIDIAN MARK II PORTFOLIO
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $27,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:     $27,000,000
 % OF POOL BY IPB:                   1.5%
 LOAN SELLER:                        CIBC Inc.
 BORROWER:                           Zeller-Carmel, L.L.C. and
                                     Vern's Meridian, LLC
 SPONSOR:                            Paul M. Zeller, James P. Gearen
 ORIGINATION DATE:                   12/29/04
 INTEREST RATE:                      5.6800%
 INTEREST-ONLY PERIOD:               24 Months
 MATURITY DATE:                      01/01/15
 AMORTIZATION TYPE:                  Balloon
 ORIGINAL AMORTIZATION:              360 Months
 REMAINING AMORTIZATION:             360 Months
 CALL PROTECTION:                    L(24),Def(90),O(4)
 CROSS-COLLATERALIZATION:            No
 LOCK BOX:                           Springing
 ADDITIONAL DEBT:                    No
 ADDITIONAL DEBT TYPE:               Permitted Mezzanine Debt
 LOAN PURPOSE:                       Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Portfolio
 TITLE:                            Fee
 PROPERTY TYPE:                    Office - Suburban
 SQUARE FOOTAGE:                   382,267
 LOCATION:                         Carmel, IN
 YEAR BUILT/RENOVATED:             Various
 OCCUPANCY:                        83.2%
 OCCUPANCY DATE:                   12/17/04
 NUMBER OF TENANTS:                43
 HISTORICAL NOI:
   2002:                           $2,951,273
   2003:                           $2,102,177
   TTM AS OF 09/30/04:             $1,939,920
 UW REVENUES:                      $5,407,194
 UW EXPENSES:                      $2,598,583
 UW NOI:                           $2,808,611
 UW NET CASH FLOW:                 $2,387,914
 APPRAISED VALUE:                  $34,250,000
 APPRAISAL DATE:                   12/01/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                 INITIAL       MONTHLY
                                             -----------------------------------
 TAXES:                                           $109,441       $36,480
 INSURANCE:                                        $21,066        $3,511
 REQUIRED REPAIRS:                                      $0        $4,812
 TILC:                                            $675,000       $30,474(1)
 SEP LEASE HOLDBACK:                              $281,365(2)         $0
 MARKET SHARE HOLDBACK:                           $600,000(3)         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $71
 CUT-OFF DATE LTV:                 78.8%
 MATURITY DATE LTV:                69.3%
 UW DSCR:                          1.27x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             LEASE
                                                                             MOODY'S/    SQUARE      % OF     BASE RENT   EXPIRATION
 TENANT NAME                    PARENT COMPANY                                 S&P(4)     FEET       GLA         PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------------

 LIBERTY MUTUAL INSURANCE
  COMPANY                      Liberty Mutual Insurance Company               Baa2/A   55,575        14.4%      $15.00       2005
 OXFORD FINANCIAL GROUP LTD.   Oxford Financial Group, Ltd.                     NA     46,416        12.1%      $22.00       2009
 SOFTWARE ENGINEERING
  PROFESSIONALS, INC.          Software Engineering Professionals, Inc.         NA     24,117         6.3%      $17.50       2010
------------------------------------------------------------------------------------------------------------------------------------

(1)  At closing, the borrower deposited $675,000 into a TILC Reserve account with contractual monthly collections of $30,474 ($365,688/year). The TILC
     Reserve is capped at $1,400,000 and will be replenished if drawn upon. In addition, through January 1, 2006, the borrower will make additional monthly deposits of $30,000 into the TILC Reserve account. The TILC Reserve is structured such that the initial $675,000 deposit and $21,000 of the monthly reserves for TILCs from the period between July 1, 2005 and
     December 1, 2005 ($126,000) will be deposited into a Liberty Mutual leasing reserve subaccount and may be used only for (a) re-leasing costs associated with the Liberty Mutual space expiring on 12/31/05, or (b) leasing costs for space in the subject buildings that is currently not leased (the
     Liberty Mutual space and the space in the subject buildings that is currently not leased is referred to collectively as the "Eligible Space").
     If (a) Liberty Mutual renews all 55,575 square feet of its space under its first five-year option, or (b) (i) one or more replacement tenants satisfactory to lender enter into leases for not less than 55,575 square feet of Eligible Space, each for a term of not less than five years, and
     (ii) the property is not less than 80% occupied and has a debt service coverage ratio of not less than 1.25:1.00, the TILC cap will be reduced to
     $1,097,053 and all funds then on deposit in the Liberty Mutual leasing reserve subaccount shall be disbursed to borrower.

(2)  At closing, the lender held back $281,365 to be released to the borrower on a monthly basis, in an amount equal to the free rent credited to the
     Software Engineering Professionals tenant under its lease, until August 31,
     2005, when the Software Engineering Professionals free rent period ends.

(3)  At closing, the lender held back $600,000 in connection with the tenant
     Market Share. The reserve balance will be reduced to $70,407, when Market
     Share takes occupancy, with the remaining funds released to the borrower once Market Share's 7-month free rent period ends.

(4)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-73

--------------------------------------------------------------------------------
                          WEST VALLEY SHOPPING CENTER
--------------------------------------------------------------------------------

                               [3 PHOTOS OF WEST VALLEY SHOPPING CENTER OMITTED]

                                     A-3-74

--------------------------------------------------------------------------------
                          WEST VALLEY SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $25,600,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $25,538,852
 % OF POOL BY IPB:                 1.4%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         West Valley, LLC
 SPONSOR:                          Samuel R. Sobel and Jeffrey E. Sobel
 ORIGINATION DATE:                 12/15/04
 INTEREST RATE:                    5.3900%
 INTEREST-ONLY PERIOD:             NA
 MATURITY DATE:                    01/01/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 Months
 REMAINING AMORTIZATION:           358 Months
 CALL PROTECTION:                  L(24),Def(90),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         NA
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             Permitted Unsecured Debt(1)
 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Retail - Anchored
 SQUARE FOOTAGE:                   281,291
 LOCATION:                         Saginaw, MI
 YEAR BUILT/RENOVATED:             1996
 OCCUPANCY:                        90.9%
 OCCUPANCY DATE:                   07/31/04
 NUMBER OF TENANTS:                15
 HISTORICAL NOI:
 2002:                             $2,507,876
 2003:                             $2,478,529
 UW REVENUES:                      $3,180,029
 UW EXPENSES:                      $678,495
 UW NOI:                           $2,501,534
 UW NET CASH FLOW:                 $2,361,460
 APPRAISED VALUE:                  $32,000,000
 APPRAISAL DATE:                   07/12/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                                INITIAL       MONTHLY
                                        ----------------------------------------
 TAXES:                                          $101,078       $22,351
 INSURANCE:                                       $19,421            $0
 CAPEX:                                                $0        $1,095
 TILC(2):                                              $0       $50,000(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $91
 CUT-OFF DATE LTV:                 79.8%
 MATURITY DATE LTV:                66.6%
 UW DSCR:                          1.37x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                      LEASE
                                                             MOODY'S/    SQUARE      % OF     BASE RENT    SALES   EXPIRATION
 TENANT NAME                  PARENT COMPANY                   S&P(3)     FEET       GLA         PSF        PSF       YEAR
-----------------------------------------------------------------------------------------------------------------------------

 DICK'S SPORTING GOODS       Dick's Sporting Goods, Inc.      NA/B+    60,000    21.3%         $10.07       $130       2011
 LINENS 'N THINGS            Linen N Things, Inc.               NA     34,146    12.1%         $11.50       $115       2016
 THE TJX COMPANIES, INC.     TJX Companies, Inc.               A3/A    30,000    10.7%         $ 7.75       $225       2006
 PETSMART                    PETsMART, Inc.                  Ba2/BB-   26,040     9.3%         $10.63        NA        2012
 BARNES & NOBLES BOOKSTORE   Barnes & Noble Inc.              Ba3/NA   25,222     8.9%         $13.77       $173       2012
-----------------------------------------------------------------------------------------------------------------------------

(1)  The borrower will be permitted to incur unsecured debt up to 10% of the outstanding principal balance in the future subject to the satisfaction of various conditions including, (i) that the LTV for the combined debt be no greater than 85%, and that the DSCR for combined debt be no less than
     1.10x, (ii) the execution of intercreditor agreements satisfactory to the lender, (iii) the lender shall have reasonably approved the terms of the loan, and (iv) Rating Agency confirmation.

(2)  The borrower will be required to deposit $50,000 monthly to lender, so long as there remains any unpaid amount under the note, beginning with a monthly payment of principal and interest on the note commencing January 2010, capped at $750,000. In lieu of payment, the borrower may deliver to lender as of 1/01/10, a letter of credit in form and substance acceptable to lender in the amount of $750,000.

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-75

--------------------------------------------------------------------------------
                        NORTHERN LIGHTS SHOPPING CENTER
--------------------------------------------------------------------------------

[3 PHOTOS OF NORTHERN LIGHTS SHOPPING CENTER OMITTED]

                                     A-3-76

--------------------------------------------------------------------------------
                        NORTHERN LIGHTS SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $24,800,000
 CUT-OFF DATE PRINCIPAL BALANCE:   $24,800,000
 % OF POOL BY IPB:                 1.4%
 LOAN SELLER:                      JPMorgan Chase Bank, N.A.
 BORROWER:                         Northern Lights Improvements, LLC
 SPONSOR:                          DLC Management Corporation and
                                   Delphi Commercial Properties, Inc.
 ORIGINATION DATE:                 02/01/05
 INTEREST RATE:                    5.4500%
 INTEREST-ONLY PERIOD:             36 Months
 MATURITY DATE:                    02/01/15
 AMORTIZATION TYPE:                Balloon
 ORIGINAL AMORTIZATION:            360 Months
 REMAINING AMORTIZATION:           360 Months
 CALL PROTECTION:                  L(24),Def(91),O(4)
 CROSS-COLLATERALIZATION:          No
 LOCK BOX:                         Cash Management Agreement
 ADDITIONAL DEBT:                  No
 ADDITIONAL DEBT TYPE:             NA
 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Retail - Anchored
 SQUARE FOOTAGE:                   361,009
 LOCATION:                         Columbus, OH
 YEAR BUILT/RENOVATED:             1953/2004
 OCCUPANCY:                        81.6%
 OCCUPANCY DATE:                   09/01/04
 NUMBER OF TENANTS:                47
 HISTORICAL NOI:
 2002:                             $1,653,820
 2003:                             $1,712,869
 TTM AS OF 8/31/2004:              $2,214,005
 UW REVENUES:                      $3,407,546
 UW EXPENSES:                      $939,545
 UW NOI:                           $2,468,001
 UW NET CASH FLOW:                 $2,287,136
 APPRAISED VALUE:                  $28,200,000
 APPRAISAL DATE:                   12/01/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES                              INITIAL         MONTHLY
                                        ----------------------------------------
 TAXES:                                       $109,844          $27,461
 CAPEX:                                             $0        $4,512.61
 REQUIRED REPAIRS:                            $136,250               $0
 HOLDBACK:                                  $2,240,000(2)            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $69
 CUT-OFF DATE LTV:                 80.0%(2)
 MATURITY DATE LTV:                78.6%
 UW DSCR:                          1.36x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
----------------------------------------------------------------------------------------------------------------------
                                                                                                               LEASE
                                                      MOODY'S/    SQUARE      % OF     BASE RENT    SALES   EXPIRATION
 TENANT NAME               PARENT COMPANY               S&P(1)     FEET       GLA         PSF        PSF       YEAR
----------------------------------------------------------------------------------------------------------------------

 KROGER                   The Kroger Co.              Baa2/BBB  58,974    16.3%          $9.74      $371       2019
 SEARS APPLIANCE OUTLET   Sears, Roebuck and Co.      Baa2/BBB  32,409     9.0%          $7.62        NA       2010
 AJ WRIGHT                The TJX Companies, Inc.       A3/A    25,211     7.0%          $6.25        NA       2012
 OHIO THRIFT STORES       Ohio Thrift Stores             NA     16,000     4.4%          $5.00        NA       2008
 VALUE PLUS FURNITURE     Value Plus Furniture           NA     12,000     3.3%          $5.50        NA       2009
----------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2)  The loan-to-value ratio for this loan was calculated based on a loan balance that excludes $2,240,000 of holdback funds. The loan-to-value ratio inclusive of the holdback amount is approximately 87.9%. The funds are being held back in conjunction with the lease-up of a 65,560 square foot vacant former anchor space. The borrower is required to satisfy the holdback release criteria within four years of loan origination. If all of the release criteria are not satisfied by this time, lender may (i) hold the remaining holdback funds as additional collateral for the remainder of the loan term, (ii) deposit the remaining holdback funds into an account for the payment of TI/LC costs and (iii) use remaining funds to prepay the loan.

                                     A-3-77

--------------------------------------------------------------------------------
                                 LOWES METAIRIE
--------------------------------------------------------------------------------

[3 PHOTOS OF LOWES METAIRIE OMITTED]

                                     A-3-78

--------------------------------------------------------------------------------
                                LOWES METAIRIE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $23,400,000
 CUT-OFF DATE PRINCIPAL BALANCE:     $23,400,000
 % OF POOL BY IPB:                   1.3%
 LOAN SELLER:                        JPMorgan Chase Bank, N.A.
 BORROWER:                           K-Low, LLC
 SPONSOR:                            H. Hunter White, III
 ORIGINATION DATE:                   02/25/05
 INTEREST RATE:                      5.2300%
 INTEREST-ONLY PERIOD:               36 Months
 MATURITY DATE:                      03/01/15
 AMORTIZATION TYPE:                  Balloon
 ORIGINAL AMORTIZATION:              360 Months
 REMAINING AMORTIZATION:             360 Months
 CALL PROTECTION:                    L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:            No
 LOCK BOX:                           Hard
 ADDITIONAL DEBT:                    No
 ADDITIONAL DEBT TYPE:               NA
 LOAN PURPOSE:                       Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:           Single Asset
 TITLE:                            Fee
 PROPERTY TYPE:                    Retail - Anchored
 SQUARE FOOTAGE:                   120,000(1)
 LOCATION:                         Metairie, LA
 YEAR BUILT/RENOVATED:             1999
 OCCUPANCY:                        100.0%
 OCCUPANCY DATE:                   12/30/04
 NUMBER OF TENANTS:                2
 HISTORICAL NOI:
 2002:                             $1,473,229
 2003:                             $1,466,675
 TTM AS OF 12/31/2004:             $1,481,570
 UW REVENUES:                      $2,319,418
 UW EXPENSES:                      $432,404
 UW NOI:                           $1,909,533
 UW NET CASH FLOW:                 $1,909,533
 APPRAISED VALUE:                  $29,300,000
 APPRAISAL DATE:                   12/30/04
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
The borrower is not required to escrow taxes or insurance. The mortgage loan is secured by a fee interest in a parcel of land leased to Lowe's (A2/A+) and KFC
(Baa3/BBB-). The tenants are required to pay the taxes and insurance on the property pursuant to the terms of the related ground leases.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $195
 CUT-OFF DATE LTV:                 79.9%
 MATURITY DATE LTV:                70.6%
 UW DSCR:                          1.23x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS
----------------------------------------------------------------------------------------------------------------
                                                                                                         LEASE
                                               MOODY'S/       SQUARE        % OF        BASE RENT     EXPIRATION
 TENANT NAME       PARENT COMPANY               S&P(2)        FEET          GLA           PSF            YEAR
----------------------------------------------------------------------------------------------------------------

 LOWE'S(3)       Lowe's Companies, Inc.         A2/A+       116,000         96.7%        $13.56          2019
 KFC(4)          Yum! Brands, Inc.            Baa3/BBB-       4,000          3.3%        $27.00          2010
----------------------------------------------------------------------------------------------------------------

(1)  The mortgage loan is secured by an 11.35 acre parcel of land (494,537 square feet) that is ground leased to two tenants that own their respective improvements representing 120,000 square feet.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3)  The Lowe's ground lease, commenced 10/29/99, has an initial 20-year term, eight 5-year renewal options, and rent bumps every five years.

(4)  The KFC ground lease, commenced 11/30/89, has an initial 20-year term, three 5-year renewal options, and rent bumps every five years.

                                     A-3-79

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

  LOAN #   ORIGINATOR     PROPERTY NAME                                            STREET ADDRESS
  ------   ----------     -------------                                            --------------

    10       CIBC         Capitol Towers                                           1500 Seventh Street
    16       CIBC         Reflections of Summer Creek                              11103 Soutwest Davies Road
    18       CIBC         Arbor Trace Apartments                                   12235 Stone Arbor Way
    19       JPMCB        Buckingham Place                                         14-D Windsor Circle
    25       CIBC         Resort at Coronado Ranch - Phase II                      7777 South Jones Boulevard
    26       CIBC         Galveston Apartment Portfolio                            Various
   26.1      CIBC         The Seasons                                              8100 Seawall Boulevard
   26.2      CIBC         Chateau Lafitte                                          711 Holiday
   26.3      CIBC         Somerset Retirement Village                              2828 61st Street
   26.4      CIBC         Ebbtide Apartments                                       100 Market Street
    28       CIBC         Riviera Manufactured Housing and RV Community            2038 and 2200 Palm Drive
    35       CIBC         Ruben/Ebner Multifamily Portfolio                        Various
   35.1      CIBC         Montgomery Plaza                                         7427 Montgomery Road
   35.2      CIBC         Karl Morse Plaza                                         4463 Karl Road
   35.3      CIBC         Karl Plaza                                               3988 Karl Road
   35.4      CIBC         Regency Plaza                                            1416 Striebel Road
   35.5      CIBC         West Broad Plaza                                         4150 West Broad Street
   35.6      CIBC         Embassy Plaza                                            4069 East Livingston Avenue
   35.7      CIBC         Royal James Plaza                                        1113 South James Road
   35.8      CIBC         Kingsbury Plaza                                          1300 King Avenue
   35.9      CIBC         James Plaza                                              797, 807 and 827 South James Road
  35.10      CIBC         Cleveland Plaza                                          4151 Cleveland Avenue
  35.11      CIBC         Broad Meadows Plaza                                      200 Broad Meadows Boulevard
    44       CIBC         Mountain Valley Apartments                               5875 Mountain Valley Lane
    45       JPMCB        Pavillion Crossings Phase II                             1801 Willow Haven Lane
    46       JPMCB        Woodland Park Apartments                                 52 Fieldstone Drive
    56       CIBC         Western Hills                                            810 Western Drive
    57       CIBC         Clairmont MHC                                            13531 Clairmont Way
    58       JPMCB        Duval Villa Apartments                                   4305  Duval Street
    60       CIBC         Westlake Apartments                                      1919 Evergreen Park Drive SW
    63       CIBC         Contemporary Village                                     100 East Glenolden Avenue
    71       CIBC         Cambridge Park                                           621 Memorial Drive
    82       CIBC         Star Suites                                              1360 High Road
    83       JPMCB        Cove Lake Apartments                                     3351 Cove Lake Drive
    88       CIBC         Bayou Landing Apartments                                 3101 North McGregor Way
    90       JPMCB        Villa Pacifica                                           4650 East 29th Street
    98       CIBC         Westwood Apartments                                      1900 West Liberty Street
   112       CIBC         Eagle Creek and Cedar Hill Portfolio                     Various
  112.1      CIBC         Eagle Creek                                              4845 East Golden Circle
  112.2      CIBC         Cedar Hill                                               8115 South Industrial Drive
   113       CIBC         Presidential Estates                                     41 Whitehouse Drive
   130       CIBC         Bender Creek Apartments                                  14400 Highway 59 North
   131       CIBC         Manor House Apartments                                   703 Bumpas Drive
   134       JPMCB        Pine Gardens                                             6414 Baseline Road
   135       CIBC         La Ventana Apartments                                    3711 Dilido Road
   140       CIBC         Stone Road Apartments                                    1045 Stone Road
   142       JPMCB        Yorkanna MHP                                             156 Lisa Circle

                                                                   NUMBER OF   PROPERTY                   PROPERTY
  LOAN #   CITY                STATE    ZIP CODE    COUNTY         PROPERTIES  TYPE                       SUBTYPE
  ------   ----                -----    --------    ------         ----------  ----                       -------

    10     Sacramento           CA        95814     Sacramento         1       Multifamily                Garden
    16     Beaverton            OR        97007     Washington         1       Multifamily                Garden
    18     Charlotte            NC        28273     Mecklenburg        1       Multifamily                Garden
    19     Newark               DE        19702     New Castle         1       Multifamily                Garden
    25     Las Vegas            NV        89139     Clark              1       Multifamily                Garden
    26     Galveston            TX       Various    Galveston          4       Multifamily                Garden
   26.1    Galveston            TX        77551     Galveston          1       Multifamily                Garden
   26.2    Galveston            TX        77550     Galveston          1       Multifamily                Garden
   26.3    Galveston            TX        77551     Galveston          1       Multifamily                Garden
   26.4    Galveston            TX        77550     Galveston          1       Multifamily                Garden
    28     Las Vegas            NV        89104     Clark              1       Manufactured Housing       Manufactured Housing
    35     Columbus             OH       Various    Various            11      Multifamily                Garden
   35.1    Cincinnati           OH        45236     Hamilton           1       Multifamily                Garden
   35.2    Columbus             OH        43224     Franklin           1       Multifamily                Garden
   35.3    Columbus             OH        43224     Franklin           1       Multifamily                Garden
   35.4    Columbus             OH        43227     Franklin           1       Multifamily                Garden
   35.5    Columbus             OH        43228     Franklin           1       Multifamily                Garden
   35.6    Columbus             OH        43227     Franklin           1       Multifamily                Garden
   35.7    Columbus             OH        43227     Franklin           1       Multifamily                Garden
   35.8    Columbus             OH        43212     Franklin           1       Multifamily                Garden
   35.9    Columbus             OH        43227     Franklin           1       Multifamily                Garden
  35.10    Columbus             OH        43224     Franklin           1       Multifamily                Garden
  35.11    Columbus             OH        43214     Franklin           1       Multifamily                Garden
    44     Dallas               TX        75211     Dallas             1       Multifamily                Garden
    45     Charlotte            NC        28262     Mecklenburg        1       Multifamily                Garden
    46     Wisconsin Dells      WI        53965     Sauk               1       Multifamily                Garden
    56     Colorado Springs     CO        80915     El Paso            1       Multifamily                Garden
    57     Oregon City          OR        97045     Clackamas          1       Manufactured Housing       Manufactured Housing
    58     Austin               TX        78751     Travis             1       Multifamily                Garden
    60     Olympia              WA        98502     Thurston           1       Multifamily                Garden
    63     Glenolden            PA        19036     Delaware           1       Multifamily                Garden
    71     Red Bank             TN        37415     Hamilton           1       Multifamily                Garden
    82     Tallahassee          FL        32304     Leon               1       Multifamily                Garden
    83     Lexington            KY        40509     Fayette            1       Multifamily                Garden
    88     Houston              TX        77004     Harris             1       Multifamily                Garden
    90     Tucson               AZ        85711     Pima               1       Multifamily                Garden
    98     Ann Arbor            MI        48103     Washtenaw          1       Multifamily                Garden
   112     Various              MO       Various    Jefferson          2       Manufactured Housing       Manufactured Housing
  112.1    High Ridge           MO        63049     Jefferson          1       Manufactured Housing       Manufactured Housing
  112.2    Cedar Hill           MO        63016     Jefferson          1       Manufactured Housing       Manufactured Housing
   113     Greece               NY        14616     Monroe             1       Multifamily                Garden
   130     Humble               TX        77396     Harris             1       Multifamily                Garden
   131     McKinney             TX        75069     Collin             1       Multifamily                Garden
   134     Little Rock          AR        72209     Pulaski            1       Multifamily                Garden
   135     Dallas               TX        75228     Dallas             1       Multifamily                Garden
   140     Greece               NY        14616     Monroe             1       Multifamily                Garden
   142     York                 PA        17406     York               1       Manufactured Housing       Manufactured Housing

                                                         PAD                  STUDIO                ONE BEDROOM
                                                  -------------------   --------------------   ----------------------
             CURRENT      LOAN                      NO. OF   AVERAGE       NO. OF   AVERAGE       NO. OF     AVERAGE
  LOAN #   BALANCE ($)   GROUP    TOTAL SF/UNITS      PADS  PAD RENT      STUDIOS STUDIO RENT  1-BR UNITS  1-BR RENT
  ------   -----------   -----    --------------      ----  --------      ------- -----------  ----------  ---------

    10     30,500,000.00   2              408            0         0          131       824          197         903
    16     20,000,000.00   2              351            0         0            0         0          150         543
    18     18,500,000.00   2              384            0         0            0         0          192         495
    19     18,400,000.00   2              278            0         0            0         0           64         835
    25     15,947,260.69   1              194            0         0            0         0           48         908
    26     15,178,950.69   2              556            0         0            0         0          297           0
   26.1    7,972,383.04    2              258            0         0            0         0          157         626
   26.2    2,605,802.81    2               80            0         0            0         0           40         675
   26.3    2,355,574.08    2              120            0         0            0         0           44         525
   26.4    2,245,190.76    2               98            0         0            0         0           56         600
    28     14,978,537.63   1              508          508       382            0         0            0           0
    35     11,500,000.00   2              835            0         0            3         0          606           0
   35.1    2,000,000.00    2              127            0         0            0         0          127         398
   35.2    1,760,000.00    2               79            0         0            0         0            0           0
   35.3    1,750,000.00    2              120            0         0            0         0           95         414
   35.4    1,200,000.00    2               65            0         0            0         0           53         399
   35.5    1,200,000.00    2               66            0         0            0         0           66         395
   35.6    1,160,000.00    2               66            0         0            0         0           35         399
   35.7     880,000.00     2               72            0         0            0         0           56         410
   35.8     600,000.00     2               42            0         0            0         0            0           0
   35.9     550,000.00     2               84            0         0            0         0           76         384
  35.10     250,000.00     2               72            0         0            0         0           59         395
  35.11     150,000.00     2               42            0         0            3       329           39         399
    44     8,752,787.60    2              312            0         0            0         0           43         552
    45     8,500,000.00    2              120            0         0            0         0           18         670
    46     8,500,000.00    2              152            0         0            0         0           64         613
    56     7,000,000.00    2              152            0         0            0         0           32         540
    57     6,976,269.55    1              189          189       434            0         0            0           0
    58     6,972,255.24    2              111            0         0            0         0            8         800
    60     6,600,000.00    2              181            0         0            0         0           88         582
    63     6,490,689.44    2              126            0         0            0         0           57         672
    71     6,000,000.00    2              226            0         0            0         0           74         411
    82     5,200,000.00    2               34            0         0            0         0            0           0
    83     5,092,630.16    2              208            0         0            0         0          136         450
    88     4,500,000.00    2              160            0         0            0         0            0           0
    90     4,410,000.00    2              176            0         0            0         0           94         437
    98     4,000,000.00    2              120            0         0            0         0           60         750
   112     3,590,893.78    1              206          206       241            0         0            0           0
  112.1    2,094,688.04    1              108          108       269            0         0            0           0
  112.2    1,496,205.74    1               98           98       210            0         0            0           0
   113     3,520,000.00    2              144            0         0            0         0          144         513
   130     2,746,112.12    2              110            0         0            0         0           41         524
   131     2,700,000.00    2              100            0         0            0         0           12         475
   134     2,596,242.83    2              137            0         0            5       350           60         376
   135     2,533,687.75    2               87            0         0            0         0           50         585
   140     2,015,000.00    2               60            0         0            0         0           20         530
   142     1,600,000.00    1               69           69       292            0         0            0           0

                  TWO BEDROOM               THREE BEDROOM               FOUR BEDROOM
            ------------------------    -----------------------    -----------------------

                 NO. OF     AVERAGE         NO. OF     AVERAGE          NO. OF    AVERAGE             UTILITIES            ELEVATOR
  LOAN #     2-BR UNITS   2-BR RENT     3-BR UNITS   3-BR RENT      4-BR UNITS  4-BR RENT            TENANT PAYS            PRESENT
  ------     ----------   ---------     ----------   ---------      ----------  ---------            -----------            -------

    10               61       1,208             19       1,605               0          0           Electric, Gas             Yes
    16              201         837              0           0               0          0       Electric, Water, Sewer        No
    18              192         620              0           0               0          0       Electric, Water, Sewer        No
    19              199         923             15       1,085               0          0    Electric, Gas, Water, Sewer      No
    25              110       1,083             36       1,375               0          0       Electric, Water, Sewer        No
    26              253           0              6           0               0          0              Various                No
   26.1             101         966              0           0               0          0                None                 No
   26.2              40         815              0           0               0          0                Gas                  No
   26.3              70         578              6         765               0          0                Gas                  No
   26.4              42         674              0           0               0          0                None                 No
    28                0           0              0           0               0          0                                     NAP
    35              226           0              0           0               0          0              Various                No
   35.1               0           0              0           0               0          0           Electric, Gas             No
   35.2              79         494              0           0               0          0           Electric, Gas             No
   35.3              25         468              0           0               0          0           Electric, Gas             No
   35.4              12         489              0           0               0          0    Electric, Gas, Water, Sewer      No
   35.5               0           0              0           0               0          0           Electric, Gas             No
   35.6              31         459              0           0               0          0    Electric, Gas, Water, Sewer      No
   35.7              16         500              0           0               0          0           Electric, Gas             No
   35.8              42         458              0           0               0          0           Electric, Gas             No
   35.9               8         439              0           0               0          0    Electric, Gas, Water, Sewer      No
   35.10             13         475              0           0               0          0       Electric, Water, Sewer        No
   35.11              0           0              0           0               0          0        Electric, Gas, Water         No
    44              231         645             38         850               0          0          Electric, Water            No
    45               60         741             42       1,043               0          0    Electric, Gas, Water, Sewer      No
    46               88         742              0           0               0          0                None                 No
    56              120         652              0           0               0          0    Electric, Gas, Water, Sewer      No
    57                0           0              0           0               0          0                                     NAP
    58              103       1,056              0           0               0          0    Electric, Gas, Water, Sewer      No
    60               93         665              0           0               0          0           Electric, Gas             No
    63               63         815              5       1,100               1      1,300           Electric, Gas             No
    71              124         525             28         590               0          0            Water, Sewer             No
    82                0           0              0           0              34      1,420       Electric, Water, Sewer        No
    83               72         520              0           0               0          0              Electric               No
    88              160         577              0           0               0          0               Water                 No
    90               66         562             16         779               0          0    Electric, Gas, Water, Sewer      No
    98               60         850              0           0               0          0           Electric, Gas             No
    112               0           0              0           0               0          0                                     NAP
   112.1              0           0              0           0               0          0                                     NAP
   112.2              0           0              0           0               0          0                                     NAP
    113               0           0              0           0               0          0              Electric               No
    130              53         604             16         950               0          0    Electric, Gas, Water, Sewer      No
    131              56         595             20         715              12        790              Electric               No
    134              72         428              0           0               0          0    Electric, Gas, Water, Sewer      No
    135              32         695              5         760               0          0                None                 No
    140              40         588              0           0               0          0           Electric, Gas             No
    142               0           0              0           0               0          0                                     NAP

                                                                         ANNEX C
MARCH 23, 2005                                                 JPMCC 2005-CIBC11

--------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------

                           --------------------------
                                 $1,458,190,000

                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2005-CIBC11

                           --------------------------

                            JPMORGAN CHASE BANK, N.A.
                                    CIBC INC.
                              Mortgage Loan Sellers

JPMORGAN
CREDIT SUISSE FIRST BOSTON                                    CIBC WORLD MARKETS
                                                             WACHOVIA SECURITIES

The analysis in this report is based on information provided by JPMorgan Chase
Bank, N.A. and CIBC Inc. (the "Sellers"). The information contained herein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction. The information contained herein supersedes any previous such information delivered to you. These materials are subject to change, completion or amendment from time to time. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplement relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses
(the "Computational Materials") which have been prepared in reliance upon information furnished by the issuer and the Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials'
appropriateness in any particular context; or as to whether the Computational
Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of J.P. Morgan Securities Inc., CIBC World
Markets Corp., Credit Suisse First Boston LLC, and Wachovia Capital Markets, LLC
(the "Underwriters") or any of their affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC11

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

  CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                           CIBC World Markets Corp.

  CO-MANAGERS:             Credit Suisse First Boston LLC
                           Wachovia Capital Markets, LLC

  MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (52.1%)
                           CIBC Inc. (47.9%)

  MASTER SERVICER:         GMAC Commercial Mortgage Corporation

  SPECIAL SERVICER:        J.E. Robert Company, Inc.

  TRUSTEE/PAYING AGENT:    Wells Fargo Bank, N.A.

  RATING AGENCIES:         Moody's Investors Service Inc.
                           Standard & Poor's Ratings Services

  PRICING DATE:            March 23, 2005

  CLOSING DATE:            On or about March 30, 2005

  CUT-OFF DATE:            With respect to each mortgage loan, the related due
                           date of that mortgage loan in March 2005 or, with
                           respect to those mortgage loans that were originated
                           in February 2005 and have their first payment date in
                           April 2005, March 1, 2005, or, with respect to those
                           mortgage loans that were originated in March 2005 and
                           have their first payment date in either April or May
                           2005, the origination date.

  DISTRIBUTION DATE:       12th of each month, or if the 12th day is not a
                           business day, on the next succeeding business day,
                           beginning in April 2005

  PAYMENT DELAY:           12 days, and with respect to the Class A-JFL
                           Certificates, none

  TAX STATUS:              REMIC and with respect to the A-JFL Certificates, a
                           grantor trust in respect of its beneficial interest
                           in the swap contract

  ERISA CONSIDERATION:     Class A-1, A-2, A-3, A-4, A-SB, A-J, A-JFL, B, C, D,
                           E and X-2 are expected to be ERISA eligible

  OPTIONAL TERMINATION:    1.0% (Clean-up Call)

  MINIMUM DENOMINATIONS:   $10,000 for each class of Certificates other than the
                           Class X-2 Certificates and $1,000,000 with respect to
                           the Class X-2 Certificates.

  SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                ALL MORTGAGE LOANS      LOAN GROUP 1       LOAN GROUP 2
--------------------------                                ------------------      ------------       ------------

INITIAL POOL BALANCE (IPB):                                  $1,800,968,663      $1,588,760,307      $212,208,356
NUMBER OF MORTGAGE LOANS:                                               145                 120                25
NUMBER OF MORTGAGED PROPERTIES:                                         169                 131                38
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:                 $12,420,474         $13,239,669        $8,488,334
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                      $10,656,619         $12,127,941        $5,584,430
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                         5.4041%             5.4245%           5.2510%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                               1.46x               1.48x             1.33x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV)(1,2):                72.9%               72.9%             73.5%
WEIGHTED AVERAGE MATURITY DATE LTV(3):(4)                              63.9%               63.9%             63.6%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(4):                116                 116               114
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(5):                352                 351               358
WEIGHTED AVERAGE SEASONING (MONTHS):                                      1                   1                 2
10 LARGEST MORTGAGE LOANS AS % OF IPB:                                 44.8%               50.7%             69.2%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                              14.1%               14.6%              9.8%
% OF MORTGAGE LOANS WITH SINGLE TENANTS:                                6.5%                7.3%              0.0%

(1)  In the case of 3 mortgage loans (identified as Loan Nos. 24, 65 and 77 on
     Annex A-1 to the prospectus supplement), representing approximately 1.6% of the Initial Pool Balance (approximately 1.8% of the Initial Loan Group 1
     Balance), the stabilized appraised value was used as defined in the related appraisal.

(2)  In the case of 1 mortgage loan (identified as Loan No. 14 on Annex A-1 to the prospectus supplement) in loan group 1, for purposes of calculating cut-off date loan-to-value ratios in this term sheet, the loan-to-value ratio for such mortgage loan of approximately 80.0% was calculated based on a loan balance that excludes $2,240,000 of the original principal balance that is currently being held back from the related borrower. The cut-off date loan-to-value ratio inclusive of such holdback amount is approximately
     87.9%.

(3)  Excludes the fully amortizing mortgage loans.

(4)  Calculated with respect to the respective Anticipated Repayment Date for the ARD Loan.

(5)  Excludes mortgage loans that are interest-only for the entire term.

                                    2 of 12

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC11

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
------------------------

-----------------------------------------------------------------------------------------------------------------------
              EXPECTED RATINGS      APPROXIMATE FACE      CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
   CLASS       (MOODY'S/S&P)            AMOUNT(1)        (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
-----------------------------------------------------------------------------------------------------------------------

 A-1              Aaa/AAA            $   74,490,000           20.000%                2.66            04/05 - 12/09
 A-2              Aaa/AAA            $  171,978,000           20.000%                4.81            01/10 - 04/10
 A-3              Aaa/AAA            $  146,634,000           20.000%                7.00            12/11 - 04/12
 A-4              Aaa/AAA            $  727,260,000           20.000%                9.82            07/14 - 03/15
 A-SB             Aaa/AAA            $  108,204,000           20.000%                7.08            12/09 - 07/14
 A-J              Aaa/AAA            $   67,063,000           13.500%                9.95            03/15 - 03/15
 A-JFL            Aaa/AAA            $   50,000,000           13.500%                9.95            03/15 - 03/15
 B                 Aa2/AA            $   45,025,000           11.000%               10.00            03/15 - 04/15
 C                Aa3/AA-            $   18,009,000           10.000%               10.03            04/15 - 04/15
 D                  A2/A             $   27,015,000            8.500%               10.53            04/15 - 12/16
 E                 A3/A-             $   22,512,000            7.250%               12.07            12/16 - 06/18
 X-2              Aaa/AAA            $1,755,407,000              N/A                  N/A                   N/A
-----------------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES
-------------------------

-----------------------------------------------------------------------------------------------------------------------
              EXPECTED RATINGS      APPROXIMATE FACE      CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
   CLASS       (MOODY'S/S&P)            AMOUNT(1)        (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
-----------------------------------------------------------------------------------------------------------------------

 X-1              Aaa/AAA            $1,800,968,663            N/A                     N/A                 N/A
 A-1A             Aaa/AAA            $  212,208,000           20.000%                  N/A                 N/A
 F               Baa1/BBB+           $   24,763,000            5.875%                  N/A                 N/A
 G                Baa2/BBB           $   18,010,000            4.875%                  N/A                 N/A
 H               Baa3/BBB-           $   24,763,000            3.500%                  N/A                 N/A
 J                Ba1/BB+            $    6,754,000            3.125%                  N/A                 N/A
 K                 Ba2/BB            $    9,005,000            2.625%                  N/A                 N/A
 L                Ba3/BB-            $    6,753,000            2.250%                  N/A                 N/A
 M                 B1/B+             $    4,503,000            2.000%                  N/A                 N/A
 N                  B2/B             $    4,502,000            1.750%                  N/A                 N/A
 P                 B3/B-             $    6,754,000            1.375%                  N/A                 N/A
 NR                NR/NR             $   24,763,663            N/A                     N/A                 N/A
-----------------------------------------------------------------------------------------------------------------------

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for Class A-J and
     Class A-JFL are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations-Weighted Average Life" in the prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date, as applicable, and (c) no excess interest is generated on the mortgage loans.

                                    3 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC11

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    For the purposes of making distributions to the Class A-1, A-2, A-3, A-4,
     A-SB and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3, A-4 and
     A-SB Certificates will be based on amounts available relating to Loan Group
     1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3,
     A-4, A-SB and A-1A Certificates (pro rata to the Class A-1, A-2, A-3, A-4 and A-SB Certificates, from Loan Group 1, and to the Class A-1A
     Certificates from Loan Group 2, the foregoing classes, collectively, the
     "Class A Certificates"), Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid to the Class A-J
     Certificates and Class A-JFL Regular Interest (and the fixed interest payment on the Class A-JFL Regular Interest will be converted under a swap contract to a floating interest payment to the Class A-JFL Certificates as described in the prospectus supplement), pro rata, and then, after payment of the principal distribution amount to such Classes, interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR
     Certificates.

o    The pass-through rates on the Class A-4, Class A-SB, Class A-1A, Class A-J,
     Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
     Class K, Class L, Class M, Class N, Class P and Class NR Certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other
     Certificates.

o    The pass-through rate on the Class A-JFL Certificates will be based on
     LIBOR plus a specified percentage, provided, that interest payments made under the swap contract are subject to reduction as described in the prospectus supplement. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the Class A-JFL accrual period. Under certain circumstances described in the prospectus supplement, the pass-through rate for the Class A-JFL Certificates may convert to a fixed rate, subject to a cap at the weighted average of the net mortgage rates. See "Description of the Swap Contract--The Swap
     Contract" in the prospectus supplement. There may be special requirements under ERISA for purchasing the Class A-JFL Certificates. See "Certain ERISA
     Considerations" in the prospectus supplement.

o    All Classes, except for the Class A-JFL Certificates, will accrue interest on a 30/360 basis. The Class A-JFL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class
     A-JFL Certificates converts to a fixed rate (subject to a cap at the weighted average of the net mortgage rates), interest will accrue on a
     30/360 basis.
--------------------------------------------------------------------------------

                                    4 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC11

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    Generally, the Class A-1, A-2, A-3, A-4 and A-SB Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A
     Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-4 and Class A-SB Certificates has been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-J, Class A-JFL and the Class B
     Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the Class A-1,
     A-2, A-3, A-4, A-SB and A-1A Certificates on a pro rata basis. Principal will generally be distributed on each Distribution Date to the Class of
     Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the prospectus supplement). After the certificate balances of the Class A-1,
     A-2, A-3, A-4, A-SB and A-1A Certificates have been reduced to zero, principal payments will be paid to the Class A-J and A-JFL Certificates, pro rata, and then sequentially to the Class B, C, D, E, F, G, H, J, K, L,
     M, N, P and NR Certificates, until the certificate balance for each such
     Class has been reduced to zero. The Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o    Losses will be borne by the Classes (other than the Class X-1 and X-2
     Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates, then pro rata to the Class A-J and Class
     A-JFL Certificates and then pro rata to the Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-SB and Class A-1A Certificates (without regard to loan group or the Class A-SB planned principal balance).

o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates
     (other than the Class A-JFL Certificates and the Class X-2 Certificates)
     and the A-JFL Regular Interest and the Class A-1A, F, G and H Certificates
     in the following manner: the holders of each class of offered certificates
     (other than the Class A-JFL Certificates and the Class X-2 Certificates)
     and the A-JFL Regular Interest and the Class A-1A, F, G and H Certificates
     will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4, A-SB and A-1A Certificates) on each
     Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates). Any Yield Maintenance Charges
     payable to the A-JFL Regular Interest will be paid to the Swap
     Counterparty.

     YM       Group Principal Paid to Class     (Pass-Through Rate on Class -- Discount Rate)
  Charge  x   -----------------------------     ---------------------------------------------
                Group Total Principal Paid      (Mortgage Rate on Loan -- Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 Certificates.

o    The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
     P&I Advance will be reduced in proportion to such adjustment.
--------------------------------------------------------------------------------

                                    5 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC11

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                    CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------

RANGE OF PRINCIPAL                     NUMBER         PRINCIPAL        % OF       WA          WA UW
BALANCES                             OF LOANS         BALANCE           IPB       LTV         DSCR
--------------------------------------------------------------------------------------------------------

 $1,169,479 - $2,999,999                 18       $   39,965,261         2.2%    67.6%        1.55x
 $3,000,000 - $3,999,999                 29          101,386,092         5.6     68.5%        1.50x
 $4,000,000 - $4,999,999                 15           65,266,611         3.6     73.6%        1.41x
 $5,000,000 - $6,999,999                 27          163,962,024         9.1     73.6%        1.40x
 $7,000,000 - $9,999,999                 20          168,252,582         9.3     74.6%        1.35x
 $10,000,000 - $14,999,999               10          130,096,754         7.2     70.2%        1.47x
 $15,000,000 - $24,999,999               13          243,998,624        13.5     78.1%        1.33x
 $25,000,000 - $49,999,999                6          192,452,761        10.7     75.7%        1.36x
 $50,000,000 - $147,720,000               7          695,587,953        38.6     71.2%        1.56x
--------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                145       $1,800,968,663       100.0%    72.9%        1.46x
--------------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:                        $   12,420,474
 AVERAGE BALANCE PER PROPERTY:                    $   10,656,619
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                   RANGE OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------------------------------
 RANGE OF MORTGAGE INTEREST         NUMBER          PRINCIPAL         % OF       WA         WA UW
RATES                             OF LOANS          BALANCE            IPB       LTV         DSCR
-------------------------------------------------------------------------------------------------------

 4.5000% - 4.9999%                       7      $  210,692,255         11.7%    77.5%        1.61x
 5.0000% - 5.4999%                      66         798,241,127         44.3     72.5%        1.51x
 5.5000% - 5.9999%                      68         764,918,670         42.5     72.4%        1.35x
 6.0000% - 6.7300%                       4          27,116,611          1.5     66.4%        1.63x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:               145      $1,800,968,663        100.0%    72.9%        1.46x
-------------------------------------------------------------------------------------------------------
 WA INTEREST RATE:                  5.4009%
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                           ORIGINAL TERMS TO MATURITY IN MONTHS/ARD IN MONTHS
--------------------------------------------------------------------------------------------------

RANGE OF ORIGINAL              NUMBER         PRINCIPAL          % OF       WA         WA UW
TERMS TO MATURITY             OF LOANS         BALANCE            IPB       LTV         DSCR
--------------------------------------------------------------------------------------------------

 60                                5       $  180,920,325         10.0%    79.2%        1.64x
 84                                8          187,204,023         10.4     71.6%        1.64x
 120                             117        1,227,845,056         68.2     72.6%        1.42x
 (greater than) 120               15          204,999,259         11.4     70.9%        1.35x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         145       $1,800,968,663        100.0%    72.9%        1.46x
--------------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:          117
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                     GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------------------------
                             NUMBER OF       PRINCIPAL        % OF        WA        WA UW
 STATES                     PROPERTIES       BALANCE          IPB        LTV        DSCR
--------------------------------------------------------------------------------------------------

 TEXAS                         29        $  210,372,285       11.7%      68.6%      1.58x
 CALIFORNIA                    14           179,704,201       10.0       73.2%      1.52x
   Southern California         10           109,904,201        6.1       74.8%      1.58x
   Nothern California           4            69,800,000        3.9       70.8%      1.42x
 FLORIDA                        9           177,085,920        9.8       69.2%      1.46x
 NEW YORK                      14           161,827,517        9.0       77.8%      1.28x
 WISCONSIN                      4           150,736,811        8.4       69.6%      1.69x
 PENNSYLVANIA                  15           125,748,781        7.0       73.5%      1.41x
 HAWAII                         1           110,000,000        6.1       69.3%      1.35x
 LOUISIANA                      6            97,882,224        5.4       77.8%      1.33x
 OTHER                         77           587,610,923       32.6       74.8%      1.44x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE    :   169       $1,800,968,663      100.0%      72.9%      1.46x
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                        UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL          % OF       WA      WA UW
 RANGE OF UW DSCRS            OF LOANS          BALANCE            IPB       LTV     DSCR
--------------------------------------------------------------------------------------------------

 1.20X - 1.29X                    37       $   416,562,434         23.1%    77.5%     1.24x
 1.30X - 1.39X                    45           538,367,121         29.9     74.1%     1.35x
 1.40X - 1.49X                    24           273,331,410         15.2     69.8%     1.43x
 1.50X - 1.69X                    23           295,036,341         16.4     76.1%     1.63x
 1.70X - 1.99X                    12           266,878,100         14.8     64.4%     1.82x
 2.00X - 2.99X                     3             9,623,779          0.5     48.6%     2.15x
 3.00X - 3.78X                     1             1,169,479          0.1     20.9%     3.78x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         145       $ 1,800,968,663        100.0%    72.9%     1.46x
--------------------------------------------------------------------------------------------------
 WA UW DSCR:                    1.46X
--------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                         REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
---------------------------------------------------------------------------------------------------

RANGE OF REMAINING TERMS        NUMBER         PRINCIPAL          % OF      WA          WA UW
TO MATURITY                    OF LOANS         BALANCE            IPB      LTV          DSCR
---------------------------------------------------------------------------------------------------

 57 - 60                            5       $  180,920,325         10.0%    79.2%        1.64x
 73 - 84                            8          187,204,023         10.4     71.6%        1.64x
 112 - 120                        117        1,227,845,056         68.2     72.6%        1.42x
 (greater than) 120                15          204,999,259         11.4     70.9%        1.35x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          145       $1,800,968,663        100.0%    72.9%        1.46x
---------------------------------------------------------------------------------------------------
 WA REMAINING TERM:               116
---------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                 PROPERTY TYPE DISTRIBUTION
-------------------------------------------------------------------------------------------------------------------------
                                                         NUMBER OF        PRINCIPAL         % OF         WA       WA UW
 PROPERTY TYPE                   SUB PROPERTY TYPE      PROPERTIES        BALANCE           IPB         LTV       DSCR
-------------------------------------------------------------------------------------------------------------------------

  RETAIL                     Anchored                        46       $  633,796,252        35.2%       74.7%      1.43x
                             Regional Mall                    1          124,000,000         6.9        69.1%      1.78x
                             Shadow Anchored                 14           79,104,112         4.4        76.4%      1.40x
                             Unanchored                      12           56,399,729         3.1        72.5%      1.44x
                              Subtotal:                      73       $  893,300,094        49.6%       73.9%      1.48x
-------------------------------------------------------------------------------------------------------------------------
  OFFICE                     Suburban                        22       $  256,646,393        14.3%       68.5%      1.64x
                             CBD                              4          135,742,953         7.5        77.9%      1.30x
                              Subtotal:                      26       $  392,389,346        21.8%       71.8%      1.52x
-------------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY                Garden                          39       $  228,155,617        12.7%       73.4%      1.33x
-------------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL                 Flex                             6          135,883,842         7.5        69.1%      1.38x
                             Warehouse/Distribution          13       $   72,399,528         4.0%       72.0%      1.42x
                              Subtotal:                      19       $  208,283,370        11.6%       70.1%      1.39x
-------------------------------------------------------------------------------------------------------------------------
  MIXED USE                  Retail/Office                    4       $   28,295,009         1.6%       75.6%      1.29x
-------------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING       Manufactured Housing             5       $   27,145,701         1.5%       77.0%      1.40x
-------------------------------------------------------------------------------------------------------------------------
  HOTEL                      Full Service                     1       $   13,435,421         0.7%       69.6%      1.70x
                             Limited Service                  1            5,971,451         0.3        69.4%      1.64x
                              Subtotal:                       2       $   19,406,872         1.1%       69.5%      1.68x
-------------------------------------------------------------------------------------------------------------------------
  SELF STORAGE               Self Storage                     1       $    3,992,655         0.2%       63.6%      1.77x
-------------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                   169       $1,800,968,663       100.0%       72.9%      1.46x
-------------------------------------------------------------------------------------------------------------------------

                                    6 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC11

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                            ORIGINAL AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------------
RANGE OF ORIGINAL              NUMBER         PRINCIPAL         % OF       WA          WA UW
AMORTIZATION TERMS            OF LOANS         BALANCE           IPB       LTV         DSCR
-------------------------------------------------------------------------------------------------

 180                               2       $   11,128,410         0.7%    62.6%        1.26x
 204 - 240                         8           57,975,915         3.8     68.2%        1.47x
 300                               9           42,601,640         2.8     70.2%        1.43x
 324 - 342                         3           29,900,000         2.0     79.9%        1.22x
 360                             121        1,387,642,699        90.7     72.8%        1.41x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         143       $1,529,248,663       100.0%    72.6%        1.41x
-------------------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:         352
-------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                LTV RATIOS AS OF THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------
                                   NUMBER         PRINCIPAL          % OF     WA          WA UW
 RANGE OF CUT-OFF LTVS           OF LOANS         BALANCE            IPB      LTV         DSCR
-----------------------------------------------------------------------------------------------------

 20.9% - 49.9%                         6      $   15,393,258          0.9%    44.7%        2.16x
 50.0% - 59.9%                         4          93,547,019          5.2     58.7%        1.88x
 60.0% - 64.9%                        17         235,916,067         13.1     63.1%        1.47x
 65.0% - 69.9%                        18         320,040,650         17.8     68.8%        1.55x
 70.0% - 74.9%                        35         219,238,472         12.2     73.0%        1.39x
 75.0% - 80.0%                        65         916,833,197         50.9     78.8%        1.39x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             145      $1,800,968,663        100.0%    72.9%        1.46x
-----------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:         72.9%
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                          AMORTIZATION TYPES
--------------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL          % OF          WA          WA UW
 AMORTIZED TYPES              OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 BALLOON LOANS
   Balloon(2, 6)                  92       $  824,446,211         45.8%        71.2%        1.46x
   Partial Interest-Only          44          667,705,000         37.1         74.5%        1.35x
   Interest Only                   2          271,720,000         15.1         75.0%        1.72x
--------------------------------------------------------------------------------------------------
 SUBTOTAL                        138        1,763,871,211         97.9%        73.0%        1.46x
--------------------------------------------------------------------------------------------------
 FULLY AMORTIZING LOAN             7           37,097,453          2.1%        67.1%        1.35x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         145       $1,800,968,663        100.0%        72.9%        1.46x
--------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                       CURRENT OCCUPANCY RATES(4)
-----------------------------------------------------------------------------------------------------
RANGE OF CURRENT                NUMBER OF         PRINCIPAL          % OF          WA          WA UW
OCCUPANCY RATES                PROPERTIES         BALANCE            IPB          LTV         DSCR
-----------------------------------------------------------------------------------------------------

 65.1% - 80.0%                      7         $   61,290,000          3.4%        73.0%        1.38x
 80.1% - 90.0%                     30            549,381,932         30.8         69.0%        1.58x
 90.1% - 95.0%                     29            180,208,709         10.1         74.3%        1.45x
 95.1% - 100.0%                   101            990,681,150         55.6         74.9%        1.40x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          167         $1,781,561,791        100.0%        73.0%        1.46x
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                              REMAINING AMORTIZATION TERM IN MONTHS(1)
-----------------------------------------------------------------------------------------------------
RANGE OF REMAINING              NUMBER         PRINCIPAL         % OF       WA          WA UW
AMORTIZATION TERMS             OF LOANS         BALANCE           IPB       LTV         DSCR
-----------------------------------------------------------------------------------------------------

 178 - 180                          2       $   11,128,410         0.7%    62.6%        1.26x
 202 -240                           8           57,975,915         3.8     68.2%        1.47x
 297 - 300                          9           42,601,640         2.8     70.2%        1.43x
 324 - 342                          3           29,900,000         2.0     79.9%        1.22x
 352 - 360                        121        1,387,642,699        90.7     72.8%        1.41x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          143       $1,529,248,663       100.0%    72.6%        1.41x
-----------------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:         351
-----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                             LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
----------------------------------------------------------------------------------------------------
RANGE OF MATURITY/ARD            NUMBER         PRINCIPAL          % OF          WA          WA UW
LTVS                            OF LOANS         BALANCE            IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 36.9% - 49.9%                       14      $  151,561,934          8.6%        60.2%        1.81x
 50.0% - 59.9%                       34         424,815,192         24.1         66.8%        1.41x
 60.0% - 69.9%                       78         802,077,483         45.5         75.7%        1.42x
 70.0% - 80.0%                       12         385,416,602         21.9         79.5%        1.47x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            138      $1,763,871,211        100.0%        73.1%        1.46x
----------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY:         63.9%
----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                            YEAR BUILT/RENOVATED(5)
-----------------------------------------------------------------------------------------------------
RANGE OF YEARS                 NUMBER OF         PRINCIPAL          % OF          WA          WA UW
BUILT/RENOVATED                PROPERTIES         BALANCE            IPB          LTV         DSCR
-----------------------------------------------------------------------------------------------------

 1960 - 1969                       12         $   18,956,243          1.1%        69.1%        1.39x
 1970 - 1979                       10             49,116,816          2.7         73.9%        1.41x
 1980 - 1989                       33            370,879,666         20.6         74.1%        1.48x
 1990 - 1999                       27            413,549,780         23.0         72.8%        1.47x
 2000 - 2005                       87            948,466,158         52.7         72.6%        1.45x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          169         $1,800,968,663        100.0%        72.9%        1.46x
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                       PREPAYMENT PROTECTION
--------------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL          % OF          WA          WA UW
 PREPAYMENT PROTECTION        OF LOANS         BALANCE            IPB          LTV          DSCR
--------------------------------------------------------------------------------------------------

 DEFEASANCE                      141       $1,778,851,789         98.8%        73.0%        1.46x
 YIELD MAINTENANCE                 4           22,116,875          1.2         70.3%        1.40x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         145       $1,800,968,663        100.0%        72.9%        1.46x
--------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(3)  Excludes the fully-amortizing mortgage loans.

(4)  Excludes the hotel properties.

(5)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(6)  Includes 1 interest-only ARD only representing 0.7% of the initial pool balance.

                                    7 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2005-CIBC11

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                     CUT-OFF DATE PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------------

RANGE OF PRINCIPAL                    NUMBER          PRINCIPAL       % OF        WA       WA UW
BALANCES                              OF LOANS         BALANCE         IPB        LTV       DSCR
---------------------------------------------------------------------------------------------------

 $1,169,479 - $2,999,999                13         $   27,374,218       1.7%      63.9%      1.63x
 $3,000,000 - $3,999,999                28             97,866,092       6.2       68.1%      1.51x
 $4,000,000 - $4,999,999                12             52,356,611       3.3       74.0%      1.43x
 $5,000,000 - $6,999,999                21            127,606,449       8.0       72.5%      1.41x
 $7,000,000 - $9,999,999                16            135,499,794       8.5       74.2%      1.37x
 $10,000,000 - $14,999,999               9            118,596,754       7.5       70.9%      1.48x
 $15,000,000 - $24,999,999               9            171,919,673      10.8       78.7%      1.33x
 $25,000,000 - $49,999,999               5            161,952,761      10.2       78.4%      1.36x
 $50,000,000 - $147,720,000              7            695,587,953      43.8       71.2%      1.56x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:               120         $1,588,760,307     100.0%      72.9%      1.48x
---------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:        $ 13,239,669
 AVERAGE BALANCE PER PROPERTY:    $ 12,127,941
---------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                     RANGE OF MORTGAGE INTEREST RATES
-------------------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST         NUMBER          PRINCIPAL          % OF          WA         WA UW
RATES                             OF LOANS          BALANCE            IPB          LTV         DSCR
-------------------------------------------------------------------------------------------------------

 4.6936% - 4.9999%                       5      $  185,320,000         11.7%        77.8%        1.63x
 5.0000% - 5.4999%                      49         660,706,502         41.6         72.3%        1.55x
 5.5000% - 5.9999%                      62         715,617,194         45.0         72.4%        1.36x
 6.0000% - 6.7300%                       4          27,116,611          1.7         66.4%        1.63x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:               120      $1,588,760,307        100.0%        72.9%        1.48x
-------------------------------------------------------------------------------------------------------
 WA INTEREST RATE:                  5.4245%
-------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                       ORIGINAL TERMS TO MATURITY/ARD IN MONTHS
------------------------------------------------------------------------------------------
ORIGINAL TERMS TO             NUMBER        PRINCIPAL        % OF        WA       WA UW
MATURITY/ARD                 OF LOANS        BALANCE          IPB        LTV       DSCR
------------------------------------------------------------------------------------------

 60                               4      $  173,948,070       10.9%      79.3%      1.64x
 84                               6         148,804,023        9.4       70.2%      1.73x
 120                             96       1,079,508,956       67.9       72.6%      1.44x
 (greater than) 120              14         186,499,259       11.7       70.3%      1.36x
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        120      $1,588,760,307      100.0%      72.9%      1.48x
------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:         117
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                               GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------------------
                              NUMBER OF        PRINCIPAL        % OF        WA       WA UW
 STATES                      PROPERTIES        BALANCE          IPB        LTV       DSCR
--------------------------------------------------------------------------------------------

 FLORIDA                           8       $  171,885,920       10.8%      68.9%      1.46x
 TEXAS                            19          166,988,492       10.5       67.1%      1.63x
 NEW YORK                         12          156,292,517        9.8       77.7%      1.29x
 CALIFORNIA                       13          149,204,201        9.4       75.6%      1.56x
   Southern California            10          109,904,201        6.9       74.8%      1.58x
   Northern California             3           39,300,000        2.5       78.0%      1.51x
 WISCONSIN                         3          142,236,811        9.0       69.1%      1.72x
 PENNSYLVANIA                     14          119,258,092        7.5       73.2%      1.42x
 HAWAII                            1          110,000,000        6.9       69.3%      1.35x
 LOUISIANA                         6           97,882,224        6.2       77.8%      1.33x
 OTHER                            55          475,012,050       29.9       74.8%      1.47x
--------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         131       $1,588,760,307      100.0%      72.9%      1.48x
--------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
------------------------------------------------------------------------------------------
                               NUMBER        PRINCIPAL        % OF        WA       WA UW
 RANGE OF UW DSCRS           OF LOANS        BALANCE          IPB        LTV       DSCR
------------------------------------------------------------------------------------------

 1.20X - 1.29                    24      $  319,494,157       20.1%      77.7%      1.25x
 1.30X - 1.39X                   42         498,167,121       31.4       74.8%      1.35x
 1.40X - 1.40X                   18         210,659,829       13.3       68.9%      1.43x
 1.50X - 1.69X                   20         282,767,843       17.8       76.1%      1.63x
 1.70X - 1.99X                   12         266,878,100       16.8       64.4%      1.82x
 2.00X - 2.99X                    3           9,623,779        0.6       48.6%      2.15x
 3.00X - 3.78X                    1           1,169,479        0.1       20.9%      3.78x
------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        120      $1,588,760,307      100.0%      72.9%      1.48x
------------------------------------------------------------------------------------------
 WA UW DSCR:                   1.48X
------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                      REMAINING TERMS TO MATURITY/ARD IN MONTHS
-------------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS       NUMBER        PRINCIPAL        % OF        WA       WA UW
TO MATURITY/ARD               OF LOANS        BALANCE          IPB        LTV       DSCR
-------------------------------------------------------------------------------------------

 58 - 60                           4      $  173,948,070       10.9%      79.3%      1.64x
 81 - 84                           6         148,804,023        9.4       70.2%      1.73x
 112 - 120                        96       1,079,508,956       67.9       72.6%      1.44x
 (greater than) 120               14         186,499,259       11.7       70.3%      1.36x
-------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         120      $1,588,760,307      100.0%      72.9%      1.48x
-------------------------------------------------------------------------------------------
 WA REMAINING TERM:              116
-------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                          PROPERTY TYPE DISTRIBUTION
---------------------------------------------------------------------------------------------------------------------
                                                        NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 PROPERTY TYPE                   SUB PROPERTY TYPE     PROPERTIES       BALANCE          IPB        LTV       DSCR
---------------------------------------------------------------------------------------------------------------------

  RETAIL                     Anchored                       46      $  633,796,252       39.9%      74.7%      1.43x
                             Regional Mall                   1         124,000,000        7.8       69.1%      1.78x
                             Shadow Anchored                14          79,104,112        5.0       76.4%      1.40x
                             Unanchored                     12          56,399,729        3.5       72.5%      1.44x
                              Subtotal:                     73      $  893,300,094       56.2%      73.9%      1.48x
---------------------------------------------------------------------------------------------------------------------
  OFFICE                     Suburban                       22      $  256,646,393       16.2%      68.5%      1.64x
                             CBD                             4         135,742,953        8.5       77.9%      1.30x
                              Subtotal:                     26      $  392,389,346       24.7%      71.8%      1.52x
---------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL                 Flex                            6      $  135,883,842        8.6%      69.1%      1.38x
                             Warehouse/Distribution         13          72,399,528        4.6       72.0%      1.42x
                              Subtotal:                     19      $  208,283,370       13.1%      70.1%      1.39x
---------------------------------------------------------------------------------------------------------------------
  MIXED USE                  Retail/Office                   4      $   28,295,009        1.8%      75.6%      1.29x
---------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING       Manufactured Housing            5      $   27,145,701        1.7%      77.0%      1.40x
---------------------------------------------------------------------------------------------------------------------
  HOTEL                      Full Service                    1      $   13,435,421        0.8%      69.6%      1.70x
                             Limited Service                 1           5,971,451        0.4       69.4%      1.64x
                              Subtotal:                      2      $   19,406,872        1.2%      69.5%      1.68x
---------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY                Garden                          1      $   15,947,261        1.0%      72.5%      1.46x
---------------------------------------------------------------------------------------------------------------------
  SELF STORAGE               Self Storage                    1      $    3,992,655        0.3%      63.6%      1.77x
---------------------------------------------------------------------------------------------------------------------
  TOTAL/ WEIGHTED AVERAGE:                                 131      $1,588,760,307      100.0%      72.9%      1.48x
---------------------------------------------------------------------------------------------------------------------

                                    8 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC11

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                           ORIGINAL AMORTIZATION TERM IN MONTHS(1)
------------------------------------------------------------------------------------------------
RANGE OF ORIGINAL              NUMBER         PRINCIPAL        % OF       WA          WA UW
AMORTIZATION TERMS            OF LOANS         BALANCE          IPB       LTV         DSCR
------------------------------------------------------------------------------------------------

 180                               2       $   11,128,410        0.8%    62.6%        1.26x
 204 - 240                         8           57,975,915        4.4     68.2%        1.47x
 300                               9           42,601,640        3.2     70.2%        1.43x
 324                               1            5,400,000        0.4     79.6%        1.20x
 360                              98        1,199,934,343       91.1     72.8%        1.43x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         118       $1,317,040,307      100.0%    72.4%        1.43x
------------------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:         351
------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                              LTV RATIOS AS OF THE CUT-OFF DATE
----------------------------------------------------------------------------------------------------
                                   NUMBER         PRINCIPAL         % OF      WA         WA UW
 RANGE OF CUT-OFF DATE LTV       OF LOANS         BALANCE           IPB       LTV         DSCR
----------------------------------------------------------------------------------------------------

 20.9% - 49.9%                         6      $   15,393,258         1.0%    44.7%        2.16x
 50.0% - 59.5%                         4          93,547,019         5.9     58.7%        1.88x
 60.0% - 64.9%                        15         193,916,067        12.2     63.3%        1.50x
 65.0% - 69.9%                        16         311,630,650        19.6     68.9%        1.56x
 70.0% - 74.9%                        29         165,026,934        10.4     73.0%        1.39x
 75.0% - 80.0%                        50         809,246,379        50.9     78.8%        1.40x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             120      $1,588,760,307       100.0%    72.9%        1.48x
----------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:         72.9%
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                       AMORTIZATION TYPES
--------------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL          % OF          WA         WA UW
 AMORTIZED TYPES              OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 BALLOON LOANS
   Balloon(2, 6)                  77       $  731,682,855         46.1%        70.8%        1.47x
   Partial Interest-Only          34          548,260,000         34.5         74.9%        1.37x
   Interest Only                   2          271,720,000         17.1         75.0%        1.72x
--------------------------------------------------------------------------------------------------
 SUBTOTAL                        113       $1,551,662,855         97.7%        73.0%        1.48x
--------------------------------------------------------------------------------------------------
 FULLY AMORTIZING                  7       $   37,097,453          2.3%        67.1%        1.35x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         120       $1,588,760,307        100.0%        72.9%        1.48x
--------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                     CURRENT OCCUPANCY RATES(4)
----------------------------------------------------------------------------------------------------
                                NUMBER OF         PRINCIPAL         % OF          WA         WA UW
 CURRENT OCCUPANCY RATES       PROPERTIES         BALANCE           IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 65.1% - 70.0%                      1         $   22,869,558         1.5%        77.3%        1.36x
 70.1% - 80.0%                      4             29,517,655         1.9         70.4%        1.45x
 80.1% - 90.0%                     20            464,367,119        29.6         68.8%        1.63x
 90.1% - 95.0%                     16            138,102,333         8.8         74.1%        1.48x
 95.1% - 100.0%                    88            914,496,771        58.3         74.8%        1.40x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          129         $1,569,353,435       100.0%        72.9%        1.47x
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                               REMAINING AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------------------
RANGE OF REMAINING              NUMBER OF         PRINCIPAL        % OF       WA         WA UW
AMORTIZATION TERMS                LOANS            BALANCE          IPB       LTV         DSCR
----------------------------------------------------------------------------------------------------

 178 -180                            2         $   11,128,410        0.8%    62.6%        1.26x
 202 - 240                           8             57,975,915        4.4     68.2%        1.47x
 297 - 300                           9             42,601,640        3.2     70.2%        1.43x
 324                                 1              5,400,000        0.4     79.6%        1.20x
 352 - 360                          98          1,199,934,343       91.1     72.8%        1.43x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           118         $1,317,040,307      100.0%    72.4%        1.43x
----------------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:          350
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                            LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
--------------------------------------------------------------------------------------------------
RANGE OF MATURITY/ARD           NUMBER         PRINCIPAL         % OF       WA         WA UW
LTVS                           OF LOANS         BALANCE           IPB       LTV         DSCR
--------------------------------------------------------------------------------------------------

 36.9% - 49.9%                      14      $  151,561,934         9.8%    60.2%        1.81x
 50.0% - 59.9%                      28         362,906,292        23.4     67.2%        1.43x
 60.0% - 69.9%                      62         687,250,282        44.3     75.6%        1.43x
 70.0% - 80.0%                       9         349,944,347        22.6     79.5%        1.49x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           113      $1,551,662,855       100.0%    73.0%        1.48x
--------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY         63.9%
--------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                     YEAR BUILT/RENOVATED(5)
----------------------------------------------------------------------------------------------------
RANGE OF YEARS                 NUMBER OF         PRINCIPAL         % OF          WA         WA UW
BUILT/RENOVATED                PROPERTIES         BALANCE           IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------

 1960 - 1969                        1         $    3,700,000         0.2%        66.7%        1.38x
 1970 - 1979                        5             31,551,013         2.0         74.0%        1.47x
 1980 - 1989                       31            359,469,666        22.6         74.1%        1.49x
 1990 - 1999                       25            375,149,780        23.6         72.4%        1.49x
 2000 - 2005                       69            818,889,848        51.5         72.5%        1.47x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          131         $1,588,760,307       100.0%        72.9%        1.48x
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                        PREPAYMENT PROTECTION
--------------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL          % OF          WA         WA UW
 PREPAYMENT PROTECTION        OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------

 DEFEASANCE                      116       $1,566,643,433         98.6%        72.9%        1.48x
 YIELD MAINTENANCE                 4           22,116,875          1.4         70.3%        1.40x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         120       $1,588,760,307        100.0%        72.9%        1.48x
--------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans which pay interest only for a portion of their term.

(3)  Excludes fully-amortizing loans.

(4)  Excludes the hotel properties.

(5)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(6)  Includes 1 amortizing ARD loan representing 0.8% of the loan group 1 initial pool balance.

                                    9 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC11

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                    CUT-OFF DATE PRINCIPAL BALANCE
----------------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL                     NUMBER          PRINCIPAL         % OF       WA         WA UW
BALANCES                               OF LOANS          BALANCE          IPB       LTV         DSCR
----------------------------------------------------------------------------------------------------------

 $2,015,000 - $2,999,999                      5      $  12,591,043         5.9%    75.9%        1.37x
 $3,000,000 - $3,999,999                      1          3,520,000         1.7     80.0%        1.21x
 $4,000,000 - $4,999,999                      3         12,910,000         6.1     72.1%        1.32x
 $5,000,000 - $6,999,999                      6         36,355,575        17.1     77.5%        1.35x
 $7,000,000 - $9,999,999                      4         32,752,788        15.4     76.2%        1.27x
 $10,000,000 - $14,999,999                    1         11,500,000         5.4     63.4%        1.41x
 $15,000,000 - $24,999,999                    4         72,078,951        34.0     76.4%        1.33x
 $25,000,000 - $30,500,000                    1         30,500,000        14.4     61.5%        1.31x
----------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                     25      $ 212,208,356       100.0%    73.5%        1.33x
----------------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:           $8,488,334
 AVERAGE BALANCE PER PROPERTY:       $5,584,430
----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                   RANGE OF MORTGAGE INTEREST RATES
------------------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST         NUMBER         PRINCIPAL          % OF          WA         WA UW
RATES                             OF LOANS          BALANCE           IPB          LTV         DSCR
------------------------------------------------------------------------------------------------------

 4.5000% - 4.9999%                       2      $  25,372,255         12.0%       75.1%        1.46x
 5.0000% - 5.4999%                      17        137,534,625         64.8        73.4%        1.32x
 5.5000% - 5.8800%                       6         49,301,475         23.2        72.8%        1.27x
------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                25      $ 212,208,356        100.0%       73.5%        1.33x
------------------------------------------------------------------------------------------------------
 WA INTEREST RATE:                  5.2510%
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                               ORIGINAL TERMS TO MATURITY/ARD IN MONTHS
------------------------------------------------------------------------------------------------
ORIGINAL TERMS TO              NUMBER        PRINCIPAL         % OF       WA         WA UW
MATURITY/ARD                  OF LOANS         BALANCE          IPB       LTV         DSCR
------------------------------------------------------------------------------------------------

 60                                1       $   6,972,255         3.3%    76.6%        1.59x
 84                                2          38,400,000        18.1     77.4%        1.30x
 120                              21         148,336,101        69.9     71.9%        1.33x
 (greater than) 120                1          18,500,000         8.7     76.8%        1.25x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          25       $ 212,208,356       100.0%    73.5%        1.33x
------------------------------------------------------------------------------------------------
 WA ORIGINAL LOAN TERM:          117
------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                        GEOGRAPHIC DISTRIBUTION
---------------------------------------------------------------------------------------------------
                               NUMBER OF        PRINCIPAL          % OF          WA         WA UW
 STATES                       PROPERTIES         BALANCE           IPB          LTV         DSCR
---------------------------------------------------------------------------------------------------

 TEXAS                            10         $  43,383,793         20.4%        74.3%        1.41x
 CALIFORNIA                        1            30,500,000         14.4         61.5%        1.31x
   Northern California             1            30,500,000         14.4         61.5%        1.31x
 NORTH CAROLINA                    2            27,000,000         12.7         77.6%        1.30x
 OREGON                            1            20,000,000          9.4         80.0%        1.20x
 DELAWARE                          1            18,400,000          8.7         74.5%        1.41x
 OHIO                             11            11,500,000          5.4         63.4%        1.41x
 OTHER                            12            61,424,562         28.9         76.5%        1.29x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          38         $ 212,208,356        100.0%        73.5%        1.33x
---------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                           UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
------------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL         % OF      WA         WA UW
 RANGE OF UW DSCRS            OF LOANS         BALANCE          IPB       LTV         DSCR
------------------------------------------------------------------------------------------------

 1.20X - 1.29X                    13       $  97,068,277        45.7     76.6%        1.23x
 1.30X - 1.39X                     3          40,200,000        18.9     66.0%        1.32x
 1.40X - 1.49X                     6          62,671,581        29.5     72.8%        1.43x
 1.50X - 1.59X                     3          12,268,498         5.8     77.4%        1.58x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          25       $ 212,208,356       100.0%    73.5%        1.33x
------------------------------------------------------------------------------------------------
 WA UW DSCR:                    1.33X
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                REMAINING TERMS TO MATURITY/ARD IN MONTHS
-------------------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS        NUMBER        PRINCIPAL         % OF       WA         WA UW
TO MATURITY/ARDS               OF LOANS         BALANCE          IPB       LTV         DSCR
-------------------------------------------------------------------------------------------------

 57 - 60                            1       $   6,972,255         3.3%    76.6%        1.59x
 73 - 84                            2          38,400,000        18.1     77.4%        1.30x
 112 - 120                         21         148,336,101        69.9     71.9%        1.33x
 (greater than) 120                 1          18,500,000         8.7     76.8%        1.25x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           25       $ 212,208,356       100.0%    73.5%        1.33x
-------------------------------------------------------------------------------------------------
 WA REMAINING TERM:               114
-------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                        PROPERTY TYPE DISTRIBUTION
-----------------------------------------------------------------------------------------------------------
                                          NUMBER OF       PRINCIPAL         % OF          WA        WA UW
 PROPERTY TYPE      SUB PROPERTY TYPE    PROPERTIES        BALANCE          IPB          LTV        DSCR
-----------------------------------------------------------------------------------------------------------

  MULTIFAMILY            Garden              38        $ 212,208,356        100.0%       73.5%       1.33x
-----------------------------------------------------------------------------------------------------------
  TOTAL:                                     38        $ 212,208,356        100.0%       73.5%       1.33x
-----------------------------------------------------------------------------------------------------------

                                    10 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC11

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                ORIGINAL AMORTIZATION TERM IN MONTHS
------------------------------------------------------------------------------------------------
RANGE OF ORIGINAL              NUMBER        PRINCIPAL         % OF       WA          WA UW
AMORTIZATION TERMS            OF LOANS        BALANCE           IPB       LTV         DSCR
------------------------------------------------------------------------------------------------

 330 - 342                         2       $ 24,500,000         11.5%    80.0%        1.22x
 354 - 360                        23        187,708,356         88.5     72.6%        1.34x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          25       $212,208,356        100.0%    73.5%        1.33x
------------------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:         358
------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                  LTV RATIOS AS OF THE CUT-OFF DATE
---------------------------------------------------------------------------------------------------
                                   NUMBER        PRINCIPAL         % OF          WA          WA UW
 RANGE OF CUT-OFF DATE LTVS      OF LOANS        BALANCE           IPB          LTV          DSCR
---------------------------------------------------------------------------------------------------

 61.5% - 64.9%                         2      $ 42,000,000         19.8%        62.0%        1.34x
 65.0% - 69.9%                         2         8,410,000          4.0         67.9%        1.32x
 70.0% - 74.9%                         6        54,211,538         25.5         73.2%        1.36x
 75.0% - 80.0%                        15       107,586,818         50.7         78.6%        1.30x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:              25      $212,208,356        100.0%        73.5%        1.33x
---------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:         73.5%

------------------------------------------------------------------------------------------------
                                          AMORTIZATION TYPES
------------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL         % OF          WA          WA UW
 AMORTIZED TYPES              OF LOANS        BALANCE           IPB          LTV          DSCR
------------------------------------------------------------------------------------------------

 BALLOON LOANS
   Partial Interest-Only          10       $119,445,000         56.3%        72.8%        1.29x
   Balloon Loans(1)               15         92,763,356         43.7         74.4%        1.37x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          25       $212,208,356        100.0%        73.5%        1.33x
------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                      CURRENT OCCUPANCY RATES
---------------------------------------------------------------------------------------------------
RANGE OF CURRENT               NUMBER OF        PRINCIPAL         % OF          WA          WA UW
OCCUPANCY RATES                PROPERTIES        BALANCE           IPB          LTV         DSCR
---------------------------------------------------------------------------------------------------

 76.0% - 80.0%                      2         $  8,902,788          4.2%        70.5%        1.20x
 80.1% - 85.0%                      3           17,475,013          8.2         74.0%        1.39x
 85.1% - 90.0%                      7           67,539,800         31.8         69.7%        1.28x
 90.1% - 95.0%                     13           42,106,377         19.8         74.7%        1.32x
 95.1% - 100.0%                    13           76,184,378         35.9%        76.4%        1.37x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           38         $212,208,356        100.0%        73.5%        1.33x
---------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                              REMAINING AMORTIZATION TERM IN MONTHS
-------------------------------------------------------------------------------------------------
RANGE OF REMAINING              NUMBER        PRINCIPAL         % OF        WA          WA UW
AMORTIZATION TERMS             OF LOANS        BALANCE           IPB        LTV         DSCR
-------------------------------------------------------------------------------------------------

 330 - 342                          2       $ 24,500,000         11.5%    80.0%        1.22x
 354 - 360                         23        187,708,356         88.5     72.6%        1.34x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           25       $212,208,356        100.0%    73.5%        1.33x
-------------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:         357
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                           LTV RATIOS AS OF THE MATURITY/ARD DATE
--------------------------------------------------------------------------------------------------
RANGE OF MATURITY/ARD            NUMBER        PRINCIPAL         % OF       WA          WA UW
LTVS                            OF LOANS        BALANCE           IPB       LTV         DSCR
--------------------------------------------------------------------------------------------------

 53.4% - 59.9%                        6      $ 61,908,900         29.2%    64.4%        1.31x
 60.0% - 64.9%                        6        49,908,881         23.5     75.5%        1.34x
 65.0% - 72.6%                       13       100,390,575         47.3     78.1%        1.32x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             25      $212,208,356        100.0%    73.5%        1.33x
--------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY:         63.6%
--------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                     YEAR BUILT/RENOVATED(2)
---------------------------------------------------------------------------------------------------
RANGE OF YEARS                 NUMBER OF        PRINCIPAL         % OF          WA          WA UW
BUILT/RENOVATED                PROPERTIES        BALANCE           IPB          LTV         DSCR
---------------------------------------------------------------------------------------------------

 1960 - 1969                       11         $ 15,256,243          7.2%        69.6%        1.39x
 1970 - 1979                        5           17,565,803          8.3         73.6%        1.31x
 1980 - 1989                        2           11,410,000          5.4         73.3%        1.25x
 1990 - 1999                        2           38,400,000         18.1         77.4%        1.30x
 2000 - 2004                       18          129,576,310         61.1         72.8%        1.33x
---------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           38         $212,208,356        100.0%        73.5%        1.33x
---------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                        PREPAYMENT PROTECTION
-----------------------------------------------------------------------------------------------
                              NUMBER        PRINCIPAL         % OF          WA          WA UW
 PREPAYMENT PROTECTION      OF LOANS        BALANCE           IPB           LTV         DSCR
-----------------------------------------------------------------------------------------------

 DEFEASANCE                     25       $212,208,356         100.0%        73.5%        1.33x
-----------------------------------------------------------------------------------------------
 TOTAL:                         25       $212,208,356         100.0%        73.5%        1.33x
-----------------------------------------------------------------------------------------------

(1)  Excludes the mortgage loans which pay interest only for a portion of their term.

(2)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                    11 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC11

--------------------------------------------------------------------------------
                             TOP 15 MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              CUT-OFF
 LOAN     LOAN NAME                     LOAN   CUT-OFF DATE   % OF             UNIT OF   LOAN PER       UW      LTV      PROPERTY
SELLER(1) (LOCATION)                    GROUP     BALANCE     IPB       UNITS  MEASURE     UNIT       DSCR     RATIO       TYPE
------------------------------------------------------------------------------------------------------------------------------------

 JPMCB    DRA Portfolio                    1    $147,720,000   8.2%    912,254   SF      $    162     1.67x    80.0%     Retail
          (Various, Various)
 JPMCB    Southridge Mall                  1     124,000,000   6.9%    617,139   SF      $    201     1.78x    69.1%     Retail
          (Greendale, WI)
 JPMCB    Airport Industrial Park          1     110,000,000   6.1%    826,390   SF      $    133     1.35x    69.3%     Industrial
          (Honolulu, HI)
 CIBC     Palm Springs Mile                1     107,000,000   5.9%  1,176,383   SF      $     91     1.43x    63.7%     Retail
          (Hialeah, FL)
 JPMCB    Memorial Office Portfolio        1      80,000,000   4.4%  1,077,239   SF      $     74     1.91x    59.3%     Office
          (Houston, TX)
------------------------------------------------------------------------------------------------------------------------------------
 JPMCB    90 Fifth Avenue                  1      67,000,000   3.7%    129,418   SF      $    518     1.26x    79.8%     Office
          (New York, NY)
 CIBC     Poydras Plaza                    1      59,867,953   3.3%    950,012   SF      $     63     1.36x    77.3%     Office
          (New Orleans, LA)
 JPMCB    The Pinnacle in Kierland         1      43,500,000   2.4%    263,514   SF      $    165     1.58x    76.7%     Office
          (Scottsdale, AZ)
 CIBC     Southmont Center                 1      36,913,909   2.0%    228,467   SF      $    162     1.25x    78.2%     Retail
          (Bethlehem, PA)
 CIBC     Capitol Towers                   2      30,500,000   1.7%        414   Units   $ 73,671(2)  1.31x    61.5%     Multifamily
          (Sacramento, CA)
------------------------------------------------------------------------------------------------------------------------------------
 CIBC     River Oaks Plaza                 1      29,000,000   1.6%    195,254   SF      $    149     1.27x    79.5%     Retail
          (Houston, TX)
 CIBC     Meridian Mark I & Meridian
            Mark II Portfolio              1      27,000,000   1.5%    382,267   SF      $     71     1.27x    78.8%     Office
          (Carmel, IN)
 JPMCB    West Valley Shopping Center      1      25,538,852   1.4%    281,291   SF      $     91     1.37x    79.8%     Retail
          (Saginaw, MI)
 JPMCB    Northern Lights Shopping Center  1      24,800,000   1.4%    361,009   SF      $     69     1.36x    80.0%(3)   Retail
          (Columbus, OH)
 JPMCB    Lowes Metairie                   1      23,400,000   1.3%    120,000   SF      $    195     1.23x    79.9%     Retail
          (Metairie, LA)
------------------------------------------------------------------------------------------------------------------------------------
          TOP 5 TOTAL/WEIGHTED AVERAGE:         $568,720,000  31.6%                                   1.62x    69.6%
          TOP 10 TOTAL/WEIGHTED AVERAGE:        $806,501,862  44.8%                                   1.54x    71.5%
          TOP 15 TOTAL/WEIGHTED AVERAGE:        $936,240,714  52.0%                                   1.51x    72.6%
------------------------------------------------------------------------------------------------------------------------------------

(1)  "JPMCB" = JPMorgan Chase Bank, N.A., "CIBC" = CIBC Inc.

(2)  The property contains 408 residential units and 6 retail units.

(3)  In the case of 1 mortgage loan (identified as Loan No. 14 on Annex A-1 to the prospectus supplement) in loan group 1, for purposes of calculating cut-off date loan-to-value ratios in this term sheet, the loan-to-value ratio for such mortgage loan of approximately 80.0% was calculated based on a loan balance that excludes $2,240,000 of the original principal balance that is currently being held back from the related borrower. The cut-off date loan-to-value ratio inclusive of such holdback amount is approximately
     87.9%.

                                    12 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------
                                            DISTRIBUTION DATE STATEMENT

                      =======================================================================

                      STATEMENT SECTIONS                                              PAGE(S)
                      ------------------                                              -------

                      Certificate Distribution Detail                                    2
                      Certificate Factor Detail                                          3
                      Reconciliation Detail                                              4
                      Other Required Information                                         5
                      Cash Reconciliation Detail                                         6
                      Ratings Detail                                                     7
                      Current Mortgage Loan and Property Stratification Tables         8 - 10
                      Mortgage Loan Detail                                              11
                      Principal Prepayment Detail                                       12
                      Historical Detail                                                 13
                      Delinquency Loan Detail                                           14
                      Specially Serviced Loan Detail                                  15 - 16
                      Modified Loan Detail                                              17
                      Liquidated Loan Detail                                            18
                      Bond/Collateral Realized Loss Reconciliation                      19
                      =======================================================================

                   DEPOSITOR                                  MASTER SERVICER                           SPECIAL SERVICER
==============================================  =========================================  =========================================
J.P. Morgan Chase Commercial Mortgage           GMAC Commercial Mortgage Corporation       J.E. Robert Company, Inc.
  Securities Corp.                              550 California Street                      15455 Dallas Parkway
270 Park Avenue                                 San Francisco, CA 94104                    Suite 600
10th Floor                                                                                 Addison, TX 75001
New York, NY 10017

Contact:      Brian Baker                       Contact:      CMBS Portfolio Manager       Contact:      Debra H. Morgan
Phone Number: (212) 834-3813                    Phone Number: (415) 835-9200               Phone Number: (972) 764-5248
==============================================  =========================================  =========================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                    Page 1 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------
                                          CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
Class     CUSIP     Pass-Through    Original    Beginning     Principal       Interest    Prepayment   Realized Loss/
                       Rate          Balance     Balance    Distribution    Distribution   Premium    Additional Trust     Total
                                                                                                       Fund Expenses    Distribution
====================================================================================================================================
  A-1                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-2                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-3                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-SB               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-4                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-1A               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-J                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
 A-JFL               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   B                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   C                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   D                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   E                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   F                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   G                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   H                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   J                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   K                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   L                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   M                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   N                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   P                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  NR                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   R                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================
Totals                                0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================

====================================
Class        Ending     Current
             Balance  Subordination
                        Level (1)
====================================
  A-1          0.00        0.00
  A-2          0.00        0.00
  A-3          0.00        0.00
  A-SB         0.00        0.00
  A-4          0.00        0.00
  A-1A         0.00        0.00
  A-J          0.00        0.00
 A-JFL         0.00        0.00
   B           0.00        0.00
   C           0.00        0.00
   D           0.00        0.00
   E           0.00        0.00
   F           0.00        0.00
   G           0.00        0.00
   H           0.00        0.00
   J           0.00        0.00
   K           0.00        0.00
   L           0.00        0.00
   M           0.00        0.00
   N           0.00        0.00
   P           0.00        0.00
  NR           0.00        0.00
   R           0.00        0.00
====================================
Totals         0.00        0.00
====================================

============================================================================================================================
Class      Cusip       Pass-Through      Original      Beginning        Interest       Prepayment     Total         Ending
                          Rate           Notional      Notional       Distribution       Premium    Distribution   Notional
                                          Amount        Amount                                                      Amount
============================================================================================================================
X-1                     0.000000           0.00           0.00            0.00            0.00        0.00           0.00
X-2                     0.000000           0.00           0.00            0.00            0.00        0.00           0.00
============================================================================================================================
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                    Page 2 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                    CERTIFICATE FACTOR DETAIL

   =============================================================================================================================
      Class\         CUSIP         Beginning      Principal         Interest        Prepayment     Realized Loss/       Ending
     Component                      Balance      Distribution     Distribution       Premium      Additional Trust      Balance
                                                                                                    Fund Expenses
   =============================================================================================================================
      A-1                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-2                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-3                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-SB                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-4                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-1A                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-J                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
     A-JFL                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       B                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       C                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       D                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       E                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       F                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       G                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       H                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       J                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       K                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       L                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       M                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       N                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       P                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      NR                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       R                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
   =============================================================================================================================

   ===========================================================================================
     Class         CUSIP         Beginning         Interest        Prepayment         Ending
                                  Notional       Distribution       Premium          Notional
                                   Amount                                             Amount
   ===========================================================================================
      X-1                        0.00000000       0.00000000       0.00000000       0.00000000
      X-2                        0.00000000       0.00000000       0.00000000       0.00000000
   ===========================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 3 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

               ADVANCE SUMMARY                                            MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                      0.00      Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding                  0.00      Less Master Servicing Fees on Delinquent Payments                  0.00
                                                          Less Reductions to Master Servicing Fees                           0.00
Reimbursements for Interest on P&I              0.00      Plus Master Servicing Fees on Delinquent Payments Received         0.00
Advances paid from general collections                    Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                          Total Master Servicing Fees Collected                              0.00
Reimbursements for Interest on Servicing        0.00
Advances paid from general collections

 CERTIFICATE INTEREST RECONCILIATION

====================================================================================================================================
 Class     Accrued         Net Aggregate      Distributable     Distributable       Additional      Interest     Remaining Unpaid
         Certificate         Prepayment        Certificate   Certificate Interest   Trust Fund    Distribution     Distributable
           Interest      Interest Shortfall      Interest         Adjustment         Expenses                   Certificate Interest
====================================================================================================================================
  A-1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-3       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-SB      0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-4       0.00                0.00               0.00              0.00               0.00          0.00              0.00
 A-1A       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-J       0.00                0.00               0.00              0.00               0.00          0.00              0.00
 A-JFL      0.00                0.00               0.00              0.00               0.00          0.00              0.00
  X-1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  X-2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
   B        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   C        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   D        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   E        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   F        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   G        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   H        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   J        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   K        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   L        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   M        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   N        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   P        0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================
  Totals    0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 4 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                  0.00               Additional Trust Fund Expenses/(Gains)         0.00

Aggregate Number of Outstanding Loans             0                         Fees Paid to Special Servicer        0.00

Aggregate Unpaid Principal Balance of Loans    0.00                         Interest on Advances                 0.00

Aggregate Stated Principal Balance of Loans    0.00                         Other Expenses of Trust              0.00

Aggregate Amount of Master Servicing Fee       0.00

Aggregate Amount of Special Servicing Fee      0.00

Aggregate Amount of Trustee Fee                0.00

Aggregate Primary Servicing Fee                0.00                Appraisal Reduction Amount

Aggregate Trust Fund Expenses                  0.00                =================================================================
                                                                                       Appraisal      Cumulative        Most Recent
                                                                        Loan           Reduction         ASER            App. Red.
                                                                       Number           Effected        Amount              Date
                                                                   =================================================================

                                                                   =================================================================
                                                                   Total
                                                                   =================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 5 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
 INTEREST:
     Interest paid or advanced                                                              0.00
     Interest reductions due to Non-Recoverability Determinations                           0.00
     Interest Adjustments                                                                   0.00
     Deferred Interest                                                                      0.00
     Net Prepayment Interest Shortfall                                                      0.00
     Net Prepayment Interest Excess                                                         0.00
     Extension Interest                                                                     0.00
     Interest Reserve Withdrawal                                                            0.00
                                                                                                 -------
          TOTAL INTEREST COLLECTED                                                                  0.00

 PRINCIPAL:
     Scheduled Principal                                                                    0.00
     Unscheduled Principal                                                                  0.00
          Principal Prepayments                                                             0.00
          Collection of Principal after Maturity Date                                       0.00
          Recoveries from Liquidation and Insurance Proceeds                                0.00
          Excess of Prior Principal Amounts paid                                            0.00
          Curtailments                                                                      0.00
     Negative Amortization                                                                  0.00
     Principal Adjustments                                                                  0.00
                                                                                                 -------
          TOTAL PRINCIPAL COLLECTED                                                                 0.00
 OTHER:
     Prepayment Penalties/Yield Maintenance                                                 0.00
     Repayment Fees                                                                         0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Received                                                               0.00
     Net Swap Counterparty Payments Received                                                0.00
                                                                                                 -------
          TOTAL OTHER FUNDS COLLECTED                                                               0.00
                                                                                                 -------
TOTAL FUNDS COLLECTED                                                                               0.00
                                                                                                 =======

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                                                  0.00
      Trustee Fee                                                                           0.00
      Certificate Administration Fee                                                        0.00
      Insurer Fee                                                                           0.00
      Miscellaneous Fee                                                                     0.00
                                                                                                 -------
            TOTAL FEES                                                                              0.00

  ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                                                0.00
      ASER Amount                                                                           0.00
      Special Servicing Fee                                                                 0.00
      Rating Agency Expenses                                                                0.00
      Attorney's Fees & Expenses                                                            0.00
      Bankruptcy Expense                                                                    0.00
      Taxes Imposed on Trust Fund                                                           0.00
      Non-Recoverable Advances                                                              0.00
      Other Expenses                                                                        0.00
                                                                                                 -------
            TOTAL ADDITIONAL TRUST FUND EXPENSES                                                    0.00

      Interest Reserve Deposit                                                              0.00

  PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
     Interest Distribution                                                                  0.00
     Principal Distribution                                                                 0.00
     Yield Maintenance/Prepayment Penalties                                                 0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Paid                                                                   0.00
     Net Swap Counterparty Payments Paid                                                    0.00
                                                                                                 -------
            TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                           0.00
                                                                                                 -------
TOTAL FUNDS DISTRIBUTED                                                                             0.00
                                                                                                 =======

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 6 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL

------------------------------------------------------------------------------------------------------------------------------------

            ============================================================================================================
                                                         Original Ratings                      Current Ratings (1)
                   Class             CUSIP      ------------------------------------------------------------------------
                                                 Fitch       Moody's       S & P        Fitch      Moody's      S & P
            ============================================================================================================
                    A-1
                    A-2
                    A-3
                    A-SB
                    A-4
                    A-1A
                    A-J
                   A-JFL
                    X-1
                    X-2
                     B
                     C
                     D
                     E
                     F
                     G
                     H
                     J
                     K
                     L
                     M
                     N
                     P
            ============================================================================================================
              NR - Designates that the class was not rated by the above agency at the time of original issuance.
               X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
             N/A - Data not available this period.

         1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

                 Fitch, Inc.                            Moody's Investors Service              Standard & Poor's Rating Services
                 One State Street Plaza                 99 Church Street                       55 Water Street
                 New York, New York 10004               New York, New York 10007               New York, New York 10041
                 (212) 908-0500                         (212) 553-0300                         (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 7 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                      SCHEDULED BALANCE                                                         STATE (3)
================================================================  ==================================================================
                                   %of                                                              % of
 Scheduled    # of   Scheduled     Agg.  WAM         Weighted                   # of    Scheduled    Agg    WAM          Weighted
  Balance    loans    Balance      Bal.  (2)  WAC   Avg DSCR (1)     State     Props.    Balance     Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ==================================================================

================================================================  ==================================================================
  Totals                                                             Totals
================================================================  ==================================================================

  See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 8 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

          DEBT SERVICE COVERAGE RATIO                                                       PROPERTY TYPE (3)
================================================================  ================================================================
                                 % of                                                               % of
 Debt Service    # of  Scheduled  Agg.   WAM          Weighted                    # of   Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans   Balance   Bal.   (2)  WAC  Avg DSCR (1)   Property Type  Props.   Balance    Bal.  (2)   WAC  Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
    Totals                                                           Totals
================================================================  ================================================================

                            NOTE RATE                                                         SEASONING
================================================================  ================================================================
                                % of                                                               % of
    Note       # of  Scheduled   Agg.  WAM            Weighted                   # of  Scheduled   Agg   WAM            Weighted
    Rate      loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)    Seasoning   loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
   Totals                                                            Totals
================================================================  ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 9 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================   ================================================================
 Anticipated                     % of                                Remaining                     % of
  Remaining     # of  Scheduled   Agg.   WAM         Weighted         Stated      # of  Scheduled   Agg.   WAM         Weighted
   Term (2)    loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)        Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

      REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                              AGE OF MOST RECENT NOI
================================================================   ================================================================
  Remaining                      % of                                                              % of
Amortization    # of  Scheduled   Agg.   WAM         Weighted        Age of Most. # of  Scheduled   Agg.   WAM         Weighted
     Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)      Recent NOI  loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

(1)   Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided for this calculation.

(2)   Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
      Anticipated Repayment Date, if applicable, and the maturity date.

(3)   Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
      Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 10 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                                                               Anticipated
 Loan                    Property                                   Interest       Principal       Gross        Repayment   Maturity
Number         ODCR      Type (1)          City          State       Payment        Payment        Coupon          Date        Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

====================================================================================================================================
                  Neg.          Beginning          Ending          Paid        Appraisal      Appraisal         Res.          Mod.
 Loan            Amort          Scheduled         Scheduled        Thru        Reduction      Reduction         Strat         Code
Number           (Y/N)           Balance            Balance        Date          Date          Amoount           (2)           (3)
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

      (1) Property Type Code                                 (2) Resolution Strategy Code
      ----------------------                                 ----------------------------

MF - Multi-Family       OF - Office        1 - Modification   6 - DPO                10 - Deed In Lieu Of
RT - Retail             MU - Mixed Use     2 - Foreclosure    7 - REO                     Foreclosure
HC - Health Care        LO - Lodging       3 - Bankruptcy     8 - Resolved           11 - Full Payoff
IN - Industrial         SS - Self Storage  4 - Extension      9 - Pending Return     12 - Reps and Warranties
WH - Warehouse          OT - Other         5 - Note Sale          to Master Servicer 13 - Other or TBD
MH - Mobile Home Park

(3) Modification Code
---------------------

 1 - Maturity Date Extension
 2 - Authorization Change
 3 - Principal Write-Off
 4 - Combination

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 11 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                   Offering Document        Principal Prepayment Amount                        Prepayment Penalties
Loan Number         Cross-Reference    ------------------------------------    ----------------------------------------------------
                                       Payoff Amount     Curtailment Amount     Prepayment Premium      Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 12 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                         HISTORICAL DETAIL

===========================================================================================================
                                                  Delinquencies
-----------------------------------------------------------------------------------------------------------
                   30-59               60-89        90 Days
Distribution       Days                Days         or More    Foreclosure        REO         Modifications
    Date         #  Balance         #  Balance     #  Balance   #  Balance     #  Balance      #  Balance
===========================================================================================================

===========================================================================================================

====================================================================================
                           Prepayments                         Rate and
                                                               Maturities
------------------------------------------------------------------------------------
Distribution       Curtailments        Payoff        Next Weighted Avg.
    Date            #  Balance        #  Balance       Coupon   Remit         WAM
====================================================================================

====================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 13 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

================================================================================================================================
                 Offering            # of     Paid        Current      Outstanding      Status of      Resolution    Servicing
Loan Number      Document          Months    Through       P & I         P & I           Mortgage      Strategy       Transfer
              Cross-Reference      Delinq.     Date       Advances      Advances         Loan (1)        Code (2)       Date
================================================================================================================================

================================================================================================================================
  Totals
================================================================================================================================

==============================================================================
                   Foreclosure   Actual      Outstanding
Loan Number           Date        Loan        Servicing    Bankruptcy     REO
                                 Balance       Advances      Date         Date
==============================================================================

==============================================================================
  Totals
==============================================================================

                      (1) Status of Mortgage Loan                                      (2) Resolution Strategy Code
                      ---------------------------                                      ----------------------------

A - Payments Not Received       2 - Two Months Delinquent            1 - Modification   6 - DPO                 10 - Deed In Lieu Of
    But Still in Grace Period   3 - Three or More Months Delinquent  2 - Foreclosure    7 - REO                      Foreclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment        3 - Bankruptcy     8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent         (Performing Matured Loan)        4 - Extension      9 - Pending Return      12 - Reps and
0 - Current                     7 - Foreclosure                      5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent        9 - REO                                                                         13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 14 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                                   Offering       Servicing    Resolution
Distribution       Loan            Document        Transfer    Strategy       Scheduled      Property                   Interest
    Date          Number        Cross-Reference      Date        Code (1)      Balance        Type (2)        State       Rate
====================================================================================================================================

===============================================================================================================================

===============================================================================================================================
                                                      Net                                                           Remaining
 Distribution        Loan            Actual        Operating         NOI                   Note      Maturity      Amortizaton
     Date           Number           Balance         Income          Date        DSCR      Date        Date           Term
===============================================================================================================================

===============================================================================================================================

                    (1) Resolution Strategy Code                                                 (2) Property Type Code
                    ----------------------------                                                 ----------------------

1 - Modification     6 - DPO                   10 - Deed In Lieu Of                  MF - Multi-Family           OF - Office
2 - Foreclosure      7 - REO                        Foreclosure                      RT - Retail                 MU - Mixed use
3 - Bankruptcy       8 - Resolved              11 - Full Payoff                      HC - Health Care            LO - Lodging
4 - Extension        9 - Pending Return        12 - Reps and Warranties              IN - Industrial             SS - Self Storage
5 - Note Sale            to Master Servicer    13 - Other or TBD                     WH - Warehouse              OT - Other
                                                                                     MH - Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 15 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                             Offering      Resolution      Site
Distribution      Loan       Document       Strategy    Inspection    Phase 1   Appraisal   Appraisal      Other REO
    Date         Number   Cross-Reference   Code (1)       Date        Date        Date       Value     Property Revenue    Comment
====================================================================================================================================

====================================================================================================================================

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                           1  -  Modification         6 - DPO                    10 - Deed In Lieu Of
                           2  -  Foreclosure          7 - REO                         Foreclosure
                           3  -  Bankruptcy           8 - Resolved               11 - Full Payoff
                           4  -  Extension            9 - Pending Return         12 - Reps and Warranties
                           5  -  Note Sale                to Master Servicer     13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 16 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                Offering
   Loan         Document           Pre-Modification
  Number     Cross-Reference           Balance           Modification Date                Modification Description
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 17 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       LIQUIDATED LOAN DETAIL

============================================================================================================================

             Final
            Recovery        Offering                                                              Gross Proceeds
 Loan     Determination     Document         Appraisal   Appraisal       Actual         Gross      as a % of
Number        Date       Cross-Reference        Date       Value         Balance       Proceeds   Actual Balance
============================================================================================================================

============================================================================================================================
  Current Total
============================================================================================================================
Cummulative Total
============================================================================================================================

==============================================================================
                                           Net
                                         Proceeds
           Aggregate         Net        as a % of                Repurchased
 Loan     Liquidation    Liquidation      Actual     Realized     by Seller
Number     Expenses*      Proceeds       Balance       Loss        (Y/N)
==============================================================================

==============================================================================
  Current Total
==============================================================================
Cummulative Total
==============================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.)

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 19

[WELLS FARGO LOGO OMITTED]                                                            ---------------------------------------------
                              J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    For Additional Information please contact
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLink Customer Service
CORPORATE TRUST SERVICES                        SERIES 2005-CIBC11                                    (301) 815-6600
9062 OLD ANNAPOLIS ROAD                                                                  Reports Available on the World Wide Web
COLUMBIA, MD 21045-1951                                                                           @ www.ctslink.com/cmbs
                                                                                      ---------------------------------------------
                                                                                                PAYMENT DATE:  4/12/2005
                                                                                                RECORD DATE:   3/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

====================================================================================================================================
                                 Beginning                                                    Amounts
                                 Balance of       Aggregate       Prior Realized         Covered by Over-      Interest (Shortage)/
Distribution     Prospectus     the Loan at     Realized Loss      Loss Applied       collateralization and    Excesses applied to
    Date            Id          Liquidation       on Loans        to Certificates      other Credit Support    other Credit Support
====================================================================================================================================

                                                   NO REALIZED LOSSES THIS PERIOD

====================================================================================================================================
 Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

======================================================================================================================
     Modification
     Adjustments/              Additional
  Distribution Date          (Recoveries)/           Current Realized        Recoveries of       (Recoveries)/Realized
 Appraisal Reduction      Expenses applied to         Loss Applied to       Realized Losses          Loss Applied to
      Adjustment            Realized Losses             Certificates         Paid as Cash         Certificate Interest
======================================================================================================================

                                                   NO REALIZED LOSSES THIS PERIOD

======================================================================================================================
 Current Total
======================================================================================================================
Cumulative Total
======================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 19

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                          [JPMORGAN CHASE LOGO OMITTED]

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR

                               ----------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

    o multifamily and commercial mortgage loans, including participations therein;

    o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

    o direct obligations of the United States or other government agencies; or

    o a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                                 March 2, 2005

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page
107 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9280.

                                       ii

SUMMARY OF PROSPECTUS ..............................    1
RISK FACTORS .......................................    9
   Your Ability to Resell Certificates May Be
      Limited Because of Their
      Characteristics ..............................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ..........    9
   Prepayments of the Mortgage Assets Will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ....................   10
   Ratings Do Not Guarantee Payment and
      do not Address Prepayment Risks ..............   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that may Affect
      Payments on Your Certificates ................   12
   Borrowers May Be Unable to Make
      Balloon Payments .............................   14
   Credit Support May Not Cover Losses .............   14
   Assignment of Leases and Rents may be
      Limited by State Law .........................   15
   Failure to Comply with Environmental
      Law may Result in Additional Losses ..........   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...................................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property ...........................   16
   Rights Against Tenants May Be Limited if
      Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ........................   17
   If Mortgaged Properties Are Not in
      Compliance With Current Zoning Laws
      Restoration Following a Casualty Loss
      May Be Limited ...............................   17
   Inspections of the Mortgaged Properties
      Will Be Limited ..............................   17
   Compliance with Americans with
      Disabilities Act May Result in

   Some Certificates May Not Be
      Appropriate for Benefit Plans ................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..............   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates .........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ......................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely

   Certain Shortfalls in Collections of

   Controlled Amortization Classes and
      Companion Classes ............................   30
   Other Factors Affecting Yield, Weighted

   Distributions of Interest on the
      Certificates .................................   35
   Distributions of Principal on the
      Certificates .................................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in

   Book-Entry Registration and Definitive
      Certificates .................................   40

                                       iii

DESCRIPTION OF THE POOLING
   AGREEMENTS ..................................   42
   General .....................................   42
   Assignment of Mortgage Loans;
      Repurchases ..............................   42
   Representations and Warranties;
      Repurchases ..............................   43
   Collection and Other Servicing

   Modifications, Waivers and Amendments
      of Mortgage Loans ........................   48
   Realization Upon Defaulted Mortgage
      Loans ....................................   48
   Hazard Insurance Policies ...................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ...............................   50
   Servicing Compensation and Payment of
      Expenses .................................   50
   Evidence as to Compliance ...................   51
   Certain Matters Regarding the Master

   Insurance or Guarantees with Respect to

CERTAIN LEGAL ASPECTS OF MORTGAGE

   Default Interest and Limitations on

   Forfeiture for Drug, RICO and Money
      Laundering Violations ....................   68
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................   68
FEDERAL INCOME TAX CONSEQUENCES
   FOR REMIC CERTIFICATES ......................   68
   General .....................................   68
   Characterization of Investments in REMIC

      Election to Treat All Interest Under the
         Constant Yield Method. ................   78
      Sale or Exchange of Regular

      Treatment of Certain Items of REMIC
         Income and Expense. ...................   82
      Limitations on Offset or Exemption of
         REMIC Income. .........................   83
      Tax-Related Restrictions on Transfer of
         Residual Certificates. ................   83
      Sale or Exchange of a Residual
         Certificate. ..........................   86
      Mark to Market Regulations. ..............   87
   Taxes That May Be Imposed on the REMIC
      Pool .....................................   87
      Prohibited Transactions. .................   87
      Contributions to the REMIC Pool After
         the Startup Day .......................   88
      Net Income from Foreclosure Property......   88
   Liquidation of the REMIC Pool ...............   88

                                       iv

   Administrative Matters ...........................    88
   Limitations on Deduction of Certain

FEDERAL INCOME TAX CONSEQUENCES
   FOR CERTIFICATES AS TO WHICH NO

      Sale or Exchange of Standard

   Reporting Requirements and Backup

   Unrelated Business Taxable Income;

INCORPORATION OF CERTAIN

                                       v

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, N.A. a national banking
                                 association, which is a wholly owned subsidiary
                                 of JPMorgan Chase & Co., a Delaware
                                 corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor or the master
                                 servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                  o residential properties consisting of five
                                    or more rental or cooperatively-owned
                                    dwelling units or shares allocable
                                    to a number of those units and the related
                                    leases; or

                                  o office buildings, shopping centers, retail
                                    stores and establishments, hotels or motels,
                                    nursing homes, hospitals or other
                                    health-care related facilities, mobile home
                                    parks, warehouse facilities, mini-warehouse
                                    facilities, self-storage facilities,
                                    industrial plants, parking lots, mixed
                                    use or various other types of
                                    income-producing properties described in
                                    this prospectus or unimproved land.

                                       1

                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus
                                 supplement, some mortgage loans may be
                                 delinquent. In no event will delinquent
                                 mortgage loans comprise 20 percent or more of
                                 the trust fund at the time the mortgage loans
                                 are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                  o may provide for no accrual of interest or
                                    for accrual of interest at a mortgage
                                    interest rate that is fixed over its
                                    term or that adjusts from time to time, or
                                    that the borrower may elect to
                                    convert from an adjustable to a fixed
                                    mortgage interest rate, or from a
                                    fixed to an adjustable mortgage interest
                                    rate;

                                  o may provide for level payments to maturity
                                    or for payments that adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of certain events, and may permit negative
                                    amortization;

                                  o may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon
                                    payment due on its stated maturity date;

                                  o may prohibit prepayments over its term or
                                    for a certain period and/or require payment
                                    of a premium or a yield maintenance penalty
                                    in connection with certain prepayments; and

                                  o may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, quarterly, semi-annually or at
                                    another interval specified in the related
                                    prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of:

                                  o private mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities; or

                                  o Certificates insured or guaranteed by any
                                    of the Federal Home Loan Mortgage
                                    Corporation, the Federal National Mortgage
                                    Association, the

                                       2

                                   Governmental National Mortgage Association
                                   or the Federal Agricultural Mortgage
                                   Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by
                                 a pledge of, one or more mortgage loans that
                                 conform to the descriptions of the mortgage
                                 loans contained in this prospectus. See
                                 "Description of the Trust Funds--MBS" in this
                                 prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also

                                       3

                                 include interest rate exchange agreements,
                                 interest rate cap or floor agreements, or
                                 currency exchange agreements, all of which are
                                 designed to reduce the 3 effects of interest
                                 rate or currency exchange rate fluctuations on
                                 the mortgage assets or on one or more classes
                                 of certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                  o are senior or subordinate to one or more
                                    other classes of certificates in entitlement
                                    to certain distributions on the
                                    certificates;

                                  o are principal-only certificates entitled to
                                    distributions of principal, with
                                    disproportionately small, nominal or no
                                    distributions of interest;

                                  o are interest-only certificates entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal;

                                  o provide for distributions of interest on,
                                    or principal of, the certificates that
                                    begin only after the occurrence of
                                    certain events, such as the retirement of
                                    one or more other classes of certificates of
                                    that series;

                                  o provide for distributions of principal of
                                    the certificates to be made, from time to
                                    time or for designated periods,
                                    at a rate that is faster, or slower than the
                                    rate at which payments or other collections
                                    of principal are received on the mortgage
                                    assets in the related trust fund;

                                       4

                                  o provide for controlled distributions of
                                    principal to be made based on a specified
                                    schedule or other methodology, subject to
                                    available funds; or

                                  o provide for distributions based on
                                    collections of prepayment premiums, yield
                                    maintenance penalties or equity
                                    participations on the mortgage assets in the
                                    related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or
                                 fixed pass-through interest rate, or, in the
                                 case of a variable or adjustable pass-through
                                 interest rate, the method for determining that
                                 rate, as applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--The Assets of the Trust Fund
                                 may not be Sufficient to Pay Your
                                 Certificates" and "Description of the
                                 Certificates" in this prospectus.

Distributions of Interest on the
 Certificates.................   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies

                                       5

                                 described in this prospectus and in the
                                 related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets
                                 will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of the
 Certificates.................   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                  o be made at a rate that is faster, and, in
                                    some cases, substantially faster, than the
                                    rate at which payments or other collections
                                    of principal are received on the mortgage
                                    assets in the related trust fund;

                                  o or may be made at a rate that is slower,
                                    and, in some cases, substantially slower,
                                    than the rate at which payments or other
                                    collections of principal are received on the
                                    mortgage assets in the related trust fund;

                                  o not commence until the occurrence of
                                    certain events, such as the retirement of
                                    one or more other classes of certificates of
                                    the same series;

                                  o be made, subject to certain limitations,
                                    based on a specified principal payment
                                    schedule resulting in a controlled
                                    amortization class of certificates; or

                                  o be contingent on the specified principal
                                    payment schedule for a controlled
                                    amortization class of the same series and
                                    the rate at which payments and other
                                    collections of principal on the mortgage
                                    assets in the related trust fund are
                                    received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the
                                 Certificates--Distributions of Principal on
                                 the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit

                                       6

                                 support and/or any other specified person may
                                 be obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any
                                 of the advances of principal and interest made
                                 with respect to a particular mortgage loan
                                 will be reimbursable from subsequent
                                 recoveries from the related mortgage loan and
                                 otherwise to the extent described in this
                                 prospectus and in the related prospectus
                                 supplement. If provided in the prospectus
                                 supplement for a series of certificates, any
                                 entity making these advances may be entitled
                                 to receive interest on those advances while
                                 they are outstanding, payable from amounts in
                                 the related trust fund. If a trust fund
                                 includes mortgage participations, pass-through
                                 certificates or other mortgage-backed
                                 securities, any comparable advancing
                                 obligation will be described in the related
                                 prospectus supplement. See "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the Certificates--
                                 Termination" in this prospectus.

Registration of Book-Entry
 Certificates.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                       7

                                 Registration and Definitive Certificates" in
                                 this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code, you should carefully review with your
                                 legal advisors whether the purchase or holding
                                 of offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible either under ERISA or the
                                 Internal Revenue Code. See "Certain ERISA
                                 Considerations" in this prospectus and in the
                                 related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       8

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

    o  The perceived liquidity of the certificates;

    o  The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

    o  The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates;
       and

    o  The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

    o  The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       9

    o  The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

    o  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

    o  A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

                                       10

as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

    o  principal prepayments on the related mortgage loans will be made;

    o  the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

    o  the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the

                                       11

behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS
ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

    o  Changes in general or local economic conditions and/or specific industry segments;

    o  Declines in real estate values;

    o  Declines in rental or occupancy rates;

    o  Increases in interest rates, real estate tax rates and other operating expenses;

    o  Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

    o  Acts of God; and

    o  Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

    o  Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

    o  Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

                                       12

    o  The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

    o  Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o  Construction of competing hotels or resorts;

    o  Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o  Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o  Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that

                                       13

mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments)
at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

    o  The value of the related mortgaged property;

    o  The level of available mortgage interest rates at the time of sale or refinancing;

    o  The borrower's equity in the related mortgaged property;

    o  The financial condition and operating history of the borrower and the related mortgaged property;

    o  Tax laws and rent control laws, with respect to certain residential properties;

    o  Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

    o  Prevailing general economic conditions; and

    o  The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                       14

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.
Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in
this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at
"off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a

                                       15

secured lender (such as the trust) may be liable as an "owner" or "operator"
for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal
Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

    o  operating the properties;

    o  providing building services;

    o  establishing and implementing the rental structure;

    o  managing operating expenses;

    o  responding to changes in the local market; and

    o  advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

                                       16

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements)
but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
Insurance proceeds may not be sufficient to pay off such mortgage loan in full.
In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                                       17

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

    o  fire;

    o  lightning;

    o  explosion;

    o  smoke;

    o  windstorm and hail; and

    o  riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the
REMIC taxable income may be treated as "excess inclusion" income to you, which:

    o  generally, will not be subject to offset by losses from other activities;

    o  if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

                                       18

    o  if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

    o  grant a debtor a reasonable time to cure a payment default on a mortgage loan;

    o  reduce monthly payments due under a mortgage loan;

    o  change the rate of interest due on a mortgage loan; or

    o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry

                                       19

certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC.
Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

    o  the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

    o  your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o  your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
       Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o  you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

                                       20

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

   1. various types of multifamily or commercial mortgage loans,

   2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

   3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

    o  Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o  Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of

                                       21

certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that
Mortgaged Property during that period other than:

    o  non-cash items such as depreciation and amortization,

    o  capital expenditures, and

    o  debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense"

                                       22

provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

    o  the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
       Property to

    o  the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

   (a)        the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

   (b)        the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

    o  the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

    o  the cost replacement method which calculates the cost of replacing the property at that date,

    o  the income capitalization method which projects value based upon the property's projected net cash flow, or

    o  upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

    o  will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

                                       23

    o  may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

    o  may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

    o  may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

    o  may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

    o  the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

    o  the type or types of property that provide security for repayment of the mortgage loans,

    o  the earliest and latest origination date and maturity date of the mortgage loans,

    o  the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

    o  the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
       Loan-to-Value Ratio of the mortgage loans,

    o  the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

    o  with respect to mortgage loans with adjustable mortgage interest rates
       ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM
       Loan,

    o  information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

                                       24

    o  the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
       Service Coverage Ratios, and the weighted average of the Debt Service
       Coverage Ratios, and

    o  the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

    o  private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities
       or

    o  certificates insured or guaranteed by the Federal Home Loan Mortgage
       Corporation ("FHLMC"), the Federal National Mortgage Association
       ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the
       Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee")
or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

    o  the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

    o  the original and remaining term to stated maturity of the MBS, if applicable,

                                       25

    o  the pass-through or bond rate of the MBS or the formula for determining the rates,

    o  the payment characteristics of the MBS,

    o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

    o  a description of the credit support, if any,

    o  the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

    o  the terms on which mortgage loans may be substituted for those originally underlying the MBS,

    o  the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus
       Supplements" above, and

    o  the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow
Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       26

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the

                                       27

related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling
Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate

                                       28

at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

    o  the availability of mortgage credit,

    o  the relative economic vitality of the area in which the Mortgaged
       Properties are located,

    o  the quality of management of the Mortgaged Properties,

    o  the servicing of the mortgage loans,

    o  possible changes in tax laws and other opportunities for investment,

    o  the existence of Lock-out Periods,

    o  requirements that principal prepayments be accompanied by Prepayment
       Premiums, and

    o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will

                                       29

elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant
Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption
("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb
"excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or

                                       30

fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower

                                       31

rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

                                       32

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

   1.  amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

   2.  Excess Funds, or

   3.  any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity
Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a
Delaware corporation. The Depositor maintains its principal office at 270 Park
Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The
Depositor does not have, nor is it expected in the future to have, any significant assets.

                                       33

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

    o  provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

    o  are senior (collectively, "Senior Certificates") or subordinate
       (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

    o  are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

    o  are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

    o  provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

    o  provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

    o  provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

    o  provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry
Certificates") through the facilities of The Depository Trust Company ("DTC").
The offered certificates of each series (if issued as Definitive Certificates)
may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk
Factors--Your Ability to Resell Certificates may be Limited Because of Their
Characteristics" and "--Book-Entry System for Certain Classes May Decrease
Liquidity and Delay Payment" in this prospectus.

                                       34

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date.
Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution
Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the
Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether
Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest"
for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

                                       35

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

   1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

   2. equal to the principal balances of one or more other classes of certificates of the same series, or

   3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of)
a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or

                                       36

more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a

                                       37

master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    o  the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o  the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o  the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o  the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

    o  if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

    o  if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

    o  information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

                                       38

    o  if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

    o  if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

    o  the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of
       Accrual Certificates, if any, in the event that Accrued Certificate
       Interest has been added to that balance;

    o  if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

    o  the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

    o  if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

    o  to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that
MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                                       39

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment"
in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and
"--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

    o  the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

    o  the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange,
Inc., the American Stock Exchange, Inc. and the National Association of
Securities Dealers, Inc. Access to the DTC system also is

                                       40

available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

     The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

    o  the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

                                       41

    o  the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry
       Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.
All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase
Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York
10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged
Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

                                       42

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the
Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage
Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a
Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset
Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the
Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

    o  the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

    o  the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
       Mortgage;

    o  the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

                                       43

    o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

   1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

   2. applicable law, and

   3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting

                                       44

property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO
Property"); and maintaining servicing records relating to those mortgage loans.
Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the
Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution

                                       45

that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling
Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
      (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
      Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5. any advances made as described under "Description of the
      Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6. any amounts paid under any Cash Flow Agreement, as described under
      "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset
      Seller or any other specified person as described under "--Assignment of
      Mortgage Loans; Repurchases" and "--Representations and Warranties;
      Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted
      Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the
      Certificates--Termination" in this prospectus (all of the foregoing, also
      "Liquidation Proceeds");

   8. any amounts paid by the master servicer to cover Prepayment Interest
      Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

   9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or

                                       46

      assumption fees, late payment charges, Prepayment Premiums or Equity
      Participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

   11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1. to make distributions to the certificateholders on each distribution date;

   2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

   3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of
      Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

   4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation
      Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

   5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of
      Subordinate Certificates of the related series;

   6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

                                       47

   7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

   8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master
      Servicer and the Depositor" in this prospectus;

   9. if described in the related prospectus supplement, to pay the fees of trustee;

   10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
      Regarding the Trustee" in this prospectus;

   11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
      Consequences--Federal Income Tax Consequences for REMIC Certificates" and
      "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling
      Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make

                                       48

mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged
Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal
Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be

                                       49

underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.
Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

                                       50

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the
Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

                                       51

   1. to cure any ambiguity,

   2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

   3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

   4. to comply with any requirements imposed by the Code, or

   5. for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment
(other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

   1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

   2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause
      (1), without the consent of the holders of all certificates of that class, or

   3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

                                       52

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%
(or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       53

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

    o  the nature and amount of coverage under the credit support,

    o  any conditions to payment under the credit support not otherwise described in this prospectus,

    o  any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

    o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

    o  a brief description of its principal business activities;

    o  its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o  if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

    o  its total assets, and its stockholders' equity or policyholders'
       surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
       Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

                                       54

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C
Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

                                       55

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is

                                       56

a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the
Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       57

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the

                                       58

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy
Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1)
the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is
"reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the
United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

                                       59

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on

                                       60

the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the
Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash

                                       61

collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments

                                       62

in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.
Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of

                                       63

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

    o  may pose an imminent or substantial endangerment to the public health or welfare or the environment,

    o  may result in a release or threatened release of any hazardous material, or

    o  may give rise to any environmental claim or demand,

    o  may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

                                       64

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a

                                       65

mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

   1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial

                                       67

resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue
Service (the "IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of
Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder"
in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC

                                       68

election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC
Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

   1. the making of an election,

   2. compliance with the Pooling Agreement and any other governing documents
      and

   3. compliance with any changes in the law, including any amendments to the
      Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the
REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.
See "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in
Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.
REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the
REMIC Certificates will qualify for the corresponding status in their entirety.
Mortgage Loans held by the REMIC Pool that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular
Certificates will be "qualified mortgages" for another REMIC for purposes of
Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill

                                       69

an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC
Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.
An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling
Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions
on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i)
whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

   1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

   2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

    o  a mortgage in default or as to which default is reasonably foreseeable,

    o  a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

    o  a mortgage that was fraudulently procured by the mortgagor, and

    o  a mortgage that was not in fact principally secured by real property
       (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of

                                       70

interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC
Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may

                                       71

be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as
they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations
(the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular
Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the
Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate

                                       72

always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID
Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the
Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an
"interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated
redemption price at maturity of the Regular Certificate. The Conference
Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption
with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All
Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

   1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular

                                       73

      Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

   2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

   1. the yield to maturity of the Regular Certificate at the issue date,

   2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

   3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the
Regular Certificateholder's right to interest payment accrues under the governing

                                       74

contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to
Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

   1. the issue price does not exceed the original principal balance by more than a specified amount, and

   2. the interest compounds or is payable at least annually at current values of

      (a)        one or more "qualified floating rates,"

      (b)        a single fixed rate and one or more qualified floating rates,

      (c)        a single "objective rate," or

      (d)        a single fixed rate and a single objective rate that is a
                 "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the
OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that a class of this type may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore,

                                       75

application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.
Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID

                                       76

Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate
(exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular
Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference
Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.
You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular
Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular
Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See
"--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the
Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the

                                       77

alternatives to the constant yield method described above under "--Market
Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

   1. if a Regular Certificate is held as part of a "conversion transaction"
      as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

   2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

                                       78

   3. to the extent that the gain does not exceed the excess, if any, of (a)
      the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

                                       79

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

   1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

   2. all bad loans will be deductible as business bad debts, and

   3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of
Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

                                       80

Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the
REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related
REMIC Pool. However, that taxable income will not include cash received by the
REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.
That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the
REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the
Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future
Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and
Expense--Market Discount" below

                                       81

regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under
"--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC
Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the
REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the
REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market
Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method;
however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

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 Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC
Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual
Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition,
REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See
"--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a

                                       83

transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1)
the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

   1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing
      (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section
      1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the
      Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

   2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
      Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

   3. an "electing large partnership" means any partnership having more than
      100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual
Certificate, is not a Disqualified Organization and is not purchasing the
Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no

                                       84

rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each
Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related
Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under
"--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations"
above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above.
The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

   (i)        the present value of any consideration given to the transferee to acquire the interest;

   (ii)       the present value of the expected future distributions on the interest; and

   (iii)      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount

                                       85

rate equal to the short-term Federal rate set forth in Section 1274(d) of the
Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person"
means a citizen or resident of the United States, a corporation or partnership
(except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual
Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion

                                       86

transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust)
that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under
Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

   1. the disposition of a qualified mortgage other than for:

      (a)        substitution within two years of the Startup Day for a
                 defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
                 obligation at any time) or for any qualified mortgage within three months of the Startup Day,

      (b)        foreclosure, default or imminent default of a qualified
                 mortgage,

      (c)        bankruptcy or insolvency of the REMIC Pool, or

      (d)        a qualified (complete) liquidation,

   2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

   3. the receipt of compensation for services or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate

                                       87

that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

   1. during the three months following the Startup Day,

   2. made to a qualified reserve fund by a Residual Certificateholder,

   3. in the nature of a guarantee,

   4. made to facilitate a qualified liquidation or clean-up call, and

   5. as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments

                                       88

to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and
(2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80%
of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual
Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the
Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating,

                                       89

among other things, that the beneficial owner of the Regular Certificate is a
Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S.
Person" means any person who is not a U.S. Person.

     The Treasury has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above.
These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.
Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another
REMIC Pool will be, considered obligations issued in registered form.
Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See
"--Taxation of Residual Certificates--Limitations on Offset or Exemption of
REMIC Income" above. If the amounts paid to Residual Certificateholders who are
Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30%
(or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a current rate of 28%
(which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of

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the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard
Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that
Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a
result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described under
"--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

     Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

   1.  Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by

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      an interest in real property which is . . . residential real property"
      within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard
      Certificate is of the type described in that section of the Code.

   2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
      Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   3. Standard Certificate owned by a REMIC will be considered to represent an
      "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the

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mortgage loans, unless the constant yield method is elected. Unless indicated
otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

     Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped
Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the
Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard
Certificate was held as a capital asset. However, gain on the sale of a
Standard Certificate will be treated as ordinary income (1) if a Standard
Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount

                                       94

of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or
(2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

     General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

   1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

   2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
      Certificates--Recharacterization of Servicing Fees" above), and

   3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates-- Recharacterization of Servicing Fees" above.
Although not free from doubt, for purposes of reporting to Stripped
Certificateholders, the servicing fees will be allocated to the Stripped
Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under
"--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of

                                       95

the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each
Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section
1286, Code Sections 1272 through 1275, and the OID Regulations. While under
Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped
Certificates--Possible Alternative Characterizations" below, the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable
Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.
In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.
Further, these final regulations provide that the purchaser of a Stripped
Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

     Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally

                                       96

as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.
Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

                                       97

     Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

   1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped
      Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

   2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

   3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for
REMIC Certificates--Backup Withholding" above.

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     On June 20, 2002, the Treasury published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are

                                       99

referred to as "Plans"), and on persons who are fiduciaries with respect to
Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the
Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c)
is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section
4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below)
applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant."
For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust

                                      100

Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the
Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE
95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of
ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of

                                      101

Plans, may give rise to "unrelated business taxable income" as described in
Code Sections 511-515 and 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the
Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by

                                      102

state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of
Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and
Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the
Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities

                                      103

before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

   1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   3. through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts,

                                      104

concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the
Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by
telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

     Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Room may be obtained by calling
The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and

                                      105

Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's
Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      106

                             INDEX OF DEFINED TERMS

1998 Policy Statement .......................   103
401(c) Regulations ..........................   101
Accrual Certificates ........................    35
Accrued Certificate Interest ................    35
ADA .........................................    67
Amendments ..................................   101
ARM Loans ...................................    24
Available Distribution Amount ...............    35
Bankruptcy Code .............................    59
Book-Entry Certificates .....................    34
Cash Flow Agreement .........................    26
CERCLA ......................................    63
Certificate Owner ...........................    41
Code ........................................    39
Cooperatives ................................    21
CPR .........................................    30
Debt Service Coverage Ratio .................    22
defective obligation ........................    70
Definitive Certificates .....................    34
Depositor ...................................    21
Determination Date ..........................    27
Direct Participants .........................    40
Disqualified Organization ...................    84
Distribution Date Statement .................    38
DOL .........................................   100
DTC .........................................    34
Due Dates ...................................    23
Due Period ..................................    27
EDGAR .......................................   106
electing large partnership ..................    84
Equity Participation ........................    24
Event of Default ............................    51
Excess Funds ................................    33
excess servicing ............................    94
Exemptions ..................................   101
FAMC ........................................    25
FHLMC .......................................    25
FNMA ........................................    25
Garn Act ....................................    65
GNMA ........................................    25
Indirect Participants .......................    41
Insurance and Condemnation Proceeds .........    46
IRS .........................................    68
L/C Bank ....................................    55
Liquidation Proceeds ........................    46
Loan-to-Value Ratio .........................    23
Lock-out Date ...............................    24
Lock-out Period .............................    24
MBS .........................................    21
MBS Agreement ...............................    25
MBS Issuer ..................................    25
MBS Servicer ................................    25
MBS Trustee .................................    25
Mortgage Asset Seller .......................    21
Mortgage Notes ..............................    21
Mortgaged Properties ........................    21
Mortgages ...................................    21
NCUA ........................................   103
Net Leases ..................................    22
Net Operating Income ........................    22
Nonrecoverable Advance ......................    37
Non-SMMEA Certificates ......................   102
Non-U.S. Person .............................    90
OCC .........................................   103
OID Regulations .............................    72
OTS .........................................   103
Participants ................................    40
Parties in Interest .........................   100
Pass-Through Entity .........................    84
Permitted Investments .......................    45
Plans .......................................   100
Pooling Agreement ...........................    42
prepayment ..................................    30
Prepayment Assumption .......................    73
Prepayment Interest Shortfall ...............    27
Prepayment Premium ..........................    24
PTCE ........................................   101
Random Lot Certificates .....................    72
Record Date .................................    35
Reform Act ..................................    71
Registration Statement ......................   105
Regular Certificateholder ...................    72
Regular Certificates ........................    69
Related Proceeds ............................    37
Relief Act ..................................    67
                                                 8,
REMIC .......................................    69
REMIC Certificates ..........................    69
REMIC Pool ..................................    69
REMIC Regulations ...........................    68
REO Property ................................    45
Residual Certificateholders .................    80
Residual Certificates .......................    35
secured-creditor exemption ..................    64
Securities Act ..............................   105
Senior Certificates .........................    34
Servicing Standard ..........................    44
Similar Law .................................   100
SMMEA .......................................   102

                                      107

SPA ................................   30
Standard Certificateholder .........   92
Standard Certificates ..............   92
Startup Day ........................   70
Stripped Certificateholder .........   96
Stripped Certificates. .............   95
Subordinate Certificates ...........   34
Sub-Servicing Agreement ............   45
Title V ............................   66
Treasury ...........................   68
U.S. Person ........................   86
Value ..............................   23
Warranting Party ...................   43

                                      108

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2005-CIBC11.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2 and Annex B to the prospectus supplement.
Defined terms used in the Spreadsheet File but not otherwise defined in the
Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2 and Annex B to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

                               ------------------

                              PROSPECTUS SUPPLEMENT

                                   PROSPECTUS

     DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE
CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL JUNE 28,
2005.

                                 $1,458,190,000
                                  (APPROXIMATE)

                 [JPMORGAN CHASE LOGO OMITTED]J.P. MORGAN CHASE
                               COMMERCIAL MORTGAGE
                                SECURITIES CORP.

                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                               SERIES 2005-CIBC11

                      Class A-1            $   74,490,000
                      Class A-2            $  171,978,000
                      Class A-3            $  146,634,000
                      Class A-4            $  727,260,000
                      Class A-SB           $  108,204,000
                      Class A-J            $   67,063,000
                      Class A-JFL          $   50,000,000
                      Class X-2            $1,755,407,000
                      Class B              $   45,025,000
                      Class C              $   18,009,000
                      Class D              $   27,015,000
                      Class E              $   22,512,000

                      -------------------------------------
                              PROSPECTUS SUPPLEMENT

                      -------------------------------------

                                    JPMORGAN
                               CIBC WORLD MARKETS
                           CREDIT SUISSE FIRST BOSTON
                               WACHOVIA SECURITIES

                                 MARCH 23, 2005
================================================================================